As filed with the Securities and Exchange Commission on April 27, 2012

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

1940 Act File No. 811-08272

AMENDMENT NO. 20

(Check appropriate box or boxes.)

Transamerica Partners Portfolios

(Exact Name of Registrant as Specified in Charter)

570 Carillon Parkway, St. Petersburg, FL 33716

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (727) 299-1800

Dennis P. Gallagher, Esq., 570 Carillon Parkway, St. Petersburg, Florida 33716

(Name and Address of Agent for Service)

Explanatory Note

Transamerica Partners Portfolios has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940. Beneficial interests in the Portfolios are not being registered under the Securities Act of 1933, since such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act may make investments in the Portfolios. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolios.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.

Transamerica Partners Balanced Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	BlackRock Financial Management, Inc.

Portfolio Managers:

Matthew Marra, Portfolio Manager since 2010

Eric Pellicciaro, Portfolio Manager since 2010

Rick Rieder, Portfolio Manager since 2010

Bob Miller, Portfolio Manager since 2011

Sub-Adviser:

J.P. Morgan Investment Management Inc.

Portfolio Managers:

Scott Blasdell, CFA, Portfolio Manager since 2010

Terance Chen, CFA, Portfolio Manager since 2010

Raffaele Zingone, CFA, Portfolio Manager since 2010

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high total investment return through investments in a broadly diversified portfolio of stocks, bonds and money market instruments.

Principal Investment Strategies: The portfolio has two sub-advisers. J.P. Morgan Investment Management Inc. (the “equity sub-adviser”) manages the equity component of the portfolio and BlackRock Financial Management, Inc. (the “fixed-income sub-adviser”) manages the fixed-income component of the portfolio.

The portfolio varies the percentage of assets invested in any one type of security in accordance with its sub-advisers’ interpretation of economic and market conditions, fiscal and monetary policy, and underlying securities values. Generally, the portfolio invests approximately 60% of its assets in equity securities and 40% of its assets in fixed-income and money market securities (investing at least 25% of its assets in fixed-income senior securities, including debt securities and preferred stocks). The portfolio’s investment adviser, Transamerica Asset Management, Inc., monitors the allocation of the portfolio’s assets between the equity sub-adviser and the fixed-income sub-adviser and rebalances the allocation periodically to maintain these approximate allocations.

Equity component - The equity sub-adviser seeks to achieve the portfolio’s objective by investing, under normal circumstances, at least 80% of the equity component’s net assets in equity securities of large- and medium-capitalization U.S. companies. The portfolio may invest in foreign companies. The equity sub-adviser will normally keep the equity component as fully invested in equity securities as practicable. Industry by industry, the portfolio’s weightings are generally similar to those of the Standard & Poor’s 500® Index (“S&P 500 Index”). The equity sub-adviser normally does not look to overweight or underweight industries. Holdings by industry sector will normally approximate those of the S&P 500 Index.

Fixed income component - The fixed income component of the portfolio is normally invested primarily in investment grade debt securities and U.S. government obligations, mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities and mortgage-backed securities without government guarantees. Its dollar-weighted average effective maturity generally is between five and fifteen years (and does not exceed thirty years). The portfolio may also invest in U.S. Treasury and agency securities, municipal bonds, corporate bonds, asset-backed securities (including collateralized loan obligations, collateralized bond obligations and collateralized debt obligations), high quality, short-term obligations and repurchase agreements, and in securities of foreign issuers. The portfolio may invest in securities that are denominated in U.S. dollars and in foreign currencies. Up to 20% of the fixed income component may be invested in any or all of non-dollar securities, high yield debt securities (commonly known as “junk bonds”) and emerging market securities.

The portfolio may, but is not required to, engage in certain investment strategies involving derivatives, such as options, futures, forward currency contracts and swaps, including, but not limited to, interest rate, total return and credit default swaps. These investment strategies may be employed to attempt to alter the portfolio’s investment characteristics (including to attempt to mitigate risk of loss in some fashion, or “hedge”), but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Active trading, cash management and defensive investing, credit, currency, derivatives, emerging markets, equity securities, expenses, extension, foreign securities, growth stocks, high-yield debt securities, inflation-protected securities, interest rate, liquidity, loans, manager, market, medium capitalization companies, mortgage-related and asset-backed securities, portfolio selection, preferred stock, prepayment or call, repurchase agreements, U.S. government agency obligations, valuation and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Core Bond Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	BlackRock Financial Management, Inc.

Portfolio Managers:

Matthew Marra, Portfolio Manager since 2007

Bob Miller, Portfolio Manager since 2011

Eric Pellicciaro, Portfolio Manager since 2010

Rick Rieder, Portfolio Manager since 2010

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to achieve maximum total return.

Principal Investment Strategies: The portfolio normally invests primarily in investment grade debt securities and U.S. government obligations, mortgage-backed securities guaranteed by U.S. government agencies and instrumentalities and mortgage-backed securities without government guarantees. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in bonds and other investments with similar economic characteristics.

The portfolio may also invest in U.S. Treasury and agency securities, municipal bonds, corporate bonds, asset-backed securities (including collateralized loan obligations (“CLO”s), collateralized bond obligations (“CBO”s) and collateralized debt obligations (“CDO”s)), high quality, short-term obligations and repurchase agreements, and in securities of foreign issuers. The portfolio may invest in securities that are denominated in U.S. dollars and in foreign currencies. The portfolio may invest up to 20% of its net assets in any or all of non-dollar securities, high-yield debt securities (commonly referred to as “junk bonds”) and emerging market securities.

Investment grade debt securities carry a rating of at least BBB from Standard & Poor’s or Fitch or Baa from Moody’s or are of comparable quality as determined by the portfolio’s sub-adviser. Under normal circumstances, the portfolio invests at least 65% of its net assets in investment grade securities.

The portfolio’s dollar-weighted average effective maturity generally is between five and fifteen years (and does not exceed thirty years), under normal circumstances. While longer-term securities tend to have higher yields than short-term securities, they are subject to greater price fluctuations as a result of interest rate changes and other factors.

The portfolio managers use both “top down” and “bottom up” analysis to determine sector, security and duration positions for the portfolio. These three factors are jointly determined and are interdependent. The overall position in the corporate sector, for example, is established in conjunction with assessments of relative value for specific corporate securities. Extensive bottom up analysis using a variety of valuation tools is conducted for sector allocation and security selection. Duration policy is primarily a result of sector allocations and expected long-term interest rate trends (rather than short-term interest rate forecasting). Yield curve positioning is also a key aspect of duration management. Security sales decisions are driven by the same criteria as purchase decisions.

The portfolio may, but is not required to, engage in certain investment strategies involving derivatives such as options, futures, forward currency contracts and swaps, including, but not limited to, interest rate, total return and credit default swaps. These investment strategies may be employed to attempt to alter the portfolio’s investment characteristics (including to attempt to mitigate risk of loss in some fashion, or “hedge”), but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Active trading, cash management and defensive investing, credit, currency, derivatives, emerging markets, expenses, extension, foreign securities, high-yield debt securities, inflation-protected securities, interest rate, liquidity, loans, manager, market, mortgage-related and asset-backed securities, portfolio selection, prepayment or call, short sales, U.S. government agency obligations and valuation.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners High Quality Bond Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Merganser Capital Management, Inc.

Portfolio Managers:

Peter S. Kaplan, CFA, Portfolio Manager since 1990

Douglas A. Kelly, CFA, Portfolio Manager since 1990

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high risk-adjusted return while focusing on the preservation of capital.

Principal Investment Strategies: The portfolio normally invests primarily in high quality debt securities with short and intermediate maturities, such as corporate bonds and notes, mortgage-backed and asset-backed securities, U.S. Treasury and government agency obligations, securities of foreign issuers (such as Yankee bonds) and repurchase agreements. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in high quality bonds and other investments with similar economic characteristics.

The dollar-weighted average effective maturity of the portfolio generally does not exceed three years under normal circumstances. Individual securities held by the portfolio may have longer maturities. Short-term debt securities generally fluctuate less in price, and have lower yields, than longer-term securities of comparable quality. The portfolio’s duration generally is between one and three years. Duration is a way of measuring the portfolio’s overall sensitivity to interest rate fluctuations. The net asset value of a portfolio with a shorter duration will generally fluctuate less in response to interest rate changes than that of a portfolio with a longer duration.

The portfolio considers securities rated BBB or better by Standard & Poor’s or Fitch or Baa2 or better by Moody’s (and securities that the portfolio’s sub-adviser believes are of comparable quality) to be high quality. Investments in higher quality instruments may result in a lower yield than would be available from investments in lower quality instruments.

The portfolio managers of the portfolio use a “bottom-up” analysis, focusing on the relative value of individual securities. They also analyze the yield curve under multiple market conditions in making maturity and duration decisions for portfolio securities. The managers of the portfolio then attempt to select securities that will enable the portfolio to maintain a stable share price and at the same time to achieve a high level of income. The managers use the same bottom-up approach when deciding which securities to sell. Securities are sold when the portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the portfolio’s goal.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, credit, currency, derivatives, expenses, extension, foreign securities, inflation-protected securities, interest rate, liquidity, loans, manager, market, mortgage-related and asset-backed securities, portfolio selection, prepayment or call, U.S. government agency obligations and valuation.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners High Yield Bond Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Eaton Vance Management

Portfolio Managers:

Linda Carter, CFA, Portfolio Manager since 2000

Michael W. Weilheimer, CFA, Portfolio Manager since 2000

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high level of current income.

Principal Investment Strategies: The portfolio normally invests primarily in high-yielding, income producing debt securities, such as debentures and notes, loan participations, and in convertible and non-convertible preferred stocks. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in high-yield bonds and other investments with similar economic characteristics.

High-yield securities usually are debt securities that are below-investment grade, commonly referred to as “junk bonds.” Below-investment grade debt securities offer yields that fluctuate over time, but that generally are superior to the yields offered by higher-rated securities. However, these securities also involve significantly greater risks, including price volatility and risk of default in the payment of interest and principal, than higher-rated securities. The portfolio considers securities rated BB or lower by Standard & Poor’s and Fitch and Ba or lower by Moody’s (and unrated securities of comparable quality as determined by the portfolio’s sub-adviser) to be high-yield securities. The portfolio may hold securities that are unrated or rated in the lowest rating categories (D by Standard & Poor’s or C by Moody’s). Bonds rated D by Standard & Poor’s are in payment default or a bankruptcy petition has been filed and debt service payments are jeopardized. Bonds rated C by Moody’s are regarded as having extremely poor prospects of ever attaining any real investment standing.

The portfolio may invest a portion of its assets in foreign securities, which are predominantly U.S. dollar denominated. With respect to non-dollar denominated securities, the portfolio may hedge currency fluctuations by entering into options on futures contracts, forward foreign currency contracts and options on foreign currencies.

The portfolio’s investments are actively managed and securities may be bought and sold on a daily basis. The sub-adviser’s staff monitors the credit quality of securities held by the portfolio and other securities available to the portfolio. Although the sub-adviser considers security ratings when making investment decisions, it performs its own credit and investment analysis utilizing various methodologies including “bottom up/top down” analysis and consideration of macroeconomic and technical factors, and does not rely primarily on the ratings assigned by the rating services. The portfolio managers attempt to improve yield and preserve and enhance principal value through timely trading. The portfolio managers also consider the relative value of securities in the marketplace in making investment decisions.

The portfolio may also invest in (i) securities that are in default or in bankruptcy, (ii) securities that pay no interest, deferred interest or interest in the form of additional debt securities, and (iii) interests in senior floating rate loans of domestic or foreign borrowers and in secured and unsecured subordinated loans, second lien loans, and subordinated bridge loans.

The portfolio may use derivatives such as swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, convertible securities, credit, currency, derivatives, distressed or defaulted securities, expenses, extension, foreign securities, high-yield debt securities, interest rate, liquidity, loans, manager, market, portfolio selection, preferred stock, prepayment or call, valuation and zero coupon, deferred interest, pay-in-kind and capital appreciation bonds.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Inflation-Protected Securities Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	BlackRock Financial Management, Inc.

Portfolio Managers:

Martin Hegarty, Portfolio Manager since 2010

Brian Weinstein, Portfolio Manager since 2007

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks maximum real return consistent with the preservation of capital.

Principal Investment Strategies: The portfolio normally invests primarily in inflation-protected securities issued by the U.S. government, its agencies and instrumentalities. The portfolio also invests in inflation-protected securities of U.S. issuers, foreign governments, and other foreign issuers. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in inflation-protected securities and other investments with similar economic characteristics.

The portfolio may also invest in securities that pay nominal rates of interest (i.e., that are not inflation-protected), including U.S. Treasury and agency securities, corporate bonds, asset-backed securities, mortgage-backed securities, floating rate securities, high quality, short-term obligations, and repurchase agreements. The portfolio may invest in securities that are denominated in U.S. dollars and in foreign currencies.

The portfolio invests primarily in investment-grade securities, but may also invest in lower quality securities. The portfolio may not invest more than 10% of its net assets in below investment-grade securities (commonly referred to as “junk bonds”). Investment grade debt securities carry a rating of at least BBB from Standard & Poor’s or Fitch or Baa from Moody’s or are of comparable quality as determined by the portfolio’s sub-adviser.

The portfolio seeks to maintain an average portfolio duration that is within ±20% of the duration of the Barclays Capital U.S. Treasury Inflation Protected Securities Index, an index of inflation-protected securities. As of March 31, 2012, the duration of the index was 7.94 years. The portfolio may invest in securities of any maturity.

The portfolio managers of the portfolio use both “top down” and “bottom up” analysis to determine security and duration positions for the portfolio. These factors are jointly determined and are interdependent. Security sales decisions are driven by the same criteria as purchase decisions.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Active trading, cash management and defensive investing, credit, currency, derivatives, expenses, extension, foreign securities, high-yield debt securities, inflation-protected securities, interest rate, liquidity, loans, manager, market, mortgage-related and asset-backed securities, portfolio selection, prepayment or call and valuation.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners International Equity Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Thornburg Investment Management, Inc.

Portfolio Managers:

William V. Fries, CFA, Co-Portfolio Manager since 2009

Wendy Trevisani, Co-Portfolio Manager since 2009

Lei Wang, CFA, Co-Portfolio Manager since 2009

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high level of long-term capital appreciation through investments in a diversified portfolio of securities of foreign issuers.

Principal Investment Strategies: Under normal circumstances, the portfolio invests at least 75% of its net assets in foreign securities or depositary receipts of foreign securities. The portfolio considers foreign securities to be securities of issuers that, in the opinion of the portfolio’s sub-adviser, have their principal activities outside the United States or whose securities are traded primarily outside the United States. The portfolio invests in equity securities of issuers in at least three countries other than the United States. The portfolio may invest in securities of issuers in developing countries. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities and other investments with similar economic characteristics. The portfolio may also invest in any type or quality of debt securities, including lower-rated securities, and may enter into forward currency exchange contracts for hedging purposes.

The portfolio may invest in companies of any size, but typically invests primarily in the large and middle range of public company market capitalizations. The portfolio may also invest in partnership interests. The portfolio’s sub-adviser invests on an opportunistic basis, where the sub-adviser believes there is intrinsic value. The portfolio typically includes basic value stocks and stocks that, in the sub-adviser’s opinion, provide value in a broader or different context, including the stocks of companies with consistent earnings characteristics and those of emerging franchises, when these issues are value priced. Securities are sold when the portfolio needs cash to meet redemptions, or when the sub-adviser believes that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the portfolio’s goal.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, credit, currency, currency hedging, derivatives, emerging markets, equity securities, expenses, extension, foreign securities, growth stocks, high-yield debt securities, interest rate, manager, market, portfolio selection, prepayment or call, small and medium capitalization companies and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Large Core Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Aronson Johnson Ortiz, LP

Portfolio Managers:

Theodore R. Aronson, Portfolio Manager since 2004

Stefani Cranston, Portfolio Manager since 2004

Gina Marie N. Moore, Portfolio Manager since 2004

Martha E. Ortiz, Portfolio Manager since 2004

R. Brian Wenzinger, Portfolio Manager since 2004

Christopher J. W. Whitehead, Portfolio Manager since 2009

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide capital appreciation and current income.

Principal Investment Strategies:

The portfolio normally invests primarily in securities selected in large part for their potential to generate long-term capital appreciation. The portfolio may also select securities based on their potential to generate current income. The portfolio emphasizes common stocks and securities of growing, financially stable and undervalued companies. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in securities of large cap companies and other investments with similar economic characteristics. The portfolio considers large cap companies to be companies with market capitalizations that, at the time of initial purchase, exceed the market capitalization of the smallest company included in the Russell 1000® Index. As of March 31, 2012, the market capitalization of the smallest company in the Russell 1000® Index was $124 million. This portfolio attempts to achieve more capital appreciation than an income portfolio and less price volatility than a growth portfolio. The portfolio emphasizes common stocks and preferred stocks listed on the New York Stock Exchange and on other U.S. securities exchanges and, to a lesser extent, stocks that are traded over-the-counter.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, credit, currency, derivatives, equity securities, expenses, extension, growth stocks, interest rate, manager, market, portfolio selection, preferred stock, prepayment or call, small and medium capitalization companies and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Large Growth Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:
Transamerica Asset Management, Inc.	Jennison Associates LLC

Portfolio Managers:

Blair A. Boyer, Portfolio Manager since 2009

Michael A. Del Balso, Portfolio Manager since 2009

Spiros “Sig” Segalas, Portfolio Manager since 2009

Sub-Adviser:

Wellington Management Company, LLP

Portfolio Manager:

Paul E. Marrkand, CFA, Portfolio Manager since 2007

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high level of capital appreciation through investments in a diversified portfolio of common stocks with a potential for above-average growth in earnings. Current income is a secondary goal.

Principal Investment Strategies: The portfolio normally invests primarily in common stocks of companies that its sub-advisers believe have the potential for above average growth in earnings and dividends. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of large cap companies and other investments with similar economic characteristics. The portfolio considers large cap companies to be companies with market capitalizations that, at the time of initial purchase, exceed the market capitalization of the smallest company included in the Russell 1000® Index. As of March 31, 2012, the market capitalization of the smallest company in the Russell 1000 Index® was $124 million. The portfolio emphasizes common and preferred stocks listed on the New York Stock Exchange and other U.S. securities exchanges and, to a lesser extent, equity securities that are listed on foreign securities exchanges and those traded over-the-counter. The portfolio uses multiple sub-advisers to try to control the volatility often associated with growth portfolios, but there can be no assurance that this strategy will succeed.

The portfolio may use derivatives such as options, futures and swaps. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, credit, derivatives, equity securities, expenses, extension, foreign securities, growth stocks, interest rate, manager, market, portfolio selection, preferred stock, prepayment or call and small and medium capitalization companies.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Large Value Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Aronson Johnson Ortiz, LP

Portfolio Managers:

Theodore R. Aronson, Portfolio Manager since 2009

Stefani Cranston, Portfolio Manager since 2009

Gina Marie N. Moore, Portfolio Manager since 2009

Martha E. Ortiz, Portfolio Manager since 2009

R. Brian Wenzinger, Portfolio Manager since 2009

Christopher J. W. Whitehead, Portfolio Manager since 2009

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide long-term capital appreciation through investments in a diversified portfolio of common stocks of large-capitalization companies. Current income is a secondary goal.

Principal Investment Strategies: The portfolio normally invests primarily in issuers listed on U.S. exchanges that the portfolio’s sub-adviser believes are seasoned, liquid and low priced, with effective management and positive momentum. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in securities of large-cap companies and other investments with similar economic characteristics. The portfolio considers large cap companies to be companies with market capitalizations that, at the time of initial purchase, exceed the market capitalization of the smallest company included in the Russell 1000® Index. As of March 31, 2012, the market capitalization of the smallest company in the Russell 1000® Index was $124 million.

The portfolio may use derivatives such as options, futures and swaps. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, derivatives, equity securities, expenses, manager, market, portfolio selection, small and medium capitalization companies and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Mid Growth Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Columbus Circle Investors

Portfolio Managers:

Clifford Fox, Portfolio Manager since 2004

Michael Iacono, Co-Portfolio Manager since 2004

Katerina Wasserman, Co-Portfolio Manager since 2009

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Principal Investment Strategies: The portfolio normally invests primarily in stocks of medium sized companies which the portfolio’s sub-adviser believes have the potential to deliver earnings growth in excess of the market average, or to become market leaders. When identifying companies that may become market leaders, one of the factors the portfolio’s sub-adviser considers is whether a company sells proprietary products or services and/or operates in an industry with high barriers to entry such as the telecommunications industry. The portfolio does not intend, however, to concentrate its investments in any particular industry. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in securities of medium sized (or mid-cap) companies and other investments with similar economic characteristics. This portfolio considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap® Growth Index. As of March 31, 2012, the market capitalizations of companies in the Russell Midcap® Growth Index ranged from approximately $833 million to $22.8 billion. Over time, the capitalizations of the companies in the Russell Midcap® Growth Index will change. As they do, the size of the companies in which the portfolio invests may change.

The portfolio’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The portfolio emphasizes common stocks. The portfolio may also invest in foreign securities.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Active trading, cash management and defensive investing, currency, derivatives, equity securities, expenses, foreign securities, growth stocks, manager, market, medium capitalization companies, portfolio selection and preferred stock.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Mid Value Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Cramer, Rosenthal, McGlynn, LLC

Portfolio Managers:

Jay B. Abramson, Portfolio Manager since 2001

Robert L. Rewey, III, CFA, Portfolio Manager since 2008

Sub-Adviser:

J.P. Morgan Investment Management Inc.

Portfolio Managers:

Gloria Fu, CFA, Portfolio Manager since 2009

Lawrence Playford, CFA, Portfolio Manager since 2009

Jonathan K. L. Simon, Portfolio Manager since 2009

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Principal Investment Strategies: The portfolio invests primarily in stocks of medium sized companies which the portfolio’s sub-advisers believe have below market valuations and present an opportunity for earnings improvement. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in securities of medium sized (or mid-cap) companies and other investments with similar economic characteristics. The portfolio considers mid-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell Midcap® Value Index. As of March 31, 2012, the market capitalizations of companies in the Russell Midcap® Value Index ranged from approximately $124 million to $22.7 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the portfolio invests may change.

The portfolio’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other national securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The portfolio emphasizes common stocks. The portfolio may also invest in master limited partnerships, although their use will not be a principal investment strategy. The portfolio may also invest in foreign securities and real estate investment trusts (REITs).

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, currency, derivatives, equity securities, expenses, foreign securities, manager, market, master limited partnership, medium capitalization companies, portfolio selection, preferred stock, REITs and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Money Market Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	GE Asset Management Incorporated

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide liquidity and as high a level of income as is consistent with the preservation of capital.

Principal Investment Strategies: The portfolio invests primarily in high quality, short-term money market instruments. These instruments include short-term U.S. government obligations, corporate bonds and notes, bank obligations (such as certificates of deposit and bankers’ acceptances), commercial paper, asset-backed securities, and repurchase agreements. The portfolio may invest more than 25% of its total assets in obligations of U.S. banks. The portfolio does not maintain a stable net asset value of $1.00 per share.

Money market instruments in which the portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

As a money market portfolio, the portfolio must follow strict rules as to the credit quality, diversification, liquidity, and maturity of its investments. Each security, at the time of purchase by the portfolio, has been determined by the sub-adviser to present minimal credit risk. Where required by these rules, the portfolio’s sub-adviser or Board will decide whether the security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

Principal Risks: An investment in the fund is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Company or any other government agency. Many factors affect the fund’s performance. The value of your investment in the fund, as well as the amount of return you receive on your investment, may fluctuate from day to day and over time. There is no assurance that the fund will meet its investment objectives. The fund could underperform other short-term debt instruments or money market funds, or you could lose money, as a result of risks (in alphabetical order) such as: asset-backed securities, bank obligations, credit, expenses, interest rate, liquidity, manager, market, net asset value, portfolio selection, redemption and yield.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Small Core Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Fort Washington Investment Advisors, Inc.

Portfolio Managers:

Richard R. Jandrain III, Portfolio Manager since 2008

Daniel J. Kapusta, Portfolio Manager since 2008

Bihag N. Patel, CFA, Portfolio Manager since 2008

David K. Robinson, CFA, Portfolio Manager since 2008

Sub-Adviser:

Invesco Advisers, Inc.

Portfolio Managers:

Michael Abata, CFA, Co-Lead Portfolio Manager since 2011

Anthony Munchak, CFA, Portfolio Manager since 2001

Glen Murphy, CFA, Co-Lead Portfolio Manager since 2001

Francis Orlando, CFA, Portfolio Manager since 2001

Andrew Waisburd, Co-Lead Portfolio Manager since 2011

Sub-Adviser:

Wellington Management Company, LLP

Portfolio Managers:

Timothy J. McCormack, CFA, Portfolio Manager since 2002

Shaun F. Pedersen, involved in portfolio management and securities analysis since 2004

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high level of capital appreciation through investments in a diversified portfolio of common stocks of small to medium size companies.

Principal Investment Strategies: The portfolio normally invests primarily in stocks of companies with small market capitalizations which, in the opinion of the portfolio’s sub-advisers, present an opportunity for significant increases in earnings, revenue and/or value, without consideration for current income. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in equity securities of companies with small market capitalizations (or small-cap companies) and other investments with similar economic characteristics. The portfolio considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000® Index. As of March 31, 2012, the market capitalizations of companies in the Russell 2000® Index ranged from $130 million to $2.97 billion. Over time, the capitalizations of the companies in the Index will change. As they do, the size of the companies in which the portfolio invests may change.

The portfolio uses multiple sub-advisers pursuing different investment styles in an attempt to control the volatility often associated with investments in companies of this size. There can be no assurance that this strategy will succeed. The portfolio is actively managed, and the sub-advisers may trade securities frequently, resulting, from time to time, in an annual portfolio turnover rate in excess of 100%. Active trading may increase the portfolio’s expenses.

The portfolio may also invest in medium capitalization companies. The portfolio may use derivatives such as options, futures and swaps. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, derivatives, equity securities, expenses, growth stocks, manager, market, small and medium capitalization companies and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Small Growth Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Perimeter Capital Partners LLC

Portfolio Managers:

James N. Behre, Portfolio Manager since 2006

Mark D. Garfinkel, CFA, Portfolio Manager since 2006

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Principal Investment Strategies: The portfolio invests primarily in stocks of companies with small market capitalizations which the portfolio’s sub-adviser believes have above average growth potential. Factors the portfolio’s sub-adviser may consider in determining a company’s growth potential include the introduction of new products, technologies, distribution channels, or other opportunities, or otherwise strong industry or market positioning. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in securities of companies with small market capitalizations (or small-cap companies) and other investments with similar economic characteristics. The portfolio considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in the Russell 2000® Index. As of March 31, 2012, the market capitalizations of companies in the Russell 2000® Index ranged from $130 million to $2.97 billion. Over time, the capitalizations of the companies in the Russell 2000® Index will change. As they do, the size of the companies in which the portfolio invests may change.

The portfolio’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other U.S. securities exchanges and, to a lesser extent, stocks that are traded over-the-counter. The portfolio emphasizes common stocks. The portfolio may also invest in foreign securities, including emerging market securities.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Active trading, cash management and defensive investing, currency, derivatives, emerging markets, equity securities, expenses, foreign securities, growth stocks, manager, market, portfolio selection, preferred stock and small capitalization companies.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Transamerica Partners Small Value Portfolio

Item 5.

Management:

Investment Adviser:	Sub-Adviser:

Transamerica Asset Management, Inc.	Wellington Management Company, LLP

Portfolio Managers:

Timothy J. McCormack, CFA, Portfolio Manager since 2010

Shaun F. Pedersen, involved in portfolio management and securities analysis since 2010

Item 6. Purchase and Sale of Beneficial Interests in the Portfolio.

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. Investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 7. Tax Information.

Generally, investors in a portfolio will not recognize income or loss for federal income tax purposes when they invest in the portfolio or when they receive distributions or make withdrawals from the portfolio unless cash distributions or withdrawals exceed an investor’s adjusted basis in its interest in the portfolio.

Item 8. Financial Intermediary Compensation.

Payments to Broker-Dealers and Other Financial Intermediaries

If an investor purchases interests in a portfolio through a broker-dealer or other financial intermediary (such as a bank or insurance company), the portfolio and/or its affiliates may pay the intermediary for the sale of beneficial interests in the portfolio and related services. These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and the investor’s salesperson to recommend the portfolio over another investment. Investors should ask their salesperson or visit their financial intermediary’s website for more information.

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks, and Disclosure of Portfolio Holdings.

Investment Objective: Seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stock.

Principal Investment Strategies: The portfolio normally invests primarily in high-quality companies trading at conservative valuations. Under normal circumstances, the portfolio invests at least 80% of its net assets (plus the amount of borrowings, if any, for investment purposes) in the securities of companies with small market capitalizations (or small-cap companies) and other investments with similar economic characteristics. The portfolio considers small-cap companies to be companies with market capitalizations that, at the time of initial purchase, are within the range of capitalization of the companies that are included in either the Russell 2000® Index or the S&P SmallCap 600® Index. As of March 31, 2012, the market capitalizations of companies in the Russell 2000® Index ranged from $130 million to $2.97 billion, and the market capitalizations of companies in the S&P SmallCap 600® Index ranged from $200 million to $3.19 billion. Over time, the capitalizations of the companies in the indexes will change. As they do, the size of the companies the portfolio holds and in which the portfolio invests may change.

The portfolio’s equity securities may include common stocks and preferred stocks listed on the New York Stock Exchange and on other securities exchanges and stocks that are traded over-the-counter. The portfolio emphasizes common stocks. The portfolio may also invest in foreign securities.

The portfolio may use derivatives such as options, futures, swaps and forward currency contracts. The portfolio generally uses derivatives to attempt to alter the portfolio’s investment characteristics, but they also may be used to generate income.

The portfolio may invest its assets in cash, cash equivalent securities or short-term debt securities, repurchase agreements and money market instruments. Under adverse or unstable market, economic or political conditions, the portfolio may take temporary defensive positions in cash and short-term debt securities without limit. During periods of defensive investing, it will be more difficult for the portfolio to achieve its objective.

Principal Risks: Risk is inherent in all investing. Many factors affect the portfolio’s performance. There is no assurance the portfolio will meet its investment objective. The value of your investment in the portfolio, as well as the amount of return you receive on your investment, may fluctuate significantly. You may lose part or all of your investment in the portfolio or your investment may not perform as well as other similar investments. The following is a summary of principal risks (in alphabetical order) of investing in the portfolio. You may lose money if you invest in this portfolio.

Cash management and defensive investing, currency, derivatives, equity securities, expenses, foreign securities, manager, market, portfolio selection, preferred stock, small capitalization companies and value investing.

Additional information regarding the risks mentioned above is further described in the section entitled “More on Risks of Investing In The Portfolios.”

Disclosure of Portfolio Holdings: The portfolios’ policies and procedures with respect to the disclosure of its portfolio holdings are described in Part B to this Registration Statement.

MORE ON THE THE PORTFOLIOS’ STRATEGIES AND INVESTMENTS

The following provides additional information regarding the portfolios' strategies and investments described at the front of the prospectus. Except as otherwise expressly stated for a particular portfolio in this prospectus or in the statement of additional information or as required by law, there is no limit on the amount of a portfolio’s assets that may be invested in a particular type of security or investment.

Balanced Portfolio

In selecting common stocks, the portfolio emphasizes established companies. Most of the portfolio’s long-term debt investments are investment grade (rated BBB or better by Standard & Poor’s or Fitch or Baa or better by Moody’s) or considered by the portfolio’s sub-advisers to be of comparable quality. Credit ratings and determinations of credit quality are only the opinions of the companies issuing them and are not guarantees as to quality.

The portfolio uses short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool.

All Bond Portfolios

Fixed income securities may bear fixed, fixed and contingent, or variable rates of interest and may involve equity features, such as conversion or exchange rights or warrants for the acquisition of stock of the same or a different issuer or participations based on revenues, sales or profits. Changes in interest rates will generally cause bigger changes in prices of longer-term securities than in prices of shorter-term securities.

Each of the Bond Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The portfolios generally use derivatives for hedging purposes, but they also may be used to generate income. Derivatives may have economic characteristics similar to the securities held by a portfolio. In that case, derivative investments will be considered related investments for purposes of the portfolio’s policy to invest at least 80% of its net assets in the securities and related investments described above. Derivatives may increase the portfolio’s volatility and may involve a small investment of cash relative to the magnitude of the risk being taken.

Each portfolio (except High Yield Bond Portfolio) invests primarily in investment grade securities. However, credit ratings and determinations of credit quality are only the opinions of the companies issuing them and are not guarantees as to quality.

Each of the Bond Portfolios will use short-term debt and money market instruments, including short-term U.S. government and corporate obligations, commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool. Each portfolio also may lend its securities to generate income.

Compliance with any policy or limitation for a portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the portfolio’s assets or for any other reason. If the credit quality of an investment deteriorates after purchase, the portfolio managers will decide whether the security should be held or sold.

Each portfolio’s policy of investing, under normal circumstances, at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval. However, each portfolio will provide its shareholders with prior notice of any changes in that policy in accordance with applicable law.

Money Market Portfolio

As a money market portfolio, the portfolio must follow strict rules as to the credit quality, liquidity, diversification and maturity of its investments. The portfolio invests in securities that, at the time of purchase, have remaining maturities of 397 days or less. The portfolio maintains a weighted average maturity of not more than 60 days. Each security, at the time of purchase by the portfolio, has been determined by the sub-adviser to present minimal credit risk. To be considered high quality under the regulations, a security (or its issuer or guarantor) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody’s or Standard & Poor’s, or, if unrated, in the sub-adviser’s opinion, be of comparable quality.

Investors should note that within the two highest short-term rating categories there may be sub-categories or gradations indicating relative quality. Where required by these rules, the portfolio’s sub-adviser or Board will decide whether the security should be held or sold in the event of credit downgrades or certain other events occurring after purchase.

Money market instruments in which the portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed interest rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

The portfolio is constructed from an approved list of money market issues that have passed and maintain rigorous credit quality standards established by the portfolio managers. Securities are sold when the portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the portfolio’s goal. In general, the portfolio managers attempt to temper income volatility in the portfolio by investing significant portions of the portfolio in securities with maturities of thirty to fifty days.

To the extent that the portfolio has any uninvested cash, the portfolio would also be subject to risk with respect to the depository institution holding the cash.

All Stock Portfolios

The portfolio managers of the Large Value, Mid Value and Small Value Portfolios use a “bottom up” value-oriented approach in selecting investments for the portfolios. When portfolio managers use a “bottom up” approach, they look primarily at individual companies against the context of broader market factors. A value-oriented approach attempts to identify companies that appear to be trading below their true worth. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when the portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the portfolio’s goals.

Portfolio managers of the Large Core, Large Growth, Mid Growth, Small Growth and Small Core Portfolios use a “bottom up” approach in selecting securities, relying primarily on stock selection against the context of broader market factors. These managers look for companies that they believe are in dynamic high growth sectors of the world economy, and that are thought to have dominant or strong competitive positions within their sectors. They also look for companies that are expected to have strong earnings growth potential. The managers use the same bottom up approach when deciding which securities to sell. Securities are sold when a portfolio needs cash to meet redemptions, or when the managers believe that better opportunities exist or that particular securities no longer fit within the overall strategy for achieving the portfolio’s goal. Other managers utilize a quantitative approach with respect to security investment decisions.

Each of the Stock Portfolios may use derivatives such as options, futures, swaps and forward currency contracts. The portfolios generally use derivatives for hedging purposes, but they also may be used to generate income. Derivatives may have economic characteristics similar to the securities held by a portfolio. In that case, derivative investments will be considered related investments for the purposes of the portfolio’s policy to invest at least 80% of its net assets in the securities and related investments described above. Derivatives may increase the portfolio’s volatility and may involve a small investment of cash relative to the magnitude of the risk being taken.

Each of the Stock Portfolios may also invest in bonds and short-term obligations as well as securities convertible into common stocks, preferred stocks, debt securities and short-term obligations. These portfolios use short-term obligations and money market securities, including commercial paper, bank obligations and repurchase agreements, in varying amounts for liquidity and cash management, and as a risk management tool. Each portfolio also may lend its securities to generate income.

Compliance with any policy or limitation for a portfolio that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value of the portfolio’s assets or for any other reason.

Although the policy of each portfolio, under normal circumstances, of investing at least 80% of its net assets in the securities and related investments identified above may be changed without shareholder approval, each portfolio will provide its shareholders with prior notice of any change in that policy in accordance with applicable law.

MORE ON RISKS OF INVESTING IN THE PORTFOLIOS

The value of your investment in a portfolio changes with the values of that portfolio’s investments. Many factors can affect those values. The following provides additional information regarding the risks of investing in the portfolios as described at the front of the prospectus, as well as certain other risks. There is no guarantee that a portfolio will be able to achieve its investment objective. It is possible to lose money by investing in a portfolio.

Active Trading: Certain portfolios are actively managed and may purchase and sell securities without regard to the length of time held. Active trading may have a negative impact on performance by increasing transaction costs and may generate greater amounts of net short-term capital gains, which, for shareholders holding shares in taxable accounts, would be subject to tax at ordinary income tax rates upon distribution.

Asset-Backed Securities: Asset-backed securities represent participation in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest. The value of asset-backed securities may be affected by changes in credit quality or value of the assets that support the securities.

Bank Obligations: To the extent a portfolio invests in U.S. bank obligations, the portfolio will be more susceptible to adverse events affecting U.S. banks. Banks are sensitive to changes in money market and general economic conditions. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability.

Cash Management and Defensive Investing: Money market instruments or short-term debt securities held by the portfolio for cash management or defensive investing purposes can fluctuate in value. Like other fixed income securities, they are subject to risk, including market, interest rate and credit risk. If the portfolio holds cash uninvested, the portfolio will be subject to the credit risk of the depository institution holding the cash, it will not earn income on the cash and the portfolio’s yield will go down. To the extent that the portfolio’s assets are used for cash management or defensive investing purposes, it will be more difficult for the portfolio to achieve its objective.

Conflicts of Interest: Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”) and its affiliates are engaged in a variety of businesses and have interests other than that of managing the portfolios. The broad range of activities and interests of TAM and its affiliates gives rise to actual, potential and perceived conflicts of interest that could affect the portfolios and their investors.

TAM may have a financial incentive to propose certain changes to the portfolios. TAM may, from time to time, recommend a change in sub-adviser or a portfolio combination. TAM will benefit to the extent that an affiliated sub-adviser replaces an unaffiliated sub-adviser or additional assets are combined into a portfolio having a higher advisory fee and/or that is sub-advised by an affiliate of TAM. TAM will also benefit to the extent that it recommends replacing a sub-adviser with a new sub-adviser with a lower sub-advisory fee.

Convertible Securities: Convertible securities share investment characteristics of both fixed income and equity securities. However, the value of these securities tends to vary more with fluctuations in the value of the underlying common stock than with fluctuations in interest rates. The value of convertible securities also tends to exhibit greater volatility than the underlying common stock. Convertible securities may include corporate notes or preferred stock, but ordinarily are a long-term debt obligation of the issuer convertible at a stated exchange rate into common stock of the issuer. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. The portfolio could lose money if the issuer of a convertible security is unable to meet its financial obligations or goes bankrupt.

Credit: If an obligor (such as the issuer itself or a party offering credit enhancement) for a security held by the portfolio fails to pay, otherwise defaults, is perceived to be less creditworthy, becomes insolvent or files for bankruptcy, a security’s credit rating is downgraded or the credit quality or value of any underlying assets declines, the value of your investment in the portfolio could decline. The portfolio may incur expenses to protect the portfolio’s interest in securities experiencing these events. If the portfolio enters into financial contracts (such as certain derivatives, repurchase agreements, reverse repurchase agreements, and when-issued, delayed delivery and forward commitment transactions), the portfolio will be subject to the credit risk presented by the counterparty. Credit risk is broadly gauged by the credit ratings of the securities in which the portfolio invests. However, ratings are only the opinions of the companies issuing them and are not guarantees as to quality. Securities rated in the lowest category of investment grade (Baa/BBB or Baa-/BBB-) may possess certain speculative characteristics. A portfolio is subject to greater levels of credit risk to the extent it invests in below investment grade debt securities (that is, securities rated below Baa/BBB or unrated securities of comparable quality), or “junk bonds”. These securities have a higher risk of issuer default because, among other reasons, issuers of junk bonds often have more debt in relation to total capitalization than issuers of investment grade securities. Junk bonds are considered speculative, tend to be less liquid and are more difficult to value than higher rated securities and may involve significant risk of exposure to adverse conditions and negative sentiments. These securities may be in default or in danger of default as to principal and interest. Unrated securities of comparable quality share these risks. The portfolio may invest in securities which are subordinated to more senior securities of the issuer, or which represent interests in pools of such subordinated securities. A portfolio is more likely to suffer a credit loss on subordinated securities than on non-subordinated securities of the same issuer. If there is a default, bankruptcy or liquidation of the issuer, most subordinated securities are paid only if sufficient assets remain after payment of the issuer’s non-subordinated securities. In addition, any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on subordinated securities.

Currency: The value of a portfolio’s securities denominated in foreign currencies fluctuates as the rates of exchange between those currencies and the U.S. dollar change. Currency rates in foreign countries can be volatile and are affected by, among other factors, the general economics of a country, the actions of the U.S. and foreign governments or central banks, the imposition of currency controls, and speculation. As a result, a portfolio’s investments in foreign currency denominated securities may reduce the returns of the portfolio.

Currency Hedging: A portfolio may use currency futures, forwards or options to hedge against declines in the value of securities denominated in, or whose value is tied to, a currency other than the U.S. dollar or to reduce the impact of currency fluctuation on purchases and sales of such securities. These instruments may not always work as intended, and a portfolio may be worse off than if it had not used a hedging instrument. Shifting a portfolio’s currency exposure from one currency to another may remove a portfolio’s opportunity to profit from the original currency and involves a risk of increased losses for a portfolio if the sub-adviser’s projection of future exchange rates is inaccurate.

Derivatives: Derivatives involve special risks and costs and may result in losses to the portfolio. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by a portfolio, especially in abnormal market conditions. Using derivatives can have a leveraging effect, which may increase investment losses and may increase portfolio volatility. Even a small investment in derivatives can have a disproportionate impact on a portfolio. Using derivatives can increase losses and reduce opportunities for gains when market prices, interest rates or currencies, or the derivative instruments themselves, behave in a way not anticipated by a portfolio, especially in abnormal market conditions. The other parties to certain derivative contracts present the same types of credit risk as issuers of fixed-income securities. Derivatives also tend to involve greater liquidity risk and they may be difficult to value. A portfolio may be unable to terminate or sell its derivative positions. In fact, many over-the-counter derivative instruments will not have liquidity beyond the counterparty to the instrument. A portfolio’s use of derivatives may also increase the amount of taxes payable by shareholders. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation are not yet fully known and may not be for some time. New regulation of derivatives may make them more costly, may limit their availability, or may otherwise adversely affect their value or performance.

Using derivatives, especially for non-hedging purposes, may involve greater risks to the portfolio than investing directly in securities, particularly as these instruments may be very complex and may not behave in the manner anticipated by the portfolio. Risks associated with the use of derivatives are magnified to the extent that a large portion of the portfolio’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.

When the portfolio enters into derivative transactions, it may be required to segregate assets, or enter into offsetting positions, in accordance with applicable regulations. Such segregation will not limit the portfolio’s exposure to loss, however, and the portfolio will have investment risk with respect to both the derivative itself and the assets that have been segregated to cover the portfolio’s derivative exposure. If the segregated assets represent a large portion of the portfolio’s portfolio, this may impede portfolio management or the portfolio’s ability to meet redemption requests or other current obligations.

Some derivatives may be difficult to value, or may be subject to the risk that changes in the value of the instrument may not correlate well with the underlying asset, rate or index. In addition, derivatives may be subject to market risk, interest rate risk and credit risk. A portfolio could lose the entire amount of its investment in a derivative and, in some cases, could lose more than the principal amount invested. Also, suitable derivative instruments may not be available in all circumstances or at reasonable prices. A portfolio’s sub-adviser may not make use of derivatives for a variety of reasons. Risks associated with the use of derivatives are magnified to the extent that a large portion of a portfolio’s assets are committed to derivatives in general or are invested in just one or a few types of derivatives.

Distressed or Defaulted Securities: Investments in defaulted securities and obligations of distressed issuers, including securities that are, or may be, involved in reorganizations or other financial restructurings, either out of court or in bankruptcy, involve substantial risks and are considered speculative. A portfolio may suffer significant losses if a reorganization or restructuring is not completed as anticipated. A portfolio will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. Repayment of defaulted securities and obligations of distressed issuers is subject to significant uncertainties. Distressed or defaulted securities and any securities received in an exchange for such securities may be subject to restrictions on resale.

Dollar Rolls: Dollar rolls involve the risk that the market value of the securities that the portfolio is committed to buy may decline below the price of the securities the portfolio has sold. These transactions may involve leverage.

Emerging Markets: Investments in the securities of issuers located in or principally doing business in emerging markets bear foreign securities risks. The risks associated with investing in emerging markets are greater than investing in developed foreign markets. Emerging market countries typically have economic and political systems that are less fully developed, and that can be expected to be less stable. For example, the economies of such countries can be subject to rapid and unpredictable rates of inflation or deflation. Emerging market countries may have policies that restrict investment by foreigners or that prevent foreign investors from withdrawing their money at will. Low trading volumes may result in a lack of liquidity and in extreme price volatility. A portfolio investing in emerging markets countries may be required to establish special custody or other arrangements before investing. An investment in emerging market securities should be considered speculative.

Equity Securities: Equity securities represent an ownership interest in an issuer, rank junior in a company’s capital structure and, consequently, may entail greater risk of loss than debt securities. Equity securities include common and preferred stocks. Stock markets are volatile. The price of equity securities fluctuates based on changes in a company’s financial condition and overall market and economic conditions. Because a company’s equity securities rank junior in priority to the interests of bond holders and other creditors, a company’s equity securities will usually react more strongly than its bonds and other debt to actual or perceived changes in the company’s financial condition or prospects. If the market prices of the equity securities owned by a portfolio fall, the value of your investment in the portfolio will decline.

Extension: If interest rates rise, repayments of fixed income securities may occur more slowly than anticipated by the market. This may drive the prices of these securities down because their interest rates are lower than the current interest rate and they remain outstanding longer.

Focused Investing: To the extent a portfolio invests in one or more countries, regions, sectors or industries, or in a limited number of issuers, the portfolio will be more susceptible to negative events affecting those countries, regions, sectors, industries or issuers. Local events, such as political upheaval, financial troubles, or natural disasters may disrupt a country’s or region’s securities markets. Geographic risk is especially high in emerging markets.

Foreign Securities: Investments in foreign securities (including those denominated in U.S. dollars) are subject to economic and political developments in the countries and regions where the issuers operate or are domiciled, or where the securities are traded, such as changes in economic or monetary policies. Values may also be affected by restrictions on receiving the investment proceeds from a foreign country.

Less information may be publicly available about foreign companies than about U.S. companies. Foreign companies are generally not subject to the same accounting, auditing and financial reporting standards as are U.S. companies. Some securities issued by non-U.S. governments or their subdivisions, agencies and instrumentalities may not be backed by the full faith and credit of such governments. Even where a security is backed by the full faith and credit of a government, it may be difficult for the portfolio to pursue its rights against the government. Some non-U.S. governments have defaulted on principal and interest payments. In addition, a portfolio’s investments in foreign securities may be subject to the risk of nationalization or expropriation of assets, imposition of currency exchange controls or restrictions on the repatriation of foreign currency, confiscatory taxation, political or financial instability and adverse diplomatic developments. Dividends or interest on, or proceeds from the sale of, foreign securities may be subject to non-U.S. withholding taxes, and special U.S. tax considerations may apply.

American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”), and European Depositary Receipts (“EDRs”) are generally subject to the same risks as direct investments in foreign securities.

Growth Stocks: Returns on growth stocks may not move in tandem with returns on other categories of stocks or the market as a whole. Growth stocks may be particularly susceptible to larger price swings or to adverse developments. Growth stocks can be volatile for several reasons. Since growth companies usually reinvest a high proportion of their earnings in their own businesses, they may lack the dividends often associated with the value stocks that could cushion their decline in a falling market. Also, since investors buy growth stocks because of their expected superior earnings growth, earnings disappointments often result in sharp price declines. Certain types of growth stocks, particularly technology stocks, can be extremely volatile and subject to greater price swings than the broader market. Growth stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “value” stocks.

High-Yield Debt Securities: High-yield debt securities, commonly referred to as “junk bonds,” are securities that are rated below “investment grade” (that is, securities rated below Baa/BBB) or, if unrated, are determined to be below investment grade by the sub-adviser. High-yield debt securities have a higher risk of issuer default because, among other reasons, issuers of junk bonds often have more debt in relation to total capitalization than issuers of investment grade securities. These securities are considered speculative, tend to be less liquid and are more difficult to value than higher rated securities and may involve major risk of exposure to adverse conditions and negative sentiments. These securities may be in default or in danger of default as to principal and interest. High-yield debt securities range from those for which the prospect for repayment of principal and interest is predominantly speculative to those which are currently in default on principal or interest payments or in bankruptcy. A portfolio with high-yield debt securities may be more susceptible to credit risk and market risk than a portfolio that invests only in higher quality debt securities because these lower-rated debt securities are less secure financially and more sensitive to downturns in the economy. High-yield securities are not generally meant for short-term investing. Unrated securities of comparable quality share these risks.

Inflation-Protected Securities: Inflation-protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation-protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation. Also, the inflation index utilized by a particular inflation-protected security may not accurately reflect the true rate of inflation, in which case the market value of the security could be adversely affected.

Interest Rate (Transamerica Partners Money Market Portfolio): The interest rates on short-term obligations held in a portfolio’s portfolio will vary, rising or falling with short-term interest rates generally. A portfolio’s yield will tend to lag behind general changes in interest rates.

The ability of a portfolio’s yield to reflect current market rates will depend on how quickly the obligations in its portfolio mature and how much money is available for investment at current market rates.

Interest Rate: When interest rates rise, the value of fixed income securities generally falls. A change in interest rates will not have the same impact on all fixed-income securities. Generally, the longer the maturity or duration of a fixed-income security, the greater the impact of a rise in interest rates on the security’s value. In addition, different interest rate measures (such as short- and long-term interest rates and U.S. and foreign interest rates), or interest rates on different types of securities or securities of different issuers, may not necessarily change in the same amount or in the same direction. When interest rates go down, the income received by the portfolio, and the portfolio’s yield, may decline.

Certain fixed-income securities pay interest at variable or floating rates. Variable rate securities tend to reset at specified intervals, while floating rate securities may reset whenever there is a change in a specified index rate. In most cases, these reset provisions reduce the impact of changes in market interest rates on the value of the security. However, some securities do not track the underlying index directly, but reset based on formulas that may produce a leveraging effect; others may also provide for interest payments that vary inversely with market rates. The market prices of these securities may fluctuate significantly when interest rates change. The portfolio’s yield may decline due to a decrease in market interest rates.

Inflation protected debt securities may react differently from other types of debt securities and tend to react to changes in “real” interest rates. Real interest rates represent nominal (stated) interest rates reduced by the expected impact of inflation. In general, the price of an inflation protected debt security can fall when real interest rates rise, and can rise when real interest rates fall. Interest payments on inflation protected debt securities can be unpredictable and will vary as the principal and/or interest is adjusted for inflation.

Leveraging: The value of your investment may be more volatile to the extent the portfolio borrows or uses derivatives or other investments that have a leveraging effect on the portfolio. Other risks also will be compounded. This is because leverage generally magnifies the effect of a change in the value of an asset and creates a risk of loss of value on a larger pool of assets than the portfolio would otherwise have had. The portfolio also may have to sell assets at inopportune times to satisfy its obligations. The portfolio may enter into certain transactions, including reverse repurchase agreements and sale-buybacks, that can be viewed as constituting a form of borrowing by the portfolio.

Liquidity: Liquidity risk exists when particular investments are difficult to sell. Although most of a portfolio’s securities must be liquid at the time of investment, securities may become illiquid after purchase by a portfolio, particularly during periods of market turmoil. When a portfolio holds illiquid investments, a portfolio’s investments may be harder to value, especially in changing markets, and if a portfolio is forced to sell these investments to meet redemptions or for other cash needs, a portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, a portfolio, due to limitations on investments in illiquid securities, may be unable to achieve its desired level of exposure to a certain sector.

Loans: Loans are subject to the credit risk of nonpayment of principal or interest. Economic downturns or increases in interest rates may cause an increase in defaults, interest rate risk and liquidity risk. Loans may or may not be collateralized at the time of acquisition, and any collateral may be relatively illiquid or lose all or substantially all of its value subsequent to investment. In the event of bankruptcy of a borrower, a portfolio could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing a loan.

A portfolio may invest in certain commercial loans, including loans generally known as “syndicated bank loans,” by acquiring participations or assignments in such loans. The lack of a liquid secondary market for such securities may have an adverse impact on the value of the securities and a portfolio’s ability to dispose of particular assignments or participations when necessary to meet redemptions of shares or to meet a portfolio’s liquidity needs. When purchasing a participation, a portfolio may be subject to the credit risks of both the borrower and the lender that is selling the participation. When purchasing a loan assignment, a portfolio acquires direct rights against the borrowers, but only to the extent of those held by the assigning lender. Investment in loans through a direct assignment from the financial institution’s interests with respect to a loan may involve additional risks to a portfolio.

Manager: The sub-adviser to each portfolio actively manages the portfolio’s investments. Consequently, a portfolio is subject to the risk that the methods and analyses employed by the sub-adviser in this process may not produce the desired results. This could cause a portfolio to lose value or its results to lag relevant benchmarks or other funds with similar objectives.

Market: The market prices of the portfolio’s securities may go down, sometimes rapidly or unpredictably. If the market prices of the securities owned by the portfolio fall, the value of your investment in the portfolio will decline. The value of a security may fall due to general market conditions, such as real or perceived adverse economic or political conditions, inflation, changes in interest rates or currency rates, lack of liquidity in the markets or adverse investor sentiment. Adverse market conditions may be prolonged and may not have the same impact on all types of securities. Market prices of securities also may go down due to events or conditions that affect particular sectors or issuers. The portfolio may experience a substantial or complete loss on any individual security. The equity and debt capital markets in the U.S. and internationally have experienced unprecedented volatility. The financial crisis that began in 2008 has caused a significant decline in the value and liquidity of many securities; in particular, the values of some sovereign debt and of securities of issuers that purchase sovereign debt have fallen, credit has become more scarce worldwide and there has been significant uncertainty in the markets. This environment could make identifying investment risks and opportunities especially difficult for a sub-adviser. These market conditions may continue or get worse. In response to the crisis, the U.S. and other governments and the Federal Reserve and certain foreign central banks have taken various steps to support financial markets. The withdrawal of this support could negatively affect the value and liquidity of certain securities. In addition, legislation recently enacted in the U.S. calls for changes in many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

Changes in market conditions will not have the same impact on all types of securities. The value of a security may also fall due to specific conditions that affect a particular sector of the securities market or a particular issuer.

Master Limited Partnerships: Investments in MLPs involve risks that differ from investments in corporate issuers, including risks related to limited control and limited rights to vote on matters affecting the MLP, risks related to potential conflicts of interest between the MLP and the MLP’s general partner, cash flow risks, dilution risks and risks related to the general partner’s right to require unitholders to sell their common units at an undesirable time or price.

Medium Capitalization Companies: Investing in medium capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of medium capitalization companies generally are more volatile and are more likely to be adversely affected by changes in earnings results and investor expectations or poor economic or market conditions. Securities of medium capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Mortgage-Related and Asset-Backed Securities: The value of mortgage-related and asset-backed securities will be influenced by factors affecting the housing market and the assets underlying such securities. As a result, during periods of declining asset values, difficult or frozen credit markets, swings in interest rates, or deteriorating economic conditions, mortgage-related and asset-backed securities may decline in value, face valuation difficulties, become more volatile and/or become illiquid. Mortgage-backed securities may be issued by private issuers, by government-sponsored entities such as Fannie Mae (formally known as Federal National Mortgage Association) or Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) or by agencies of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”). Mortgage-backed securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Unlike mortgage-related securities issued or guaranteed by agencies of the U.S. government or government-sponsored entities, mortgage-related securities issued by private issuers do not have a government or government-sponsored entity guarantee (but may have other credit enhancement), and may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics.

Asset-backed securities represent participations in, or are secured by and payable from, assets such as installment sales or loan contracts, leases, credit card receivables and other categories of receivables. Certain asset-backed securities present a heightened level of risk because, in the event of default, the liquidation value of the underlying assets may be inadequate to pay any unpaid principal or interest.

The value of mortgage-backed and asset-backed securities may be affected by changes in credit quality or value of the mortgage loans or other assets that support the securities. Some of these securities may receive little or no collateral protection from the underlying assets. The risk of default is generally higher in the case of mortgage-backed investments that include so-called “sub-prime” mortgages. For mortgage-backed securities, when market conditions result in an increase in the default rates on the underlying mortgages and the foreclosure values of the underlying real estate are below the outstanding amount of the underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful.

Mortgage-backed and asset-backed securities are subject to prepayment or call and extension risks. The structure of these securities may be complex and there may be less available information than for other types of debt securities. Upon the occurrence of certain triggering events or defaults, the portfolio may become the holder of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss.

Net Asset Value (Transamerica Partners Money Market Portfolio): The portfolio does not maintain a stable net asset value of $1.00 per share and does not declare dividends on a daily basis (many money market funds do). Undeclared investment income, or a default on a portfolio security, may cause the portfolio’s net asset value to fluctuate.

Non-Diversification: A portfolio that is classified as “non-diversified” means it may invest a larger percentage of its assets in a smaller number of issuers than a diversified fund. To the extent the portfolio invests its assets in fewer issuers, it may be more susceptible to risks associated with a single economic, political or regulatory occurrence or other negative events affecting those issuers.

Portfolio Selection: The value of your investment may decrease if the sub-adviser’s judgment about the quality, relative yield, value or market trends affecting a particular security or issuer, industry, sector, region or market segment, or about the economy or interest rates is incorrect.

Preferred Stock: Preferred stock represents an interest in a company that generally entitles the holder to receive, in preference to the holders of the company’s common stock, dividends and a fixed share of the proceeds resulting from any liquidation of the company. Preferred stock’s right to dividends and liquidation proceeds is junior to the rights of a company’s debt securities. Preferred stocks may pay fixed or adjustable rates of return. The value of preferred stock may be subject to factors that affect fixed income and equity securities, including changes in interest rates and in a company’s creditworthiness. The value of preferred stock tends to vary more with fluctuations in the underlying common stock and less with fluctuations in interest rates and tends to exhibit greater volatility. Shareholders of preferred stock may suffer a loss of value if dividends are not paid. Preferred stock does not generally carry voting rights.

Prepayment or Call: Many fixed income securities give the issuer the option to repay or call the security prior to its maturity date. Issuers often exercise this right when interest rates fall. Accordingly, if a portfolio holds a fixed income security subject to prepayment or call risk, it may not benefit fully from the increase in value that other fixed income securities generally experience when interest rates fall. Upon prepayment of the security, a portfolio would also be forced to reinvest the proceeds at then current yields, which would be lower than the yield of the security that was paid off. This may adversely affect a portfolio’s net asset value. In addition, if a portfolio purchases a fixed income security at a premium (at a price that exceeds its stated par or principal value), the portfolio may lose the amount of the premium paid in the event of prepayment.

Redemption (Transamerica Partners Money Market Portfolio): The portfolio may experience periods of heavy redemptions that could cause the portfolio to liquidate its assets at inopportune times or at a loss or depressed value particularly during periods of declining or illiquid markets. Redemption risk is greater to the extent that the portfolio has investors with large shareholdings, short investment horizons, or unpredictable cash flow needs. The redemption by one or more large shareholders of their holdings in the portfolio could have an adverse impact on the remaining shareholders in the portfolio. In addition, the portfolio may suspend redemptions when permitted by applicable regulations.

Real Estate Investment Trusts (“REITs”): Investing in REITs involves unique risks. When a portfolio invests in REITs, it is subject to risks generally associated with investing in real estate. A REIT’s performance depends on the types and locations of the properties it owns, how well it manages those properties and cash flow. A decline in rental income could occur because of extended vacancies, increased competition from other properties, tenants’ failure to pay rent or poor management. A REIT’s performance also depends on the company’s ability to finance property purchases and renovations and manage its cash flows. Because REITs are typically invested in a limited number of projects or in a particular market segment, they are more susceptible to adverse developments affecting a single project or market segment than more broadly diversified investments. REITs may have lower trading volumes and may be subject to more abrupt or erratic price movements than the overall securities markets. In addition to its own expenses, the portfolio will indirectly bear its proportionate share of any management and other expenses paid by REITs in which it invests. REITs are subject to a number of highly technical tax-related rules and requirements. Loss of status as a qualified REIT or changes in the treatment of REITs under the federal tax law, could adversely affect the value of a particular REIT or the market for REITs as a whole.

Repurchase Agreements: Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. If the other party to a repurchase agreement defaults on its obligation, a portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value declines, a portfolio could lose money. If the seller becomes insolvent and subject to liquidation or reorganization under applicable bankruptcy or other laws, a portfolio’s ability to dispose of the underlying securities may be restricted.

Securities Lending: Each portfolio, except Transamerica Partners Money Market Portfolio, may lend securities to other financial institutions that provide cash or other securities as collateral. When a portfolio lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the portfolio will also receive a fee or interest on the collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a portfolio may lose money and there may be a delay in recovering the loaned securities. A portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for a portfolio.

Short Sales: A short sale may be effected by selling a security that a portfolio does not own. In order to deliver the security to the purchaser, a portfolio borrows the security, typically from a broker-dealer or an institutional investor. A portfolio later closes out the position by returning the security to the lender. If the price of the security sold short increases, a portfolio would incur a loss; conversely, if the price declines, a portfolio will realize a gain. Although the gain is limited by the price at which the security was sold short, the loss is potentially unlimited. A portfolio’s use of short sales in an attempt to improve performance or to reduce overall portfolio risk may not be successful and may result in greater losses or lower positive returns than if a portfolio held only long positions. A portfolio may be unable to close out a short position at an acceptable price, and may have to sell related long positions at disadvantageous times to produce cash to unwind a short position. Short selling involves higher transaction costs than typical long-only investing.

A short sale may also be effected “against the box” if, at all times when the short position is open, a portfolio contemporaneously owns or has the right to obtain at no additional cost securities identical to those sold short. In the event that a portfolio were to sell securities short “against the box” and the price of such securities were to then increase rather than decrease, a portfolio would forgo the potential realization of the increased value of the shares sold short.

Small and Medium Capitalization Companies: Investing in small- and medium-sized companies involves greater risk than is customarily associated with more established companies. The prices of securities of small and medium capitalization companies generally are more volatile than those of large capitalization companies and are more likely to be adversely affected than large capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small and medium capitalization companies may underperform large capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Smaller capitalization companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

Small Capitalization Companies: Investing in small capitalization companies involves greater risk than is customarily associated with more established companies. The prices of securities of small capitalization companies generally are more volatile than those of larger capitalization companies and are more likely to be adversely affected than larger capitalization companies by changes in earnings results and investor expectations or poor economic or market conditions. Securities of small capitalization companies may underperform larger capitalization companies, may be harder to sell at times and at prices the portfolio managers believe appropriate and may offer greater potential for losses. Small capitalization companies often have limited product lines, markets, or financial resources and their management may lack depth and experience. Such companies usually do not pay significant dividends that could cushion returns in a falling market.

U.S. Government Agency Obligations: Government agency obligations have different levels of credit support and, therefore, different degrees of credit risk. Securities issued by agencies and instrumentalities of the U.S. government that are supported by the full faith and credit of the United States, such as the Federal Housing Administration and Ginnie Mae, present little credit risk. Other securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the issuer’s right to borrow from the U.S. Treasury, subject to certain limitations, such as securities issued by Federal Home Loan Banks and securities issued by agencies and instrumentalities sponsored by the U.S. government that are supported only by the credit of the issuing agencies, such as Freddie Mac and Fannie Mae, are subject to a greater degree of credit risk. Although the U.S. government has provided financial support to Fannie Mae and Freddie Mac in the past, there can be no assurance that it will support these or other government sponsored entities in the future.

Valuation: Many factors may influence the price at which the portfolio could sell any particular portfolio investment. The sales price may well differ--higher or lower--from the portfolio’s last valuation, and such differences could be significant, particularly for illiquid securities, securities that trade in relatively thin markets and/or markets that experience extreme volatility. If market conditions make it difficult to value some investments, the portfolio may value these investments using more subjective methods, such as fair value methodologies. Investors who purchase or redeem portfolio shares on days when the portfolio is holding fair-valued securities may receive a greater or lesser number of shares, or greater or lower redemption proceeds, than they would have received if the portfolio had not fair-valued the security or had used a different valuation methodology.

Value Investing: The value approach carries the risk that the market will not recognize a security’s intrinsic value for a long time, or that a stock considered to be undervalued may actually be appropriately priced. A portfolio may underperform other equity portfolios that use different investing styles. A portfolio may also underperform other equity portfolios using the value style. Value stocks as a group may be out of favor and underperform the overall equity market for a long period of time, for example, while the market favors “growth” stocks.

Yield (Transamerica Partners Money Market Portfolio): The portfolio invests in short-term money market instruments. As a result, the amount of income received by the portfolio will go up or down depending on day-to-day variations in short-term interest rates. Investing in high quality, short-term instruments may result in a lower yield (the income on your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, the portfolio’s expenses could absorb all or a significant portion of the portfolio’s income. If interest rates increase, a portfolio’s yield may not increase proportionately. For example, the Investment Adviser may recoup expenses previously forgone or reimbursed. The recent adoption of more stringent regulations governing the management of money market funds could have a negative effect on a portfolio’s yield. Under these new regulations, the portfolio may be required to maintain greater liquidity based on characteristics and anticipated liquidity needs of its shareholders and may have a lower yield than money market funds with a different shareholder base.

Zero Coupon Bonds: Zero coupon bonds pay no interest during the life of the obligation but trade at prices below their stated maturity value. Although these securities lock in a rate of return to maturity, they may be subject to greater fluctuations in market value than securities that pay interest periodically.

Please note that there are other factors that could adversely affect your investment in a portfolio and that could prevent the portfolio from achieving its investment objective. More information about risks appears in the Statement of Additional Information. Before investing, you should carefully consider the risks that you will assume.

Item 10. Management, Organization, and Capital Structure.

SHAREHOLDER INFORMATION

Investment Adviser

Transamerica Partners Portfolios Board of Trustees is responsible for overseeing the management and business affairs of Transamerica Partners Portfolios. It oversees the operation of Transamerica Partners Portfolios by its officers. It also reviews the management of the portfolios’ assets by the investment adviser and sub-advisers. Information about the Trustees and executive officers of Transamerica Partners Portfolios is contained in the Statement of Additional Information (“SAI”).

Transamerica Asset Management, Inc. (“TAM” or the “Investment Adviser”), located at 570 Carillon Parkway, St. Petersburg, FL 33716, serves as investment adviser for Transamerica Partners Portfolios. TAM hires investment sub-advisers to furnish investment advice and recommendations and has entered into sub-advisory agreements with each portfolio’s sub-adviser. TAM also oversees the sub-advisers and monitors the sub-advisers’ buying and selling of portfolio securities and investment performance. TAM is paid investment advisory fees for its service as investment adviser to each portfolio. These fees are calculated on the average daily net assets of each portfolio.

TAM has been a registered investment adviser since 1996. As of December 31, 2011, TAM has approximately $49.12 billion in total assets under management.

TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (“Western Reserve”) and AUSA Holding Company (23%) (“AUSA”), both of which are indirect, wholly owned subsidiaries of AEGON NV. AUSA is wholly owned by AEGON USA, LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

The portfolios may rely on an Order from the SEC (Release IC- 23379 dated August 5, 1998) that permits Transamerica Partners Portfolios and its investment adviser, TAM, subject to certain conditions, and without the approval of shareholders to:

(1) employ a new unaffiliated sub-adviser for a portfolio pursuant to the terms of a new investment sub-advisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser;

(2) materially change the terms of any sub-advisory agreement; and

(3) continue the employment of an existing sub-adviser on sub-advisory contract terms where a contract has been assigned because of a change of control of the sub-adviser.

Pursuant to the Order, the portfolios have agreed to provide certain information about new sub-advisers and new sub-advisory agreements to their shareholders.

Advisory Fees Paid in 2011

For the fiscal year ended December 31, 2011, each portfolio paid the following advisory fee as a percentage of the portfolio’s average daily net assets:

Name of Portfolio	Percentage

Transamerica Partners Balanced Portfolio	0.33%
Transamerica Partners Core Bond Portfolio	0.35%
Transamerica Partners High Quality Bond Portfolio	0.35%
Transamerica Partners High Yield Bond Portfolio	0.55%
Transamerica Partners Inflation-Protected Securities Portfolio	0.35%
Transamerica Partners International Equity Portfolio	0.75%
Transamerica Partners Large Core Portfolio	0.60%
Transamerica Partners Large Growth Portfolio	0.62%
Transamerica Partners Large Value Portfolio	0.45%
Transamerica Partners Mid Growth Portfolio	0.72%
Transamerica Partners Mid Value Portfolio	0.67%
Transamerica Partners Money Market Portfolio	0.25%

Name of Portfolio	Percentage

Transamerica Partners Small Core Portfolio	0.80%
Transamerica Partners Small Growth Portfolio	0.83%
Transamerica Partners Small Value Portfolio	0.80%

A discussion regarding the Board of Trustees’ approval of each portfolio’s advisory arrangements is available in each portfolio’s semi-annual report for the fiscal period ended June 30, 2011.

Sub-Advisers

The name and address of the sub-advisers are listed below. Pursuant to Investment Sub-advisory Agreements between TAM and each sub-adviser on behalf of the respective portfolios, each sub-adviser shall make investment decisions, buy and sell securities for the portfolios, conduct research that leads to these purchase and sale decisions, and pay broker-dealers a commission for these trades (which can include payments for research and brokerage services).

Each sub-adviser receives compensation from TAM.

Portfolio	Name and Address of Sub-Adviser

Transamerica Partners Large Core Portfolio Transamerica Partners Large Value Portfolio	Aronson Johnson Ortiz, LP (“AJO”) 230 South Broad Street, 20th Floor Philadelphia, PA 19102
Transamerica Partners Balanced Portfolio[1] Transamerica Partners Core Bond Portfolio Transamerica Partners Inflation-Protected Securities Portfolio	BlackRock Financial Management, Inc. (“BlackRock”) 55 East 52nd Street New York, NY 10055
Transamerica Partners Mid Growth Portfolio	Columbus Circle Investors (“CCI”) One Station Place Stamford, CT 06902
Transamerica Partners Mid Value Portfolio	Cramer, Rosenthal, McGlynn, LLC (“CRM”) 520 Madison Avenue New York, NY 10022
Transamerica Partners High Yield Bond Portfolio	Eaton Vance Management (“Eaton Vance”) Two International Place Boston, MA 02110
Transamerica Partners Small Core Portfolio	Fort Washington Investment Advisors, Inc. (“FWIA”) 303 Broadway, Suite 1200 Cincinnati, OH 45202
Transamerica Partners Money Market Portfolio	GE Asset Management, Incorporated (“GEAMI”) 1600 Summer Street P.O. Box 7900 Stamford, CT 06905
Transamerica Partners Small Core Portfolio	Invesco Advisers, Inc. (“Invesco”) 1555 Peachtree St. NE Atlanta, GA 30309
Transamerica Partners Large Growth Portfolio[2]	Jennison Associates LLC (“Jennison”) 466 Lexington Avenue New York, NY 10017
Transamerica Partners Balanced Portfolio[3] Transamerica Partners Mid Value Portfolio	J.P. Morgan Investment Management Inc. (“JPMorgan”) 270 Park Avenue New York, NY 10017
Transamerica Partners High Quality Bond	Merganser Capital Management, Inc.

Portfolio	Name and Address of Sub-Adviser

Portfolio	(“Merganser”) 99 High Street Boston, MA 02110
Transamerica Partners Small Growth Portfolio	Perimeter Capital Partners LLC (“Perimeter”) Six Concourse Parkway, Suite 3300 Atlanta, GA 30328
Transamerica Partners International Equity Portfolio	Thornburg Investment Management, Inc. (“Thornburg”) 2300 North Ridgetop Road Santa Fe, NM 87506
Transamerica Partners Large Growth Portfolio[5] Transamerica Partners Small Core Portfolio Transamerica Partners Small Value Portfolio[4]	Wellington Management Company, LLP (“Wellington Management”) 280 Congress Street Boston, MA 02210

Portfolio Manager(s)

The following portfolios are managed by the portfolio manager(s) listed below. The SAI provides additional information about the portfolio manager(s)’ compensation, other accounts managed by the portfolio manager(s), and the portfolio manager(s)’ ownership in each portfolio they manage.

Transamerica Partners Balanced Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Matthew Marra/2010	Portfolio Manager	BlackRock	Managing Director; Member of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Multi-Sector & Mortgages Group

Eric Pellicciaro/2010	Portfolio Manager	BlackRock	Managing Director; Head of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Global Rates Investments Group

Rick Rieder/2010	Portfolio Manager	BlackRock

Managing Director; Chief Investment Officer of Fixed Income, Fundamental Portfolios; Head of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Global Credit Business and Credit Strategies, Multi-Sector and Mortgage Groups; Member of the Fixed Income Executive Committee and the Operating, Leadership and Capital Committees; From 2008 - 2009, President and CEO at R3 Capital Partners; From 1987 – 2008, various positions at Lehman Brothers

Bob Miller/2011	Portfolio Manager	BlackRock

Managing Director; Member of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Multi-Sector Team; Portfolio Manager of BlackRock Core Bond, Total Return and Strategic Income Opportunities Funds; From 1991 – 2011, Co-Founder and Partner, Round Table Investment Management Company; various positions at Bank of America

Scott Blasdell, CFA/2010	Portfolio Manager	JPMorgan	Managing Director; Member of the Structured Equity Team; Specialties include enhanced index strategies

Terance Chen, CFA/2010	Portfolio Manager	JPMorgan	Managing Director; Member of the U.S. Equity Group; Specialties include enhanced index strategies

Raffaele Zingone, CFA/2010	Portfolio Manager	JPMorgan	Managing Director; Head of the U.S. Structured Equity Group; Specialties include large cap structured equity portfolios

Transamerica Partners Core Bond Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Matthew Marra/2007	Portfolio Manager	BlackRock	Managing Director; Member of the BlackRock Portfolio Management Group (PMG)

Eric Pellicciaro/2010	Portfolio Manager	BlackRock	Managing Director; Head of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Global Rates Investments Group

Rick Rieder/2010	Portfolio Manager	BlackRock

Managing Director; Chief Investment Officer of Fixed Income, Fundamental Portfolios; Head of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Global Credit Business and Credit Strategies, Multi-Sector and Mortgage Groups; Member of the Fixed Income Executive Committee and the Operating, Leadership and Capital Committees; From 2008 - 2009, President and CEO at R3 Capital Partners; From 1987 – 2008, various positions at Lehman Brothers

Bob Miller/2011	Portfolio Manager	BlackRock

Managing Director; Member of the BlackRock Portfolio Management Group (PMG) Fundamental Fixed Income Multi-Sector Team; Portfolio Manager of BlackRock Core Bond, Total Return and Strategic Income Opportunities Funds; From 1991 – 2011, Co-Founder and Partner, Round Table Investment Management Company; various positions at Bank of America

Transamerica Partners High Quality Bond Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Peter S. Kaplan/1990	Portfolio Manager	Merganser	Employee of Merganser Capital Management, Inc. since 1986
Douglas A. Kelly/1990	Portfolio Manager	Merganser	Portfolio Manager of the fund since 1990; Employee of Merganser Capital Management, Inc. since 1986; President and Co-Chief Investment Officer

Transamerica Partners High Yield Bond Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Linda Carter/2000	Portfolio Manager	Eaton Vance	Employee of Eaton Vance Management since 1998; High Yield Institutional Portfolio
Michael W. Weilheimer/2000	Portfolio Manager	Eaton Vance	Employee of Eaton Vance Management since 1990; Director of High Yield Investments

Transamerica Partners Inflation-Protected Securities Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Martin Hegarty/2010	Portfolio Manager	BlackRock	Managing Director; Senior Portfolio Manager; From 2003 – 2010, Bank of America Merrill Lynch, Director, Global Rates and Currency Group

Brian Weinstein/2007	Portfolio Manager	BlackRock	Managing Director; Head of Institutional Multi-Sector Portfolio and co-head of inflation-linked strategies

Transamerica Partners International Equity Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

William V. Fries, CFA/2009	Portfolio Manager (Co)	Thornburg	Managing Director; Co-Portfolio Manager of the Thornburg International Value Fund
Wendy Trevisani/2009	Portfolio Manager (Co)	Thornburg	Managing Director; Co-Portfolio Manager of the Thornburg International Value Fund and the Thornburg International ADR Portfolio
Lei Wang, CFA/2009	Portfolio Manager (Co)	Thornburg	Managing Director; Co-Portfolio Manager of the Thornburg International Value Fund

Transamerica Partners Large Core Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Theodore R. Aronson/2004	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1984
Stefani Cranston/2004	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1991
Gina Marie N. Moore/2004	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1998
Martha E. Ortiz/2004	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1987
R. Brian Wenzinger/2004	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 2000
Christopher J. W. Whitehead/2009	Portfolio Manager	AJO	Research Analyst from 2004 – 2009; Employee of Aronson Johnson Ortiz, LP since 2000

Transamerica Partners Large Growth Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Blair A. Boyer/2009	Portfolio Manager	Jennison	Managing Director
Michael A. Del Balso/2009	Portfolio Manager	Jennison	Managing Director and Director of Research for Growth Equity
Spiros “Sig” Segalas/2009	Portfolio Manager	Jennison	Director, President and Chief Investment Officer
Paul E. Marrkand, CFA/2007	Portfolio Manager	Wellington Management	Senior Vice President and Equity Portfolio Manager

Transamerica Partners Large Value Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Theodore R. Aronson/2009	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1984
Stefani Cranston/2009	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1991
Gina Marie N. Moore/2009	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1998
Martha E. Ortiz/2009	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 1987
R. Brian Wenzinger/2009	Portfolio Manager	AJO	Employee of Aronson Johnson Ortiz, LP since 2000
Christopher J. W. Whitehead/2009	Portfolio Manager	AJO	Research Analyst from 2004 – 2009; Employee of Aronson Johnson Ortiz, LP since 2000

Transamerica Partners Mid Growth Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Clifford Fox/2004	Portfolio Manager (Lead)	CCI	Senior Managing Director
Michael Iacono/2004	Portfolio Manager (Co)	CCI	Managing Director

Katerina Wasserman/2009	Portfolio Manager (Co)	CCI	Senior Vice President

Transamerica Partners Mid Value Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Jay B. Abramson/2001	Portfolio Manager	CRM	Chief Executive Officer and Chief Investment Officer
Robert L. Rewey, III, CFA/2008	Portfolio Manager	CRM	Senior Vice President and Senior Research Analyst
Gloria Fu, CFA/2009	Portfolio Manager	JPMorgan	Executive Director; Member of the U.S. Equity Value Group
Lawrence Playford, CFA/2009	Portfolio Manager	JPMorgan	Executive Director; Member of the U.S. Equity Value Group
Jonathan K.L. Simon/2009	Portfolio Manager	JPMorgan	Managing Director; Member of the U.S. Equity Value Group

Transamerica Partners Small Core Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Richard R. Jandrain III/2008	Senior Portfolio Manager	FWIA	Managing Director; Senior Portfolio Manager, Growth Equity
Daniel J. Kapusta/2008	Senior Portfolio Manager	FWIA	Senior Portfolio Manager, Growth Equity
Bihag N. Patel, CFA/2008	Senior Portfolio Manager	FWIA	Senior Portfolio Manager, Growth Equity
David K. Robinson, CFA/2008	Senior Portfolio Manager	FWIA	Senior Portfolio Manager, Growth Equity
Michael Abata, CFA/2011	Portfolio Manager	Invesco

Employee of Invesco Advisers, Inc. since 2011; Vice President, State Street Global Markets in 2010; From 2008 – 2010, Consultant, Hermes Fund Managers; Prior to 2008, Portfolio Manager, Putnam Investment Management

Anthony Munchak, CFA/2001	Portfolio Manager	Invesco	Employee of Invesco Advisers, Inc. since 2000
Glen Murphy, CFA/2001	Portfolio Manager	Invesco	Employee of Invesco Advisers, Inc. since 1995
Francis Orlando, CFA/2001	Portfolio Manager	Invesco	Employee of Invesco Advisers, Inc. since 1987
Andrew Waisburd, CFA/2011	Portfolio Manager	Invesco	Employee of Invesco Advisers, Inc. since 2008; Senior Quantitative Analyst, Harris Investment Management in 2007
Timothy J. McCormack, CFA/2002	Portfolio Manager	Wellington Management	Senior Vice President and Equity Portfolio Manager
Shaun F. Pedersen/2004	Involved in portfolio management and securities analysis	Wellington Management	Senior Vice President and Equity Portfolio Manager

Transamerica Partners Small Growth Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

James N. Behre/2006	Portfolio Manager	Perimeter	Employee of Perimeter Capital Partners LLC since 2006; in charge of research and security analysis
Mark D. Garfinkel, CFA/2006	Portfolio Manager	Perimeter	Employee of Perimeter Capital Partners LLC since 2006; in charge of portfolio management

Transamerica Partners Small Value Portfolio

Name/Year Joined Portfolio	Role	Employer	Positions Over Past Five Years

Timothy J. McCormack, CFA/2010	Portfolio Manager	Wellington Management	Senior Vice President and Equity Portfolio Manager

Shaun F. Pedersen/2010	Involved in portfolio management and securities analysis	Wellington Management	Senior Vice President and Equity Portfolio Manager

Capital Stock. Each portfolio is a separate series of Transamerica Partners Portfolios, which is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series (each a “Series”), including the portfolios. Currently, there are fifteen active series of the Trust. Investments in a portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. No investor in the portfolios shall be subject to any personal liability whatsoever in connection with the portfolios’ property or the acts, obligations or affairs of the portfolios solely by reason of being or having been an investor in the portfolios. Investments in a portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below.

Each investor in a portfolio is entitled to a vote in proportion to the amount of its investment in that portfolio. Investors in a portfolio will vote as a separate class, except as to voting for Trustees, as otherwise required by the 1940 Act, or if determined by the Trustees to be a matter which affects all Series. As to any matter which does not affect a particular Series, only investors in the one or more affected Series are entitled to vote. The portfolios are not required and have no current intention of holding special meetings of investors, but the portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) have the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a portfolio, investors in that portfolio would be entitled to share pro rata in the net assets of the portfolio (and no other Series) available for distribution to investors.

Item 11. Investor Information.

HOW THE PRICE OF YOUR SHARES IS CALCULATED

The NAV of each portfolio (or class thereof) is calculated by taking the value of its net assets and dividing by the number of shares of the portfolio (or class) that are then outstanding.

The Board of Trustees has approved procedures to be used to value the portfolios’ securities for the purposes of determining the portfolios’ NAV. The valuation of the securities of the portfolios is determined in good faith by or under the direction of the Board. The Board has delegated certain valuation functions for the portfolios to TAM.

In general, securities and other investments (including shares of ETFs) are valued based on market prices at the close of regular trading on the NYSE. Portfolio securities (including shares of ETFs) listed or traded on domestic securities exchanges or the NASDAQ/NMS, including dollar-dominated foreign securities or ADRs, are valued at the closing price on the exchange or system where the security is principally traded. With respect to securities traded on the NASDAQ/NMS, such closing price may be the last reported sale price or the NASDAQ Official Closing Price (“NOCP”). If there have been no sales for that day on the exchange or system where the security is principally traded, then the value should be determined with reference to the last sale price, or the NOCP, if applicable, on any other exchange or system. If there have been no sales for that day on any exchange or system, a security is valued at the closing bid quotes on the exchange or system where the security is principally traded, or at the NOCP, if applicable. Foreign securities traded on U.S. exchanges are generally priced using last sale price regardless of trading activity. Securities traded over-the-counter are valued at the last bid price. The market price for debt obligations is generally the price supplied by an independent third party pricing service, which may use market prices or quotations or a variety of fair value techniques and methodologies. Short-term debt obligations that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. The prices that the portfolio uses may differ from the amounts that would be realized if the investments were sold and the differences could be significant, particularly for securities that trade in relatively thin markets and/or markets that experience extreme volatility. Foreign securities generally are valued based on quotations from the primary market in which they are traded, and are converted from the local currency into U.S. dollars using current exchange rates. Market quotations for securities prices may be obtained from automated pricing services. Shares of open-end funds (other than ETF shares) are generally valued at the net asset value per share reported by that investment company. ETF shares are valued at the most recent sale price or official closing price on the exchange on which they are traded.

When a market quotation for a security is not readily available (which may include closing prices deemed to be unreliable because of the occurrence of a subsequent event), a valuation committee appointed by the Board of Trustees may, in good faith, establish a value for the security in accordance with fair valuation procedures adopted by the Board. The types of securities for which such fair value pricing may be required include, but are not limited to: foreign securities, where a significant event occurs after the close of the foreign market on which such security principally trades that is likely to have changed the value of such security, or the closing value is otherwise deemed unreliable; securities of an issuer that has entered into a restructuring; securities whose trading has been halted or suspended; fixed-income securities that have gone into default and for which there is no current market value quotation; and securities that are restricted as to transfer or resale. The portfolios use a fair value model developed by an independent third party pricing service to price foreign equity securities on days when there is a certain percentage change in the value of a domestic equity security index, as such percentage may be determined by TAM from time to time.

Valuing securities in accordance with fair value procedures involves greater reliance on judgment than valuing securities based on readily available market quotations. The valuation committee makes fair value determinations in good faith in accordance with the portfolios’ valuation procedures. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a portfolio could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the portfolio determines its NAV per share.

The Purchase and Redemption of Beneficial Interests in the Portfolio

Beneficial interests in the portfolios are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

An investment in each portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a portfolio. There is no minimum initial or subsequent investment in a portfolio. However, since each portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a portfolio’s custodian bank by a U.S. Federal Reserve Bank).

The Trust reserves the right to cease accepting investments for any portfolio at any time or to reject any investment order.

Each investor in a portfolio may add to or reduce its investment in the portfolio on each Business Day. As of the close of regular trading on the New York Stock Exchange, on each Business Day, the value of each investor’s beneficial interest in a portfolio is determined by multiplying the net asset value of the portfolio by the percentage, effective for that day, which represents that investor’s share of the aggregate beneficial interests in the portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor’s percentage of the aggregate beneficial interests in the portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the portfolio by all investors in the portfolio. The percentage so determined is then applied to determine the value of the investor’s interest in the portfolio as of the close of regular trading on the following Business Day of the portfolio.

An investor in a portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the portfolio from the investor. The proceeds of a withdrawal will be paid by the portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. The portfolios may pay the redemption price in kind with readily marketable securities (instead of cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. Investments in a portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

FREQUENT PURCHASES AND SALES OF PORTFOLIO SHARES

Frequent purchases and redemptions of mutual fund shares may interfere with the efficient management of a portfolio’s portfolio by its portfolio manager, increase portfolio transaction costs, and have a negative effect on the portfolio and its long-term shareholders. For example, in order to handle large flows of cash into and out of a portfolio, the portfolio manager may need to allocate more assets to cash or other short-term investments or sell securities, rather than maintaining full investment in securities selected to achieve the portfolio’s investment objective. Frequent trading may cause a portfolio to sell securities at less favorable prices. Transaction costs, such as brokerage commissions and market spreads, can detract from a portfolio’s performance. In addition, the return received by long-term shareholders may be reduced when trades by other shareholders are made in an effort to take advantage of certain pricing discrepancies, when, for example, it is believed that a portfolio’s share price, which is determined at the close of the NYSE on each trading day, does not accurately reflect the value of the portfolio’s securities. Portfolios investing in foreign securities have been particularly susceptible to this form of arbitrage, but other portfolios could also be affected.

Because of the potential harm to the portfolio and its long-term shareholders, the Board of Trustees has approved policies and procedures that are intended to discourage and prevent excessive trading and market timing abuses through the use of various surveillance techniques. Under these policies and procedures, a portfolio may limit additional exchanges or purchases of portfolio shares by shareholders who are believed by the manager to be engaged in these abusive trading activities. The intent of the policies and procedures is not to inhibit legitimate strategies, such as asset allocation, dollar cost averaging, or similar activities that may nonetheless result in frequent trading of portfolio shares. For this reason, the Board has not adopted any specific restrictions on purchases and sales of portfolio shares, but each portfolio reserves the right to reject any exchange or purchase of portfolio shares with or without prior notice to the account holder. In cases where surveillance of a particular account establishes what the Adviser believes to be market timing, the Adviser will seek to block future purchases and exchanges of portfolio shares by that account. Where surveillance of a particular account indicates activity that the Adviser believes could be either abusive or for legitimate purposes, the portfolio may permit the account holder to justify the activity.

The portfolios’ policies and procedures provide for ongoing assessment of the effectiveness of current policies and surveillance tools, and the Board reserves the right to modify these or adopt additional policies and restrictions in the future. Shareholders should be aware, however, that any surveillance techniques currently employed by the portfolios or other techniques that may be adopted in the future, may not be effective, particularly where the trading takes place through certain types of omnibus accounts. A portfolio’s ability to monitor trading in these accounts may be severely limited due to the lack of access to an individual investor’s trading activity when orders are placed through these types of accounts.

As noted above, if a portfolio is unable to detect and deter trading abuses, the portfolio’s performance, and its long-term shareholders, may be harmed. In addition, because the portfolios have not adopted any specific limitations or restrictions on the trading of portfolio shares, shareholders may be harmed by the extra costs and portfolio management inefficiencies that result from frequent trading of portfolio shares, even when the trading is not for abusive purposes. The portfolios will provide advance notice to shareholders and prospective investors of any specific restrictions on the trading of portfolio shares that the Board may adopt in the future. Because the portfolios apply their policies and procedures in a discretionary manner, different investors may be treated differently, which could result in some investors being able to engage in frequent trading while others bear the costs and effects of that trading.

Additionally, the portfolios have adopted policies and procedures to prevent the selective release of information about the portfolios’ portfolio holdings, as such information may be used for market-timing and similar abusive practices.

Tax Matters

Each portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the portfolios do not expect to pay any federal income taxes and, generally, investors in a portfolio should not have to pay federal income taxes when they receive distributions or make withdrawals from a portfolio. However, each investor in a portfolio must take into account its allocable share of that portfolio’s ordinary income, expense, capital gains and losses, credits and other items, whether or not distributed, in determining its income tax liability.

Each portfolio also expects that investors that seek to qualify as regulated investment companies under the Internal Revenue Code of 1986, as amended (the “Code”), will be able to look through to their proportionate shares of the assets and income of such portfolio for purposes of determining their compliance with the federal income tax requirements of Subchapter M of the Code. It is intended that each portfolio’s assets, income and distributions will be managed in such a way that an investor in the portfolio will be able to satisfy these requirements if the investor invests all of its assets in the portfolio.

The foregoing tax discussion is only for an investor’s general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in a portfolio, as well as any state, local or foreign tax consequences to them of investing in a portfolio.

Item 12. Distribution Arrangements.

The exclusive placement agent for the Portfolios is Transamerica Capital Inc. (“TCI”). The address of TCI is 4600 South Syracuse Street, Suite 1100, Denver, CO 80237. TCI receives no compensation for serving as the exclusive placement agent for the Portfolios.

Part B

Item 14. Cover Page and Table of Contents.

This Part B sets forth information with respect to Transamerica Partners Balanced Portfolio, Transamerica Partners Core Bond Portfolio, Transamerica Partners High Quality Bond Portfolio, Transamerica Partners High Yield Bond Portfolio, Transamerica Partners Inflation-Protected Securities Portfolio, Transamerica Partners International Equity Portfolio, Transamerica Partners Large Core Portfolio, Transamerica Partners Large Growth Portfolio, Transamerica Partners Large Value Portfolio, Transamerica Partners Mid Growth Portfolio, Transamerica Partners Mid Value Portfolio, Transamerica Partners Money Market Portfolio, Transamerica Partners Small Core Portfolio, Transamerica Partners Small Growth Portfolio, and Transamerica Partners Small Value Portfolio, each a series of Transamerica Partners Portfolios, an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The date of this Part B and Part A to the Registration Statement for each Portfolio is May 1, 2012.

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Item 15. Portfolio History.

Transamerica Partners Portfolios (the “Trust”) was organized as a trust under the laws of the State of New York on September 1, 1993. the Trust consists of fifteen series: Transamerica Partners Balanced Portfolio, Transamerica Partners Core Bond Portfolio, Transamerica Partners High Quality Bond Portfolio, Transamerica Partners High Yield Bond Portfolio, Transamerica Partners Inflation-Protected Securities Portfolio, Transamerica Partners International Equity Portfolio, Transamerica Partners Large Core Portfolio, Transamerica Partners Large Growth Portfolio, Transamerica Partners Large Value Portfolio, Transamerica Partners Mid Growth Portfolio, Transamerica Partners Mid Value Portfolio, Transamerica Partners Money Market Portfolio, Transamerica Partners Small Core Portfolio, Transamerica Partners Small Growth Portfolio, and Transamerica Partners Small Value Portfolio (each a “portfolio” and collectively the “portfolios”).

Item 16. Description of each Portfolio and Its Investments and Risks.

Transamerica Partners Balanced Portfolio seeks to provide a high total investment return through investment in a broadly diversified portfolio of stocks, bonds and money market instruments.

Transamerica Partners Core Bond Portfolio seeks to achieve maximum total return.

Transamerica Partners High Quality Bond Portfolio seeks to provide a high risk-adjusted return while focusing on the preservation of capital.

Transamerica Partners High Yield Bond Portfolio seeks to provide a high level of current income.

Transamerica Partners Inflation-Protected Securities Portfolio seeks to provide maximum real return consistent with the preservation of capital.

Transamerica Partners International Equity Portfolio seeks to provide a high level of long-term capital appreciation through investment in a diversified portfolio of securities of foreign issuers.

Transamerica Partners Large Core Portfolio seeks to provide capital appreciation and current income.

Transamerica Partners Large Growth Portfolio seeks to provide a high level of capital appreciation through investments in a diversified portfolio of common stocks with a potential for above-average growth in earnings; current income is a secondary objective.

Transamerica Partners Large Value Portfolio seeks to provide long-term capital appreciation through investments in a diversified portfolio of common stocks of large-capitalization companies. Current income is a secondary goal.

Transamerica Partners Mid Growth Portfolio seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Transamerica Partners Mid Value Portfolio seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Transamerica Partners Money Market Portfolio seeks to provide liquidity and as high a level of current income as is consistent with the preservation of capital.

Transamerica Partners Small Core Portfolio seeks to provide a high level of capital appreciation through investments in a diversified portfolio of common stocks of small to medium size companies.

Transamerica Partners Small Growth Portfolio seeks is to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Transamerica Partners Small Value Portfolio seeks to provide a high total investment return through investments primarily in a diversified portfolio of common stocks.

Except as stated otherwise, all investment objectives, policies and restrictions described herein are nonfundamental, and may be changed without prior investor approval.

The portfolios may, but need not, invest in any or all of the investments and utilize any or all of the investment techniques described in Part A to this Registration Statement and herein. Transamerica Asset Management Inc. (“TAM” or the “Adviser”) is the investment adviser of each portfolio.

For certain purposes in this SAI, the portfolios are grouped as follows:

Money Market Portfolio: Transamerica Partners Money Market Portfolio

Bond Portfolios: Transamerica Partners High Quality Bond Portfolio; Transamerica Partners Inflation-Protected Securities Portfolio; Transamerica Partners Core Bond Portfolio and Transamerica Partners High Yield Bond Portfolio

Balanced Portfolio: Transamerica Partners Balanced Portfolio

Stock Portfolios: Transamerica Partners Large Value Portfolio; Transamerica Partners Large Core Portfolio; Transamerica Partners Large Growth Portfolio; Transamerica Partners Mid Value Portfolio; Transamerica Partners Mid Growth Portfolio; Transamerica Partners Small Value Portfolio; Transamerica Partners Small Core Portfolio; Transamerica Partners Small Growth Portfolio and Transamerica Partners International Equity Portfolio

Recent Market Events Relating to Income-Producing and Other Securities

The equity and debt capital markets in the U.S. and internationally have experienced unprecedented volatility. The financial crisis that began in 2008 has caused a significant decline in the value and liquidity of many securities. This environment could make identifying investment risks and opportunities especially difficult for a sub-adviser. These market conditions may continue or get worse.

In response to the crisis, the U.S. and other governments and the Federal Reserve and certain foreign central banks have taken various steps to support financial markets. The withdrawal of this support could negatively affect the value and liquidity of certain securities. In addition, legislation recently enacted in the U.S. is changing many aspects of financial regulation. The impact of the legislation on the markets, and the practical implications for market participants, may not be fully known for some time.

Bank Obligations

Bank obligations include certificates of deposit, time deposits (including Eurodollar time deposits) and bankers’ acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. The portfolios have established certain minimum credit quality standards for bank obligations in which they invest.

Domestic commercial banks organized under federal law are supervised and examined by the Comptroller of the Currency and are required to be members of the Federal Reserve System and to be insured by the Federal Deposit Insurance Corporation (the “FDIC”). Domestic banks organized under state law are supervised and examined by state banking authorities but are members of the Federal Reserve System only if they elect to join. In addition, most state banks are insured by the FDIC (although such insurance may not be of material benefit to a portfolio, depending upon the principal amount of bank obligations of each held by the portfolio) and are subject to federal examination and to a substantial body of federal law and regulation. As a result of federal or state laws and regulations, domestic banks, among other things, generally are required to maintain specified levels of reserves, are limited in the amounts which they can loan to a single borrower, and are subject to other regulations designed to promote financial soundness. However, not all of such laws and regulations apply to the foreign branches of domestic banks.

Obligations of foreign branches and subsidiaries of domestic banks and domestic and foreign branches of foreign banks, such as certificates of deposit and time deposits, may be general obligations of the parent banks in addition to the issuing branch, or may be limited by the terms of a specific obligation and governmental regulation. Such obligations are subject to risks that are different from or are in addition to those of domestic banks. These risks include foreign economic and political developments, foreign governmental restrictions that may adversely affect payment of principal and interest on the obligations, foreign exchange controls and foreign withholding and other taxes on interest income. These foreign branches and subsidiaries are not necessarily subject to the same or similar regulatory requirements that apply to domestic banks, such as mandatory reserve requirements, loan limitations, and accounting, auditing and financial record keeping requirements. In addition, less information may be publicly available about a foreign branch of a domestic bank or about a foreign bank than about a domestic bank. A domestic branch of a foreign bank with assets in excess of $1 billion may or may not be subject to reserve requirements imposed by the Federal Reserve System or by the state in which the branch is located if the branch is licensed in that state.

In addition, branches licensed by the Comptroller of the Currency and branches licensed by certain states may be required to: (a) pledge to the regulator, by depositing assets with a designated bank within the state, a certain percentage of their assets as fixed from time to time by the appropriate regulatory authority; and (b) maintain assets within the state in an amount equal to a specified percentage of the aggregate amount of liabilities of the foreign bank payable at or through all of its agencies or branches within the state. The deposits of state branches may not necessarily be insured by the FDIC. In addition, there may be less publicly available information about a U.S. branch of a foreign bank than about a U.S. bank.

U.S. Government and Agency Securities

Examples of the types of U.S. government securities that a portfolio may hold include direct obligations of the U.S. Treasury, the obligations of the Federal Housing Administration, Farmers Home Administration, Small Business Administration, General Services Administration, Central Bank for Cooperatives, Federal Farm Credit Banks, Federal Home Loan Bank, Federal Intermediate Credit Banks, Federal Land Banks and Maritime Administration. U.S government securities may be supported by the full faith and credit of the U.S. government (such as securities of the Small Business Administration); by the right of the issuer to borrow from the Treasury (such as securities of the Federal Home Loan Bank); by the discretionary authority of the U.S. government to purchase the agency’s obligations (such as securities of the Federal National Mortgage Association); or only by the credit of the issuing agency.

U.S. Treasury obligations include bills, notes and bonds issued by the U.S. Treasury and separately traded interest and principal component parts of these obligations that are transferable through the Federal book-entry system known as Separately Traded Registered Interest and Principal Securities (“STRIPS”). STRIPS are sold as zero coupon securities. These securities are usually structured with two classes that receive different portions of the interest and principal payments from the underlying obligation. The yield to maturity on the interest-only class is extremely sensitive to the rate of principal payments on the underlying obligation. The market value of the principal-only class generally is unusually volatile in response to changes in interest rates. See “Zero Coupon Obligations” below for more information.

U.S. Treasury securities differ only in their interest rates, maturities and times of issuance. Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of greater than ten years.

Certain federal agencies such as the Government National Mortgage Association (“GNMA”) have been established as instrumentalities of the U.S. government to supervise and finance certain types of activities. Some obligations issued or guaranteed by U.S. government agencies and instrumentalities, for example, GNMA pass-through certificates, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, by the right of the issuer to borrow from the Treasury; others, such as those issued by the Federal National Mortgage Association, by discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and others, such as those issued by the Student Loan Marketing Association, only by the credit of the agency or instrumentality. While the U.S. government has historically provided financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it will always do so, since it is not so obligated by law.

In addition, obligations guaranteed by U.S. government agencies or government-sponsored entities include issues by non-government-sponsored entities (like financial institutions) that carry direct guarantees from U.S. government agencies as part of government initiatives in response to the market crisis or otherwise. In the case of obligations not backed by the full faith and credit of the United States, a portfolio must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event that the agency or instrumentality does not meet its commitments. Neither the U.S. government nor any of its agencies or instrumentalities guarantees the market value of the securities they issue. Therefore, the market value of such securities will fluctuate in response to changes in interest rates.

Exchange Rate-Related U.S. Government Securities. To the extent permitted by a portfolio’s investment policies, a portfolio may invest in U.S. government securities for which the principal repayment at maturity, while paid in U.S. dollars, is determined by reference to the exchange rate between the U.S. dollar and the currency of one or more foreign countries (“Exchange Rate-Related Securities”). The interest payable on these securities is denominated in U.S. dollars, is not subject to foreign currency risk and, in most cases, is paid at rates higher than most other U.S. government securities in recognition of the foreign currency risk component of Exchange Rate-Related Securities. Exchange Rate-Related Securities are issued in a variety of forms, depending on the structure of the principal repayment formula. The principal repayment formula may be structured so that the security holder will benefit if a particular foreign currency to which the security is linked is stable or appreciates against the U.S. dollar. In the alternative, the principal repayment formula may be structured so that the securityholder benefits if the U.S. dollar is stable or appreciates against the linked foreign currency. Finally, the principal repayment formula can be a function of more than one currency and, therefore, be designed as a combination of those forms.

Investments in Exchange Rate-Related Securities entail special risks. There is the possibility of significant changes in rates of exchange between the U.S. dollar and any foreign currency to which an Exchange Rate-Related Security is linked. If currency exchange rates do not move in the direction or to the extent anticipated by a sub-adviser at the time of purchase of the security, the amount of principal repaid at maturity might be significantly below the par value of the security, which might not be offset by the interest earned by a portfolio over the term of the security. The rate of exchange between the U.S. dollar and other currencies is determined by the forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. The imposition or modification of foreign exchange controls by the U.S. or foreign governments or intervention by central banks could also affect exchange rates. Finally, there is no assurance that sufficient trading interest to create a liquid secondary market will exist for a particular Exchange Rate-Related Security because of conditions in the debt and foreign currency markets. Illiquidity in the forward foreign exchange market and the high volatility of the foreign exchange market may from time to time combine to make it difficult to sell an Exchange Rate-Related Security prior to maturity without incurring a significant price loss.

Collateralized Mortgage Obligations

A portfolio may invest a portion of its assets in collateralized mortgage obligations or “CMOs,” which are debt obligations collateralized by mortgage loans or mortgage pass-through securities (such collateral referred to collectively as “Mortgage Assets”). Unless the context indicates otherwise, all references herein to CMOs include multiclass pass-through securities.

Interest is paid or accrues on all classes of the CMOs on a monthly, quarterly or semi-annual basis. The principal of and interest on the Mortgage Assets may be allocated among the several classes of a CMO in innumerable ways. In a common structure, payments of principal, including any principal prepayments, on the Mortgage Assets are applied to the classes of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class of a CMO until all other classes having an earlier stated maturity or final distribution date have been paid in full. Certain CMOs may be stripped (securities which provide only the principal or interest factor of the underlying security).

A portfolio may also invest in parallel pay CMOs and Planned Amortization Class CMOs (“PAC Bonds”). Parallel pay CMOs are structured to provide payments of principal on each payment date to more than one class. These simultaneous payments are taken into account in calculating the stated maturity date or final distribution date of each class, which, as with other CMO structures, must be retired by its stated maturity date or final distribution date but may be retired earlier.

Mortgage-Backed Securities

A portfolio may invest in mortgage-backed securities. Mortgage-backed securities are securities representing interests in “pools” of mortgage loans. Monthly payments of interest and principal by the individual borrowers on mortgages are passed through to the holders of the securities (net of fees paid to the issuer or guarantor of the securities) as the mortgages in the underlying mortgage pools are paid off. The average lives of mortgage-backed securities are variable when issued because their average lives depend on prepayment rates. The average life of these securities is likely to be substantially shorter than their stated final maturity as a result of unscheduled principal prepayment. Prepayments on underlying mortgages result in a loss of anticipated interest, and all or part of a premium if any has been paid, and the actual yield (or total return) to a portfolio may be different than the quoted yield on the securities. Mortgage prepayments generally increase with falling interest rates and decrease with rising interest rates. Like other fixed income securities, when interest rates rise, the value of a mortgage-backed security generally will decline; however, when interest rates are declining, the value of mortgage-backed securities with prepayment features may not increase as much as that of other fixed-income securities. In the event of an increase in interest rates which results in a decline in mortgage prepayments, the anticipated maturity of mortgage-backed securities held by a portfolio may increase, effectively changing a security which was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. A portfolio’s yield may be affected by reinvestment of prepayments at higher or lower rates than the original investment. For these and other reasons, a mortgage-related security’s average maturity may be shorted or lengthened as a result of interest rate fluctuations; and, therefore, it is not possible to predict accurately the security’s return.

Payment of principal and interest on some mortgage-backed securities (but not the market value of the securities themselves) may be guaranteed by the full faith and credit of the U.S. government (in the case of securities guaranteed by GNMA); or guaranteed by agencies or instrumentalities of the U.S. government (such as Fannie Mae (formally known as the Federal National Mortgage Association) or Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) which are supported only by the discretionary authority of the U.S. government to purchase the agency’s obligations. The U.S. government has provided recent financial support to Fannie Mae and Freddie Mac, but there can be no assurances that it will support these or other government-sponsored entities in the future. Mortgage-backed securities may also be issued by non-governmental issuers (such as commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers). Some of these mortgage-backed securities may be supported by various forms of insurance or guarantees.

Interests in pools of mortgage-related securities differ from other forms of debt securities, which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a “pass-through” of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. Some mortgage-backed securities (such as securities issued by the GNMA) are described as “modified pass-through.” These securities entitle the holder to receive all interest and principal payments owed on the mortgages in the mortgage pool, net of certain fees, at the scheduled payment dates regardless of whether the mortgagor actually makes the payment.

The repayment of certain mortgage-related securities depends primarily on the cash collections received from the issuer’s underlying asset portfolio and, in certain cases, the issuer’s ability to issue replacement securities (such as asset-backed commercial paper). As a result, a portfolio could experience losses in the event of credit or market value deterioration in the issuer’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing securities, or the issuer’s inability to issue new or replacement securities. This is also true for other asset-backed securities. Upon the occurrence of certain triggering events or defaults, the investors in a security held by a portfolio may become the holders of underlying assets at a time when those assets may be difficult to sell or may be sold only at a loss. If mortgage-backed securities or asset-backed securities are bought at a discount, however, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income.

The principal governmental guarantor of mortgage-backed securities is GNMA. GNMA is a wholly owned U.S. government corporation within the Department of Housing and Urban Development. GNMA is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest on securities issued by institutions approved by GNMA (such as savings and loan institutions, commercial banks and mortgage bankers) and backed by pools of Federal Housing Administration (“FHA”) insured or Veterans Administration (“VA”) guaranteed mortgages. These guarantees, however, do not apply to the market value or yield of mortgage-backed securities. GNMA securities are often purchased at a premium over the maturity value of the underlying mortgages. This premium is not guaranteed and will be lost if prepayment occurs.

Government-related guarantors (i.e., whose guarantees are not backed by the full faith and credit of the U.S. government) include Fannie Mae and Freddie Mac. Fannie Mae is a government-sponsored corporation owned entirely by private stockholders. It is subject to general regulation by the Secretary of Housing and Urban Development. Fannie Mae purchases conventional residential mortgages (i.e., mortgages not insured or guaranteed by any governmental agency) from a list of approved seller/servicers which include state and federally chartered savings and loan associations, mutual savings banks, commercial banks, credit unions and mortgage bankers. Pass-through securities issued by Fannie Mae are guaranteed as to timely payment by Fannie Mae of principal and interest.

Freddie Mac is also a government-sponsored corporation owned by private stockholders. Freddie Mac issues Participation Certificates (“PCs”) which represent interests in conventional mortgages (i.e., not federally insured or guaranteed) for Freddie Mac’s national portfolio. Freddie Mac guarantees timely payment of interest and ultimate collection of principal regardless of the status of the underlying mortgage loans.

Commercial banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass through pools of mortgage loans. Such issuers may also be the originators and/or servicers of the underlying mortgage-related securities. Pools created by such non-governmental issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government or agency guarantees of payments in the former pools. Unlike mortgage-backed securities issued or guaranteed by the U.S. government or one of its sponsored entities, mortgage-backed securities issued by private issuers do not have a government or government-sponsored entity guarantee, but may have credit enhancement provided by external entities such as banks or financial institutions or achieved through the structuring of the transaction itself. Examples of such credit support arising out of the structure of the transaction include the issue of senior and subordinated securities (e.g., the issuance of securities by a special purpose vehicle in multiple classes or “tranches,” with one or more classes being senior to other subordinated classes as to the payment of principal and interest, with the result that defaults on the underlying mortgage loans are borne first by the holders of the subordinated class); creation of “reserve funds” (in which case cash or investments, sometimes funded from a portion of the payments on the underlying mortgage loans, are held in reserve against future losses); and “over-collateralization” (in which case the scheduled payments on, or the principal amount of, the underlying mortgage loans exceeds that required to make payment of the securities and pay any servicing or other fees). However, there can be no guarantee that credit enhancements, if any, will be sufficient to prevent losses in the event of defaults on the underlying mortgage loans. A portfolio may also buy mortgage-related securities without insurance or guarantees.

If a portfolio purchases subordinated mortgage-backed securities, the payments of principal and interest on the portfolio’s subordinated securities generally will be made only after payments are made to the holders of securities senior to the portfolio’s securities. Therefore, if there are defaults on the underlying mortgage loans, a portfolio will be less likely to receive payments of principal and interest, and will be more likely to suffer a loss. Privately issued mortgage-backed securities are not traded on an exchange; and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-backed securities held in a portfolio’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

In addition, mortgage-backed securities that are issued by private issuers are not subject to the underwriting requirements for the underlying mortgages that are applicable to those mortgage-backed securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying private mortgage-backed securities may, and frequently do, have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-backed securities and have wider variances in a number of terms including interest rate, term, size, purpose and borrower characteristics. Privately issued pools more frequently include second mortgages, high loan-to-value mortgages and manufactured housing loans. The coupon rates and maturities of the underlying mortgage loans in a private-label mortgage-backed securities pool may vary to a greater extent than those included in a government guaranteed pool, and the pool may include subprime mortgage loans. Subprime loans refer to loans made to borrowers with weakened credit histories or with a lower capacity to make timely payments on their loans. For these reasons, the loans underlying these securities have had, in many cases, higher default rates than those loans that meet government underwriting requirements.

The risk of non-payment is greater for mortgage-backed securities that are backed by mortgage pools that contain subprime loans, but a level of risk exists for all loans. Market factors adversely affecting mortgage loan repayments may include a general economic turn-down, high unemployment, a general slowdown in the real estate market, a drop in the market prices of real estate, or an increase in interest rates resulting in higher mortgage payments by holders of adjustable rate mortgages.

Privately issued mortgage-backed securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-backed securities may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Asset-Backed Securities

Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in the underlying pool of assets, or as debt instruments, which are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. The pool of assets generally represents the obligations of a number of different parties. Asset-backed securities frequently carry credit protection in the form of extra collateral, subordinated certificates, cash reserve accounts, letters of credit or other enhancements. For example, payments of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit or other enhancement issued by a financial institution unaffiliated with the entities issuing the securities. Assets which, to date, have been used to back asset-backed securities include motor vehicle installment sales contracts or installment loans secured by motor vehicles, and receivables from revolving credit (credit card) agreements. Other types of asset-backed securities include those that represent interest in pools of corporate bonds (such as collateralized bond obligations or “CBOs”), bank loans (such as collateralized loan obligations or “CLOs”) and other debt obligations (such as collateralized debt obligations or “CDOs”).

Asset-backed security values may also be affected by factors such as changes in interest rates, the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originators of the underlying loans or receivables, or the entities providing credit enhancement (if any), or the exhaustion of any credit enhancement. The risks of investing in asset-backed securities ultimately depend upon the payment of the consumer loans by the individual borrowers. In its capacity as purchaser of an asset-backed security, a portfolio would generally have no recourse to the entity that originated the loans in the event of default by the borrower. If a letter of credit or other form of credit enhancement is exhausted or otherwise unavailable, holders of asset-backed securities may experience delays in payments or losses if the full amounts due on underlying assets are not realized. Asset-backed securities may also present certain additional risks related to the particular type of collateral. For example, credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Asset-backed securities are also subject to prepayment risk, which may shorten the weighted average life of such securities and may lower their return. In addition, asset backed securities are subject to the same types of risks relating to the issuer’s underlying assets as are mortgage-backed securities.

A portfolio may purchase commercial paper, including asset-backed commercial paper (“ABCP”) that is issued by structured investment vehicles or other conduits. These conduits may be sponsored by mortgage companies, investment banking firms, finance companies, hedge funds, private equity firms and special purpose finance entities. ABCP typically refers to a debt security with an original term to maturity of up to 270 days, the payment of which is supported by cash flows from underlying assets, or one or more liquidity or credit support providers, or both. Assets backing ABCP, which may be included in revolving pools of assets with large numbers of obligors, include credit card, car loan and other consumer receivables and home or commercial mortgages, including subprime mortgages. The repayment of ABCP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and the conduit’s ability to issue new ABCP. Therefore, there could be losses to a portfolio investing in ABCP in the event of credit or market value deterioration in the conduit’s underlying portfolio, mismatches in the timing of the cash flows of the underlying asset interests and the repayment obligations of maturing ABCP, or the conduit’s inability to issue new ABCP. To protect investors from these risks, ABCP programs may be structured with various protections, such as credit enhancement, liquidity support, and commercial paper stop-issuance and wind-down triggers. However, there can be no guarantee that these protections will be sufficient to prevent losses to investors in ABCP.

Some ABCP programs provide for an extension of the maturity date of the ABCP if, on the related maturity date, the conduit is unable to access sufficient liquidity through the issue of additional ABCP. This may delay the sale of the underlying collateral, and a portfolio may incur a loss if the value of the collateral deteriorates during the extension period. Alternatively, if collateral for ABCP deteriorates in value, the collateral may be required to be sold at inopportune times or at prices insufficient to repay the principal and interest on the ABCP. ABCP programs may provide for the issuance of subordinated notes as an additional form of credit enhancement. The subordinated notes are typically of a lower credit quality and have a higher risk of default. A portfolio purchasing these subordinated notes will therefore have a higher likelihood of loss than investors in the senior notes.

Asset-backed securities are relatively new and untested instruments and may be subject to greater risk of default during periods of economic downturn than other securities, which could result in possible losses to a portfolio. In addition, the secondary market for asset-backed securities may not be as liquid as the market for other securities which may result in a portfolio’s experiencing difficulty in valuing asset-backed securities.

Variable Rate and Floating Rate Securities

The portfolios may purchase floating and variable rate demand notes and bonds, which are obligations ordinarily having stated maturities in excess of 397 days, but which permit the holder to demand payment of principal at any time, or at specified intervals not exceeding 397 days, in each case upon not more than 30 days’ notice. Variable rate demand notes include master demand notes which are obligations that permit a portfolio to invest fluctuating amounts, which may change daily without penalty, pursuant to direct arrangements between the portfolio, as lender, and the borrower. The interest rates on these notes fluctuate from time to time. The issuer of such obligations normally has a corresponding right, after a given period, to prepay in its discretion the outstanding principal amount of the obligations plus accrued interest upon a specified number of days’ notice to the holders of such obligations. The interest rate on a floating rate demand obligation is based on a known lending rate, such as a bank’s prime rate, and is adjusted automatically each time such rate is adjusted. The interest rate on a variable rate demand obligation is adjusted automatically at specified intervals. The interest rate on these securities may be reset daily, weekly, quarterly, or some other reset period and may have a floor or ceiling on interest rate charges. There is a risk that the current interest rate on such obligations may not accurately reflect existing market interest rates. Frequently, such obligations are backed by letters of credit or other credit support arrangements provided by banks. Because these obligations are direct lending arrangements between the lender and borrower, it is not contemplated that such instruments generally will be traded, and there generally is no established secondary market for these obligations, although they are redeemable at face value. Accordingly, where these obligations are not secured by letters of credit or other credit support arrangements, a portfolio’s right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. Such obligations frequently are not rated by credit rating agencies, and a portfolio may invest in obligations which are not so rated only if the portfolio’s sub-adviser determines that at the time of investment the obligations are of comparable quality to the other obligations in which the portfolio may invest. The applicable sub-adviser, on behalf of a portfolio, will consider on an ongoing basis the creditworthiness of the issuers of the floating and variable rate demand obligations held by the portfolio. A portfolio will not invest more than 15% of its net assets (for the Money Market Portfolio, not more than 5% of its total assets) of the value of their net assets in floating or variable rate demand obligations as to which they cannot exercise the demand feature on not more than seven days’ notice if there is no secondary market available for these obligations, and in other securities that are not readily marketable. See “Illiquid Securities” below.

Participation Interests

A portfolio may purchase from financial institutions participation interests in securities in which such portfolio may invest. A participation interest gives a portfolio an undivided interest in the security in the proportion that the portfolio’s participation interest bears to the total principal amount of the security. These instruments may have fixed, floating or variable rates of interest, with remaining maturities of 13 months or less. If the participation interest is unrated, or has been given a rating below that which is permissible for purchase by the portfolio, the participation interest will be backed by an irrevocable letter of credit or guarantee of a bank, or the payment obligation otherwise will be collateralized by U.S. government securities, or, in the case of unrated participation interests, the portfolio’s sub-adviser must have determined that the instrument is of comparable quality to those instruments in which a portfolio may invest. For certain participation interests, a portfolio will have the right to demand payment, on not more than seven days’ notice, for all or any part of the portfolio’s participation interest in the security, plus accrued interest. As to these instruments, a portfolio intends to exercise its right to demand payment only upon a default under the terms of the security, as needed to provide liquidity to meet redemptions, or to maintain or improve the quality of its investment portfolio. A portfolio will not invest more than 15% of its net assets (for the Money Market Portfolio, not more than 5% of its total assets) of its net assets in participation interests that do not have this demand feature, and in other securities that are not readily marketable. See “Illiquid Securities” below.

Illiquid Securities

Each portfolio may invest up to 15% of its net assets (for the Money Market Portfolio, not more than 5% of its total assets) in illiquid securities, including restricted securities that are illiquid. An illiquid security is any security which may not be sold or disposed of in the ordinary course of business within seven days at approximately the value at which a portfolio has valued the security.

Historically, illiquid securities have included securities subject to contractual or legal restrictions on resale because they have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), securities which are otherwise not readily marketable and repurchase agreements having a maturity of longer than seven days. Securities which have not been registered under the 1933 Act are referred to as private placements or restricted securities and are purchased directly from the issuer or in the secondary market. Mutual funds do not typically hold a significant amount of these restricted or other illiquid securities because of the potential for delays on resale and uncertainty in valuation. The absence of a trading market can make it difficult to ascertain a market value for these investments. In addition, limitations on resale may have an adverse effect on the marketability of portfolio securities and a mutual fund might be unable to dispose of restricted or other illiquid securities promptly or at reasonable prices and might thereby experience difficulty satisfying redemptions within seven days. A mutual fund might also have to register such restricted securities in order to dispose of them which, if possible at all, would result in additional expense and delay. Adverse market conditions could impede such a public offering of securities.

In recent years, however, a large institutional market has developed for certain securities that are not registered under the 1933 Act, including repurchase agreements, commercial paper, foreign securities, municipal securities and corporate bonds and notes. Institutional investors depend on an efficient institutional market in which the unregistered security can be readily resold or on an issuer’s ability to honor a demand for repayment. The fact that there are contractual or legal restrictions on resale of such investments to the general public or to certain institutions may not be indicative of their liquidity.

Rule 144A under the 1933 Act allows a broader institutional trading market for securities otherwise subject to restriction on their resale to the general public. Rule 144A establishes a “safe harbor” from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers.

The applicable sub-adviser will monitor the liquidity of Rule 144A securities for each portfolio under the supervision of the applicable portfolio Trust’s or Trust’s Board of Trustees. In reaching liquidity decisions, the sub-adviser will consider, among other things, the following factors: (a) the frequency of trades and quotes for the security, (b) the number of dealers and other potential purchasers wishing to purchase or sell the security, (c) dealer undertakings to make a market in the security and (d) the nature of the security and of the marketplace trades (e.g., the time needed to dispose of the security, the method of soliciting offers and the mechanics of the transfer).

The liquidity of Rule 144A securities could be impaired if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

Unsecured Promissory Notes

A portfolio also may purchase unsecured promissory notes (“Notes”) which are not readily marketable and have not been registered under the 1933 Act, provided such investments are consistent with the portfolio’s investment objective. The Notes purchased by the portfolio will have remaining maturities of 13 months or less. A portfolio will invest no more than 15% of its net assets (for Money Market Portfolio, not more than 5% of its total assets) of its net assets in such Notes and in other securities that are not readily marketable (which securities would include floating and variable rate demand obligations as to which the portfolio cannot exercise the demand feature described above and as to which there is no secondary market). See “Illiquid Securities” above.

Repurchase Agreements

Repurchase agreements are agreements by which a person purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed-upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. government or government agency issues. Under the Investment Company Act of 1940, as amended (the “1940 Act”), repurchase agreements may be considered to be loans by the buyer. Repurchase agreements involve the risk that the seller will fail to repurchase the security, as agreed. In that case, a portfolio will bear the risk of market value fluctuations until the security can be sold and may encounter delays and incur costs in liquidating the security. In the event of bankruptcy or insolvency of the seller, delays and costs are incurred. If the seller defaults, the underlying security constitutes collateral for the seller’s obligation to pay. Repurchase agreements involve certain risks in the event of a default or insolvency of the other party, including possible delays or restrictions upon the portfolio’s ability to dispose of the underlying securities, the risk of a possible decline in the value of the underlying securities during the period in which the portfolio seeks to assert its right to them, the risk of incurring expenses associated with asserting those rights and the risk of losing all or part of the income from the agreement. All repurchase agreements entered into by the portfolios are fully collateralized, with such collateral being marked to market daily.

The portfolios may, together with other registered investment companies managed by the portfolios’ sub-advisers or their affiliates, transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements, including tri-party subcustody repurchase arrangements.

Borrowings

A portfolio may engage in borrowing transactions as a means of raising cash to satisfy redemption requests, for other temporary or emergency purposes or, to the extent permitted by its investment policies, to raise additional cash to be invested by the portfolio’s portfolio managers in other securities or instruments in an effort to increase the portfolio’s investment returns.

When a portfolio invests borrowing proceeds in other securities, the portfolio will be at risk for any fluctuations in the market value of the securities in which the proceeds are invested. Like other leveraging risks, this makes the value of an investment in a portfolio more volatile and increases the portfolio’s overall investment exposure. In addition, if a portfolio’s return on its investment of the borrowing proceeds does not equal or exceed the interest that a portfolio is obligated to pay under the terms of a borrowing, engaging in these transactions will lower the portfolio’s return.

A portfolio may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to its borrowing obligations. This could adversely affect the portfolio managers’ strategy and result in lower portfolio returns. Interest on any borrowings will be a portfolio expense and will reduce the value of a portfolio’s shares.

A portfolio may borrow on a secured or on an unsecured basis. If a portfolio enters into a secured borrowing arrangement, a portion of the portfolio’s assets will be used as collateral. During the term of the borrowing, the portfolio will remain at risk for any fluctuations in the market value of these assets in addition to any securities purchased with the proceeds of the loan. In addition, a portfolio may be unable to sell the collateral at a time when it would be advantageous to do so, which could adversely affect the portfolio managers’ strategy and result in lower portfolio returns. The portfolio would also be subject to the risk that the lender may file for bankruptcy, become insolvent, or otherwise default on its obligations to return the collateral to the portfolio. In the event of a default by the lender, there may be delays, costs and risks of loss involved in a portfolio’s exercising its rights with respect to the collateral or those rights may be limited by other contractual agreements or obligations or by applicable law.

The 1940 Act requires a portfolio to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings.
Asset coverage means the ratio that the value of the portfolio’s total assets, minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Although complying with this guideline would have the effect of limiting the amount that a portfolio may borrow, it does not otherwise mitigate the risks of entering into borrowing transactions.

Reverse Repurchase Agreements

Subject to its investment restrictions, a portfolio may enter into reverse repurchase agreements. A reverse repurchase agreement has the characteristics of a secured borrowing by a portfolio and creates leverage in a portfolio’s portfolio. In a reverse repurchase transaction, a portfolio sells a portfolio instrument to another person, such as a financial institution or broker/dealer, in return for cash. At the same time, a portfolio agrees to repurchase the instrument at an agreed-upon time and at a price that is greater than the amount of cash that the portfolio received when it sold the instrument, representing the equivalent of an interest payment by the portfolio for the use of the cash. During the term of the transaction, a portfolio will continue to receive any principal and interest payments (or the equivalent thereof) on the underlying instruments.

A portfolio may engage in reverse repurchase agreements as a means of raising cash to satisfy redemption requests or for other temporary or emergency purposes. Unless otherwise limited in its prospectus or this SAI, a portfolio may also engage in reverse repurchase agreements to the extent permitted by its fundamental investment policies in order to raise additional cash to be invested by the portfolio’s portfolio managers in other securities or instruments in an effort to increase the portfolio’s investment returns.

During the term of the transaction, a portfolio will remain at risk for any fluctuations in the market value of the instruments subject to the reverse repurchase agreement as if it had not entered into the transaction. When a portfolio reinvests the proceeds of a reverse repurchase agreement in other securities, the portfolio will also be at risk for any fluctuations in the market value of the securities in which the proceeds are invested. Like other leveraging risks, this makes the value of an investment in a portfolio more volatile and increases the portfolio’s overall investment exposure. In addition, if a portfolio’s return on its investment of the proceeds of the reverse repurchase agreement does not equal or exceed the implied interest that it is obligated to pay under the reverse repurchase agreement, engaging in the transaction will lower the portfolio’s return.

When a portfolio enters into a reverse repurchase agreement, it is subject to the risk that the buyer under the agreement may file for bankruptcy, become insolvent, or otherwise default on its obligations to the portfolio. In the event of a default by the counterparty, there may be delays, costs and risks of loss involved in a portfolio’s exercising its rights under the agreement, or those rights may be limited by other contractual agreements or obligations or by applicable law.

In addition, a portfolio may be unable to sell the instruments subject to the reverse repurchase agreement at a time when it would be advantageous to do so, or may be required to liquidate portfolio securities at a time when it would be disadvantageous to do so in order to make payments with respect to its obligations under a reverse repurchase agreement. This could adversely affect the portfolio managers’ strategy and result in lower portfolio returns. At the time a portfolio enters into a reverse repurchase agreement, the portfolio is required to set aside cash or other appropriate liquid securities in the amount of the portfolio’s obligation under the reverse repurchase agreement or take certain other actions in accordance with SEC guidelines, which may affect a portfolio’s liquidity and ability to manage its assets. Although complying with SEC guidelines would have the effect of limiting the amount of portfolio assets that may be committed to reverse repurchase agreements and other similar transactions at any time, it does not otherwise mitigate the risks of entering into reverse repurchase agreements.

Foreign Securities

The portfolios may invest their assets in securities of foreign issuers. Investing in securities issued by companies whose principal business activities are outside the United States may involve significant risks not present in domestic investments. For example, there is generally less publicly available information about foreign companies, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in foreign securities also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, brokerage or other taxation, limitation on the removal of portfolios or other assets of a portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of particular countries or areas of the world may differ favorably or unfavorably from the economy of the United States.

It is anticipated that in most cases the best available market for foreign securities would be on exchanges or in over-the-counter markets located outside the United States. Foreign stock markets, while growing in volume and sophistication, are generally not as developed as those in the United States, and securities of some foreign issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable United States companies. The less liquid a market, the more difficult it may be for a portfolio to price its portfolio securities accurately or to dispose of such securities at the times determined by a sub-adviser to be appropriate. The risks associated with reduced liquidity may be particularly acute in situations in which a portfolio’s operations require cash, such as in order to meet redemptions and to pay its expenses. Foreign security trading practices, including those involving securities settlement where a portfolio’s assets may be released prior to receipt of payment, may expose a portfolio to increased risk in the event of a failed trade or the insolvency of a foreign broker-dealer. In addition, foreign brokerage commissions are generally higher than commissions on securities traded in the United States and may be non-negotiable. In general, there is less overall governmental supervision and regulation of foreign securities exchanges, brokers and listed companies than in the United States.

A portfolio may be subject to taxes, including withholding imposed by certain non-U.S. countries on income (possibly including, in some cases, capital gains) earned with respect to the portfolio’s investments in such countries. These taxes will reduce the return achieved by the portfolio. Treaties between the U.S. and such countries may reduce the otherwise applicable tax rates.

Additionally, the operating expenses of a portfolio making such investment can be expected to be higher than those of an investment company investing exclusively in U.S. securities, since the costs of investing in foreign securities are higher than the costs of investing exclusively in U.S. securities. Custodian services and other costs such as valuation costs and communication costs relating to investment in international securities markets generally are more expensive than in the United States.

U.S. Companies

For the purposes of Transamerica Partners Balanced Portfolio, “U.S. companies” will be considered companies that derive at least 50% of their revenues or profits from the United States or have at least 50% of their total assets situated in the United States.

Money Market Funds

The Money Market Portfolio may invest in the following foreign securities: (a) U.S. dollar-denominated obligations of foreign branches and subsidiaries of domestic banks and foreign banks (such as Eurodollar CDs, which are U.S. dollar-denominated CDs issued by branches of foreign and domestic banks located outside the United States; Eurodollar TDs (“ETDs”), which are U.S. dollar-denominated deposits in a foreign branch of a foreign or domestic bank; and Canadian TDs, which are essentially the same as ETDs except they are issued by branches of major Canadian banks); (b) high quality, U.S. dollar-denominated short-term bonds and notes (including variable amount master demand notes) issued by foreign corporations (including Canadian commercial paper, which is commercial paper issued by a Canadian corporation or a Canadian subsidiary of a U.S. corporation, and Europaper, which is U.S. dollar-denominated commercial paper of a foreign issuer); and (c) U.S. dollar-denominated obligations issued or guaranteed by one or more foreign governments or any of their political subdivisions, agencies or instrumentalities that are determined by the portfolio’s sub-adviser to be of comparable quality to the other obligations in which the Money Market Portfolio may invest. Such securities also include debt obligations of supranational entities. Supranational entities include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples include the International Bank for Reconstruction and Development (the “World Bank”), the European Coal and Steel Community, the Asian Development Bank and the InterAmerican Development Bank.

Portfolios other than the Money Market Funds

Not more than 5% of a portfolio’s assets may be invested in closed-end investment companies which primarily hold foreign securities. Investments in such companies entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

American Depositary Receipts (“ADRs”), European Depositary Receipts (“EDRs”), Global Depositary Receipts (“GDRs”) and other forms of depositary receipts for securities of foreign issuers provide an alternative method for a portfolio to make foreign investments. These securities are not denominated in the same currency as the securities into which they may be converted and fluctuate in value based on the underlying security. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts evidencing a similar arrangement.

The portfolios may invest in foreign securities that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than foreign securities of the same class that are not subject to such restrictions.

The portfolios may invest in securities of emerging market countries. Emerging markets countries may include, without limitation, any country which, at the time of investment, is categorized by the World Bank in its annual categorization as middle- or low-income. These securities may be U.S. dollar denominated or non-U.S. dollar denominated and include: (a) debt obligations issued or guaranteed by foreign national, provincial, state, municipal or other governments with taxing authority or by their agencies or instrumentalities, including Brady Bonds; (b) debt obligations of supranational entities; (c) debt obligations (including dollar and non-dollar denominated) and other debt securities of foreign corporate issuers; and (d) non-dollar denominated debt obligations of U.S. corporate issuers. A portfolio may also invest in securities denominated in currencies of emerging market countries. There is no minimum rating criteria for a portfolio’s investments in such securities.

Emerging markets and certain other non-U.S. countries may be subject to a greater degree of economic, political and social instability. Such instability may result from, among other things: (i) authoritarian governments or military involvement in political and economic decision making; (ii) popular unrest associated with demands for improved economic, political and social conditions; (iii) internal insurgencies; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection and conflict. Such economic, political and social instability could significantly disrupt the financial markets in such countries and the ability of the issuers in such countries to repay their obligations. Investing in emerging countries also involves the risk of expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. In the event of such expropriation, nationalization or other confiscation in any emerging country, a portfolio could lose its entire investment in that country. Certain emerging market countries restrict or control foreign investment in their securities markets to varying degrees. These restrictions may limit a portfolio’s investment in those markets and may increase the expenses of the portfolio. In addition, the repatriation of both investment income and capital from certain markets in the region is subject to restrictions such as the need for certain governmental consents. Even where there is no outright restriction on repatriation of capital, the mechanics of repatriation may affect certain aspects of a portfolio’s operation. Economies in individual non-U.S. countries may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rates of inflation, currency valuation, capital reinvestment, resource self-sufficiency and balance of payments positions. Many non-U.S. countries have experienced substantial, and in some cases extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had, and may continue to have, very negative effects on the economies and securities markets of certain emerging countries. Economies in emerging countries generally are dependent heavily upon international trade and, accordingly, have been and may continue to be affected adversely by trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade. The economies, securities and currency markets of many emerging markets have experienced significant disruption and declines. There can be no assurances that these economic and market disruptions will not continue.

Forward Foreign Currency Exchange Contracts

Forward currency exchange contracts may be entered into for each portfolio for the purchase or sale of foreign currency to hedge against adverse rate changes or otherwise to achieve the portfolio’s investment objectives. A currency exchange contract allows a definite price in dollars to be fixed for securities of foreign issuers that have been purchased or sold (but not settled) for the portfolio.

Because some portfolios may buy and sell securities denominated in currencies other than the U.S. dollar and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the portfolios from time to time may enter into foreign currency exchange transactions to convert to and from different foreign currencies and to convert foreign currencies to and from the U.S. dollar. The portfolios either enter into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market or use forward contracts to purchase or sell foreign currencies.

A forward foreign currency exchange contract is an obligation by a portfolio to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are effected in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. A portfolio maintains with its custodian a segregated account of high grade liquid assets in an amount at least equal to its obligations under each forward foreign currency exchange contract. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of the portfolio’s securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

The portfolios may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated investment position.

Each portfolio may also enter into proxy hedges and cross hedges. In a proxy hedge, which generally is less costly than a direct hedge, a portfolio, having purchased a security, will sell a currency whose value is believed to be closely linked to the currency in which the security is denominated. Interest rates prevailing in the country whose currency was sold would be expected to be closer to those in the U.S. and lower than those of securities denominated in the currency of the original holding. This type of hedging entails greater risk than a direct hedge because it is dependent on a stable relationship between the two currencies paired as proxies and the relationships can be very unstable at times. Proxy hedges may result in losses if the currency used to hedge does not perform similarly to the currency in which the hedged securities are denominated. A portfolio may enter into a cross hedge if a particular currency is expected to decrease against another currency. The portfolio would sell the currency expected to decrease and purchase a currency which is expected to increase against the currency sold in an amount equal to some or all of the portfolio’s holdings denominated in the currency sold.

Entering into exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

The portfolios (other than the International Equity Portfolio) will not routinely enter into foreign currency hedging transactions with respect to security transactions; however, the portfolios may do so when their sub-advisers determine that the transactions would be in a portfolio’s best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of such securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

While these contracts are not presently regulated by the Commodity Futures Trading Commission (“CFTC”), the CFTC may in the future assert authority to regulate forward contracts. In such event a portfolio’s ability to utilize forward contracts for the portfolio may be restricted. Forward contracts may reduce the potential gain from a positive change in the relationship between the U.S. dollar and foreign currencies. Unanticipated changes in currency prices may result in poorer overall performance for a portfolio than if it had not entered into such contracts. The use of foreign currency forward contracts may not eliminate fluctuations in the underlying U.S. dollar equivalent value of the prices of or rates of return on a portfolio’s foreign currency denominated portfolio securities and the use of such techniques will subject the portfolio to certain risks.

Even if a hedge is generally successful, the matching of the increase in value of a forward contract and the decline in the U.S. dollar equivalent value of the foreign currency denominated asset that is the subject of the hedge generally will not be precise. In addition, a portfolio may not always be able to enter into foreign currency forward contracts at attractive prices and this will limit a portfolio’s ability to use such contracts to hedge or cross-hedge its assets. Also, with regard to a portfolio’s use of cross-hedges, there can be no assurance that historical correlations between the movement of certain foreign currencies relative to the U.S. dollar will continue. Thus, at any time poor correlation may exist between movements in the exchange rates of the foreign currencies underlying a portfolio’s cross-hedges and the movements in the exchange rates of the foreign currencies in which the portfolio’s assets that are the subject of such cross-hedges are denominated.

Secondary markets generally do not exist for forward currency exchange contracts, with the result that closing transactions generally can be made for forward currency exchange contracts only by negotiating directly with the counterparty. Thus, there can be no assurance that a portfolio will in fact be able to close out a forward currency exchange contract at a favorable price prior to maturity. In addition, in the event of insolvency of the counterparty, a portfolio might be unable to close out a forward currency exchange contract at any time prior to maturity, if at all. In either event, a portfolio would continue to be subject to market risk with respect to the position, and would continue to be required to maintain the required cover.

Guaranteed Investment Contracts

The portfolios may invest in guaranteed investment contracts (“GICs”) issued by insurance companies. Pursuant to such contracts, a portfolio makes cash contributions to a deposit fund of the insurance company’s general account. The insurance company then credits to the portfolio guaranteed interest. The GICs provide that this guaranteed interest will not be less than a certain minimum rate. The insurance company may assess periodic charges against a GIC for expenses and service costs allocable to it, and the charges will be deducted from the value of the deposit fund. Because a portfolio may not receive the principal amount of a GIC from the insurance company on seven days’ notice or less, the GIC is considered an illiquid investment and, together with other instruments in a portfolio which are not readily marketable, will not exceed 15% of a portfolio’s net assets (for Money Market Portfolio, not more than 5% of its total assets). The term of a GIC will be 13 months or less. In determining average weighted portfolio maturity, a GIC will be deemed to have a maturity equal to the longer of the period of time remaining until the next readjustment of the guaranteed interest rate or the period of time remaining until the principal amount can be recovered from the issuer through demand.

When-issued Securities

Forward commitments or purchases of securities on a when-issued basis are transactions where the price of the securities is fixed at the time of commitment and the delivery and payment ordinarily takes place beyond customary settlement time. The interest rate realized on these securities is fixed as of the purchase date and no interest accrues to the buyer before settlement. The securities are subject to market fluctuation due to changes in market interest rates; the securities are also subject to fluctuation in value pending settlement based upon public perception of the creditworthiness of the issuer of these securities.

It is expected that, under normal circumstances, the portfolios would take delivery of such securities. When a portfolio commits to purchase a security on a “when-issued” or on a “forward delivery” basis, the portfolio establishes procedures consistent with the relevant policies of the SEC. Since those policies currently require that an amount of a portfolio’s assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, the portfolios expect always to have cash or liquid securities sufficient to cover any commitments or to limit any potential risk. However, although the portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases and could also result in leverage. For example, a portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if a portfolio determines it is advisable as a matter of investment strategy to sell the “when-issued” or “forward delivery” securities, the portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the “when-issued” or “forward delivery” securities themselves (which may have a value greater or less than the portfolio’s payment obligation).

Zero Coupon Obligations

A zero coupon security pays no interest or principal to its holder during its life. A zero coupon security is issued at a discount, frequently substantial, and redeemed at face value at its maturity date. The market prices of zero coupon securities are generally more volatile than the market prices of securities of similar maturity that pay interest periodically, and zero coupon securities are likely to react more to interest rate changes than non-zero coupon securities with similar maturity and credit qualities.

A portfolio may acquire zero coupon obligations when consistent with its investment objective and policies. Since interest income is accrued throughout the term of the zero coupon obligation but is not actually received until maturity, a portfolio may have to sell other securities to pay dividends based on such accrued income prior to maturity of the zero coupon obligation.

Derivatives

A portfolio may utilize options, futures contracts (sometimes referred to as “futures”), options on futures contracts, forward contracts, swaps, caps, floors, collars, indexed securities, various mortgage-related obligations, structured or synthetic financial instruments and other derivative instruments (collectively, “Financial Instruments”). A portfolio may use Financial Instruments for any purpose, including as a substitute for other investments, to attempt to enhance its portfolio’s return or yield and to alter the investment characteristics of its portfolio (including to attempt to mitigate risk of loss in some fashion, or “hedge”). Except as otherwise provided in its Prospectus, this SAI or by applicable law, a portfolio may purchase and sell any type of Financial Instrument. A portfolio may choose not to make use of derivatives for a variety of reasons, and no assurance can be given that any derivatives strategy employed will be successful.

Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet fully known and may not be for some time. Any new regulations could adversely affect the value, availability and performance of derivative instruments, may make them more costly, and may limit or restrict their use by a portfolio.

The use of Financial Instruments may be limited by applicable law and any applicable regulations of the SEC, the CFTC or the exchanges on which some Financial Instruments may be traded. (Note, however, that some Financial Instruments that a portfolio may use may not be listed on any exchange and may not be regulated by the SEC or the CFTC.) In addition, a portfolio’s ability to use Financial Instruments may be limited by tax considerations.

In addition to the instruments and strategies discussed in this section, the sub-advisers may discover additional opportunities in connection with Financial Instruments and other similar or related techniques. These opportunities may become available as a sub-adviser develops new techniques, as regulatory authorities broaden the range of permitted transactions and as new Financial Instruments or other techniques are developed. A sub-adviser may utilize these opportunities and techniques to the extent that they are consistent with a portfolio’s investment objective and permitted by its investment limitations and applicable regulatory authorities. These opportunities and techniques may involve risks different from or in addition to those summarized herein.

This discussion is not intended to limit a portfolio’s investment flexibility, unless such a limitation is expressly stated, and therefore will be construed by the portfolio as broadly as possible. Statements concerning what a portfolio may do are not intended to limit any other activity. Also, as with any investment or investment technique, even when the a portfolio’s prospectus or this discussion indicates that a portfolio may engage in an activity, it may not actually do so for a variety of reasons, including cost considerations.

Futures Contracts. A portfolio may enter into contracts for the purchase or sale for future delivery of fixed-income securities or foreign currencies, or contracts based on financial indices including any index of U.S. or foreign stocks, U.S. government securities, foreign government securities or corporate debt securities. U.S. futures contracts have been designed by exchanges which have been designated “contract markets” by the CFTC, and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on a number of exchange markets, and, through their clearing corporations, the exchanges guarantee performance of the contracts as between the clearing members of the exchange. A portfolio may enter into futures contracts which are based on debt securities that are backed by the full faith and credit of the U.S. government, such as long-term U.S. Treasury Bonds, Treasury Notes, GNMA, modified pass-through mortgage-backed securities and three-month U.S. Treasury Bills. A portfolio may also enter into futures contracts which are based on bonds issued by entities other than the U.S. government.

Purchases or sales of stock index futures contracts may be used to attempt to protect a portfolio’s current or intended stock investments from broad fluctuations in stock prices. For example, the portfolio may sell stock index futures contracts in anticipation of or during a decline in the market value of the portfolio’s securities. If such decline occurs, the loss in value of portfolio securities may be offset, in whole or part, by gains on the futures position. When a portfolio is not fully invested in the securities market and anticipates a significant market advance, it may purchase stock index futures contracts in order to gain rapid market exposure that may, in part or entirely, offset increases in the cost of securities that the portfolio intends to purchase. As such purchases are made, the corresponding positions in stock index futures contracts will be closed out. In a substantial majority of these transactions, the portfolio will purchase such securities upon termination of the futures position, but under unusual market conditions, a long futures position may be terminated without a related purchase of securities.

At the same time a futures contract is purchased or sold, the portfolio must allocate cash or securities as a deposit payment (“initial deposit”). It is expected that the initial deposit would be approximately ½% to 5% of a contract’s face value. Under certain circumstances, such as periods of high volatility, a portfolio may be required by an exchange to increase the level of its initial deposit, and initial deposit requirements might be increased generally in the future by regulatory action. Daily thereafter, the futures contract is valued and the payment of “variation margin” may be required, since each day the portfolio would provide or receive cash that reflects any decline or increase in the contract’s value. Daily variation margin calls could be substantial in the event of adverse price movements. If a portfolio has insufficient cash to meet daily variation margin requirements, it might need to sell securities at a time when such sales are disadvantageous.

At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate from that specified in the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was written.

Although futures contracts by their terms may call for the actual delivery or acquisition of securities, in most cases the contractual obligation is fulfilled before the date of the contract without having to make or take delivery of the securities. The offsetting of a contractual obligation is accomplished by buying (or selling, as the case may be) on a commodities exchange an identical futures contract calling for delivery in the same month. Such a transaction, which is effected through a member of an exchange, cancels the obligation to make or take delivery of the securities. Since all transactions in the futures market are made, offset or fulfilled through a clearinghouse associated with the exchange on which the contracts are traded, a portfolio will incur brokerage fees when it purchases or sells futures contracts.

The purpose of the acquisition or sale of a futures contract, in the case of a portfolio which holds or intends to acquire fixed-income securities, is to attempt to protect the portfolio from fluctuations in interest or foreign exchange rates without actually buying or selling fixed-income securities or foreign currencies. For example, if interest rates were expected to increase, a portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as selling an equivalent value of the debt securities owned by the portfolio. If interest rates did increase, the value of the debt security in a portfolio would decline, but the value of the futures contracts to the portfolio would increase at approximately the same rate, thereby keeping the net asset value of the portfolio from declining as much as it otherwise would have. The portfolio could accomplish similar results by selling debt securities and investing in bonds with short maturities when interest rates are expected to increase. However, since the futures market is generally more liquid than the cash market, the use of futures contracts as an investment technique allows a portfolio to maintain a defensive position without having to sell its portfolio securities.

Similarly, when it is expected that interest rates may decline, futures contracts may be purchased to attempt to hedge against anticipated purchases of debt securities at higher prices. Since the fluctuations in the value of futures contracts should be similar to those of debt securities, a portfolio could take advantage of the anticipated rise in the value of debt securities without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and the portfolio could then buy debt securities on the cash market.

When a portfolio enters into futures contracts, the portfolio will establish a segregated account to cover the portfolio’s obligations with respect to such futures contracts. The assets in the account will consist of cash, offsetting derivatives or liquid securities from its portfolio in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial and variation margin payments made by the portfolio with respect to such futures contracts.

The ordinary spreads between prices in the cash and futures market, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the margin deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. Due to the possibility of distortion, a correct forecast of general interest rates or other trends by the applicable sub-adviser may still not result in a successful transaction.

In addition, futures contracts entail risks. If the sub-advisers’ investment judgment about the general direction of interest rates is incorrect, a portfolio’s overall performance would be poorer than if it had not entered into any such contract. For example, if a portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the price of debt securities held by it and interest rates decrease instead, the portfolio will lose part or all of the benefit of the increased value of its debt securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if a portfolio has insufficient cash, it may have to sell debt securities to meet daily variation margin requirements. Such sales of bonds may be, but will not necessarily be, at increased prices which reflect the rising market. A portfolio may have to sell securities at a time when it may be disadvantageous to do so.

Options on Futures Contracts. The portfolios may purchase and write options on futures contracts for hedging purposes. The purchase of a call option on a futures contract is similar in some respects to the purchase of a call option on an individual security. Depending on the pricing of the option compared to either the price of the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities. As with the purchase of futures contracts, when a portfolio is not fully invested it may purchase a call option on a futures contract to hedge against a market advance due to declining interest rates.

The purchase of a put option on a futures contract is similar in some respects to the purchase of protective put options on portfolio securities. For example, a portfolio may purchase a put option on a futures contract to hedge its portfolio against the risk of rising interest rates.

The amount of risk a portfolio assumes when it purchases an option on a futures contract is the premium paid for the option plus related transaction costs. In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the security or currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is below the exercise price, a portfolio will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the portfolio’s portfolio holdings. The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the security or foreign currency which is deliverable upon exercise of the futures contract. If the futures price at expiration of the option is higher than the exercise price, the portfolio will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the portfolio intends to purchase . If a put or call option the portfolio has written is exercised, the portfolio will incur a loss which will be reduced by the amount of the premium it receives. In the case of a call option written by the portfolio, the loss is potentially unlimited. Depending on the degree of correlation between changes in the value of its portfolio securities and changes in the value of its futures positions, the portfolio’s losses from options on futures may to some extent be reduced or increased by changes in the value of portfolio securities.

Futures and options on futures are regulated by the CFTC. The portfolios are operated by persons who have claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and, therefore, such persons are not subject to registration or regulation as a commodity pool operator with respect to the portfolios under the Commodity Exchange Act

Options on Foreign Currencies. A portfolio may purchase and write options on foreign currencies for hedging purposes in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, may be utilized. For example, a decline in the dollar value of a foreign currency in which portfolio securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of portfolio securities, the portfolio may purchase put options on the foreign currency. If the value of the currency does decline, a portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

Conversely, where a rise in the dollar value of a currency in which securities to be acquired are denominated is projected, thereby increasing the cost of such securities, the portfolio may purchase call options thereon. The purchase of such options could offset, at least partially, the effects of the adverse movements in exchange rates. As in the case of other types of options, however, the benefit to the portfolio deriving from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, the portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

A portfolio may write options on foreign currencies for the same types of hedging purposes. For example, where a portfolio anticipates a decline in the dollar value of foreign currency denominated securities due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the options will most likely not be exercised, and the diminution in value of portfolio securities will be offset by the amount of the premium received.

Similarly, instead of purchasing a call option to hedge against an anticipated increase in the dollar cost of securities to be acquired, the portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the portfolio to hedge such increased cost up to the amount of the premium. As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, the portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

Losses from the writing of call options are potentially unlimited. Accordingly, the portfolios intend that any call options on foreign currencies that they write (other than for cross-hedging purposes as described below) will be covered. A call option written on a foreign currency by a portfolio is “covered” if the portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of another foreign currency held in its portfolio. A call option is also covered if the portfolio has a call on the same foreign currency and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the portfolio in cash and liquid securities in a segregated account with its custodian.

The portfolios may also write call options on foreign currencies that are not covered for cross-hedging purposes. A call option on a foreign currency is for cross-hedging purposes if it is not covered, but is designed to provide a hedge against a decline in the U.S. dollar value of a security which the portfolio owns or has the right to acquire and which is denominated in the currency underlying the option due to an adverse change in the exchange rate. In such circumstances, the portfolio collateralizes the option by maintaining in a segregated account with its custodian, cash or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked to market daily.

Additional Risks of Options on Futures Contracts, Forward Contracts and Options on Foreign Currencies. Unlike transactions entered into by a portfolio in futures contracts, forward contracts and options on foreign currencies are not traded on contract markets regulated by the CFTC or (with the exception of certain foreign currency options) by the SEC. To the contrary, such instruments are traded through financial institutions acting as market-makers, although foreign currency options are also traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. Similarly, options on currencies may be traded over-the-counter. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Moreover, the option writer and a trader of forward contracts could lose amounts substantially in excess of their initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies traded on national securities exchanges are within the jurisdiction of the SEC, as are other securities traded on such exchanges. As a result, many of the protections provided to traders on organized exchanges will be available with respect to such transactions. In particular, all foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (“OCC”), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of the availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in applicable foreign countries for this purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on the OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

As in the case of forward contracts, certain options on foreign currencies are traded over-the-counter and involve liquidity and credit risks which may not be present in the case of exchange-traded currency options. A portfolio’s ability to terminate over-the-counter options will be more limited than with exchange-traded options. It is also possible that broker-dealers participating in over-the-counter options transactions will not fulfill their obligations. Until such time as the staff of the SEC changes its position, each portfolio will treat purchased over-the-counter options and assets used to cover written over-the-counter options as illiquid securities. With respect to options written with primary dealers in U.S. government securities pursuant to an agreement requiring a closing purchase transaction at a formula price, the amount of illiquid securities may be calculated with reference to the repurchase formula.

In addition, futures contracts, options on futures contracts, forward contracts and options on foreign currencies may be traded on foreign exchanges. Such transactions are subject to the risk of governmental actions affecting trading in or the prices of foreign currencies or securities. The value of such positions also could be adversely affected by (a) other complex foreign political and economic factors, (b) lesser availability than in the United States of data on which to make trading decisions, (c) delays in the portfolio’s ability to act upon economic events occurring in foreign markets during non-business hours in the United States, (d) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (e) lesser trading volume.

The successful use of futures contracts, options on futures contracts and options on foreign currencies draws upon the applicable sub-adviser’s skill and experience with respect to such instruments. Should stock prices, interest or exchange rates move in an unexpected manner, a portfolio may not achieve the anticipated benefits of futures contracts or options on futures contracts or foreign currencies or may realize losses and thus will be in a worse position than if such strategies had not been used. In addition, the correlation between movements in the price of futures contracts or options on futures contracts or foreign currencies and movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

Options on Securities. The portfolios may write (sell) covered call and put options to a limited extent on their portfolio securities (“covered options”). However, a portfolio may forego the benefits of appreciation on securities sold or may pay more than the market price on securities acquired pursuant to call and put options written by the portfolio.

When a portfolio writes a covered call option, it gives the purchaser of the option the right to buy the underlying security at the price specified in the option (the “exercise price”) by exercising the option at any time during the option period. If the option expires unexercised, the portfolio will realize income in an amount equal to the premium received for writing the option. If the option is exercised, a decision over which a portfolio has no control, the portfolio must sell the underlying security to the option holder at the exercise price. By writing a covered call option, a portfolio forgoes, in exchange for the premium less the commission (“net premium”), the opportunity to profit during the option period from an increase in the market value of the underlying security above the exercise price.

When a portfolio writes a covered put option, it gives the purchaser of the option the right to sell the underlying security to the portfolio at the specified exercise price at any time during the option period. If the option expires unexercised, the portfolio will realize income in the amount of the premium received for writing the option. If the put option is exercised, a decision over which a portfolio has no control, the portfolio must purchase the underlying security from the option holder at the exercise price. By writing a covered put option, a portfolio, in exchange for the net premium received, accepts the risk of a decline in the market value of the underlying security below the exercise price. A portfolio will not write a call or a put option unless it owns either (1) an offsetting (“covering”) position in securities, currencies or other options, futures contracts or forward contracts, or (2) cash and liquid assets with a value, marked-to-market daily, sufficient to cover its potential obligations to the extent not covered as provided in (1) above. Each portfolio will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, segregate cash or liquid assets in the prescribed amount as determined daily.

A portfolio may terminate its obligation as the writer of a call or put option by purchasing an option with the same exercise price and expiration date as the option previously written. This transaction is called a “closing purchase transaction.” Where a portfolio cannot effect a closing purchase transaction, it may be forced to incur brokerage commissions or dealer spreads in selling securities it receives or it may be forced to hold underlying securities until an option is exercised or expires.

When a portfolio writes an option, an amount equal to the net premium received by the portfolio is included in the liability section of the portfolio’s Statement of Assets and Liabilities as a deferred credit. The amount of the deferred credit will be subsequently marked to market to reflect the current market value of the option written. The current market value of a traded option is the last sale price or, in the absence of a sale, the mean between the closing bid and asked price. If an option expires on its stipulated expiration date or if the portfolio enters into a closing purchase transaction, the portfolio will realize a gain (or loss if the cost of a closing purchase transaction exceeds the premium received when the option was sold), and the deferred credit related to such option will be eliminated. If a call option is exercised, the portfolio will realize a gain or loss from the sale of the underlying security and the proceeds of the sale will be increased by the premium originally received.

A portfolio may purchase call and put options on any securities in which it may invest. A portfolio would normally purchase a call option in anticipation of an increase in the market value of such securities. The purchase of a call option would entitle the portfolio, in exchange for the premium paid, to purchase a security at a specified price during the option period. A portfolio would ordinarily have a gain if the value of the securities increased above the exercise price sufficiently to cover the premium and would have a loss if the value of the securities remained at or below the exercise price during the option period.

A portfolio would normally purchase put options in anticipation of a decline in the market value of securities in its portfolio (“protective puts”) or securities of the type in which it is permitted to invest. The purchase of a put option would entitle a portfolio, in exchange for the premium paid, to sell a security, which may or may not be held in the portfolio’s portfolio, at a specified price during the option period. The purchase of protective puts is designed merely to offset or hedge against a decline in the market value of the portfolio’s portfolio securities. Put options also may be purchased by a portfolio for the purpose of affirmatively benefiting from a decline in the price of securities which the portfolio does not own. A portfolio would ordinarily recognize a gain if the value of the securities decreased below the exercise price sufficiently to cover the premium and would recognize a loss if the value of the securities remained at or above the exercise price. Gains and losses on the purchase of protective put options would tend to be offset by countervailing changes in the value of underlying portfolio securities.

The hours of trading for options on securities may not conform to the hours during which the underlying securities are traded. To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying securities markets that cannot be reflected in the option markets. It is impossible to predict the volume of trading that may exist in such options, and there can be no assurance that viable exchange markets will develop or continue.

The portfolios may engage in over-the-counter options transactions with broker-dealers who make markets in these options. The ability to terminate over-the-counter option positions is more limited than with exchange-traded option positions because the predominant market is the issuing broker rather than an exchange, and may involve the risk that broker-dealers participating in such transactions will not fulfill their obligations. To reduce this risk, the portfolios will purchase such options only from broker-dealers who are primary government securities dealers recognized by the Federal Reserve Bank of New York and who agree to (and are expected to be capable of) entering into closing transactions, although there can be no guarantee that any such option will be liquidated at a favorable price prior to expiration. The applicable sub-adviser will monitor the creditworthiness of dealers with whom a portfolio enters into such options transactions under the general supervision of TAM and the applicable Board of Trustees.

Options on Securities Indices. In addition to options on securities, the portfolios may also purchase and write (sell) call and put options on securities indices. Such options give the holder the right to receive a cash settlement during the term of the option based upon the difference between the exercise price and the value of the index. Such options will be used for the purposes described above under “Options on Securities.”

Options on securities indices entail risks in addition to the risks of options on securities. The absence of a liquid secondary market to close out options positions on securities indices is more likely to occur, although the portfolios generally will only purchase or write such an option if the applicable sub-adviser believes the option can be closed out.

Use of options on securities indices also entails the risk that trading in such options may be interrupted if trading in certain securities included in the index is interrupted. A portfolio will not purchase such options unless the applicable sub-adviser believes the market is sufficiently developed such that the risk of trading in such options is no greater than the risk of trading in options on securities.

Price movements in the portfolios’ securities may not correlate precisely with movements in the level of an index and, therefore, the use of options on indices cannot serve as a complete hedge. Because options on securities indices require settlement in cash, a portfolio may be forced to liquidate portfolio securities to meet settlement obligations.

Swap Agreements. A portfolio may enter into interest rate, index, equity, currency exchange rate, total return and credit default swap agreements, for hedging and non-hedging purposes. These transactions would be entered into in an attempt to obtain a particular return when it is considered desirable to do so, possibly at a lower cost to a portfolio than if the portfolio had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Forms of swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate, or “cap”; interest rate floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level, or “floor”; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa, in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

Credit default swaps are a type of swap agreement in which the protection “buyer” is generally obligated to pay the protection “seller” an upfront and/or a periodic stream of payments over the term of the contract provided that no credit event, such as a default, on a reference obligation has occurred. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the portfolio. If a credit event occurs, the seller generally must pay the buyer the “par value” (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. A portfolio may be either the buyer or seller in the transaction. If the portfolio is a buyer and no credit event occurs, the portfolio may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, a portfolio generally receives an upfront payment and/or a fixed rate of income throughout the term of the swap provided that there is no credit event. As the seller, the portfolio would effectively add leverage to its portfolio because, in addition to its total net assets, the portfolio would be subject to investment exposure on the notional amount of the swap. Credit default swap agreements involve greater risks than if the portfolio had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. As there is not yet a fully-developed central exchange or market for credit default swap transactions, they may be difficult to trade or value, especially in the event of market disruptions. A portfolio will enter into credit default swap agreements only with counterparties that meet certain standards of creditworthiness.

A portfolio may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of underlying assets, which may include a specified security, basket of securities, defined portfolios of bonds, loans and mortgages, or securities indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Total return swap agreements may effectively add leverage to the portfolio’s portfolio because, in addition to its total net assets, the portfolio would be subject to investment exposure on the notional amount of the swap. Total return swaps are a mechanism for the user to accept the economic benefits of asset ownership without utilizing the balance sheet. The other leg of the swap, usually LIBOR, is spread to reflect the non-balance sheet nature of the product. Total return swaps can be designed with any underlying asset agreed between two parties. Typically no notional amounts are exchanged with total return swaps. Total return swap agreements entail the risk that a party will default on its payment obligations to the portfolio thereunder. Swap agreements also entail the risk that the portfolio will not be able to meet its obligation to the counterparty. Generally, the portfolio will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the portfolio receiving or paying, as the case may be, only the net amount of the two payments).

Most swap agreements entered into by the portfolio calculate the obligations of the parties to the agreement on a “net basis.” Consequently, the portfolio’s current obligations (or rights) under a swap agreement will generally be equal only to the net present value of amounts to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The portfolio’s current obligations under a swap agreement will be accrued daily (offset against amounts owed to the portfolio), and any accrued but unpaid net amounts owed to a swap counterparty will be covered by the maintenance of a segregated account consisting of assets determined to be liquid by the sub-adviser.

Whether a portfolio’s use of swap agreements will be successful in furthering its investment objective will depend on the sub-adviser’s ability to correctly predict whether certain types of investments are likely to produce greater returns than other investments. Because they are two-party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid investments. Moreover, the portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swap market is a relatively new market and is largely unregulated. It is possible that developments in the swap market, including potential government regulation, could adversely affect a portfolio’s ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

Special Investment Considerations and Risks. The successful use of the investment practices described above with respect to Financial Instruments draws upon skills and experience which are different from those needed to select the other instruments in which a portfolio may invest. Should interest or exchange rates, or the prices of securities or financial indices move in an unexpected manner, a portfolio may not achieve the desired benefits of the foregoing instruments or may realize losses and thus be in a worse position than if such strategies had not been used. In general, these investment practices may increase the volatility of a portfolio and even a small investment in derivatives may magnify or otherwise increase investment losses to a portfolio. Unlike many exchange-traded futures contracts and options on futures contracts, there are no daily price fluctuation limits with respect to options on currencies, forward contracts and other negotiated or over-the-counter instruments, and adverse market movements could therefore continue to an unlimited extent over a period of time. In addition, the correlation between movements in the price of the securities and currencies hedged or used for cover will not be perfect and could produce unanticipated losses.

A portfolio’s ability to dispose of its positions in Financial Instruments will depend on the availability of liquid markets in the instruments or, in the absence of a liquid market, the ability and willingness of the other party to the transaction (the “counterparty”) to enter into a closing transaction. If there is no market or the portfolio is not successful in its negotiations, the portfolio may not be able to sell or unwind the derivative position at a particular time or at an anticipated price. This may also be the case if the counterparty to the Financial Instrument becomes insolvent. Markets in a number of the instruments are relatively new and still developing, and it is impossible to predict the amount of trading interest that may exist in those instruments in the future. Therefore, there is no assurance that any position can be disposed of at a time and price that is favorable to a portfolio. While the position remains open, the portfolio continues to be subject to investment risk on the Financial Instrument. The portfolio may or may not be able to take other actions or enter into other transactions, including hedging transactions, to limit or reduce its exposure to the Financial Instrument. The purchase and sale of futures contracts and the exercise of options may cause a portfolio to sell or purchase related investments, thus increasing its portfolio turnover rate. Brokerage commissions paid by a portfolio with respect to Financial Instruments may be higher than those that would apply to direct purchases or sales of the underlying instruments.

Particular risks exist with respect to the use of each of the Financial Instruments and could result in such adverse consequences to a portfolio as: the possible loss of the entire premium paid for an option bought by a portfolio; the inability of a portfolio, as the writer of a covered call option, to benefit from the appreciation of the underlying securities above the exercise price of the option; and the possible need to defer closing out positions in certain instruments to avoid adverse tax consequences. As a result, no assurance can be given that a portfolio will be able to use Financial Instruments effectively for their intended purposes.

A portfolio may be required to maintain assets as “cover,” maintain segregated accounts, post collateral or make margin payments when it takes positions in Financial Instruments. Assets that are segregated or used as cover, margin or collateral may be required to be in the form of cash or liquid securities, and typically may not be sold while the position in the Financial Instrument is open unless they are replaced with other appropriate assets. If markets move against a portfolio’s position, such portfolio may be required to maintain or post additional assets and may have to dispose of existing investments to obtain assets acceptable as collateral or margin. This may prevent it from pursuing its investment objective. Assets that are segregated or used as cover, margin or collateral typically are invested, and these investments are subject to risk and may result in losses to a portfolio. These losses may be substantial, and may be in addition to losses incurred by using the Financial Instrument in question. If a portfolio is unable to close out its positions, it may be required to continue to maintain such assets or accounts or make such payments until the positions expire or mature, and the portfolio will continue to be subject to investment risk on the assets. Segregation, cover, margin and collateral requirements may impair a portfolio’s ability to sell a portfolio security or make an investment at a time when it would otherwise be favorable to do so, or require a portfolio to sell a portfolio security or close out a derivatives position at a disadvantageous time or price.

Certain Financial Instruments transactions may have a leveraging effect on the portfolios, and adverse changes in the value of the underlying security, index, interest rate, currency or other instrument or measure can result in losses substantially greater than the amount invested in the Financial Instrument itself. When the portfolios engage in transactions that have a leveraging effect, the value of the portfolio is likely to be more volatile and all other risks also are likely to be compounded. This is because leverage generally magnifies the effect of any increase or decrease in the value of an asset and creates investment risk with respect to a larger pool of assets than the portfolio would otherwise have. Certain Financial Instruments have the potential for unlimited loss, regardless of the size of the initial investment.

Many Financial Instruments may be difficult to value or may be valued subjectively. Inaccurate valuations can result in increased payment requirements to counterparties or a loss of value to the portfolios.

In a hedging transaction there may be imperfect correlation, or even no correlation, between the identity, price or price movements of a Financial Instrument and the identity, price or price movements of the investments being hedged. This lack of correlation may cause the hedge to be unsuccessful and may result in the portfolio incurring substantial losses and/or not achieving anticipated gains.

Hedging strategies can reduce opportunity for gain by offsetting the positive effect of favorable price movements. Even if the strategy works as intended, the portfolio might be in a better position had it not attempted to hedge at all.

Financial Instruments transactions used for non-hedging purposes may result in losses which would not be offset by increases in the value of portfolio securities or declines in the cost of securities to be acquired. In the event that the portfolio enters into a derivatives transaction as an alternative to purchasing or selling other investments or in order to obtain desired exposure to an index or market, the portfolio will be exposed to the same risks as are incurred in purchasing or selling the other investments directly, as well as the risks of the derivatives transaction itself.

Certain Financial Instruments transactions involve the risk of loss resulting from the insolvency or bankruptcy of the counterparty or the failure by the counterparty to make required payments or otherwise comply with the terms of the contract. In the event of default by a counterparty, the portfolio may have contractual remedies pursuant to the agreements related to the transaction, which may be limited by applicable law in the case of the counterparty’s bankruptcy.

Certain Financial Instruments transactions, including certain options, swaps, forward contracts, and certain options on foreign currencies, are not entered into or traded on exchanges or in markets regulated by the CFTC or the SEC. Instead, such over-the-counter (or “OTC”) derivatives are entered into directly by the counterparties and may be traded only through financial institutions acting as market makers. Many of the protections afforded to exchange participants will not be available to participants in OTC derivatives transactions. For example, OTC derivatives transactions are not subject to the guarantee of an exchange or clearinghouse and as a result the portfolio bears greater risk of default by the counterparties to such transactions. Information available on counterparty creditworthiness may be incomplete or outdated, thus reducing the ability to anticipate counterparty defaults.

Financial Instruments involve operational risk. There may be incomplete or erroneous documentation or inadequate collateral or margin, or transactions may fail to settle. The risk of operational failures may be higher for OTC derivatives transactions. For derivatives not guaranteed by an exchange, the portfolio may have only contractual remedies in the event of a counterparty default, and there may be delays, costs, disagreements as to the meaning of contractual terms and litigation, in enforcing those remedies. Use of Financial Instruments involves transaction costs, which may be significant. Use of Financial Instruments also may increase the amount of taxable income to shareholders.

Other Investment Companies

Each of the portfolios may acquire securities of other investment companies, subject to the limitations of the 1940 Act. In addition, each portfolio may acquire securities of other investment companies, subject to the limitations of the 1940 Act.

Pursuant to an exemptive order obtained from the SEC or under a statutory exemption or an exemptive rule adopted by the SEC, a portfolio may invest in other investment companies beyond the statutory limits prescribed by the 1940 Act.

Securities of other investment companies that may be purchased by the portfolios include exchange-traded funds (“ETFs”). ETFs are typically structured as investment companies whose securities are traded over an exchange at their market price. ETFs generally represent a portfolio of securities designed to track a particular market index or other group of securities. A portfolio may purchase an ETF to temporarily gain exposure to a portion of the U.S. or a foreign market pending the purchase of individual securities. The risks of owning an ETF generally reflect the risks of owning the underlying securities it is designed to track, although the potential lack of liquidity of an ETF could result in it being more volatile. There is also a risk that the general level of securities prices may decline, thereby adversely affecting the value of ETFs invested in by a portfolio. Moreover, a portfolio’s investments in ETFs may not exactly match the performance of a direct investment in the respective indices or portfolios of securities to which they are intended to correspond due to the temporary unavailability of certain index securities in the secondary market or other factors, such as discrepancies with respect to the weighting of securities. Additionally, ETFs have management fees which increase their costs.

Should a portfolio purchase securities of other investment companies, shareholders may incur additional management, advisory, and distribution fees. Investments in other investment companies are subject to the risks of the securities in which those investment companies invest.

Exchange-Traded Notes (“ETNs”)

Certain portfolios may invest in ETNs. ETNs are generally notes representing debt of the issuer, usually a financial institution. ETNs combine both aspects of bonds and ETFs. An ETN’s returns are based on the performance of one or more underlying assets, reference rates or indexes, minus fees and expenses. Similar to ETFs, ETNs are listed on an exchange and traded in the secondary market. However, unlike an ETF, an ETN can be held until the ETN’s maturity, at which time the issuer will pay a return linked to the performance of the specific asset, index or rate (“reference instrument”) to which the ETN is linked minus certain fees. Unlike regular bonds, ETNs do not make periodic interest payments, and principal is not protected.

The value of an ETN may be influenced by, among other things, time to maturity, level of supply and demand for the ETN, volatility and lack of liquidity in underlying markets, changes in the applicable interest rates, the performance of the reference instrument, changes in the issuer’s credit rating and economic, legal, political or geographic events that affect the reference instrument. An ETN that is tied to a reference instrument may not replicate the performance of the reference instrument. ETNs also incur certain expenses not incurred by their applicable reference instrument. Some ETNs that use leverage can, at times, be relatively illiquid and, thus, they may be difficult to purchase or sell at a fair price. Levered ETNs are subject to the same risk as other instruments that use leverage in any form. While leverage allows for greater potential return, the potential for loss is also greater. Finally, additional losses may be incurred if the investment loses value because, in addition to the money lost on the investment, the loan still needs to be repaid.

Because the return on the ETN is dependent on the issuer’s ability or willingness to meet its obligations, the value of the ETN may change due to a change in the issuer’s credit rating, despite no change in the underlying reference instrument. The market value of ETN shares may differ from the value of the reference instrument. This difference in price may be due to the fact that the supply and demand in the market for ETN shares at any point in time is not always identical to the supply and demand in the market for the assets underlying the reference instrument that the ETN seeks to track.

There may be restrictions on a portfolio’s right to redeem its investment in an ETN, which are generally meant to be held until maturity. The portfolio’s decision to sell its ETN holdings may be limited by the availability of a secondary market. An investor in an ETN could lose some or all of the amount invested.

Short Sales “Against the Box”

In a short sale, a portfolio sells a borrowed security and has a corresponding obligation to the lender to return the identical security. A portfolio may engage in short sales only if at the time of the short sale it owns or has the right to obtain, at no additional cost, an equal amount of the security being sold short. This investment technique is known as a short sale “against the box”.

In a short sale, the seller does not immediately deliver the securities sold and is said to have a short position in those securities until delivery occurs. If a portfolio engages in a short sale, the collateral for the short position will be maintained by its custodian or qualified sub-custodian. While the short sale is open, a portfolio maintains in a segregated account an amount of securities equal in kind and amount to the securities sold short or securities convertible into or exchangeable for such equivalent securities. These securities constitute the portfolio’s long position.

The portfolios will not engage in short sales against the box for investment purposes. A portfolio may, however, make a short sale as a hedge, when it believes that the price of a security may decline, causing a decline in the value of a security (or a security convertible or exchangeable for such security). In such case, any future losses in a portfolio’s long position should be reduced by a gain in the short position. Conversely, any gain in the long position should be reduced by a loss in the short position. The extent to which such gains or losses are reduced depends upon the amount of the security sold short relative to the amount a portfolio owns. There are certain additional transaction costs associated with short sales against the box, but the portfolios endeavor to offset these costs with the income from the investment of the cash proceeds of short sales.

As a nonfundamental operating policy, it is not expected that more than 40% of a portfolio’s total assets would be involved in short sales against the box.

Real Estate Investment Trusts

Real Estate Investment Trusts (“REITs”) pool investors’ portfolios for investment primarily in income producing real estate or real estate related loans or interests. A REIT is not taxed on income distributed to its shareholders or unitholders if it complies with requirements relating to its organization, ownership, assets and income and a requirement that it distribute to its shareholders or unitholders as least 90% of its taxable income for each taxable year. Generally, REITs can be classified as Equity REITs, Mortgage REITs and hybrid REITs. Equity REITs invest the majority of their assets directly in real property and derive their income primarily through rents and capital gains from appreciation realized through property sales. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs. Mortgage REITs invest the majority of their assets in real estate mortgages and derive their income primarily from interest payments. Mortgage REITs are sensitive to the credit quality of the underlying borrowers and also to the risk that they may be unable to invest at attractive interest rates if the mortgages in which they invest are prepaid. Hybrid REITs combine the characteristics of both Equity and Mortgage REITs. The value of REITs may be affected by management skill, cash flow and tax and regulatory requirements. REITs are also subject to risks generally associated with investments in real estate. A portfolio will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

REITs may subject a portfolio to certain risks associated with the direct ownership of real estate. These risks include, among others: possible declines in the value of real estate; possible lack of availability of mortgage funds; extended vacancies of properties; risks related to general and local economic conditions; overbuilding; increases in competition, property taxes and operating expenses; changes in zoning laws; costs resulting from the clean-up of, liability to third parties for or damages resulting from, environmental problems, or casualty or condemnation losses; uninsured damages from floods, earthquakes or other natural disasters; limitations on and variations in rents; and changes in interest rates.

Investing in REITs involves certain unique risks, in addition to those risks associated with investing in the real estate industry in general. Equity REITs may be affected by changes in the value of the underlying property owned by the REITs, while Mortgage REITs may be affected by the quality of any credit extended. REITs are dependent upon management skills, are not diversified, and are subject to risks associated with heavy cash flow dependency, potential default by borrowers, self-liquidation and the possibilities of failing to qualify for the exemption from tax for distributed income under the Code. REITs whose underlying assets are concentrated in properties used by a particular industry, such as health care, are also subject to industry related risks.

REITs (especially Mortgage REITs) are also subject to interest rate risk. When interest rates decline, the value of a REIT’s investment in fixed rate obligations can be expected to rise. Conversely, when interest rates rise, the value of a REIT’s investment in fixed rate obligations can be expected to decline. If the REIT invests in adjustable rate mortgage loans the interest rates on which are reset periodically, yields on a REIT’s investments in such loans will gradually align themselves to reflect changes in market interest rates. This causes the value of such investments to fluctuate less dramatically in response to interest rate fluctuations than would investments in fixed rate obligations. REITs may have limited financial resources, may trade less frequently and in a limited volume and may be subject to more abrupt or erratic price movements than larger company securities. Historically, REITs have been more volatile in price than the larger capitalization stocks included in S&P 500 Index.

Dollar Rolls and TBA Securities

Each portfolio may enter into dollar roll transactions and purchase To Be Announced Securities (“TBAS”). Dollar rolls are transactions where a portfolio sells securities (usually mortgage-backed securities) with a commitment to buy similar, but not identical, securities on a future date at a lower price. In the case of dollar rolls involving mortgage-backed securities, the mortgage-backed securities that are purchased typically will be of the same type and will have the same or similar interest rate and maturity as those sold, but will be supported by different pools of mortgages. A portfolio forgoes principal and interest paid during the roll period on the securities sold in a dollar roll, but the portfolio is compensated by the difference between the current sales price and the price for the future purchase as well as by any interest earned on the proceeds of the securities sold. A portfolio could also be compensated through receipt of fee income. In addition to the general risks involved in leveraging, dollar rolls are subject to the same risks as repurchase and reverse repurchase agreements, which are discussed above.

TBAS are a type of delayed delivery transaction where the seller agrees to issue a security at a future date. The seller does not specify the particular securities to be delivered. Instead, the portfolio agrees to accept any security that meets specified terms.

Subordinated Securities

A portfolio may invest in securities which are subordinated or “junior” to more senior securities of the issuer, or which represent interests in pools of such subordinated or junior securities. Such securities may include so-called “high yield” or “junk” bonds (i.e., bonds that are rated below investment grade by a rating agency or that are deemed by the subadviser to be of equivalent quality) and preferred stock. Under the terms of subordinated securities, payments that would otherwise be made to their holders may be required to be made to the holders of more senior securities, and/or the subordinated or junior securities may have junior liens, if they have any rights at all, in any collateral (meaning proceeds of the collateral are required to be paid first to the holders of more senior securities). Subordinated securities are more likely to suffer a credit loss than non-subordinated securities of the same issuer, any loss incurred by the subordinated securities is likely to be proportionately greater, and any recovery of interest or principal may take more time. As a result, even a perceived decline in creditworthiness of the issuer is likely to have a greater impact on them.

Structured Notes and Related Instruments

“Structured” notes and other related instruments are privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset, market or interest rate (an “embedded index”), such as selected securities, an index of securities or specified interest rates, or the differential performance of two assets or markets, such as indexes reflecting bonds. Structured instruments may be issued by corporations, including banks, as well as by governmental agencies and frequently are assembled in the form of medium-term notes, but a variety of forms is available and may be used in particular circumstances. The terms of such structured instruments normally provide that their principal and/or interest payments are to be adjusted upwards or downwards (but ordinarily not below zero) to reflect changes in the embedded index while the instruments are outstanding. As a result, the interest and/or principal payments that may be made on a structured product may vary widely, depending on a variety of factors, including the volatility of the embedded index and the effect of changes in the embedded index on principal and/or interest payments. The rate of return on structured notes may be determined by applying a multiplier to the performance or differential performance of the referenced index(es) or other asset(s). Application of a multiplier involves leverage that will serve to magnify the potential for gain and the risk of loss. Investment in indexed securities and structured notes involves certain risks, including the credit risk of the issuer and the normal risks of price changes in response to changes in interest rates. Further, in the case of certain indexed securities or structured notes, a decline in the reference instrument may cause the interest rate to be reduced to zero, and any further declines in the reference instrument may then reduce the principal amount payable on maturity. Finally, these securities may be less liquid than other types of securities, and may be more volatile than their underlying reference instruments.

Loans of Portfolio Securities

Each portfolio may lend securities from its portfolio to brokers, dealers and financial institutions (but not individuals) if cash, U.S. government securities or other high quality debt obligations equal to at least 102% (105% for foreign securities) of the current market value of the securities loaned (including accrued interest thereon) plus the interest payable to the portfolio with respect to the loan is maintained with the portfolio. In determining whether or not to lend a security to a particular broker, dealer or financial institution, the portfolio’s Adviser considers all relevant facts and circumstances, including the size, creditworthiness and reputation of the broker, dealer or financial institution. Any loans of portfolio securities are fully collateralized based on values that are marked to market daily; should the market value of the loaned securities increase, the borrower must furnish additional collateral. No portfolio enters into any portfolio security lending arrangements having a duration longer than one year. At the termination of a loan transaction, a portfolio has the obligation to return cash or collateral delivered by the borrower. A portfolio may experience losses on the collateral and may be required to liquidate other investments at inopportune times in order to return amounts to the borrower. In the event of the bankruptcy of the other party to a securities loan, the portfolio could experience delays in recovering either the securities lent or cash, possible capital losses, and even loss of rights in the collateral should a borrower fail financially. To the extent that, in the meantime, the value of the securities lent has increased or the value of the securities purchased has decreased, a portfolio could experience a loss. No portfolio will lend securities having a value that exceeds one-third of the current value of its total assets. Loans of securities by a portfolio are subject to termination at the portfolio’s or the borrower’s option. A portfolio may pay reasonable administrative and custodial fees in connection with a securities loan and may pay a negotiated portion of the interest or fee earned with respect to the collateral to the borrower or the placing broker.

Loans and Other Direct Indebtedness

A portfolio may purchase loans and other direct indebtedness, although the Stock Portfolios currently do not intend to make such investments. In purchasing a loan, a portfolio acquires some or all of the interest of a bank or other lending institution in a loan to a corporate, governmental or other borrower. Loans may be secured or unsecured. Loans that are fully secured offer a portfolio more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the borrower’s obligation.

These loans typically are made to finance internal growth, mergers, acquisitions, stock repurchases, leveraged buy-outs and other corporate activities. The loans typically are made by a syndicate of lending institutions, represented by an agent lending institution which has negotiated and structured the loan and is responsible for collecting for itself and for others in the syndicate interest, principal and other amounts due, and for enforcing its and their other rights against the borrower. A portfolio’s investment in loans may be structured as a novation, pursuant to which the portfolio would assume all of the rights of the lending institution in a loan, or alternatively, as an assignment, pursuant to which the portfolio would purchase an assignment of a portion of a lender’s interest in a loan either directly from the lender or through an intermediary. A portfolio may also purchase trade or other claims against companies, which generally represent money owed by the company to a supplier of goods or services.

Certain of the loans and the other direct indebtedness acquired by a portfolio may involve revolving credit facilities or other standby financing commitments which obligate the portfolio to pay additional cash on a certain date or on demand. These commitments may have the effect of requiring a portfolio to increase its investment in a company at a time when the portfolio might not otherwise decide to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). To the extent that a portfolio is committed to advance additional portfolios, it will at all times hold and maintain in a segregated account cash or other liquid securities in an amount sufficient to meet such commitments.

A portfolio’s ability to receive payment of principal, interest and other amounts due in connection with these investments will depend primarily on the financial condition of the borrower. In selecting the loans and other direct indebtedness which the portfolio will purchase, a portfolio’s sub-adviser will rely upon its own (and not the original lending institution’s) credit analysis of the borrower. A portfolio may purchase interests in loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy reorganization proceedings or other forms of debt restructuring. Some loans may be in default at time of purchase. The highly leveraged nature of many such loans and other direct indebtedness may make such loans and other direct indebtedness especially vulnerable to adverse changes in economic or market conditions.

As a portfolio may be required to rely upon another lending institution to collect and pass on to the portfolio amounts payable with respect to the loan and to enforce the portfolio’s rights under the loan and other direct indebtedness, an insolvency, bankruptcy or reorganization of the lending institution may delay or prevent the portfolio from receiving such amounts. In such cases, a portfolio may evaluate as well the creditworthiness of the lending institution and may treat both the borrower and the lending institution as an “issuer” of the loan for purposes of compliance with applicable law pertaining to the diversification of the portfolio’s portfolio investments.

Investments in loans through a direct assignment of the financial institution’s interests with respect to the loan may involve additional risks to a portfolio. For example, if a loan is foreclosed, a portfolio could become part owner of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that, under emerging legal theories of lender liability, a portfolio could be held liable as a co-lender.

Interests in loans or other direct indebtedness are generally illiquid, and there is a limited trading market in these investments. Because there is no liquid market for commercial loans, the portfolios anticipate that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and a portfolio’s ability to dispose of particular loans when necessary to meet redemptions of portfolio shares, to meet the portfolio’s liquidity needs or when necessary in response to a specific economic event, such as deterioration in the creditworthiness of the borrower. In addition, the limited trading market can make it difficult to ascertain a market value for these investments.

Temporary Defensive Positions

At times a portfolio’s sub-adviser may judge that conditions in the securities markets make pursuing the portfolio’s principal investment strategy inconsistent with the best interest of its shareholders. At such times, a sub-adviser may temporarily use alternative strategies, primarily designed to reduce fluctuations in the value of the portfolio’s assets. In implementing these defensive strategies, a portfolio may invest without limit in high quality money market and other short-term instruments. These investments may result in a lower yield than would be available from investments with a lower quality or longer term. During periods in which such strategies are used, the duration of a portfolio may diverge from the duration range for that portfolio disclosed in its prospectus (if applicable). It is impossible to predict when, or for how long, a portfolio will use these alternative strategies. As a result of using these alternative strategies, a portfolio may not pursue its investment objective.

Master Limited Partnerships

A portfolio may invest in Master Limited Partnership (“MLP”) units, which have limited control and voting rights, similar to those of a limited partner. An MLP could be taxed, contrary to its intention, as a corporation, resulting in decreased returns. Investing in MLPs may, for tax purposes, affect the character of the gain and loss realized by a portfolio, the timing of taxable fund distributions and/or the holding period of a portfolio’s asset.

Certain Other Obligations

Each portfolio may invest in instruments other than those listed previously, provided such investments are consistent with the portfolio’s investment objective, policies and restrictions.

Rating Services

The ratings of rating services represent their opinions as to the quality of the securities that they undertake to rate. It should be emphasized, however, that ratings are relative and subjective and are not absolute standards of quality. Although these ratings are an initial criterion for selection of portfolio investments, the sub-advisers also make their own evaluations of these securities. After purchase by a portfolio, an obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the portfolio. Neither event would require a portfolio to dispose of the obligation, but the applicable sub-adviser will consider such an event in its determination of whether the portfolio should continue to hold the obligation.

Except as stated otherwise, all investment policies and restrictions described herein are nonfundamental, and may be changed without prior shareholder approval.

Commodity Exchange Act Registration

The portfolios are operated by persons who have claimed an exclusion, granted to operators of registered investment companies like the portfolios, from registration as a “commodity pool operator” with respect to the portfolios under the Commodity Exchange Act, and therefore, are not subject to registration or regulation as a commodity pool operator with respect to the portfolios under the Commodity Exchange Act. On February 9, 2012, the CFTC adopted amendments to its rules that, upon effectiveness, may affect the ability of the portfolios to continue to claim this exclusion. The portfolios would be limited in their ability to use futures or options on futures or engage in swaps transactions if they continued to claim the exclusion. If the portfolios were no longer able to claim the exclusion, the portfolios’ adviser would likely become subject to registration and regulation as a commodity pool operator. The portfolios and the adviser are continuing to analyze the effect of these rules changes on the portfolios.

Portfolio Turnover for Small Value Portfolio

During the most recent fiscal year, the portfolio turnover rate for the portfolio was 16% of the average value of its portfolio. For the fiscal year ended December 31, 2010, the portfolio turnover rate was 121%.

In July 2010, Wellington Management Company, LLP became sub-adviser to Transamerica Partners Small Value Portfolio, replacing a previous sub-adviser. The high turnover during the 2010 fiscal year was a result of transitioning the Portfolio to the new sub-adviser.

INVESTMENT POLICIES

The “fundamental policies” of each portfolio and each portfolio may not be changed with respect to the portfolio without the approval of a “majority of the outstanding voting securities” of the portfolio. “Majority of the outstanding voting securities” under the 1940 Act and as used in this SAI and each Prospectus means, with respect to a portfolio, the lesser of (i) 67% or more of the outstanding voting securities of the portfolio (or of the total beneficial interests of the portfolio) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the portfolio (or of the total beneficial interests of the portfolio) are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the portfolio (or of the total beneficial interests of the portfolio).

Whenever a Money Market, Bond, Balanced or Stock Portfolio is requested to vote on a fundamental policy of a portfolio, the portfolio (except in limited circumstances as permitted by applicable rules and regulations) will either hold a meeting of its shareholders and cast its vote as instructed by shareholders, or otherwise vote in accordance with applicable law.

Portfolios

Fundamental Policies

Each portfolio, as applicable has adopted the following fundamental policies and restrictions:

1. The portfolio may not borrow money, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.

2. The portfolio may not issue any senior security, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.

3. The portfolio may not act as an underwriter of securities within the meaning of the Securities Act of 1933, as amended, (the “Securities Act” or the “1933 Act”) except as permitted under the Securities Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Among other things, to the extent that the fund or portfolio may be deemed to be an underwriter within the meaning of the Securities Act, the fund or portfolio may act as an underwriter of securities in connection with the purchase and sale of its portfolio securities in the ordinary course of pursuing its investment objective, investment policies and investment program.

4. The portfolio may not purchase or sell real estate or any interests therein, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time. Notwithstanding this limitation, the fund or portfolio may, among other things, (i) acquire or lease office space for its own use; (ii) invest in securities of issuers that invest in real estate or interests therein; (iii) invest in mortgage-related securities and other securities that are secured by real estate or interests therein; or (iv) hold and sell real estate acquired by the portfolio as a result of the ownership of securities.

5. The portfolio may not make loans, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.

6. The portfolio may not “concentrate” its investments in a particular industry or group of industries (except those funds or portfolios listed below), except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction from time to time, provided that, without limiting the generality of the foregoing this limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. government, its agencies or instrumentalities, except that Transamerica Money Market Portfolio may invest without limitation in obligations issued by banks.

7. The portfolio may not purchase physical commodities or contracts relating to physical commodities, except as permitted under the 1940 Act, and as interpreted, modified or otherwise permitted by regulatory authority having jurisdiction, from time to time.

With respect to the fundamental policy relating to borrowing money set forth in (1) above, the 1940 Act permits a portfolio or portfolio to borrow money in amounts of up to one-third of its total assets from banks for any purpose, and to borrow up to 5% of the its total assets from banks or other lenders for temporary purposes. (A portfolio’s total assets include the amounts being borrowed.) To limit the risks attendant to borrowing, the 1940 Act requires a portfolio or portfolio to maintain at all times an “asset coverage” of at least 300% of the amount of its borrowings. Asset coverage means the ratio that the value of the portfolio’s total assets, (including amounts borrowed), minus liabilities other than borrowings, bears to the aggregate amount of all borrowings. Certain trading practices and investments, such as reverse repurchase agreements, may be considered to be borrowing, and thus, subject to the 1940 Act restrictions. Borrowing money to increase portfolio holdings is known as “leveraging.” Borrowing, especially when used for leverage, may cause the value of a portfolio’s or portfolio’s shares to be more volatile than if the portfolio did not borrow. This is because borrowing tends to magnify the effect of any increase or decrease in the value of the portfolio’s holdings. Borrowed money thus creates an opportunity for greater gains, but also greater losses. To repay borrowings, a portfolio may have to sell securities at a time and at a price that is unfavorable to it. There also are costs associated with borrowing money, and these costs would offset and could eliminate a portfolio’s net investment income in any given period. The policy in (1) above will be interpreted to permit a portfolio to engage in trading practices and investments that may be considered to be borrowing to the extent permitted by the 1940 Act. Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered to be borrowings under the policy. Practices and investments that may involve leverage but are not considered to be borrowings are not subject to the policy.

With respect to the fundamental policy relating to issuing senior securities set forth in (2) above, “senior securities” are defined as portfolio obligations that have a priority over the portfolio’s shares with respect to the payment of dividends or the distribution of its assets. The 1940 Act prohibits a portfolio from issuing senior securities except that a portfolio or portfolio may borrow money in amounts of up to one-third of its total assets from banks for any purpose. A portfolio or portfolio also may borrow up to 5% of its total assets from banks or other lenders for temporary purposes, and these borrowings are not considered senior securities. The issuance of senior securities by a portfolio can increase the speculative character of the portfolio’s outstanding shares through leveraging. Leveraging of a portfolio’s or portfolio’s holdings through the issuance of senior securities magnifies the potential for gain or loss on monies, because even though the portfolio’s net assets remain the same, the total risk to investors is increased to the extent of its gross assets. The policy in (2) above will be interpreted not to prevent collateral arrangements with respect to swaps, options, forward or futures contracts or other derivatives, or the posting of initial or variation margin.

With respect to the fundamental policy relating to underwriting set forth in (3) above, the 1940 Act does not prohibit a portfolio or portfolio from engaging in the underwriting business or from underwriting the securities of other issuers; in fact, the 1940 Act permits a portfolio to have underwriting commitments of up to 25% of its assets under certain circumstances. Those circumstances currently are that the amount of a portfolio’s underwriting commitments, when added to the value of the portfolio’s investments in issuers where the portfolio owns more than 10% of the outstanding voting securities of those issuers, cannot exceed the 25% cap. A portfolio engaging in transactions involving the acquisition or disposition of portfolio securities may be considered to be an underwriter under the 1933 Act. Under the 1933 Act, an underwriter may be liable for material omissions or misstatements in an issuer’s registration statement or prospectus. Securities purchased from an issuer and not registered for sale under the 1933 Act are considered restricted securities. There may be a limited market for these securities. If these securities are registered under the 1933 Act, they may then be eligible for sale but participating in the sale may subject the seller to underwriter liability. These risks could apply to a portfolio investing in restricted securities. Although it is not believed that the application of the 1933 Act provisions described above would cause a portfolio to be engaged in the business of underwriting, the policy in (2) above will be interpreted not to prevent a portfolio from engaging in transactions involving the acquisition or disposition of portfolio securities, regardless of whether the portfolio may be considered to be an underwriter under the 1933 Act.

With respect to the fundamental policy relating to real estate set forth in (4) above, the 1940 Act does not prohibit a portfolio from owning real estate; however, a portfolio is limited in the amount of illiquid assets it may purchase. Investing in real estate may involve risks, including that real estate is generally considered illiquid and may be difficult to value and sell. Owners of real estate may be subject to various liabilities, including environmental liabilities. To the extent that investments in real estate are considered illiquid, the current staff position of the Securities and Exchange Commission (“SEC”) generally limits a portfolio’s purchases of illiquid securities to 15% of net assets. The policy in (4) above will be interpreted not to prevent a portfolio from investing in real estate-related companies, companies whose businesses consist in whole or in part of investing in real estate, instruments (like mortgages) that are secured by real estate or interests therein, or real estate investment trust securities.

With respect to the fundamental policy relating to lending set forth in (5) above, the 1940 Act does not prohibit a portfolio from making loans; however, SEC staff interpretations currently prohibit a portfolio from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements. A repurchase agreement is an agreement to purchase a security, coupled with an agreement to sell that security back to the original seller on an agreed-upon date at a price that reflects current interest rates. The SEC frequently treats repurchase agreements as loans. While lending securities may be a source of income to a portfolio, as with other extensions of credit, there are risks of delay in recovery or even loss of rights in the underlying securities should the borrower fail financially. However, loans would be made only when the portfolio’s portfolio manager or a sub-adviser believes the income justifies the attendant risks. A portfolio also will be permitted by this policy to make loans of money, including to other portfolios. A portfolio or portfolio would have to obtain exemptive relief from the SEC to make loans to other portfolios. The policy in (5) above will be interpreted not to prevent a portfolio from purchasing or investing in debt obligations and loans. In addition, collateral arrangements with respect to options, forward currency and futures transactions and other derivative instruments, as well as delays in the settlement of securities transactions, will not be considered loans.

With respect to the fundamental policy relating to concentration set forth in (6) above, the 1940 Act does not define what constitutes “concentration” in an industry. The SEC staff has taken the position that investment of 25% or more of a portfolio’s total assets in one or more issuers conducting their principal activities in the same industry or group of industries constitutes concentration. It is possible that interpretations of concentration could change in the future. A portfolio that invests a significant percentage of its total assets in a single industry may be particularly susceptible to adverse events affecting that industry and may be more risky than a portfolio that does not concentrate in an industry. The policy in (6) above will be interpreted to refer to concentration as that term may be interpreted from time to time. The policy also will be interpreted to permit investment without limit in the following: securities of the U.S. government and its agencies or instrumentalities; securities of state, territory, possession or municipal governments and their authorities, agencies, instrumentalities or political subdivisions; securities of foreign governments; and repurchase agreements collateralized by any such obligations. Accordingly, issuers of the foregoing securities will not be considered to be members of any industry.

There also will be no limit on investment in issuers domiciled in a single jurisdiction or country. The policy also will be interpreted to give broad authority to a portfolio as to how to classify issuers within or among industries.

With respect to the fundamental policy relating to commodities set forth in (7) above, the 1940 Act does not prohibit a portfolio from owning commodities, whether physical commodities and contracts related to physical commodities (such as oil or grains and related futures contracts), or financial commodities and contracts related to financial commodities (such as currencies and, possibly, currency futures). However, a portfolio is limited in the amount of illiquid assets it may purchase. To the extent that investments in commodities are considered illiquid, the current SEC staff position generally limits a portfolio’s purchases of illiquid securities to 15% of net assets. If a portfolio were to invest in a physical commodity or a physical commodity-related instrument, the portfolio would be subject to the additional risks of the particular physical commodity and its related market. The value of commodities and commodity-related instruments may be extremely volatile and may be affected either directly or indirectly by a variety of factors. There also may be storage charges and risks of loss associated with physical commodities. The policy in (7) above will be interpreted to permit investments in exchange traded funds that invest in physical and/or financial commodities.

The portfolios’ fundamental policies are written and will be interpreted broadly. For example, the policies will be interpreted to refer to the 1940 Act and the related rules as they are in effect from time to time, and to interpretations and modifications of or relating to the 1940 Act by the SEC and others as they are given from time to time. When a policy provides that an investment practice may be conducted as permitted by the 1940 Act, the policy will be interpreted to mean either that the 1940 Act expressly permits the practice or that the 1940 Act does not prohibit the practice.

Non-Fundamental Policies. Each portfolio will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy does not prevent a portfolio from investing in securities of registered open-end investment companies or registered unit investment trusts in reliance on any other provision of applicable law or regulation.

Each portfolio will not, as a matter of operating policy, acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.

These non-fundamental policies may be changed by the Board of Trustees of Transamerica Partners Portfolios without shareholder approval.

Disclosure of Portfolio Holdings

It is the policy of the portfolio to protect the confidentiality of their holdings and prevent the selective disclosure of non-public information about portfolio holdings. The portfolios’ service providers are required to comply with this policy. No non-public information concerning the portfolio holdings may be disclosed to any unaffiliated third party, except as provided below. The Boards of Trustees has adopted formal procedures governing compliance with these policies.

The portfolios, or their duly authorized service providers, may publicly disclose holdings in accordance with regulatory requirements, such as periodic portfolios disclosure in filings with the SEC. A summary or list of a portfolios’completed purchases and sales may only be made available after the public disclosure of portfolio holdings.

The portfolios publish all holdings on their website at www.transamericapartners.com (select Transamerica Partners Funds) approximately 25 days after the end of each calendar quarter. Such information generally remains online for 6 months, or as otherwise consistent with applicable regulations. The day following such publication, the information is deemed to be publicly disclosed for the purposes of the policies and procedures adopted by the portfolios. The portfolios may then forward the information to investors and consultants requesting it.

Each month, Transamerica Partners Money Market Portfolio files a schedule of portfolio holdings with the SEC on Form N-MFP. The information filed on Form N-MFP is made available to the public by the SEC 60 days after the end of the month to which the information pertains. A schedule of portfolio holdings for Transamerica Partners Money Market Portfolio is posted each month to the portfolios’ website in accordance with Rule 2a-7(c)(12) under the 1940 Act.

There are numerous mutual fund evaluation services and due diligence departments of broker-dealers and wirehouses that regularly analyze the holdings of mutual funds and funds in order to monitor and report on various attributes including style, capitalization, maturity, yield, beta, etc. These services and departments then distribute the results of their analysis to the public, paid subscribers and/or in-house brokers. In order to facilitate the review of the portfolios and portfolios by these services and departments, the portfolios may distribute (or authorize their service providers to distribute) holdings to such services and departments before their public disclosure is required or authorized provided that: (i) the recipient does not distribute the holdings or results of the analysis to third parties, other departments or persons who are likely to use the information for purposes of purchasing or selling the portfolios before the holdings or results of the analysis become public information; and (ii) the recipient signs a written confidentiality agreement. Persons and entities unwilling to execute an acceptable confidentiality agreement may only receive portfolio holdings information that has otherwise been publicly disclosed. Neither the portfolios nor their service providers receive any compensation from such services and departments. Subject to such departures as the portfolios’ investment adviser and compliance department believe reasonable and consistent with reasonably protecting the confidentiality of the fund information, each confidentiality agreement should generally provide that, among other things: the portfolio information is the confidential property of the portfolios (and its service provider, if applicable) and may not be shared or used directly or indirectly for any purpose except as expressly provided in the confidentiality agreement. The recipient of the portfolio information agrees to limit access to the portfolio information to its employees (and agents) who, on a need to know basis, are (1) authorized to have access to the portfolio information and (2) subject to a duty of confidentiality, including duties not to share the non-public information with an unauthorized source and not to trade on non-public information. Upon written request, the recipient agrees to promptly return or destroy, as directed, the portfolio information.

The portfolios (or their authorized service providers) may disclose portfolio information before their public disclosure based on the criteria described above. The frequency with which such information may be disclosed, and the length of the lag, if any, between the disclosure date of the information and the date on which the information is publicly disclosed, varies based on the terms of the applicable confidentiality agreement. The portfolios currently provide portfolio information to the following entities at the stated frequency as part of ongoing arrangements that include the release of portfolio holdings information in accordance with the policy:

Name	Frequency

Advent Software, Inc.	Daily
Evare	Daily
Morningstar Associates, LLC	Daily
Lipper, Inc.	Quarterly
Thompson Financial, Ltd.	Quarterly
Bloomberg	Quarterly

In addition to these ongoing arrangements, the policy permits the release by the portfolios (or their authorized service providers) of the following information concerning a portfolios provided that the information has been publicly disclosed (via the portfolios’ website or otherwise):

•	Top Ten Holdings. A portfolio’s top ten holdings and the total percentage of the portfolio such aggregate holdings represent.

•	Sector Holdings. A portfolio’s sector information and the total percentage of the portfolio held in each sector.

•	Other Portfolio Characteristic Data. Any other analytical data with respect to a portfolio that does not identify any specific portfolio holding.

•

Funds of ETFs. For any portfolio whose investments consist solely of shares of ETFs, no sooner than 10 days after the end of a month the names of the ETFs held as of the end of that month and the percentage of the portfolio’s net assets held in each ETF as of the end of that month.

The Board and an appropriate officer of the Investment Adviser’s compliance department or the Trust’s Chief Compliance Officer (“CCO”) may, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information and waive certain requirements. Any exceptions to the policy must be consistent with the purposes of the policy. To the extent required by law, the CCO reports to the Board violations of policies and procedures on disclosure of portfolio holdings.

In addition, separate account and unregistered product clients of TAM, the sub-advisers of the portfolios, or their respective affiliates generally have access to information regarding the portfolio holdings of their own accounts. Prospective clients may also have access to representative portfolio holdings. These clients and prospective clients are not subject to the portfolio holdings disclosure policies described above. Some of these separate accounts and unregistered product clients have substantially similar or identical investment objectives and strategies to certain portfolios, and therefore may have substantially similar or nearly identical portfolio holdings as those portfolios.

Item 17. Management of each Portfolio.

BOARD MEMBERS AND OFFICERS

The Board Members and executive officers of the Trust are listed below. Interested Board Member means a board member who may be deemed an “interested person” (as that term is defined in the 1940 Act) of the Trust because of his current or former service with TAM or an affiliate of TAM. Interested Board Members may also be referred to herein as “Interested Trustees.” Independent Board Member means a Board Member who is not an “interested person” (as defined under the 1940 Act) of the Trust and may also be referred to herein as an “Independent Trustee.”

The Board governs each portfolio and is responsible for protecting the interests of the shareholders. The Board Members are experienced executives who meet periodically throughout the year to oversee the business affairs of each portfolio and the operation of the Trust by its officers. The Board also reviews the management of each portfolio’s assets by the investment adviser and its respective sub-adviser. The portfolios are among the funds advised and sponsored by TAM (collectively, “Transamerica Asset Management Group”). Transamerica Asset Management Group (“TAMG”) consists of Transamerica Funds, Transamerica Series Trust (“TST”), Transamerica Income Shares, Inc. (“TIS”), Transamerica Partners Funds Group (“TPFG”), Transamerica Partners Funds Group II (“TPFG II”), Transamerica Partners Portfolios (“TPP”), and Transamerica Asset Allocation Variable Funds (“TAAVF”) and consists of 162 funds as of the date of this SAI.

The mailing address of each Board Member is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The Board Members, their year of birth, their positions with the Trust, and their principal occupations for the past five years (their titles may have varied during that period), the number of funds in TAMG the Board oversees, and other board memberships they hold are set forth in the table below.

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

INTERESTED BOARD MEMBERS

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2007	Chairman, Board Member, President and Chief Executive Officer, TPP, TPFG, TPFG II and TAAVF (2007 – present); Chairman (2007 – present), Board Member (2006 – present), President and Chief Executive Officer (2006 – present), Senior Vice President (1999 – 2006), Chief Compliance Officer, General Counsel and Secretary (1999 – 2006), Transamerica Funds and TST; Chairman (2007 – present), Board Member (2006 – present), President and Chief Executive Officer (2006 – present), Senior Vice President (2002 – 2006), General Counsel, Secretary and Chief Compliance Officer (2002 – 2006), TIS;	162	N/A

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

Chairman, President and Chief Executive Officer (2006 – present), Director (2002 – present), Senior Vice President (1999 – 2006), General Counsel and Secretary (2000 – 2006), Chief Compliance Officer (2004 – 2006), TAM;

Chairman, President and Chief Executive Officer (2006 – present), Senior Vice President (1999 – 2006), Director (2002 – present), General Counsel and Secretary (2001 – 2006), Transamerica Fund Services, Inc. (“TFS”);

Manager and Trust Officer, Massachusetts Fidelity Trust Company (2010 – present);

Vice President, AFSG Securities Corporation (2001 – 2010);

Chairman and Board Member (2008 – 2010), President (2007 – 2010), Chief Executive Officer (2006 – 2010), Vice President, Secretary and Chief Compliance Officer (2003 – 2006), Transamerica Investors, Inc. (“TII”);

Senior Vice President, General Counsel and Secretary, Transamerica Index Funds, Inc. (“TIF”) (2002 – 2004); and

Director, (2008 – present), Vice President, Transamerica Investment Services, Inc. (“TISI”) (2003 – 2005) and Transamerica Investment Management, LLC (“TIM”) (2001 – 2005).

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

Alan F. Warrick (1948)	Board Member	Since 2012	Board Member, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (January 2012 – present); Consultant, AEGON USA (2010 – present); Senior Advisor, Lovell Minnick Equity Partners (2010 – present); Retired (2010 – present); and Managing Director for Strategic Business Development, AEGON USA (1994 - 2010).	162	N/A

INDEPENDENT BOARD MEMBERS

Sandra N. Bane (1952)	Board Member	Since 2008	Retired (1999 – present); Board Member, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2008 – present); Board Member, TII (2003 – 2010); and Partner, KPMG (1975 – 1999).	162	Big 5 Sporting Goods (2002 – present); AGL Resources, Inc. (energy services holding company) (2008 – present)

Leo J. Hill (1956)	Lead Independent Board Member	Since 2007	Principal, Advisor Network Solutions, LLC (business consulting) (2006 – present); Board Member, TST (2001 – present); Board Member, Transamerica Funds and TIS (2002 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); Board Member, TII (2008 – 2010); President, L. J. Hill & Company (a holding company for privately-held assets) (1999 – present); Market President, Nations Bank of Sun Coast Florida (1998 – 1999);	162	N/A

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

Chairman, President and Chief Executive Officer, Barnett Banks of Treasure Coast Florida (1994 – 1998);

Executive Vice President and Senior Credit Officer, Barnett Banks of Jacksonville, Florida (1991 – 1994); and

Senior Vice President and Senior Loan Administration Officer, Wachovia Bank of Georgia (1976 – 1991).

David W. Jennings (1946)	Board Member	Since 2009	Board Member, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2009 – present); Board Member, TII (2009 – 2010); Managing Director, Hilton Capital (2010 – present); Principal, Maxam Capital Management, LLC (2006 – 2008); and Principal, Cobble Creek Management LP (2004 – 2006).	162	N/A

Russell A. Kimball, Jr. (1944)	Board Member	Since 2007	General Manager, Sheraton Sand Key Resort (1975 – present); Board Member, TST (1986 – present); Board Member, Transamerica Funds, (1986 – 1990), (2002 – present); Board Member, TIS (2002 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); and Board Member, TII (2008 – 2010).	162	N/A

Eugene M. Mannella (1954)	Board Member	Since 1993	Chief Executive Officer, HedgeServ Corporation (hedge fund administration) (2008 – present);	162	N/A

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

Self-employed consultant (2006 – present);

Managing Member and Chief Compliance Officer, HedgeServ Investment Services, LLC (limited purpose broker-dealer) (April 2011 – present);

President, ARAPAHO Partners LLC (limited purpose broker-dealer) (1998 – 2008);

Board Member, TPP, TPFG, TPFG II and TAAVF (1993 – present);

Board Member, Transamerica Funds, TST and TIS (2007 – present);

Board Member, TII (2008 – 2010); and

President, International Fund Services (alternative asset administration) (1993 – 2005).

Norman R. Nielsen, Ph.D. (1939)	Board Member	Since 2007	Retired (2005 – present); Board Member, Transamerica Funds, TST and TIS (2006 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); Board Member, TII (2008 – 2010); Director, Aspire Resources Inc. (formerly, Iowa Student Loan Service Corporation) (2006 – present); Director, League for Innovation in the Community Colleges (1985 – 2005); Director, Iowa Health Systems (1994 – 2003); Director, U.S. Bank (1985 – 2006); and	162	Buena Vista University Board of Trustees (2004 - present)

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

			President, Kirkwood Community College (1985 – 2005).

Joyce G. Norden (1939)	Board Member	Since 1993	Retired (2004 – present); Board Member, TPFG, TPFG II and TAAVF (1993 – present); Board Member, TPP (2002 – present); Board Member, Transamerica Funds, TST and TIS (2007 – present); Board Member, TII (2008 – 2010); and Vice President, Institutional Advancement, Reconstructionist Rabbinical College (1996 – 2004).	162	Board of Governors, Reconstruction-ist Rabbinical College (2007 - present)

Patricia L. Sawyer (1950)	Board Member	Since 1993	Retired (2007 – present); President/Founder, Smith & Sawyer LLC (management consulting) (1989 – 2007); Board Member, Transamerica Funds, TST and TIS (2007 – present); Board Member, TII (2008 – 2010); Board Member, TPP, TPFG, TPFG II and TAAVF (1993 – present); Trustee, Chair of Finance Committee and Chair of Nominating Committee (1987 – 1996), Bryant University; Vice President, American Express (1987 – 1989); Vice President, The Equitable (1986 – 1987); and Strategy Consultant, Booz, Allen & Hamilton (1982 – 1986).	162	Honorary Trustee, Bryant University (1996 – present)

Name and Year of Birth	Position(s) Held with Trust	Term of Office and Length of Time Served*	Principal Occupation(s) During Past Five Years	Number of Funds in Complex Overseen by Board Member	Other Directorships During the Past Five Years

John W. Waechter (1952)	Board Member	Since 2007	Attorney, Englander and Fischer, LLP (2008 – present); Retired (2004 – 2008); Board Member, TST and TIS (2004 – present); Board Member, Transamerica Funds (2005 – present); Board Member, TPP, TPFG, TPFG II and TAAVF (2007 – present); Board Member, TII (2008 – 2010); Employee, RBC Dain Rauscher (securities dealer) (2004); Executive Vice President, Chief Financial Officer and Chief Compliance Officer, William R. Hough & Co. (securities dealer) (1979 – 2004); and Treasurer, The Hough Group of Funds (1993 – 2004).	162	Operation PAR, Inc. (2008 – present); West Central Florida Council – Boy Scouts of America (2008 – present)

*

Each Board Member shall hold office until: 1) his or her successor is elected and qualified or 2) he or she resigns, retires or his or her term as a Board Member is terminated in accordance with the Trust’s Declaration of Trust.

OFFICERS

The mailing address of each officer is c/o Secretary, 570 Carillon Parkway, St. Petersburg, Florida 33716. The following table shows information about the officers, including their year of birth, their positions held with the Trust and their principal occupations during the past five years (their titles may have varied during that period). Each officer will hold office until his or her successor has been duly elected or appointed or until his or her earlier death, resignation or removal.

Name and Year of Birth	Position	Term of Office and Length of Time Served*	Principal Occupation(s) or Employment During Past Five Years

John K. Carter (1961)	Chairman, Board Member, President, and Chief Executive Officer	Since 2007	See the table above.

Timothy S. Galbraith (1964)	Vice President and Chief Investment Officer – Alternative Investments	Since 2012

Vice President and Chief Investment Officer, Alternative Investments, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (April 2012 – present);

Senior Vice President and Chief Investment Officer, Alternative Investments (March 2012 – present), TAM;

Head of Alternative Investment Strategies, Morningstar Associates, LLC (2009 – March 2012); and

Managing Director, Bear Stearns Asset Management (2001 – 2009).

Dennis P. Gallagher (1970)	Vice President, General Counsel and Secretary	Since 2007

Vice President, General Counsel and Secretary, Transamerica Funds, TST and TIS (2006 – present);

Vice President, General Counsel and Secretary, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Vice President, General Counsel and Secretary, TII, (2006 – 2010);

Director, Senior Vice President, General Counsel, Operations and Secretary, TAM (2006 – present);

Director, Senior Vice President, General Counsel, Chief Administrative Officer and Secretary, TFS (2006 – present);

Assistant Vice President, TCI (2007 – present);

Director, Deutsche Asset Management (1998 – 2006); and

Corporate Associate, Ropes & Gray LLP (1995 – 1998).

Name and Year of Birth	Position	Term of Office and Length of Time Served*	Principal Occupation(s) or Employment During Past Five Years

Todd R. Porter (1961)	Vice President and Chief Investment Officer – Asset Allocation	Since 2012

Vice President and Chief Investment Officer, Asset Allocation, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (April 2012 – present);

Senior Vice President and Chief Investment Officer, Asset Allocation (April 2012 – present), TAM;

Chief Investment Officer, Fund Architects, LLC (2007 – 2012); and

Chief Investment Strategist, Morningstar Associates, LLC (1999 – 2006).

Christopher A. Staples (1970)	Vice President and Chief Investment Officer – Advisory Services	Since 2007

Vice President and Chief Investment Officer, Advisory Services (2007 – present), Senior Vice President - Investment Management (2006 – 2007), Vice President - Investment Management (2005 – 2006), Transamerica Funds, TST and TIS;

Vice President and Chief Investment Officer – Advisory Services, TPP, TPFG, TPFG II and TAAVF (2007 – present);

Vice President and Chief Investment Officer (2007 – 2010); Vice President - Investment Administration (2005 – 2007), TII;

Director (2005 – present), Senior Vice President (2006 – present) and Chief Investment Officer, Advisory Services (2007 – present), TAM;

Director, TFS (2005 – present); and

Assistant Vice President, Raymond James & Associates (1999 – 2004).

Elizabeth Strouse (1974)	Vice President, Treasurer and Principal Financial Officer	Since 2010

Vice President, Treasurer and Principal Financial Officer (2011 – present), Assistant Treasurer (2010 – 2011), Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF;

Vice President, TAM and TFS (2009 - present);

Director, Fund Administration, TIAA-CREF (2007 – 2009); and

Manager (2006 – 2007) and Senior (2003 – 2006) Accounting and Assurance, PricewaterhouseCoopers, LLC.

Robert S. Lamont, Jr. (1973)	Vice President, Chief Compliance Officer and Conflicts of Interest Officer	Since 2010

Vice President, Chief Compliance Officer and Conflicts of Interest Officer, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2010 – present);

Vice President and Senior Counsel, TAM and TFS (2007 – present);

Senior Counsel, United States Securities and Exchange Commission (2004 – 2007); and

Associate, Dechert, LLP (1999 – 2004).

Bradley O. Ackerman (1966)	Deputy Chief Compliance Officer and Anti-Money Laundering Officer	Since 2009

Deputy Chief Compliance Officer, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (January 2012 – present);

Anti-Money Laundering Officer, TPP, TPFG, TPFG II and TAAVF (2009 – present);

Anti-Money Laundering Officer, Transamerica Funds, TST and TIS (2007 – present);

Senior Compliance Officer, TAM (2007 – present); and

Director, Institutional Services, Rydex Investments (2002 – 2007).

Sarah L. Bertrand (1967)	Assistant Secretary	Since 2009

Assistant Secretary, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2009 – present);

Assistant Secretary, TII (2009 – 2010);

Assistant Vice President and Director, Legal Administration, TAM and TFS (2007 – present);

Assistant Secretary and Chief Compliance Officer, 40|86 Series Trust and 40|86 Strategic Income Fund (2000 - 2007); and

Second Vice President and Assistant Secretary, Legal and Compliance, 40|86 Capital Management, Inc. (1994 – 2007).

Timothy J. Bresnahan (1968)	Assistant Secretary	Since 2009

Assistant Secretary, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2009 – present);

Assistant Secretary, TII (2009 – 2010);

Counsel, TAM (2008 – present);

Counsel (contract), Massachusetts Financial Services, Inc. (2007);

Assistant Counsel, BISYS Fund Services Ohio, Inc. (2005 – 2007); and

Associate, Greenberg Traurig, P.A. (2004 – 2005).

Margaret A. Cullem-Fiore (1957)	Assistant Secretary	Since 2010

Assistant Secretary, Transamerica Funds, TST, TIS, TPP, TPFG, TPFG II and TAAVF (2010 – present);

Assistant Vice President, TCI (2009 – present);

Vice President and Senior Counsel, TAM and TFS (2006 – present);

Vice President and Senior Counsel, Transamerica Financial Advisors, Inc. (2004 – 2007); and

Vice President and Senior Counsel, Western Reserve Life Assurance Co. of Ohio (2006).

*	Elected and serves at the pleasure of the Board of each Trust.

If an officer has held offices for different portfolios for different periods of time, the earliest applicable date is shown. No officer of the Trust, except for the Chief Compliance Officer and Deputy Chief Compliance Officer, receives any compensation from the Trust.

Each of the Board Members, other than Mr. Jennings and Mr. Warrick, previously served as a trustee or director of the TAM, Diversified or Premier fund family, and each Board Member was thus initially selected by the board of the applicable predecessor fund family. In connection with the consolidation of all “manager of managers” investment advisory services within Transamerica in 2007, a single board was established to oversee the TAM and Diversified fund families, and each of the Board Members, other than Ms. Bane, Mr. Jennings and Mr. Warrick, joined the Board at that time. The Board was established with a view both to ensuring continuity of representation by board members of the TAM and Diversified fund families on the Board and in order to establish a Board with experience in and focused on overseeing various types of funds, which experience would be further developed and enhanced over time. Ms. Bane joined the Board in 2008 when the Premier fund family was consolidated into TAMG. Mr. Jennings joined the Board in 2009. Mr. Warrick joined the Board in 2012.

The Board believes that each Board Member’s experience, qualifications, attributes or skills on an individual basis and in combination with those of the other Board Members lead to the conclusion that the Board possesses the requisite skills and attributes. The Board believes that the Board Members’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with TAM, the sub-advisers, other services providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support this conclusion. The Board also has considered the following experience, qualifications, attributes and/or skills, among others, of its members in reaching its conclusion: his or her character and integrity; such person’s service as a board member of a predecessor fund family (other than Mr. Jennings and Mr. Warrick); such person’s willingness to serve and willingness and ability to commit the time necessary to perform the duties of a Board Member; the fact that such person’s service would be consistent with the requirements of the retirement policies of the Trust; as to each Board Member other than Mr. Carter and Mr. Warrick, his or her status as not being an “interested person” as defined in the 1940 Act; as to Mr. Carter, his status as a representative of TAM; and, as to Mr. Warrick, his former service in various executive positions for certain affiliates of TAM. In addition, the following specific experience, qualifications, attributes and/or skills apply as to each Board Member: Ms. Bane, accounting experience and experience as a board member of multiple organizations; Mr. Hill, financial and entrepreneurial experience as an executive, owner and consultant; Mr. Jennings, investment management experience as an executive of investment management organizations and portfolio manager; Mr. Kimball, business experience as an executive; Mr. Mannella, accounting and fund administration experience, investment management industry experience as an executive and consultant; Mr. Nielsen, academic leadership, insurance, business development and board experience; Ms. Norden, non-profit executive experience and extensive board and academic leadership; Ms. Sawyer, management consulting and board experience; Mr. Waechter, securities industry and fund accounting and fund compliance experience, legal experience and board experience; Mr. Carter, investment management experience as an executive and leadership roles with TAM and affiliated entities; and Mr. Warrick, financial services industry experience as an executive and consultant with various TAM affiliates and other entities. References to the qualifications, attributes and skills of Board Members are pursuant to requirements of the Securities and Exchange Commission, do not constitute holding out of the Board or any Board Member as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

The Board is responsible for overseeing the management and operations of the portfolios. Mr. Carter, an interested person of the portfolios, serves as Chairman of the Board. Independent Board Members constitute more than 75% of the Board.

The Board has two standing committees: the Audit Committee and Nominating Committee. Both the Audit Committee and Nominating Committee are chaired by an Independent Board Member and composed of all of the Independent Board Members. In addition, the Board has a Lead Independent Board Member.

The Lead Independent Board Member and the chairs of the Audit and Nominating Committees work with the Chairman of the Board to set the agendas for Board and committee meetings. The Lead Independent Board Member also serves as a key point person for dealings between management and the Independent Board Members. Through the portfolios’ board committees the Independent Board Members consider and address important matters involving the portfolios, including those presenting conflicts or potential conflicts of interest for management, and they believe they can act independently and effectively.

The Board currently believes that an interested Chairman is appropriate and is in the best interests of the portfolios and their shareholders, and that its committees help ensure that the portfolios have effective and independent governance and oversight. The Board believes that an interested Chairman has a professional interest in the quality of the services provided to the portfolios and that the Chairman is best equipped to provide oversight of such services on a day-to-day basis because of TAM’s sponsorship of the portfolios and TAM’s ongoing monitoring of the investment sub-advisers that manage the assets of each portfolio. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Board Members from management. The Independent Board Members also believe that they can effectively act independently without having an Independent Board Member act as Chairman. Among other reasons, this belief is based on the fact that the Independent Board members represent over 75% of the Board.

The Audit Committee, among other things, oversees the accounting and reporting policies and practices and internal controls of the Trust, oversees the quality and integrity of the financial statements of the Trust, approves, prior to appointment, the engagement of the Trust’s independent registered public accounting firm, reviews and evaluates the independent registered public accounting firm’s qualifications, independence and performance, and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to each portfolio by the independent registered public accounting firm and all permissible non-audit services provided by each portfolio’s independent registered public accounting firm to TAM and any affiliated service providers if the engagement relates directly to each portfolio’s operations and financial reporting.

The Nominating Committee is a forum for identifying, considering, selecting and nominating, or recommending for nomination by the Board, candidates to fill vacancies on the Board.

When addressing vacancies, the Nominating Committee sets any necessary standards or qualifications for service on the Board and may consider nominees recommended by any source it deems appropriate, including management and shareholders. Shareholders who wish to recommend a nominee should send recommendations to the Trust’s Secretary that include all information relating to such person that is required to be disclosed in solicitations of proxies for the election of Board Members. A recommendation must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected by the shareholders.

The Nominating Committee also identifies potential nominees through its network of contacts and may also engage, if it deems appropriate, a professional search firm. The committee meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote. The committee does not have specific, minimum qualifications for nominees, nor has it established specific qualities or skills that it regards as necessary for one or more of the Board Members to possess (other than any qualities or skills that may be required by applicable law, regulation or listing standard). The committee has, however, established (and reviews from time to time as it deems appropriate) certain desired qualities and qualifications for nominees, including certain personal attributes and certain skills and experience.

Through its oversight of the management and operations of the portfolios, the Board also has a risk oversight function, which includes (without limitation) the following: (i) requesting and reviewing reports on the operations of the portfolios (such as reports about the performance of the portfolios); (ii) reviewing compliance reports and approving compliance policies and procedures of the portfolios and their service providers; (iii) meeting with management to consider areas of risk and to seek assurances that adequate resources are available to address risks; (iv) meeting with service providers, including fund auditors, to review fund activities; and (v) meeting with the Chief Compliance Officer and other officers of the portfolios and their service providers to receive information about compliance, and risk assessment and management matters. Such oversight is exercised primarily through the Board and its Audit Committee but, on an ad hoc basis, also can be exercised by the Independent Board Members during executive sessions. The Board has emphasized to TAM and the sub-advisers the importance of maintaining vigorous risk management.

The Board recognizes that not all risks that may affect the portfolios can be identified, that it may not be practical or cost-effective to eliminate or mitigate certain risks, that it may be necessary to bear certain risks (such as investment-related risks) to achieve the portfolios’ goals, and that the processes, procedures and controls employed to address certain risks may be limited in their effectiveness. Moreover, reports received by the Board Members as to risk management matters are typically summaries of the relevant information. Most of the portfolios’ investment management and business affairs are carried out by or through TAM, its affiliates, the sub-advisers and other service providers each of which has an independent interest in risk management but whose policies and the methods by which one or more risk management functions are carried out may differ from the portfolios’ and each other’s in the setting of priorities, the resources available or the effectiveness of relevant controls. As a result of the foregoing and other factors, the Board’s risk management oversight is subject to substantial limitations. In addition, some risks may be beyond the reasonable control of the Board, the portfolios, TAM, its affiliates, the sub-advisers or other service providers.

In addition, it is important to note that each portfolio is designed for investors that are prepared to accept investment risk, including the possibility that as yet unforeseen risks may emerge in the future.

Additional Information about the Committees of the Board

Both the Audit Committee and Nominating Committee are composed of all of the Independent Board Members. For the fiscal year ended December 31, 2011, the Audit Committee met five times. The Nominating Committee did not meet.

EQUITY SECURITY OWNERSHIP

As of December 31, 2011, none of the Independent Trustees nor their family members beneficially owned any securities of TAM, TCI or a sub-adviser or any person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with TAM, TCI or a sub-adviser, except as follows:

David W. Jennings was deemed to be a beneficial owner of securities issued by General Electric Company (“GE”) as a result of beneficial ownership of GE common stock by an immediate family member. As of December 31, 2011, such common stock had a value of $30,088.80 (determined as of the close of trading on the NYSE on December 30, 2011) and represented substantially less than one percent of the common stock of GE outstanding as of the same date. The stock was disposed of following December 31, 2011 and prior to the date of this SAI. GE is a controlling person of GE Asset Management Incorporated, the sub-adviser to the Money Market Portfolio.

The table below gives the dollar range of shares of the Trust, as well as the aggregate dollar range of shares of all funds/portfolios in the Transamerica Asset Management Group owned by each Trustee as of December 31, 2011. Mr. Warrick became a Trustee on January 1, 2012, and his holdings are provided as of that date.

Trustee	Dollar Range of Equity Securities in Transamerica Partners Balanced Portfolio	Dollar Range of Equity Securities in Transamerica Partners Core Bond Portfolio	Dollar Range of Equity Securities in Transamerica Partners High Quality Portfolio

Interested
John K. Carter	None	None	None
Alan F. Warrick	None	None	None

Independent
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
David W. Jennings	None	None	None
Russell A. Kimball, Jr	None	None	None
Eugene M. Mannella	None	None	None
Norm R. Nielsen	None	None	None
Joyce Galpern Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Trustee	Dollar Range of Equity Securities in Transamerica Partners High Yield Portfolio	Dollar Range of Equity Securities in Transamerica Partners Inflation-Protected Securities Portfolio	Dollar Range of Equity Securities in Transamerica Partners International Equity Portfolio

Interested
John K. Carter	None	None	None
Alan F. Warrick	None	None	None

Independent
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
David W. Jennings	None	None	None
Russell A. Kimball, Jr	None	None	None
Eugene M. Mannella	None	None	None
Norm R. Nielsen	None	None	None
Joyce Galpern Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Trustee	Dollar Range of Equity Securities in Transamerica Partners Large Core Portfolio	Dollar Range of Equity Securities in Transamerica Partners Large Growth Portfolio	Dollar Range of Equity Securities in Transamerica Partners Large Value Portfolio

Interested
John K. Carter	None	None	None
Alan F. Warrick	None	None	None

Independent
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
David W. Jennings	None	None	None
Russell A. Kimball, Jr	None	None	None
Eugene M. Mannella	None	None	None
Norm R. Nielsen	None	None	None
Joyce Galpern Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Trustee	Dollar Range of Equity Securities in Transamerica Partners Mid Growth Portfolio	Dollar Range of Equity Securities in Transamerica Partners Mid Value Portfolio	Dollar Range of Equity Securities in Transamerica Partners Money Market Portfolio

Interested
John K. Carter	None	None	None
Alan F. Warrick	None	None	None

Independent
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
David W. Jennings	None	None	None
Russell A. Kimball, Jr	None	None	None
Eugene M. Mannella	None	None	None
Norm R. Nielsen	None	None	None
Joyce Galpern Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Trustee	Dollar Range of Equity Securities in Transamerica Partners Small Core Portfolio	Dollar Range of Equity Securities in Transamerica Partners Small Growth Portfolio	Dollar Range of Equity Securities in Transamerica Partners Small Value Portfolio

Interested
John K. Carter	None	None	None
Alan F. Warrick	None	None	None

Independent
Sandra N. Bane	None	None	None
Leo J. Hill	None	None	None
David W. Jennings	None	None	None
Russell A. Kimball, Jr	None	None	None
Eugene M. Mannella	None	None	None
Norm R. Nielsen	None	None	None
Joyce Galpern Norden	None	None	None
Patricia L. Sawyer	None	None	None
John W. Waechter	None	None	None

Trustee	Aggregate Dollar Range of Equity Securities in Transamerica Asset Management Group

Interested Trustees
John K. Carter	Over $100,000
Alan F. Warrick	Over $100,000
Independent Trustees
Sandra N. Bane	None
Leo J. Hill	Over $100,000
David W. Jennings	Over $100,000
Russell A. Kimball, Jr	Over $100,000
Eugene M. Mannella	None
Norm R. Nielsen	$50,001 - $100,000
Joyce Galpern Norden	None
Patricia L. Sawyer	Over $100,000
John W. Waechter	Over $100,000

COMPENSATION

For the fiscal year ended December 31, 2011, Transamerica Partners Portfolios provided the following compensation to the Trustees. Mr. Carter is not compensated for his services as Trustee because of his affiliation with TAM. Mr. Warrick, who became a Trustee on January 1, 2012, is compensated by TAM or an affiliate, not Transamerica Partners Funds Group.

Trustee	Transamerica Partners Balanced Portfolio	Transamerica Partners Core Bond Portfolio	Transamerica Partners High Quality Bond Portfolio

Sandra N. Bane	$219	$2,992	$915
Leo J. Hill	$271	$3,705	$1,133
David W. Jennings	$219	$2,992	$915
Russell A. Kimball, Jr	$219	$2,992	$915
Eugene M. Mannella	$219	$2,992	$915
Norm R. Nielsen	$219	$2,992	$915
Joyce Galpern Norden	$219	$2,992	$915
Patricia L. Sawyer	$219	$2,992	$915
John W. Waechter	$239	$3,259	$997

Trustee	Transamerica Partners High Yield Bond Portfolio	Transamerica Partners Inflation-Protected Securities Portfolio	Transamerica Partners International Equity Portfolio

Sandra N. Bane	$1,409	$659	$1,622
Leo J. Hill	$1,744	$816	$2,008
David W. Jennings	$1,409	$659	$1,622
Russell A. Kimball, Jr	$1,409	$659	$1,622
Eugene M. Mannella	$1,409	$659	$1,622
Norm R. Nielsen	$1,409	$659	$1,622
Joyce Galpern Norden	$1,409	$659	$1,622
Patricia L. Sawyer	$1,409	$659	$1,622
John W. Waechter	$1,535	$718	$1,767

Trustee	Transamerica Partners Large Core Portfolio	Transamerica Partners Large Growth Portfolio	Transamerica Partners Large Value Portfolio

Sandra N. Bane	$488	$2,190	$1,849
Leo J. Hill	$605	$2,711	$2,289
David W. Jennings	$488	$2,190	$1,849
Russell A. Kimball, Jr	$488	$2,190	$1,849
Eugene M. Mannella	$488	$2,190	$1,849
Norm R. Nielsen	$488	$2,190	$1,849
Joyce Galpern Norden	$488	$2,190	$1,849
Patricia L. Sawyer	$488	$2,190	$1,849
John W. Waechter	$532	$2,385	$2,014

Trustee	Transamerica Partners Mid Growth Portfolio	Transamerica Partners Mid Value Portfolio	Transamerica Partners Money Market Portfolio

Sandra N. Bane	$475	$1,685	$1,932
Leo J. Hill	$588	$2,086	$2,392
David W. Jennings	$475	$1,685	$1,932
Russell A. Kimball, Jr	$475	$1,685	$1,932
Eugene M. Mannella	$475	$1,685	$1,932
Norm R. Nielsen	$475	$1,685	$1,932
Joyce Galpern Norden	$475	$1,685	$1,932
Patricia L. Sawyer	$475	$1,685	$1,932
John W. Waechter	$517	$1,835	$2,104

Trustee	Transamerica Partners Small Core Portfolio	Transamerica Partners Small Growth Portfolio	Transamerica Partners Small Value Portfolio

Sandra N. Bane	$644	$250	$228
Leo J. Hill	$797	$310	$282
David W. Jennings	$644	$250	$228
Russell A. Kimball, Jr	$644	$250	$228
Eugene M. Mannella	$644	$250	$228
Norm R. Nielsen	$644	$250	$228
Joyce Galpern Norden	$644	$250	$228
Patricia L. Sawyer	$644	$250	$228
John W. Waechter	$701	$273	$248

Trustee	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation Paid to Trustees from Fund Asset Management Group(1)

Sandra N. Bane	—	$168,000
Leo J. Hill	—	$208,000
David W. Jennings	—	$168,000
Russell A. Kimball, Jr	—	$168,000
Eugene M. Mannella	—	$168,000
Norm R. Nielsen	—	$168,000
Joyce Galpern Norden	—	$168,000
Patricia L. Sawyer	—	$168,000
John W. Waechter	—	$183,000

(1)

Of this aggregate compensation, the total amounts deferred from the Trust (including earnings and dividends) and accrued for the benefit of the participating Trustees for the year ended December 31, 2011, were as follows: Sandra N. Bane, $0; Leo J. Hill, $789; David W. Jennings, $0; Russell A. Kimball, Jr., $1,481; Eugene M. Mannella, $0; Norman R. Nielsen, $0; Joyce G. Norden, $0; Patricia L. Sawyer, $7,954; and John W. Waechter, $0.

As of January 1, 2012, Independent Trustee compensation is determined as follows: Independent Trustees receive a total annual retainer fee of $124,000 from the funds/portfolios that make up the Transamerica Asset Management Group, as well as $8,800 for each regularly scheduled meeting attended and each special meeting requiring an in-person quorum (whether attended in-person or telephonically). The Independent Trustees receive $4,400 for each telephonic meeting attended. The Trust pays a pro rata share of these fees allocable to each series of Transamerica Partners Funds Group and Transamerica Partners Funds Group II based on the relative assets of the series. The Lead Independent Trustee of the Board also receives an additional retainer of $40,000 per year. The Audit Committee Chairperson receives an additional retainer of $20,000 per year. The Trust also pays a pro rata share allocable to each series of Transamerica Partners Funds Group and Transamerica Partners Funds Group II based on the relative assets of the series for the Lead Independent Trustee and Audit Committee Chairperson retainers. Any fees and expenses paid to Interested Trustees and Officers are paid by TAM or an affiliate and not by the Trusts, except for the Chief Compliance Officer.

Under a non-qualified deferred compensation plan effective January 1, 2008, as amended and restated January 1, 2010 (the “Deferred Compensation Plan”) available to the Board Members, compensation may be deferred that would otherwise be payable by the Trusts or Portfolio Trust to an Independent Board Members on a current basis for services rendered as Board Members. Deferred compensation amounts will accumulate based on the value of the Class A (or comparable) shares of a series of Transamerica Funds (without imposition of sales charge), or investment options under Transamerica Partners Institutional Funds and Transamerica Institutional Asset Allocation Funds, as elected by the Board Members. It is not anticipated that the Deferred Compensation Plan will have any material impact on the portfolios.

Amounts deferred and accrued under the Deferred Compensation Plan are unfunded and unsecured claims against the general assets of the Trusts and the Portfolio Trusts.

CODE OF ETHICS

The Trusts, Portfolio Trust, TAM, each sub-adviser and TCI each has adopted a code of ethics, as required by applicable law, which is designed to prevent affiliated persons of the Trusts, the Portfolio Trust, TAM, a sub-adviser and TCI from engaging in deceptive, manipulative, or fraudulent activities in connection with securities held or to be acquired by the portfolios or portfolios (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities.

Proxy Voting Guidelines and Procedures

As detailed in the portfolios’ Proxy Voting Policies and Procedures below, the portfolios use the proxy voting policies and procedures of the sub-advisers to determine how to vote proxies relating to securities held by the portfolios. The proxy voting policies and procedures of TAM and each sub-adviser are attached or summarized in Appendix A.

Item 18. Control Persons and Principal Holder of Securities.

At March 31, 2012, Transamerica Financial Life Insurance Company, Inc. (“TFLIC”) and Diversified Investment Advisors Collective Trust (“CIT”), each at 440 Mamaroneck Avenue, Harrison, New York, NY 10528 owned the following percentage interests of the outstanding beneficial interests of the portfolios indicated (all such interests being held in separate accounts of TFLIC or portfolios in Diversified Investment Advisors Collective Trust):

	TFLIC	CIT

Balanced	51.54%	5.67%
Core Bond	10.19%	26.59%
High Quality Bond	15.24%	36.39%
High Yield Bond	5.93%	25.23%
Inflation-Protected Securities	15.52%	16.54%
International Equity	19.90%	30.40%
Large Core	50.51%	13.57%
Large Growth	32.65%	24.18%
Large Value	33.03%	24.22%
Mid Growth	2.00%	34.03%
Mid Value	5.26%	9.08%
Money Market	4.17%	16.92%
Small Core	46.56%	11.56%
Small Growth	4.50%	25.40%
Small Value	4.71%	28.44%

Item 19. Investment Advisory and Other Services.

TAM manages the assets of each portfolio and each portfolio pursuant to an Investment Advisory Agreement (a “TAM Advisory Agreement”) with the Trust with respect to each portfolio, and subject to the investment policies described herein and in the Prospectus for the portfolios, as applicable. Subject to such further policies as the Boards of Trustees of the Trust may determine, TAM provides general investment advice to each such each portfolio.

For each portfolio, TAM or its predecessor has entered into an Investment Subadvisory Agreement (each a “Subadvisory Agreement”) with one or more sub-advisers.

Each TAM Advisory Agreement provides that TAM may render services to others. Each TAM Advisory Agreement may be terminated without penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the portfolio or portfolio on 60 days’ written notice to TAM. Each TAM Advisory Agreement may be terminated by TAM on 90 days’ written notice to the portfolio.

Each TAM Advisory Agreement will immediately terminate in the event of its assignment. Each TAM Advisory Agreement provides that the Adviser shall not be liable for any mistake in judgment or for certain other events, except for willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Advisory Agreement.

Each Subadvisory Agreement may be terminated at any time without the payment of any penalty by the Trustees, or by the vote of a majority of the outstanding voting securities of the portfolio, or by TAM. The sub-adviser may terminate the Agreement only upon giving 90 days’ advance written notice to TAM. Each Subadvisory Agreement will automatically terminate in the event of its assignment. Each Subadvisory Agreement provides that the sub-adviser shall be responsible only for managing the assets of the applicable portfolio in good faith and in accordance with the investment objectives, fundamental policies, and restrictions and shall not be liable for certain other events (each as listed in the applicable Subadvisory Agreement), except in the case of one or more of the following (depending on the provisions of the applicable Subadvisory Agreement): willful misfeasance, bad faith, negligence, gross negligence, breach of fiduciary duty, violation of law, or breach or reckless disregard of its obligations and duties under the Subadvisory Agreement.

TAM is directly owned by Western Reserve Life Assurance Co. of Ohio (77%) (Western Reserve) and AUSA Holding Company (23%) (AUSA), both of which are indirect wholly owned subsidiaries of AEGON N.V. AUSA is wholly owned by AEGON USA LLC (“AEGON USA”), a financial services holding company whose primary emphasis is on life and health insurance, and annuity and investment products. AEGON USA is owned by AEGON US Holding Corporation, which is owned by Transamerica Corporation (DE). Transamerica Corporation (DE) is owned by The AEGON Trust, which is owned by AEGON International B.V., which is owned by AEGON NV, a Netherlands corporation, and a publicly traded international insurance group.

The portfolios and portfolios may rely on an Order from the Securities and Exchange Commission (Release IC-23379 dated August 5, 1998) that permits TAM, subject to certain conditions, and without the approval of shareholders to: (1) employ a new unaffiliated sub-adviser for a portfolio pursuant to the terms of a new investment subadvisory agreement, either as a replacement for an existing sub-adviser or as an additional sub-adviser; (2) materially change the terms of any subadvisory agreement; and (3) continue the employment of an existing sub-adviser on subadvisory contract terms where a contract has been assigned because of a change of control of the sub-adviser. In such circumstances, shareholders would receive notice and information about the new sub-adviser within ninety (90) days after the hiring of any new sub-adviser.

Item 20. Portfolio Managers

Sub-Advisers

The sub-advisers make the day-to-day investment decisions for the portfolios, subject in all cases to the general supervision of TAM. The sub-advisers (other than the sub-adviser to the Money Market Portfolio) are listed below, along with information they have provided regarding the compensation of certain investment management personnel, other accounts managed by each such person, and each such person’s ownership of securities of the portfolios that invest in the portfolio with respect to which such person has or shares management responsibility.

Information in the following tables is as of December 31, 2011.

Aronson Johnson Ortiz, LP (“AJO”). AJO was founded in 1984 and became a registered investment adviser on December 11, 1984. AJO is owned and operated by 13 principals, with experience spanning portfolio management, security analysis, trading, consulting, public accounting, compliance, and econometrics.

Theodore R. Aronson, Stefani Cranston, Gina Marie N. Moore, Martha E. Ortiz, R. Brian Wenzinger, and Christopher J. W. Whitehead (the “AJO Team”) are responsible for the day-to-day supervision of the Large Core Portfolio on behalf of AJO.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

AJO Team	17	$3.92 billion	15	$2.55 billion	87	$12.74 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
AJO Team	1	$89,140,000	1	$98,220,000	43	$5,835,970,000

Theodore R. Aronson, Stefani Cranston, Gina Marie N. Moore, Martha E. Ortiz, R. Brian Wenzinger, and Christopher J. W. Whitehead (the “AJO Team”) are responsible for the day-to-day supervision of the Large Value Portfolio on behalf of AJO.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

AJO Team	17	$3.27 billion	15	$2.55 billion	87	$12.74 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
AJO Team	1	$89,140,000	1	$98,220,000	43	$5,835,970,000

Compensation

Each of AJO’s portfolio managers is a principal of the firm. All principals are compensated through a fixed salary, equity-based cash distributions, and merit-based cash bonuses that are awarded entirely for contributions to the firm. Each calendar year-end, the managing principal of AJO, in consultation with the other senior partners, determines the bonus amounts for each portfolio manager. Bonuses can be a significant portion of a portfolio manager’s overall compensation. Bonus amounts are generally based on the following factors: net revenues and cash position of AJO; ownership percentage of the portfolio manager; and overall contributions of the portfolio manager to the operations of AJO. Portfolio managers may also be awarded non-cash compensation in the form of increased ownership in the firm. Although many of the firm’s fee arrangements are performance-based, no individual’s compensation is directly tied to account performance or to the value of the assets held in particular funds, or even firm-wide assets. Presently AJO has no deferred compensation arrangements.

Conflicts of Interest

It is possible that conflicts of interest may arise in connection with the portfolio managers’ management of the funds alongside other accounts. For example, portfolio managers may have conflicts of interest in allocating management time, resources, and investment opportunities among the funds and other accounts advised by the portfolio managers. Differences between accounts may lead to additional conflicts — accounts may differ in terms of fee structure (fixed versus performance-based), size (and, hence, absolute fee), restrictions, or investment strategy.

AJO has policies and procedures in place to mitigate potential conflicts of interest. For example, AJO’s fixed-fee schedules are standardized and all fixed-fee accounts of similar size and similar mandate are subject to AJO’s most-favored-nation fee policy. Investment opportunities and aggregated trades are both subject to policies requiring fair treatment across accounts, without regard to account size or fee type. All material conflicts are disclosed in AJO’s Form ADV.

Ownership of Securities
As of December 31, 2011, no member of the AJO Team beneficially owned securities in any of the funds that invest in the Large Core Portfolio and Large Value Portfolio.

BlackRock Financial Management, Inc. (“BlackRock”) BlackRock, a Delaware corporation, is a wholly-owned indirect subsidiary of BlackRock Inc. BlackRock is a registered investment adviser organized in 1994.

Matthew Marra, Bob Miller, Eric Pellicciaro and Rick Rieder are responsible for the day-to-day supervision of the Balanced Portfolio on behalf of BlackRock.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Matthew Marra	32	$28.31 billion	2	$542.2 million	5	$1.46 billion
Bob Miller	5	$6.65 billion	1	$421.1 million	1	$300.3 million
Eric Pellicciaro	18	$21.71 billion	3	$995.8 million	1	$300.3 million
Rick Rieder	13	$18.48 billion	5	$1.75 billion	3	$455.8 million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Matthew Marra	0	$0	0	$0	0	$0
Bob Miller	0	$0	0	$0	0	$0
Eric Pellicciaro	0	$0	1	$30 million	0	$0
Rick Rieder	0	$0	3	$92.34 million	1	$98.93 million

Matthew Marra, Bob Miller, Eric Pellicciaro and Rick Rieder are responsible for the day-to-day supervision of the Core Bond Portfolio on behalf of BlackRock.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Matthew Marra	32	$28.19 billion	2	$542.2 million	5	$1.46 billion
Bob Miller	5	$6.77 billion	1	$421.1 million	1	$300.3 million
Eric Pellicciaro	18	$21.58 billion	3	$995.8 million	1	$300.3 million
Rick Rieder	13	$18.36 billion	5	$1.75 billion	3	$455.8 million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Matthew Marra	0	$0	0	$0	0	$0
Bob Miller	0	$0	0	$0	0	$0
Eric Pellicciaro	0	$0	1	$30 million	0	$0
Rick Rieder	0	$0	3	$92.34 million	1	$98.93 million

Martin Hegarty and Brian Weinstein are responsible for the day-to-day supervision of the Inflation-Protected Securities Portfolio on behalf of BlackRock.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Martin Hegarty	8	$7.95 billion	3	$378.9 million	35	$15.74 billion
Brian Weinstein	13	$9.58 billion	23	$7.93 billion	187	$78.41 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Martin Hegarty	0	$0	0	$0	0	$0
Brian Weinstein	0	$0	0	$0	7	$2.09 billion

Portfolio Manager Compensation Overview

BlackRock’s financial arrangements with its portfolio managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include a base salary, a performance-based discretionary bonus, participation in various benefits programs and one or more of the incentive compensation programs established by BlackRock.

Base compensation. Generally, portfolio managers receive base compensation based on their position with the firm.

Discretionary Incentive Compensation

Discretionary incentive compensation is a function of several components: the performance of BlackRock, Inc., the performance of the portfolio manager’s group within BlackRock, the investment performance, including risk-adjusted returns, of the firm’s assets under management or supervision by that portfolio manager relative to predetermined benchmarks, and the individual’s performance and contribution to the overall performance of these portfolios and BlackRock. In most cases, these benchmarks are the same as the benchmark or benchmarks against which the performance of the Fund or other accounts managed by the portfolio managers are measured Among other things, BlackRock’s Chief Investment Officers make a subjective determination with respect to each portfolio managers’ compensation based on the performance of the funds and other accounts managed by each portfolio manager relative to the various benchmarks noted above. Performance of fixed income funds is measured on a pre-tax and/or after-tax basis over various time periods including 1-, 3- and 5- year periods, as applicable. With respect to these portfolio managers, such benchmarks for the Fund and other accounts include the following:

Portfolio Manager(s)	Funds Managed	Applicable Benchmarks

Martin Hegarty	Inflation-Protected Securities Portfolio	A combination of market-based indices (e.g., Barclays Capital US TIPS Index), certain customized indices and certain fund industry peer groups.

Matthew Marra Bob Miller Eric Pellicciaro Rich Rieder	Balanced Portfolio Core Bond Portfolio	A combination of market-based indices (e.g., Barclays Capital U.S. Aggregate Bond Index), certain customized indices and certain fund industry peer groups.

Brian Weinstein	Inflation-Protected Securities Portfolio	A combination of market-based indices (e.g., Barclays Capital U.S. Aggregate Bond Index), certain customized indices and certain fund industry peer groups.

Distribution of Discretionary Incentive Compensation

Discretionary incentive compensation is distributed to portfolio managers in a combination of cash and BlackRock, Inc. restricted stock units which vest ratably over a number of years. For some portfolio managers, discretionary incentive compensation is also distributed in deferred cash awards that notionally track the returns of select BlackRock investment products they manage and that vest ratably over a number of years. The BlackRock, Inc. restricted stock units, upon vesting, will be settled in BlackRock, Inc. common stock. Typically, the cash bonus, when combined with base salary, represents more than 60% of total compensation for the portfolio managers. Paying a portion of annual bonuses in stock puts compensation earned by a portfolio manager for a given year “at risk” based on BlackRock’s ability to sustain and improve its performance over future periods. Providing a portion of annual bonuses in deferred cash awards that notionally track the BlackRock investment products they manage provides direct alignment with investment product results.

          Long-Term Incentive Plan Awards — From time to time long-term incentive equity awards are granted to certain key employees to aid in retention, align their interests with long-term shareholder interests and motivate performance. Equity awards are generally granted in the form of BlackRock, Inc. restricted stock units that, once vested, settle in BlackRock, Inc. common stock. . Messrs. Marra, Miller, Pellicciaro, Rieder and Weinstein have each received long-term incentive awards.

          Deferred Compensation Program — A portion of the compensation paid to eligible BlackRock employees may be voluntarily deferred into an account that tracks the performance of certain of the firm’s investment products. Each participant in the deferred compensation program is permitted to allocate his deferred amounts among various BlackRock investment options.

Messrs. Hegarty, Marra, Miller, Pellicciaro, Rieder and Weinstein have each participated in the deferred compensation program.

Other compensation benefits. In addition to base compensation and discretionary incentive compensation, portfolio managers may be eligible to receive or participate in one or more of the following:

Incentive Savings Plans — BlackRock, Inc. has created a variety of incentive savings plans in which BlackRock employees are eligible to participate, including a 401(k) plan, the BlackRock Retirement Savings Plan (RSP), and the BlackRock Employee Stock Purchase Plan (ESPP). The employer contribution components of the RSP include a company match equal to 50% of the first 8% of eligible pay contributed to the plan capped at $5,000 per year, and a company retirement contribution equal to 3-5% of eligible compensation. The

RSP offers a range of investment options, including registered investment companies and collective investment funds managed by the firm. BlackRock contributions follow the investment direction set by participants for their own contributions or, absent participant investment direction, are invested into an index target date fund that corresponds to, or is closest to, the year in which the participant attains age 65. The ESPP allows for investment in BlackRock common stock at a 5% discount on the fair market value of the stock on the purchase date. Annual participation in the ESPP is limited to the purchase of 1,000 shares or a dollar value of $25,000. Each portfolio manager is eligible to participate in these plans.

Potential Material Conflicts of Interest

          BlackRock has built a professional working environment, firm-wide compliance culture and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. BlackRock has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time. Nevertheless, BlackRock furnishes investment management and advisory services to numerous clients in addition to the Fund, and BlackRock may, consistent with applicable law, make investment recommendations to other clients or accounts (including accounts which are hedge funds or have performance or higher fees paid to BlackRock, or in which portfolio managers have a personal interest in the receipt of such fees), which may be the same as or different from those made to the Fund. In addition, BlackRock, its affiliates and significant shareholders and any officer, director, shareholder or employee may or may not have an interest in the securities whose purchase and sale BlackRock recommends to the Fund. BlackRock, or any of its affiliates or significant shareholders, or any officer, director, shareholder, employee or any member of their families may take different actions than those recommended to the Fund by BlackRock with respect to the same securities. Moreover, BlackRock may refrain from rendering any advice or services concerning securities of companies of which any of BlackRock’s (or its affiliates’ or significant shareholders’) officers, directors or employees are directors or officers, or companies as to which BlackRock or any of its affiliates or significant shareholders or the officers, directors and employees of any of them has any substantial economic interest or possesses material non-public information. Certain portfolio managers also may manage accounts whose investment strategies may at times be opposed to the strategy utilized for a fund. It should also be noted that Messrs. Hegarty, Pellicciaro, Rieder, and Weinstein may be managing hedge fund and/or long only accounts, or may be part of a team managing hedge fund and/or long only accounts, subject to incentive fees. Messrs. Hegarty, Pellicciaro, Rieder, and Weinstein may therefore be entitled to receive a portion of any incentive fees earned on such accounts.

          As a fiduciary, BlackRock owes a duty of loyalty to its clients and must treat each client fairly. When BlackRock purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. BlackRock attempts to allocate investments in a fair and equitable manner among client accounts, with no account receiving preferential treatment.

To this end, BlackRock has adopted policies that are intended to ensure reasonable efficiency in client transactions and provide BlackRock with sufficient flexibility to allocate investments in a manner that is consistent with the particular investment discipline and client base, as appropriate.

Ownership of Securities

As of December 31, 2011, Messrs. Marra, Miller, Pellicciaro and Rieder did not beneficially own securities in any of the Funds that invest in the Balanced Portfolio. As of December 31, 2011, Messrs. Marra, Miller, Pellicciaro and Rieder did not beneficially own securities in any of the Funds that invest in the Core Bond Portfolio. As of December 31, 2011, Mssrs. Hegarty and Weinstein did not beneficially own any securities in any of the Funds that invest in the Inflation-Protected Securities Portfolio.

Columbus Circle Investors (“CCI”). CCI was established in 1975 as in-house managers for Gulf & Western Industries (now part of Viacom, Inc.) and has been a registered investment adviser since 1994.

Clifford Fox, Michael Iacono and Katerina Wasserman are responsible for the day-to-day supervision of the Mid Growth Portfolio on behalf of CCI.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Clifford Fox	4	$526 Million	2	$192 Million	103	$3,381 Million

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Michael Iacono	2	$322 Million	0	$0	56	$1,105 Million
Katerina Wasserman	4	$526 Million	2	$192 Million	103	$3,381 Million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Clifford Fox	0	$0	0	$0	4	$325 Million
Michael Iacono	0	$0	0	$0	0	$0
Katerina Wasserman	0	$0	0	$0	4	$325 Million

Compensation

Columbus Circle Investors seeks to maintain a competitive compensation program based on investment management industry standards to attract and retain superior investment professionals. Compensation structure is comprised of the following:

a.

Base Salary. Each member of the professional staff is paid a fixed base salary, which varies depending on the experience and responsibilities assigned to that individual. The firm’s goal is to maintain competitive base salaries through an annual review process, which includes an analysis of industry standards, market conditions, and salary surveys.

b.

Bonus. Each member of the professional staff is eligible to receive an annual bonus. Targeted bonus amounts vary among professional staff based on the experience level and responsibilities. Bonus compensation is based upon the performance of the investment strategy and the role that person plays in adding to the overall value added to the portfolio(s). Performance is reviewed at least annually.

A second bonus pool is for long term compensation and retention. Five percent of the firm’s profits are allocated to certain employees via a three year cliff vesting deferred cash program. These units are awarded based on the employees’ contribution to CCI during the year.

A third five percent pool is used for phantom equity and has less than five participants (three year cliff) and is based on the growth of the firm.

c.	Equity Payments. Professional staff who are equity partners of CCI receive also quarterly distributions based upon their equity ownership share and firm profitability.

All Columbus Circle employees are eligible to participate in a competitive benefits package including health and retirement benefits[ in the form of a 401(k) plan].

Conflicts of Interest
CCI’s Code of Ethics includes, among others, the following statements related to conflicts of interest:
•	Columbus Circle Investors has an affirmative duty of utmost good faith to act solely in the best interests of its Advisory Clients.
•

Place the interests of our Advisory Clients first. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Advisory Clients. You may not cause an Advisory Client to take action, or not to take action, for your personal benefit rather than the benefit of the Advisory Client.

•	You must not take any action in connection with your personal investments that could cause even the appearance of unfairness or impropriety.
•

Avoid taking inappropriate advantage of your position. The receipt of investment opportunities, gifts or gratuities from persons seeking business with Columbus Circle Investors directly or on behalf of an Advisory Client could call into question the independence of your business judgment.

In addition, our compliance program is designed to address the specific conflicts of interest related to our business, and regularly reviewed, tested and managed accordingly.

Ownership of Securities
As of December 31, 2011, Mr. Fox, Mr. Iacono and Ms. Wasserman did not beneficially own securities in the funds that invest in the Mid Growth Portfolio.

Cramer, Rosenthal, McGlynn, LLC (“CRM”). CRM was founded in 1973 and is minority owned by WT Investments, Inc.

Jay B. Abramson and Robert L. Rewey, III are responsible for the day-to-day supervision of the Mid Value Portfolio on behalf of CRM.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Jay B. Abramson	8	$4.5 billion	5	$730.14 million	164	$5.67 billion
Robert L. Rewey, III	4	$4.4 billion	0	$0	164	$5.67 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Jay B. Abramson	0	$0	2	$70.4 million	1	$20.4 million
Robert L. Rewey, III	0	$0	0	$0	1	$20.4 million

Mr. Abramson and Mr. Rewey are generally responsible for multiple accounts with similar investment strategies. For example, the managers of CRM’s mid-cap value investment strategy are responsible for investment decisions for registered investment companies and separately-managed institutional accounts that pursue a mid-cap value investment strategy. Portfolio managers are compensated on portfolio management of the aggregate group of similar accounts rather than for a specific account.

Compensation

The compensation package for these portfolio managers consists of several components: base pay, annual incentive and long-term incentive. The base pay program provides a level of base pay that is competitive with the marketplace and reflects a portfolio manager’s contribution to CRM’s success. A 401(k) plan is also offered with a company matching component.

The annual incentive plan provides cash bonuses dependent on portfolio performance and individual contributions. The most significant portion of the bonus is determined based on the aggregate portfolio pre-tax performance results over one, two and three year periods relative to peer groups and benchmarks, and the remaining portion is based on certain qualitative factors discussed below.

The benchmark used to determine the bonuses of Mr. Abramson and Mr. Rewey is the Russell Midcap® Value Index.

Bonuses vary depending on the scope of accountability and experience level of the individual portfolio manager. An individual’s bonus is based upon relative performance of their assigned portfolios compared to a peer group and benchmark, and is generally geared to rewarding top quartile performance on a trailing three-year basis. Qualitative factors such as leadership, teamwork and overall contribution made during the year are also considered.

The long-term incentive plan provides an opportunity for experienced portfolio managers and other key contributors to CRM to be rewarded in the future depending on the achievement of financial goals and value creation. The plan, which is comprised of a profit-sharing component and option program, was created as a means of more closely aligning the interests of CRM professionals with that of the firm. The size of actual awards varies. The profit-sharing plan is based on the income of the firm. Option awards are comprised of member options in CRM. The value of the stock options is dependent upon CRM’s underlying valuation, as well as the exercise price. Options generally vest over a three-year period.

Conflicts of Interest

As an investment management firm with a diverse group of clients and various types of investment products, the firm and its personnel sometimes have conflicts of interest. You and your family have personal interests that may at times conflict with CRM client interests. We cannot completely eliminate conflicts of interest, but we must handle them properly. Conflicts of interest that are not properly handled may result in violations of law, liability for damages, and harm to our reputation for honest and fair dealing.

Conflicts of interest come in many shapes and sizes, and we can’t predict every type of conflict that may occur. Some conflicts can be handled with specific rules and procedures. Other conflicts must be addressed on a case by case basis using good judgment based upon our fundamental principles outlined below.

CRM expects its employees to be alert to conflicts of interest at all times, especially in any investments that are made in personal accounts, for both the employee and his or her family. Employees must also be sensitive to activities that might appear to others to involve conflicts of interest. There are many steps that an employee can take to reduce the likelihood of conflicts of interest, and CRM expects its employees to take these steps whenever possible.

Fundamental Principles for Addressing Conflicts of Interest

Here are the fundamental principles that CRM expects you to follow when you face a conflict of interest:

We Put Our Clients’ Interests First. Conflicts may arise between the interests of CRM or its personnel, on one hand, and CRM clients on the other hand. We resolve any conflicts between our interests and those of our clients in favor of our clients unless they have clearly agreed to a different approach. This principle is based on our fiduciary duty to our clients, which requires us to consider the best interests of our clients in everything we do.

We Resolve Conflicts Among Our Clients Fairly. There may be conflicts of interest among different CRM clients. For example if we have only a limited supply of an attractive investment, we may have conflicts allocating it among our clients. There may also be conflicts as a result of inconsistent holdings or transactions when we are pursuing different investment strategies for different clients.

We provide each client with the investment products or services to which the client is entitled and do not improperly favor one client over another. This does not mean we make the same investments for all clients or offer the same products or terms to all clients. However, we otherwise treat our clients on an equal footing, except in those cases where they agree or understand that there will be a different approach. In particular, except when otherwise agreed or understood by clients, we may not favor the interests of larger or more lucrative clients over the interests of other clients.

Don’t Try to Handle Conflicts of Interest Alone. It is very risky for you to handle a conflict of interest by yourself. Even if you try to handle it in good faith, you may not be sensitive to all the issues involved and it may appear to others that you were trying to take improper advantage of a client.

You should make sure that your supervisor is aware of any conflicts that arise affecting your work at CRM or your personal affairs. If, for any reason, you are not comfortable raising a conflict of interest with you supervisor, you should raise it with CRM’s General Counsel or a member of the Compliance Committee.

Specific Policies for Addressing Conflicts of Interest

CRM has adopted the following specific policies to help you address some conflicts of interest. You must strictly observe these policies. You must also be alert for conflicts of interest that are not covered by these policies and handle them according to the fundamental principles above.

Code of Ethics. This code governs your personal investing activity and is designed to help you comply with legal restrictions on your personal investments and honor your duties to CRM clients.

Trade Allocation Policy. This policy governs how securities trade and investment opportunities are allocated among different client accounts. It is designed to assure that all clients are treated fairly.

Policy Statement on Insider Trading. This policy aides you in the handling of any material, non-public information of which you may become aware.

Soft Dollar Policy. This policy addresses CRM’s policies in this area and is intended so that CRM’s use of soft dollars is done in compliance with applicable law and in the best interests of our clients and for the benefit of our clients.

Ownership of Securities

As of December 31, 2011, Mr. Abramson beneficially owned between $100,001 and $500,000 in shares of securities in the funds that invest in the Mid Value Portfolio and Mr. Rewey beneficially owned between $100,001 and $500,000 in shares of securities in the funds that invest in the Mid Value Portfolio.

Eaton Vance Management. Eaton Vance Management was organized as a Massachusetts business trust in 1990 and is a wholly owned subsidiary of Eaton Vance Corp.

Linda Carter and Michael W. Weilheimer are responsible for the day-to-day supervision of the High Yield Bond Portfolio on behalf of Eaton Vance Management.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Linda Carter	1	$729.3 million	3	$286.4 million	10	$681.9 million
Michael W. Weilheimer	4	$6,026.4 million	3	$286.4 million	10	$681.9 million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Linda Carter	0	$0	0	$0	0	$0
Michael W. Weilheimer	0	$0	0	$0	0	$0

Compensation
Compensation of Eaton Vance Management portfolio managers, including Ms. Carter and Mr. Weilheimer, and other investment professionals has three primary components: (1) a base salary, (2) an annual cash bonus, and (3) annual stock-based compensation consisting of options to purchase non-voting common stock of Eaton Vance Management’s corporate parent, Eaton Vance Corp., and restricted shares of Eaton Vance Corp.’s non-voting common stock. Eaton Vance Management investment professionals also receive certain retirement, insurance and other benefits that are broadly available to Eaton Vance Management employees.

Compensation of Eaton Vance’s investment professionals is reviewed primarily on an annual basis. Cash bonuses, equity awards, and adjustments in base salary are typically paid or put into effect at or shortly after the October 31st fiscal year-end of Eaton Vance Corp.

Eaton Vance Management compensates its portfolio managers based primarily on the scale and complexity of their portfolio responsibilities and the total return performance of managed funds and accounts versus appropriate peer groups or benchmarks. In addition to rankings within peer groups of funds on the basis of absolute performance, consideration may also be given to relative risk-adjusted performance. Risk adjusted performance measures include but are not limited to the Sharpe ratio. Performance is normally based on periods ending on the September 30th preceding fiscal year-end. Fund performance is normally evaluated primarily versus peer groups of funds as determined by Lipper Inc. and/or Morningstar, Inc. When a fund’s peer group as determined by Lipper or Morningstar is deemed by Eaton Vance Management’s management not to provide a fair comparison, performance instead may be evaluated primarily against a custom peer group or market index. In evaluating the performance of a fund and its manager, primary emphasis is normally placed on three-year performance, with secondary consideration of performance over longer and shorter periods. Performance is evaluated on a pre-tax basis. For funds with an investment objective other than total return (such as current income) consideration is given to the fund’s success in achieving its objective. For managers responsible for multiple funds and accounts, investment performance is evaluated on an aggregate basis, based on averages or weighted averages among managed funds and accounts. Funds and accounts that have performance-based advisory fees are not accorded disproportionate weightings in measuring aggregate portfolio manager performance. The compensation of portfolio managers with other job responsibilities (such as heading an investment group or providing analytical support to other portfolios) includes consideration of the scope of such responsibilities and the managers’ performance in meeting them.

Eaton Vance Management seeks to compensate portfolio managers commensurate with their responsibilities and performance, and competitive with other firms within the investment management industry. Eaton Vance Management participates in investment-industry compensation surveys and utilizes survey data as a factor in determining salary, bonus and stock-based compensation levels for portfolio managers and other investment professionals.

Salaries, bonuses and stock-based compensation are also influenced by the operating performance of Eaton Vance Management and its parent company. Eaton Vance Management’s overall annual cash bonus pool is generally based on a substantially fixed percentage of pre-bonus adjusted operating income. While the salaries of Eaton Vance Management portfolio managers are comparatively fixed, cash bonuses and stock-based compensation may fluctuate significantly from year to year, based on changes in manager performance and other factors as described herein. For a high performing portfolio manager, cash bonuses and stock-based compensation may represent a substantial portion of total compensation.

Conflicts of Interest
It is possible that conflicts of interest may arise in connection with a portfolio manager’s management of High Yield Bond Portfolio’s investments on the one hand and the investments of other accounts for which the portfolio manager is responsible on the other. For example, a portfolio manager may have conflicts of interest in allocating management time, resources and investment opportunities among High Yield Bond Portfolio and other accounts he or she advises. In addition due to differences in the investment strategies or restrictions between High Yield Bond Portfolio and the other accounts, a portfolio manager may take action with respect to another account that differs from the action taken with respect to High Yield Bond Portfolio. In some cases, another account managed by a portfolio manager may compensate the investment adviser based on the performance of the securities held by that account. The existence of such a performance based fee may create additional conflicts of interest for the portfolio manager in the allocation of management time, resources and investment opportunities. Whenever conflicts of interest arise, the portfolio manager will endeavor to exercise his or her discretion in a manner that he or she believes is equitable to all interested persons. Eaton Vance Management has adopted several policies and procedures designed to address these potential conflicts including: a code of ethics; and policies which govern Eaton Vance Management’s trading practices, including among other things, the aggregation and allocation of trades among clients, brokerage allocation, cross trades and best execution.

Ownership of Securities
As of December 31, 2011, neither Ms. Carter nor Mr. Weilheimer beneficially owned securities in any of the funds that invest in the High Yield Bond Portfolio.

Fort Washington Advisors, Inc. (“FWIA”). FWIA, an Ohio corporation, was founded in 1990 and is the money management and primary investment arm of The Western and Southern Life Insurance Company.

Richard R. Jandrain III, Daniel J. Kapusta, Bihag N. Patel, CFA and David K. Robinson, CFA, are responsible for the day-to-day management of the Small Core Portfolio on behalf of FWIA.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Richard R. Jandrain, III	2	$149.4 million	0	$0	15	$656.1 million
Daniel J. Kapusta	2	$149.4 million	0	$0	15	$656.1 million
Bihag N. Patel	2	$149.4 million	0	$0	15	$656.1 million
David K. Robinson	2	$149.4 million	0	$0	15	$656.1 million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Richard R. Jandrain, III	0	$0	0	$0	0	$0
Daniel J. Kapusta	0	$0	0	$0	0	$0
Bihag N. Patel	0	$0	0	$0	0	$0
David K. Robinson	0	$0	0	$0	0	$0

Compensation
All of FWIA’s portfolio managers receive a fixed base salary and annual performance bonuses. Bonuses are based primarily on the overall performance of FWIA as well as the pre-tax performance (relative to the appropriate benchmark) of their respective asset category over a one-year and a three-year time horizon. Secondarily, portfolio managers are also assessed on their ability to retain clients and attract new clients. Additionally a long-term retention plan was instituted in 2000, whereby certain investment professionals are periodically granted participation units with a 7-year cliff vesting schedule. The structure includes long-term vesting provisions. The percentage of compensation allocated to performance bonuses, asset-increase incentives and long-term incentive compensation is determined annually by the firm’s President and approved by the Board of Directors.

Conflicts of Interest
Actual or potential conflicts of interest may arise when a portfolio manager has management responsibilities to more than one account (including the portfolio). This would include devotion of unequal time and attention to the management of the accounts, inability to allocate limited investment opportunities across a broad array of accounts and incentive to allocate opportunities for performance based accounts. Fort Washington has adopted policies and procedures to address such conflicts.

Ownership of Securities
As of December 31, 2011, neither Messrs. Jandrain, Kapusta, Patel nor Robinson beneficially owned any securities in any of the funds that invest in the Small Core Portfolio.

Invesco Advisers, Inc. (“Invesco”) is a company incorporated under the laws of the State of Delaware and is registered as an investment adviser with the SEC. Invesco, an investment adviser since 1976, is an indirect, wholly owned subsidiary of Invesco Ltd., a publicly traded company that, through its subsidiaries, engages in the business of investment management on an international basis.

Michael Abata, CFA, Anthony Munchak, CFA, Glen Murphy, CFA, Francis Orlando, CFA and Andrew Waisburd (the “Invesco Team”) are responsible for the day-to-day supervision of the Small Core Portfolio on behalf of Invesco.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Michael Abata	8	$2.2 billion	10*	$846* million	50*	$5.5* billion
Anthony Munchak	8	$2.2 billion	10*	$846* million	50*	$5.5* billion
Glen Murphy	8	$2.5 billion	10*	$846* million	50*	$5.5* billion
Francis Orlando	8	$2.2 billion	10*	$846* million	50*	$5.5* billion
Andrew Waisburd	8	$2.5 billion	10*	$846* million	50*	$5.5* billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Michael Abata	0	$0	1	$86 million	7	$1.4 billion
Anthony Munchak	0	$0	1	$86 million	7	$1.4 billion
Glen Murphy	0	$0	1	$86 million	7	$1.4 billion
Francis Orlando	0	$0	1	$86 million	7	$1.4 billion
Andrew Waisburd	0	$0	1	$86 million	7	$1.4 billion
* Includes performance fee accounts.

Compensation

          Invesco seeks to maintain a compensation program that is competitively positioned to attract and retain high-caliber investment professionals. Portfolio managers receive a base salary, an incentive bonus opportunity and an equity compensation opportunity. Portfolio manager compensation is reviewed and may be modified each year as appropriate to reflect changes in the market, as well as to adjust the factors used to determine bonuses to promote competitive Fund performance. Invesco evaluates competitive market compensation by reviewing compensation survey results conducted by an independent third party of investment industry compensation. Each portfolio manager’s compensation consists of the following three elements:

          Base Salary. Each portfolio manager is paid a base salary. In setting the base salary, Invesco’s intention is to be competitive in light of the particular portfolio manager’s experience and responsibilities.

          Annual Bonus. The portfolio managers are eligible, along with other employees of Invesco, to participate in a discretionary year-end bonus pool. The Compensation Committee of Invesco Ltd. reviews and approves the amount of the bonus pool available for Invesco’s investment centers. The Compensation Committee considers investment performance and financial results in its review. In addition, while having no direct impact on individual bonuses, assets under management are considered when determining the starting bonus funding levels. Each portfolio manager is eligible to receive an annual cash bonus which is based on quantitative (i.e. investment performance) and non-quantitative factors (which may include, but are not limited to, individual performance, risk management and teamwork).

          Each portfolio manager’s compensation is linked to the pre-tax investment performance of the Funds/accounts managed by the portfolio manager as described in Table 1 below.

Sub-Adviser	Performance time period[1]

Invesco[2]	One-, Three- and Five-year performance against Fund peer group.

          High investment performance (against applicable peer group and/or benchmarks) would deliver compensation generally associated with top pay in the industry (determined by reference to the third-party provided compensation survey information) and poor investment performance (versus applicable peer group) would result in low bonus compared to the applicable peer group or no bonus at all. These decisions are reviewed and approved collectively by senior leadership which has responsibility for executing the compensation approach across the organization.

          Equity-Based Compensation. Portfolio managers may be granted an award that allows them to select receipt of shares of certain Invesco Funds with a vesting period as well as common shares and/or restricted shares of Invesco Ltd. stock from pools determined from time to time by the Compensation Committee of Invesco Ltd.’s Board of Directors. Awards of equity-based compensation typically vest over time, so as to create incentives to retain key talent.

          Portfolio managers also participate in benefit plans and programs available generally to all employees.

Conflicts of Interest

          Actual or apparent conflicts of interest may arise when a portfolio manager has day-to-day management responsibilities with respect to more than one Fund or other account. More specifically, portfolio managers who manage multiple Funds and/or other accounts may be presented with one or more of the following potential conflicts:

➢

The management of multiple Funds and/or other accounts may result in a portfolio manager devoting unequal time and attention to the management of each Fund and/or other account. Invesco seeks to manage such competing interests for the time and attention of portfolio managers by having portfolio managers focus on a particular investment discipline. Most other accounts managed by a portfolio manager are managed using the same investment models that are used in connection with the management of the Funds.

➢

If a portfolio manager identifies a limited investment opportunity which may be suitable for more than one Fund or other account, a Fund may not be able to take full advantage of that opportunity due to an allocation of filled purchase or sale orders across all eligible Funds and other accounts. To deal with these situations, Invesco and the Invesco Funds have adopted procedures for allocating portfolio transactions across multiple accounts.

➢

Invesco determines which broker to use to execute each order for securities transactions for the Funds, consistent with its duty to seek best execution of the transaction. However, for certain other accounts (such as mutual funds for which Invesco or an affiliate acts as sub-adviser, other pooled investment vehicles that are not registered mutual funds, and other accounts managed for organizations and individuals), Invesco may be limited by the client with respect to the selection of brokers or may be instructed to direct trades through a particular broker. In these cases, trades for a Fund in a particular security may be placed separately from, rather than aggregated with, such other accounts. Having separate transactions with respect to a security may temporarily affect the market price of the security or the execution of the transaction, or both, to the possible detriment of the Fund or other account(s) involved.

➢

Finally, the appearance of a conflict of interest may arise where Invesco has an incentive, such as a performance-based management fee, which relates to the management of one Fund or account but not all Funds and accounts for which a portfolio manager has day-to-day management responsibilities.

[1]	Rolling time periods based on calendar year-end.
[2]

Portfolio Managers may be granted a short-term award that vests on a pro-rata basis over a four year period and final payments are based on the performance of eligible Funds selected by the portfolio manager at the time the award is granted.

          Invesco and the Invesco Funds have adopted certain compliance procedures which are designed to address these types of conflicts. However, there is no guarantee that such procedures will detect each and every situation in which a conflict arises.

Ownership of Securities
As of December 31, 2011, no member of the Invesco Team beneficially owned securities in any of the funds that invest in the Small Core Portfolio.

Jennison Associates LLC (“Jennison”). Jennison has provided investment advisory services since 1969. The principal business address of Jennison is 466 Lexington Avenue, New York, New York 10017.

Blair A. Boyer, Michael A. Del Balso and Spiros “Sig” Segalas, are responsible for the day-to-day management of the Large Growth Portfolio on behalf of Jennison.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Blair A. Boyer	5	$2,725,977,000	3	$253,069,000	33	$3,247,671,000
Michael A. Del Balso*	11	$11,001,149,000	5	$992,409,000	5	$598,397,000
Spiros “Sig” Segalas	14	$24,261,803,000	2**	$262,254,000	8	$2,132,101,000

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Blair A. Boyer	0	$0	0	$0	0	$0
Michael A. Del Balso	0	$0	0	$0	0	$0
Spiros “Sig” Segalas	0	$0	1	$7,537,000***	0	$0

* Other Accounts excludes the assets and number of accounts in wrap fee programs that are managed using model portfolios.
** Excludes performance fee accounts.
*** The portfolio manager only manages a portion of the accounts subject to a performance fee. The market value shown reflects the portion of those accounts managed by the portfolio manager.

Compensation
Jennison seeks to maintain a highly competitive compensation program designed to attract and retain outstanding investment professionals which include portfolio managers and research analysts, and to align the interests of its investment professionals with those of its clients and overall firm results. Overall firm profitability determines the total amount of incentive compensation pool that is available for investment professionals. Investment professionals are compensated with a combination of base salary and cash bonus. In general, the cash bonus comprises the majority of the compensation for investment professionals. Additionally, senior investment professionals, including portfolio managers and senior research analysts, are eligible to participate in a deferred compensation program where all or a portion of the cash bonus can be invested in a variety of predominantly Jennison managed investment strategies on a tax-deferred basis.

Investment professionals’ total compensation is determined through a subjective process that evaluates numerous qualitative and quantitative factors. There is no particular weighting or formula for considering the factors. Some portfolio managers may manage or contribute ideas to more than one product strategy and are evaluated accordingly. The factors reviewed for the portfolio managers are listed below in order of importance.

The following primary quantitative factor is reviewed for the portfolio managers: one and three year pre-tax investment performance of groupings of accounts relative to market conditions, pre-determined passive indices (Russell 1000® Growth Index), and industry peer group data for the product strategy (e.g., large cap growth, large cap value) for which the portfolio manager is responsible.

The qualitative factors reviewed for the portfolio managers may include: historical and long-term business potential of the product strategies; qualitative factors such as teamwork and responsiveness; and other individual factors such as experience and other responsibilities such as being a team leader or supervisor may also affect an investment professional’s total compensation.

Conflicts of Interest

In managing other portfolios (including affiliated accounts), certain potential conflicts of interest may arise. Potential conflicts include, for example, conflicts among investment strategies, conflicts in the allocation of investment opportunities, or conflicts due to different fees. As part of its compliance program, Jennison has adopted policies and procedures that seek to address and minimize the effects of these conflicts.

Jennison’s portfolio managers typically manage multiple accounts. These accounts may include, among others, mutual funds, separately managed advisory accounts (assets managed on behalf of institutions such as pension funds, colleges and universities, foundations), commingled trust accounts, other types of unregistered commingled accounts (including hedge funds), affiliated single client and commingled insurance separate accounts, model nondiscretionary portfolios, and model portfolios used for wrap fee programs. Portfolio managers make investment decisions for each portfolio based on the investment objectives, policies, practices and other relevant investment considerations that the managers believe are applicable to that portfolio. Consequently, portfolio managers may recommend the purchase (or sale) of certain securities for one portfolio and not another portfolio. Securities purchased in one portfolio may perform better than the securities purchased for another portfolio. Similarly, securities sold from one portfolio may result in better performance if the value of that security declines. Generally, however, portfolios in a particular product strategy (e.g., large cap growth equity) with similar objectives are managed similarly. Accordingly, portfolio holdings and industry and sector exposure tend to be similar across a group of accounts in a strategy that have similar objectives, which tends to minimize the potential for conflicts of interest. While these accounts have many similarities, the investment performance of each account will be different primarily due to differences in guidelines, timing of investments, fees, expenses and cash flows.

Furthermore, certain accounts (including affiliated accounts) in certain investment strategies may buy or sell securities while accounts in other strategies may take the same or differing, including potentially opposite, position. For example, certain strategies may short securities that may be held long in other strategies. The strategies that sell a security short held long by another strategy could lower the price for the security held long. Similarly, if a strategy is purchasing a security that is held short in other strategies, the strategies purchasing the security could increase the price of the security held short. Jennison has policies and procedures that seek to mitigate, monitor and manage this conflict.

In addition, Jennison has adopted trade aggregation and allocation procedures that seek to treat all clients (including affiliated accounts) fairly and equitably. These policies and procedures address the allocation of limited investment opportunities, such as IPOs and the allocation of transactions across multiple accounts. Some accounts have higher fees, including performance fees, than others. Fees charged to clients differ depending upon a number of factors including, but not limited to, the particular strategy, the size of the portfolio being managed, the relationship with the client, the service requirements and the asset class involved. Fees may also differ based on the account type (e.g., commingled accounts, trust accounts, insurance company separate accounts or corporate, bank or trust-owned life insurance products). Some accounts, such as hedge funds and alternative strategies, have higher fees, including performance fees, than others. Based on these factors, a client may pay higher fees than another client in the same strategy. Also, clients with larger assets under management generate more revenue for Jennison than smaller accounts. These differences may give rise to a potential conflict that a portfolio manager may favor the higher fee-paying account over the other or allocate more time to the management of one account over another.

Furthermore, if a greater proportion of a portfolio manager’s compensation could be derived from an account or group of accounts, which include hedge fund or alternative strategies, than other accounts under the portfolio manager’s management, there could be an incentive for the portfolio manager to favor the accounts that could have a greater impact on the portfolio manager’s compensation. While Jennison does not monitor the specific amount of time that a portfolio manager spends on a single portfolio, senior Jennison personnel periodically review the performance of Jennison’s portfolio managers as well as periodically assess whether the portfolio manager has adequate resources to effectively manage the accounts assigned to that portfolio manager

Ownership of Securities
As of December 31, 2011, Blair Boyer, Michael Del Balso and Spiros Segalas did not beneficially own any equity securities in the fund.

J.P. Morgan Investment Management Inc. (“JP Morgan”). The principal business address of JPMorgan is 270 Park Avenue, New York, 10017.

Gloria Fu, CFA, Lawrence Playford, CFA and Jonathan K. L. Simon, are responsible for the day-to-day management of the Mid Value Portfolio on behalf of JP Morgan.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Gloria Fu	8	$8.8 billion	2	$586 million	21	$1.5 billion
Lawrence Playford	8	$8.8 billion	2	$586 million	21	$1.5 billion
Jonathan K. L. Simon	14	$10.9 billion	6	$2.66 billion	27	$1.9 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Gloria Fu	0	$0	0	$0	0	$0
Lawrence Playford	0	$0	0	$0	0	$0
Jonathan K. L. Simon	0	$0	0	$0	0	$0

Scott Blasdell, Terance Chen and Raffaele Zingone are responsible for the day-to-day management of the Balanced Portfolio on behalf of JP Morgan.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Scott Blasdell	5	$1.39 billion	3	$780 million	1	$197 million
Terance Chen	11	$3.27 billion	1	$285 million	2	$386 million
Raffaele Zingone	5	$1.49 billion	2	$450 million	5	$2.93 billion

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Scott Blasdell	0	$0	0	$0	4	$3.46 billion
Terance Chen	0	$0	0	$0	0	$0
Raffaele Zingone	0	$0	0	$0	2	$5.2 billion

Compensation
J.P. Morgan Investment Management Inc. (JP Morgan)’s Portfolio managers participate in a competitive compensation program that is designed to attract and retain outstanding people and closely link the performance of investment professionals to client investment objectives. The total compensation program includes a base salary fixed from year to year and a variable performance bonus consisting of cash incentives and restricted stock and may include mandatory notional investments (as described below) in selected mutual funds advised by JP Morgan. These elements reflect individual performance and the performance of JP Morgan’s business as a whole.

Each portfolio manager’s performance is formally evaluated annually based on a variety of factors including the aggregate size and blended performance of the portfolios such portfolio manager manages. Individual contribution relative to client goals carries the highest impact. Portfolio manager compensation is primarily driven by meeting or exceeding clients’ risk and return objectives, relative performance to competitors or competitive indices and compliance with firm policies and regulatory requirements. In evaluating each portfolio manager’s performance with respect to the mutual funds he or she manages, the funds’ pre-tax performance is compared to the appropriate market peer group and to each fund’s benchmark index listed in the fund’s prospectus over one, three and five year periods (or such shorter time as the portfolio manager has managed the fund). Investment performance is generally more heavily weighted to the long term.

Awards of restricted stock are granted as part of an employee’s annual performance bonus and comprise from 0% to 40% of a portfolio manager’s total bonus. As the level of incentive compensation increases, the percentage of compensation awarded in restricted stock also increases. Up to 50% of the restricted stock portion of a portfolio manager’s bonus may instead be subject to a mandatory notional investment in selected mutual funds advised by JP Morgan or its affiliates. When these awards vest over time, the portfolio manager receives cash equal to the market value of the notional investment in the selected mutual funds.

Conflict of Interest

The potential for conflicts of interest exists when portfolio managers manage other accounts with similar investment objectives and strategies as the Fund (“Similar Accounts”). Potential conflicts may include, for example, conflicts between investment strategies and conflicts in the allocation of investment opportunities.

Responsibility for managing J.P. Morgan Investment Management Inc. (JP Morgan)’s and its affiliates clients’ portfolios is organized according to investment strategies within asset classes. Generally, client portfolios with similar strategies are managed by portfolio managers in the same portfolio management group using the same objectives, approach and philosophy. Underlying sectors or strategy allocations within a larger portfolio are likewise managed by portfolio managers who use the same approach and philosophy as similarly managed portfolios. Therefore, portfolio holdings, relative position sizes and industry and sector exposures tend to be similar across similar portfolios and strategies, which minimize the potential for conflicts of interest.

JP Morgan and/or its affiliates may receive more compensation with respect to certain Similar Accounts than that received with respect to the Fund or may receive compensation based in part on the performance of certain Similar Accounts. This may create a potential conflict of interest for JP Morgan and its affiliates or its portfolio managers by providing an incentive to favor these Similar Accounts when, for example, placing securities transactions. In addition, JP Morgan or its affiliates could be viewed as having a conflict of interest to the extent that JP Morgan or an affiliate has a proprietary investment in Similar Accounts, the portfolio managers have personal investments in Similar Accounts or the Similar Accounts are investment options in JP Morgan’s or its affiliate’s employee benefit plans. Potential conflicts of interest may arise with both the aggregation and allocation of securities transactions and allocation of investment opportunities because of market factors or investment restrictions imposed upon JP Morgan and its affiliates by law, regulation, contract or internal policies. Allocations of aggregated trades, particularly trade orders that were only partially completed due to limited availability and allocation of investment opportunities generally, could raise a potential conflict of interest, as JP Morgan or its affiliates may have an incentive to allocate securities that are expected to increase in value to favored accounts. Initial public offerings, in particular, are frequently of very limited availability. JP Morgan and its affiliates may be perceived as causing accounts they manages to participate in an offering to increase JP Morgan’s or its affiliates’ overall allocation of securities in that offering.

A potential conflict of interest also may be perceived to arise if transactions in one account closely follow related transactions in a different account, such as when a purchase increases the value of securities previously purchased by another account, or when a sale in one account lowers the sale price received in a sale by a second account. If JP Morgan or its affiliates manage accounts that engage in short sales of securities of the type in which the Fund invests, JP Morgan or its affiliates could be seen as harming the performance of the Fund for the benefit of the accounts engaging in short sales if the short sales cause the market value of the securities to fall.

As an internal policy matter, JP Morgan may from time to time maintain certain overall investment limitations on the securities positions or positions in other financial instruments JP Morgan or its affiliates will take on behalf of its various clients due to, among other things, liquidity concerns and regulatory restrictions. Such policies may preclude a Fund from purchasing particular securities or financial instruments, even if such securities or financial instruments would otherwise meet the Fund’s objectives.

The goal of JP Morgan and its affiliates is to meet their fiduciary obligation with respect to all clients. JP Morgan and its affiliates have policies and procedures that seek to manage conflicts. JP Morgan and its affiliates monitor a variety of areas, including compliance with fund guidelines, review of allocation decisions and compliance with JP Morgan’s Codes of Ethics and JPMC’s Code of Conduct. With respect to the allocation of investment opportunities, JP Morgan and its affiliates also have certain policies designed to achieve fair and equitable allocation of investment opportunities among its clients over time. For example:

Orders for the same equity security are aggregated on a continual basis throughout each trading day consistent with JP Morgan’s duty of best execution for its clients. If aggregated trades are fully executed, accounts participating in the trade will be allocated their pro rata share on an average price basis. Partially completed orders generally will be allocated among the participating accounts on a pro-rata average price basis, subject to certain limited exceptions. For example, accounts that would receive a de minimis allocation relative to their size may be excluded from the order. Another exception may occur when thin markets or price volatility require that an aggregated order be completed in multiple executions over several days. If partial completion of the order would result in an uneconomic allocation to an account due to fixed transaction or custody costs, JP Morgan or its affiliates may exclude small orders until 50% of the total order is completed. Then the small orders will be executed. Following this procedure, small orders will lag in the early execution of the order, but will be completed before completion of the total order.

Purchases of money market instruments and fixed income securities cannot always be allocated pro rata across the accounts with the same investment strategy and objective. However, JP Morgan and its affiliates attempt to mitigate any potential unfairness by basing non-pro rata allocations traded through a single trading desk or system upon objective predetermined criteria for the selection of investments and a disciplined process for allocating securities with similar duration, credit quality and liquidity in the good faith judgment of JP Morgan or its affiliates so that fair and equitable allocation will occur over time.

Ownership of Securities
As of December 31, 2011, the portfolio managers did not beneficially own any equity securities in the funds.

Merganser Capital Management, Inc. (“Merganser”). Merganser was established as a registered investment advisor and a subsidiary of Polaroid Corporation in 1985. Merganser’s founding principals acquired the firm from Polaroid in 1987, and it began operating as an independent entity. In 2000, one of the co-founders retired and sold his interest back to the firm. At the same time, the company was reformed legally from a Subchapter-S corporation to a limited partnership, and several of the company’s senior employees became partners of Merganser. In October of 2008, Merganser was acquired by Annaly Capital Management Inc. Merganser became a wholly owned subsidiary of Annaly, operating under the name Merganser Capital Management, Inc.

Peter S. Kaplan, CFA, and Douglas A. Kelly, CFA, are responsible for the day-to-day supervision of the High Quality Bond Portfolio on behalf of Merganser.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Peter S. Kaplan, CFA	1	$458 million	1	$114 million	29	$1,726 million
Douglas A. Kelly, CFA	1	$458 million	0	$0	8	$1,507 million

Fee Based Accounts
(The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Peter S. Kaplan, CFA	0	$0	0	$0	0	$0
Douglas A. Kelly, CFA	0	$0	0	$0	0	$0

Compensation
The compensation of Mr. Kaplan and Mr. Kelly consists of salary, bonus, and restricted shares in Annaly Capital Management, Inc. (Merganser’s parent company) which are issued under the firm’s long-term incentive plan. Each manager’s salary is determined by his overall job performance and value to Merganser. Bonus awards and restricted share grants are discretionary, and are based on each employee’s individual job performance. The size of the bonus pool is determined annually based on the profitability of the firm. No portion of either manager’s compensation is based in any way on the assets of the High Quality Bond Portfolio or its performance.

Conflicts of Interest

I.	Personnel Matters
	A.	Code of Conduct
		1.	Conflicts of Interest and Employee Conduct

Policy – Conflicts of Interests and Employee Conduct
Purpose

The Code of Conduct has been established to communicate policies of professional conduct and ethical behavior applicable to all officers, directors and employees (“Employees”) of Merganser Capital Management, Inc. (“Company”).

Background

No set of rules or policies can presume to fully define “professional behavior” or “ethical conduct.” These terms, by definition, are broad concepts and subject to interpretation and personal bias. Nevertheless, a written set of policies will help to minimize misunderstandings about what is considered appropriate conduct by the Company. Also, in matters of personal behavior, there is no substitute for common sense. If there are doubts or questions about the appropriateness of a certain action, either do not pursue this course of action or seek guidance from the Chief Compliance Officer.

Policy:

1. Application.
The Code of Conduct applies to all employees and extends to activities within and outside their duties at Merganser.

2. Legal and Ethical Violations.

Employees shall not knowingly participate in, or assist any acts in violation of any applicable law, rule, or regulation of any government, governmental agency, or regulatory organization governing the investment advisory industry.

3. Conflicts of Interest.

Employees shall not enter into or engage in a security transaction or business activity or relationship, which may result in any financial or other conflict of interest between themselves, clients or Merganser. Employees shall also disclose to Merganser all matters that could reasonably be expected to interfere with their duty to Merganser, or with their ability to render unbiased and objective advice.

4. Priority of Transactions.

Employees shall conduct themselves in such a manner that transactions for clients and Merganser have priority over transactions in securities or other investments of which they are beneficial owners, and so that transactions in securities or other investments in which they have such beneficial ownership do not operate adversely to clients’ and Merganser’s interests.

5. Use of Material Nonpublic Information.

Merganser forbids Employees from trading, either personally or on behalf of others (such as private accounts managed by Merganser), on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as “insider trading.”

6. Duty to the Company.

Employees shall not undertake independent practice, which could result in compensation or other benefit in competition with Merganser unless they have received written consent from both Merganser’s Chief Compliance Officer and the person, or entity for which they undertake independent employment or services.

7. Preservation of Confidentiality.

Employees shall preserve the confidentiality of information communicated by a client concerning matters within the scope of the confidential relationship, unless they receive information concerning illegal activities on the part of the client. Information relating to illegal activities should be communicated as soon as practicable to the Chief Compliance Officer or designee.

8. Implementation.

The Chief Compliance Officer is responsible for the implementation of the Code of Conduct, and reports to the President. He is required to formally meet with the President once a year to review the status of compliance with this policy, but may meet with the President at any time to seek guidance or to discuss matters requiring immediate attention.

9. Acknowledgement.

All Employees must read and acknowledge receipt of a copy of this Code of Conduct. Questions regarding the policy or its implementation should be reviewed with the Chief Compliance Officer or designee.

2. Insider Trading

Policy - Insider Trading

Purpose:

The purpose of this Policy is to ensure that Merganser’s employees do not violate the laws governing the use of insider information.

Background:

Merganser’s reputation and the respect of those with whom it deals are among its most important assets.

Policies:

1.	Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) while in possession of material nonpublic information (trading by an insider).

2.

Employees may not trade securities personally or on behalf of others (such as private accounts managed by Merganser) where the information was disclosed to them by an insider in violation of the insider’s duty to keep the information confidential or was misappropriated (trading by a non-insider).

3.	Employees may not communicate material nonpublic information to others in violation of the law.

Procedures - Insider Trading

Purpose:

The purpose of these procedures is to establish what is considered insider information, what Merganser employees may and may not due when in possession of this information, and establish the penalties for “insider trading.”

Definitions and Limitations:

The term “insider trading” is not defined in the federal securities law, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an “insider”) or to communications of material nonpublic information to others.

Who is considered an “insider?”

The concept of “insider” is broad. It includes officers, directors, and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others, a company’s attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, Merganser may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, Merganser must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

What is Nonpublic Information?

Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. “Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that officers, directors, and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

Procedures:

The following procedures have been established to aid the officers, directors, and employees of Merganser in avoiding insider trading, and to aid Merganser in preventing, detecting and imposing sanctions against insider trading. Every officer, director and employee of Merganser must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

1.

Before trading for yourself or others, including accounts you may manage in a fiduciary capacity, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

	a.	Is the information material?
	b.	Is this information that the investor would consider important in making his or her investment decisions?
	c.	Is this information that would substantially affect the market price of the securities if generally disclosed?
	d.	Is the information nonpublic?
	e.	To whom has this information been provided?
	f.	Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?

2.

If, after the consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

	a.	Report the matter immediately to the Chief Compliance Officer.
	b.	Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by the Company.
	c.	Do not communicate the information inside or outside the Company, other than to the Chief Compliance Officer.
d.

After the Chief Compliance Officer has reviewed the information, you will either be instructed to continue the prohibitions against trading and communication or you will be allowed to trade and communicate the information.

3.	Employees who trade on, or communicate to others, may be subjected to severe penalties. Both the employee and Merganser may be penalized severely for “insider” trading. The penalties may include:

	a.	Civil injunctions.

	b.	Treble damages and disgorgement of profits.
	c.	Jail sentences.
	d.	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
	e.	Fines for the employer or other controlling person up to the greater of $1,000 or three times the amount of the profit gained or loss avoided.

4.	In addition, any violation of the policy statement can be expected to result in serious sanctions by Merganser, including dismissal of the persons involved.

5.

Employees should restrict access to material nonpublic information including persons within Merganser. In addition care should be taken to ensure such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

6.

The prevention of insider trading violations requires constant attention. Your suggestions may contribute in a critical way to the effectiveness of these procedures. If you become aware of any situation that may possibly result in an insider trading violation, you should report the situation to the Chief Compliance Officer immediately. Such a situation could involve an indiscreet member of management or the staff, or it could relate to the manner in which written communications of material nonpublic information are disseminated or otherwise handled by employees. Your suggestions for improving these procedures are always welcome and will be considered in your overall job evaluation.

Ownership of Securities
As of December 31, 2011, neither Mr. Kaplan nor Mr. Kelly beneficially owned any securities in any of the funds that invest in the High Quality Bond Portfolio.

Perimeter Capital Partners LLC (“Perimeter”). Perimeter, a registered investment adviser, was founded in 2006.

James N. Behre and Mark D. Garfinkel, CFA, are responsible for the day-to-day supervision of the Small Growth Portfolio on behalf of Perimeter.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

James N. Behre	4	$548.2 million	0	$0	28	$862.4 million
Mark D. Garfinkel	4	$548.2 million	0	$0	34	$888.2 million

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)

James N. Behre	0	$0	0	$0	3	$26.5 million
Mark D. Garfinkel	0	$0	0	$0	3	$26.5 million

Compensation
Perimeter offers all employees salaries that are competitive with industry norms. All full-time employees, including portfolio managers, are provided a benefits package on substantially similar terms. Additionally, Perimeter has instituted a bonus pool, which will further compensate investment management employees based on assets under management, performance, client retention, and contribution to the team. Mr. Behre and Mr. Garfinkel earn cash compensation in the form of a base salary, bonus and profit distribution based on equity ownership in the firm. Neither the portfolio manager nor any member of the investment team receives direct compensation from the fund or account under management. Virtually every member of the investment team has equity ownership in the firm, and the preponderance of their compensation will be driven by this factor.

Conflicts of Interest
Perimeter expects all employees to adhere to the highest standards with respect to any potential conflicts of interest with clients – simply stated, no Employee should ever enjoy a benefit at the detriment of any client.

Further all persons associated with Perimeter are expected to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to clients’ interests, subject to the legality of such information.

Perimeter expects all employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise their ability to deal objectively with clients.

Perimeter’s Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with employees’ personal trading activities. If Perimeter discovers that an employee is personally trading contrary to the policies set forth above, the employee shall meet with the CCO to review the facts surrounding the transactions.

Third-party compliance partner ACA Compliance Group will also conduct testing of employee transactions versus transactions completed on behalf of clients for any conflicts. If any conflicts are found, ACA will bring those to the attention of Perimeter’s CCO.

Ownership of Securities
As of December 31, 2011, neither Mr. Behre nor Mr. Garfinkel beneficially owned securities in any of the funds that invest in the Small Growth Portfolio.

Transamerica Asset Management, Inc. (“TAM”). TAM’s principal office is located at 570 Carillon Parkway, St. Petersburg, Florida 33716.

Christopher A. Staples, CFA, Jonathan Oldroyd, CFA and William Nobles, CFA (the “TAM Team”) are responsible for the day-to-day supervision of the Transamerica Asset Allocation Funds.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Christopher A. Staples	13	$1.07 billion	23	$441.8 million	0	$0
Jonathan Oldroyd	13	$1.07 billion	23	$441.8 million	0	$0
William Nobles	13	$1.07 billion	23	$441.8 million	0	$0

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Christopher A. Staples	0	$0	0	$0	0	$0
Jonathan Oldroyd	0	$0	0	$0	0	$0
William Nobles	0	$0	0	$0	0	$0

Compensation

The portfolio managers are compensated through a fixed salary and cash bonuses that are awarded for contributions to the firm. Generally, annually, the executive officers of TAM, in consultation with the other senior management, determines the bonus amounts for each portfolio manager. Bonuses may be a significant portion of a portfolio manager’s overall compensation. Bonuses are not guaranteed. Presently we have no deferred compensation arrangements.

Conflicts of Interest
It is possible that conflicts of interest may arise in connection with the portfolio managers’ management of the funds on the one hand and other accounts for which the portfolio managers are responsible on the other.

TAM has policies and procedures in place to mitigate potential conflicts of interest.

Ownership of Securities

As of December 31, 2011, no member of the TAM Team beneficially owned securities in the Transamerica Asset Allocation Funds.

Thornburg Investment Management, Inc. (“Thornburg”). Thornburg is an employee-owned investment management company based in Santa Fe, New Mexico with assets under management of $73 billion (as of December 31, 2011). Founded in 1982, the firm manages seven equity funds, nine bond funds, and separate portfolios for select institutions and individuals.

William V. Fries, CFA, Wendy Trevisani and Lei Wang, CFA, (the “Thornburg Team”) are responsible for the day-to-day management of the International Equity Portfolio on behalf of Thornburg.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

William V. Fries	17	$28.3 billion	8	$2.5 billion	46	$7.0 billion
Wendy Trevisani	21	$28.1 billion	8	$2.5 billion	9,829	$11.4 billion
Lei Wang	16	$28.1 billion	8	$2.5 billion	46	$7.0 billion

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
William V. Fries	0	$0	0	$0	1	$74.5 million
Wendy Trevisani	0	$0	0	$0	1	$74.5 million
Lei Wang	0	$0	0	$0	1	$74.5 million

Compensation
The compensation of each co-portfolio manager includes an annual salary, annual bonus, and company-wide profit sharing. Each manager also owns equity shares in Thornburg. Both the salary and bonus are reviewed approximately annually for comparability with salaries of other portfolio managers in the industry, using survey data obtained from compensation consultants. The annual bonus is subjective. Criteria that are considered in formulating the bonus include, but are not limited to, the following: revenues available to pay compensation of the manager and all other expenses related to supporting the accounts managed by the manager, multiple year historical total return of accounts managed by the manager, relative to market performance and similar investment companies; single year historical total return of accounts managed by the manager, relative to market performance and similar investment companies; the degree of sensitivity of the manager to potential tax liabilities created for account holders in generating returns, relative to overall return. To the extent that the manager realizes benefits from capital appreciation and dividends paid to shareholders of Thornburg, such benefits accrue from the overall financial performance of Thornburg.

Conflicts of Interest
Most investment advisers and their portfolio managers manage investments for multiple clients, including mutual funds, private accounts, and retirement plans. In any case where a portfolio or co-portfolio manager manages the investments of two or more accounts, there is a possibility that conflicts of interest could arise between the manager’s management of a fund’s investments and the manager’s management of other accounts. These conflicts could include:

− Allocating a favorable investment opportunity to one account but not another.
− Directing one account to buy a security before purchases through other accounts increase the price of the security in the marketplace.
− Giving substantially inconsistent investment directions at the same time to similar accounts, so as to benefit one account over another.
− Obtaining services from brokers conducting trades for one account, which are used to benefit another account.

Thornburg has considered the likelihood that any material conflicts of interest could arise between a manager’s management of the fund’s investments and the manager’s management of other accounts. Thornburg has not identified any such conflicts that may arise, and has concluded that it has implemented policies and procedures to identify and resolve any such conflict if it did arise.

Ownership of Securities
As of December 31, 2011, no member of the Thornburg Team beneficially owned securities in International Equity Portfolio.

Wellington Management Company, LLP (“Wellington Management”). Wellington Management is a Massachusetts limited liability partnership with principal offices at 280 Congress Street, Boston, Massachusetts 02210. Wellington Management is a professional investment counseling firm which provides investment services to investment companies, employee benefit plans, endowments, foundations, and other institutions. Wellington Management and its predecessor organizations have provided investment advisory services for over 70 years. As of December 31, 2011, Wellington Management had investment management authority with respect to approximately $651 billion in assets.

In connection with providing investment advisory services to our clients, Wellington Management has ongoing arrangements to disclose non-public portfolio holdings information to the following parties:

Brown Brothers Harriman & Co. performs certain operational functions for Wellington Management and receives portfolio holdings information on a daily basis.

FactSet Research Systems Inc. provides analytical services for Wellington Management and receives portfolio holdings information on a daily basis.

Glass, Lewis & Co. provides proxy voting services for Wellington Management and receives portfolio holdings information on a daily basis.

Investment Technology Group, Inc. provides analytical services for Wellington Management and receives portfolio holdings information on a daily basis.

Markit WSO Corporation performs certain operational functions on behalf of Wellington Management and receives portfolio holdings information on a daily basis.

State Street Bank and Trust Company performs certain operational functions on behalf of Wellington Management and receives portfolio holdings information on a daily basis.

Timothy J. McCormack, CFA, and Shaun F. Pedersen (each, an “Investment Professional”) are responsible for the day-to-day supervision of the Small Core Portfolio on behalf of Wellington Management.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Timothy J. McCormack	11	$1,371,997,964	7	$1,058,834,235	21	$1,158,263,830
Shaun F. Pedersen	11	$1,371,997,964	7	$1,058,834,235	21	$1,158,263,830

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Timothy J. McCormack	0	$0	0	$0	0	$0
Shaun F. Pedersen	0	$0	0	$0	0	$0

Paul E. Marrkand, CFA (an “Investment Professional”) is responsible for the day-to-day supervision of the Large Growth Portfolio on behalf of Wellington Management.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Paul E. Marrkand	13	$9,332,515,773	8	$1,140,093,492	9	$1,391,341,341

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Paul E. Marrkand	1	$3,694,622,303	0	$0	0	$0

Timothy J. McCormack, CFA, and Shaun F. Pederson (each, an “Investment Professional”) is responsible for the day-to-day supervision of the Small Value Portfolio on behalf of Wellington Management.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts

Portfolio Manager	Number	Assets Managed	Number	Assets Managed	Number	Assets Managed

Timothy J. McCormack	11	$1,371,997,964	7	$1,058,834,235	21	$1,158,263,830
Shaun F. Pederson	11	$1,371,997,964	7	$1,058,834,235	21	$1,158,263,830

Fee Based Accounts (The number of accounts and the total assets in the accounts managed by each portfolio manager with respect to which the advisory fee is based on the performance of the account.)
Timothy J. McCormack	0	$0	0	$0	0	$0
Shaun F. Pederson	0	$0	0	$0	0	$0

Compensation
Wellington Management receives a fee based on the assets under management of each portfolio as set forth in the Investment Subadvisory Agreements between Wellington Management and Transamerica Asset Management, Inc. on behalf of each Fund. Wellington Management pays its investment professionals out of its total revenues, including the advisory fees earned with respect to each Fund. The following information relates to the fiscal year ended December 31, 2011.

Wellington Management’s compensation structure is designed to attract and retain high-caliber investment professionals necessary to deliver high quality investment management services to its clients. Wellington Management’s compensation of each Fund’s managers listed in the prospectus who are primarily responsible for the day-to-day management of the Funds (“Investment Professionals”) includes a base salary and incentive components. The base salary for each Investment Professional who is a partner of Wellington Management is generally a fixed amount that is determined by the Managing Partners of the firm. Each Investment Professional is eligible to receive an incentive payment based on the revenues earned by Wellington Management from the relevant Fund managed by the Investment Professional and generally each other account managed by such Investment Professional. Each Investment Professional’s incentive payment relating to the relevant Fund is linked to the gross pre-tax performance of the portion of the Fund managed by the Investment Professional compared to the benchmark index and/or peer group identified below over one and three year periods, with an emphasis on three year results. Wellington Management applies similar incentive compensation structures (although the benchmarks or peer groups, time periods and rates may differ) to other accounts managed by the Investment Professionals, including accounts with performance fees.

Portfolio-based incentives across all accounts managed by an investment professional can, and typically do, represent a significant portion of an investment professional’s overall compensation; incentive compensation varies significantly by individual and can vary significantly from year to year. The Investment Professionals may also be eligible for bonus payments based on their overall contribution to Wellington Management’s business operations. Senior management at Wellington Management may reward individuals as it deems appropriate based on other factors. Each partner of Wellington Management is eligible to participate in a partner-funded tax-qualified retirement plan, the contributions to which are made pursuant to an actuarial formula. Messrs. Marrkand, McCormack, and Pedersen are partners of the firm.

Portfolio	Benchmark Index and/or Peer Group for Incentive Period

Large Growth Portfolio	Russell 1000® Growth Index
Small Core Portfolio	Russell 2000® Value Index
Small Value Portfolio	Russell 2000® Value Index

Conflicts of Interest

Individual investment professionals at Wellington Management manage multiple accounts for multiple clients. These accounts may include mutual funds, separate accounts (assets managed on behalf of institutions, such as pension funds, insurance companies, foundations, or separately managed account programs sponsored by financial intermediaries), bank common trust accounts, and hedge funds. Each Fund’s managers listed in the prospectus who are primarily responsible for the day-to-day management of the Funds (“Investment Professionals”) generally manage accounts in several different investment styles. These accounts may have investment objectives, strategies, time horizons, tax considerations and risk profiles that differ from those of the Funds. The Investment Professionals make investment decisions for each account, including the relevant Fund, based on the investment objectives, policies, practices, benchmarks, cash flows, tax and other relevant investment considerations applicable to that account. Consequently, the Investment Professionals may purchase or sell securities, including IPOs, for one account and not another account, and the performance of securities purchased for one account may vary from the performance of securities purchased for other accounts. Alternatively, these accounts may be managed in a similar fashion to the relevant Fund and thus the accounts may have similar, and in some cases nearly identical, objectives, strategies and/or holdings to that of the relevant Fund.

An Investment Professional or other investment professionals at Wellington Management may place transactions on behalf of other accounts that are directly or indirectly contrary to investment decisions made on behalf of the relevant Fund, or make investment decisions that are similar to those made for the relevant Fund, both of which have the potential to adversely impact the relevant Fund depending on market conditions. For example, an investment professional may purchase a security in one account while appropriately selling that same security in another account. Similarly, an Investment Professional may purchase the same security for the relevant Fund and one or more other accounts at or about the same time. In those instances the other accounts will have access to their respective holdings prior to the public disclosure of the relevant Fund’s holdings. In addition, some of these accounts have fee structures, including performance fees, which are or have the potential to be higher, in some cases significantly higher, than the fees Wellington Management receives for managing the Funds. Because incentive payments paid by Wellington Management to the Investment Professionals are tied to revenues earned by Wellington Management and, where noted, to the performance achieved by the manager in each account, the incentives associated with any given account may be significantly higher or lower than those associated with other accounts managed by a given Investment Professional. Finally, the Investment Professionals may hold shares or investments in the other pooled investment vehicles and/or other accounts identified above.

Wellington Management’s goal is to meet its fiduciary obligation to treat all clients fairly and provide high quality investment services to all of its clients. Wellington Management has adopted and implemented policies and procedures, including brokerage and trade allocation policies and procedures, which it believes address the conflicts associated with managing multiple accounts for multiple clients. In addition, Wellington Management monitors a variety of areas, including compliance with primary account guidelines, the allocation of IPOs, and compliance with the firm’s Code of Ethics, and places additional investment restrictions on investment professionals who manage hedge funds and certain other accounts. Furthermore, senior investment and business personnel at Wellington Management periodically review the performance of Wellington Management’s investment professionals. Although Wellington Management does not track the time an investment professional spends on a single account, Wellington Management does periodically assess whether an investment professional has adequate time and resources to effectively manage the investment professional’s various client mandates.

Ownership of Securities
As of December 31, 2011, no member of the Wellington Management Team overseeing the Large Growth Portfolio beneficially owned securities in any of the funds that invest in the Large Growth Portfolio. As of December 31, 2011, no member of the Wellington Management Team overseeing the Small Core Portfolio beneficially owned securities in any of the funds that invest in the Small Core Portfolio. As of December 31, 2011, no member of the Wellington Management Team overseeing the Small Value Portfolio beneficially owned securities in any of the funds that invest in the Small Value Portfolio.

Advisory and Sub-Advisory Fees

TAM is entitled to receive advisory fees, which are accrued daily and payable monthly or quarterly, at an annual percentage of each portfolio’s average daily net assets. The rates for the portfolios are shown in the table below.

Each of the sub-advisers is entitled to receive a fee from TAM at an annual percentage of each portfolio’s average daily net assets. The rates are shown in the table below.

TAM has agreed to waive its investment advisory fees to the extent necessary to limit the total operating expenses of each Portfolio to a specified level. TAM also may contribute to the Portfolios from time to time to help them maintain competitive expense ratios. These arrangements are voluntary and may be terminated at any time.

Portfolio	Sub-Adviser	Compensation As a Percentage to Advisers	Compensation As a Percentage to Sub- Advisers(1)

Balanced	Blackrock*,**	0.45%	0.12% of the first $1,000,000,000 and 0.05% in excess of $1,000,000,000
Balanced	JPMorgan*,^	0.45%	0.25%
Core Bond	BlackRock**	0.35%	0.12% on the first $1,000,000,000 and 0.05% in excess of $1,000,000,000
High Quality Bond	Merganser	0.35%	0.20% on the first $100,000,000, 0.15% on the next $100,000,000, 0.10% on the next $100,000,000 and 0.05% in excess of $300,000,000
High Yield Bond	Eaton Vance	0.55%	0.35% on the first $20,000,000, 0.25% on the next $20,000,000, 0.20% on the next $85,000,000 and 0.15% in excess of $125,000,000
Inflation-Protected Securities	BlackRock	0.35%	0.15% on the first $100,000,000, 0.10% on the next $150,000,000, and 0.05% in excess of $250,000,000
International Equity	Thornburg*	0.75%	0.425% of the first $500,000,000 and 0.40% in excess of $500 million
Large Core	AJO	0.60%	0.30% on the first $250,000,000, 0.20% on the next $250,000,000, 0.15% on the next $500,000,000 and 0.125% in excess of $1,000,000,000.
Large Growth	Jennison#	0.62%	0.40% on the first $250,000,000, 0.35% on the next $250,000,000, 0.30% on the next $500,000,000, 0.25% on the next $500,000,0000 and 0.22% in excess of $1,500,000,000.
Large Growth	Wellington***	0.62%	0.28% on the first $2,000,000,000, 0.25% on the next $3,000,000,000 and 0.225% in excess of $5,000,000,000.
Large Value	AJO	0.45%	0.30% of the first $250,000,000, 0.20% on the next $250,000,000, 0.15% on the next $500,000,000 and 0.125% in excess of $1 billion
Mid Growth	Columbus	0.72%	0.40% of the first $135,000,000 and 0.35% in excess of $135,000,000
Mid Value	Cramer, Rosenthal	0.67%	0.40%
Mid Value	JPMorgan	0.67%	0.40%
Money Market	GE	0.25%	0.05%
Small Core	Fort Washington	0.80%	0.55% of the first $100,000,000, 0.50% of the next $100,000,000, and 0.45% in excess of $200 million.
Small Core	Invesco	0.80%	0.41% of the first $100,000,000, 0.34% of the next $100,000,000, 0.22% of the next $100,000,000 and 0.20% in excess of $300,000,000.
Small Core	Wellington**	0.80%	0.50%
Small Growth	Perimeter	0.87%	0.80% of the first $10,000,000, 0.64% of the next $40,000,000, and 0.48% in excess of $50,000,000

Portfolio	Sub-Adviser	Compensation As a Percentage to Advisers	Compensation As a Percentage to Sub- Advisers(1)

Small Value	Wellington	0.82%	0.55%

(1)	As a percentage of average daily net assets on an annual basis.

*

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with Transamerica JPMorgan Enhanced Index VP (a series of Transamerica Series Trust) and the portion of assets of Transamerica Multi-Managed Balanced VP (a series of Transamerica Series Trust) and Transamerica Multi-Managed Balanced (a series of Transamerica Funds), allocated to and sub-advised by J.P. Morgan Investment Management, Inc.

^

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with similar mandates of Transamerica Series Trust and Transamerica Funds managed by JPMorgan.

#

For purposes of calculating the sub-advisory fee rate payable by TAM to Jennison, the assets in the funds will be aggregated with the assets of Transamerica Jennison Growth (a series of Transamerica Series Trust) and Transamerica Jennison Growth VP (a series of Transamerica Series Trust).

**	The sub-adviser receives compensation, calculated monthly and paid quarterly, from TAM.

***

The average daily net assets for the purpose of calculating sub-advisory fees will be determined on a combined basis with other Wellington managed equity funds within Transamerica Series Trust and Transamerica Funds.

For the fiscal years ended December 31, 2011, December 31, 2010 and December 31, 2009, the Adviser earned and voluntarily waived advisory fees as indicated with respect to the following portfolios

	2011		2010		2009

Portfolios	Earned	Waived	Earned	Waived	Earned	Waived

Balanced	$504,136	$130,295	$555,242	$106,699	$657,985	$73,154
Core Bond	5,492,340	—	6,002,892	—	5,321,346	428
High Quality Bond	1,656,013	—	1,641,803	—	1,395,652	—
High Yield Bond	4,003,025	—	3,634,809	—	2,916,686	—
Inflation-Protected Securities	1,216,020	—	1,211,563	—	1,281,031	4,245
International Equity	6,042,566	—	6,651,277	—	7,472,534	—
Large Core	1,484,695	—	1,540,443	—	1,550,023	—
Large Growth	6,862,358	—	7,135,948	41,869	6,917,985	1,238
Large Value	4,216,471	—	4,758,682	—	5,514,739	—
Mid Growth	1,721,107	10,122	1,747,825	384	1,642,570	18,062
Mid Value	5,672,014	—	5,513,422	—	4,547,468	216
Money Market	2,515,697	—	2,840,149	—	3,073,964	—
Small Core	2,584,806	—	2,521,242	—	2,617,102	1,342

Small Growth	1,083,958	50,473	1,207,975	40,415	1,296,080	51,046

Small Value	937,507	20,267	1,087,289	20,085	1,140,408	38,982

Administrator

TAM provides administrative services to the portfolios under the Advisory Agreement with the Trust. The Advisory Agreement provides that TAM may render services to others as administrator. In addition, the Advisory Agreement terminates automatically if it is assigned and may be terminated without penalty by majority vote of the investors in the Trust (with the vote of each being in proportion to the amount of its investment). The Advisory Agreement also provides that neither TAM nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in connection with administrative services provided to any Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of its or their duties or by reason of reckless disregard of its or their duties or obligations under said agreements. TAM receives no additional compensation for providing such administrative services.

Custodian

Pursuant to Custodian Agreements, State Street Bank & Trust Company acts as the custodian of each portfolio’s assets (the “Custodian”). The Custodian’s responsibilities include safeguarding and controlling the cash and securities of each portfolio, handling the receipt and delivery of securities, determining income and collecting interest on the investments of each Portfolio, maintaining books of original entry for portfolio accounting and other required books and accounts, and calculating the daily net asset value of beneficial interests in each portfolio. Securities held by the portfolios may be deposited into the Federal Reserve-Treasury Department Book Entry System or the Depository Trust Company and may be held by a subcustodian bank if such arrangements are reviewed and approved by the Board of Trustees of the Trust. The Custodian does not determine the investment policies of the Portfolios or decide which securities the Portfolios will buy or sell. A portfolio may, however, invest in securities of the Custodian and may deal with the Custodian as principal in securities and foreign exchange transactions. For its services, the Custodian will receive such compensation as may from time to time be agreed upon by it and the Trust.

Independent Registered Public Accounting Firm

Ernst & Young LLP, 200 Clarendon Street, Boston, MA 02116, serves as the portfolios’ independent registered public accounting firm.

Item 21. Brokerage Allocation and Other Practices.

Except as may be required to ensure satisfaction of certain tests applicable to regulated investment companies under the Code, portfolio changes are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of portfolio turnover is not a limiting factor when changes are appropriate. portfolio trading is engaged in for a portfolio if the applicable sub-adviser believes that a transaction net of costs (including custodian charges) will help achieve the portfolio’s investment objective.

Set forth below are the turnover rates for the portfolios for the past three fiscal years. A rate of 100% indicates that the equivalent of all the portfolio’s assets have been sold and reinvested in a year. High portfolio turnover may result in realization of substantial net capital gains or losses. To the extent net short-term capital gains are realized, such gains are generally subject to tax in the same manner as ordinary income for taxable investors.

Portfolio	Turnover Rate 2011	Turnover Rate 2010	Turnover Rate 2009

Balanced	245%	211%	167%
Core Bond	406%	633%	1,014%
High Quality Bond	84%	87%	104%
High Yield Bond	81%	98%	98%
Inflation-Protected Securities	134%	117%	118%
International Equity	24%	29%	138%
Large Core	63%	55%	168%
Large Growth	53%	119%	102%
Large Value	55%	62%	124%
Mid Growth	135%	199%	214%
Mid Value	69%	76%	122%
Small Core	59%	55%	88%
Small Growth	120%	99%	104%
Small Value	16%	121%	103%

Brokerage Transactions. The sub-advisers to the portfolios seek to obtain overall best execution on portfolio trades. The price of securities and any commission rate paid are always factors, but frequently not the only factors, in judging best execution. In selecting brokers or dealers, each sub-adivser considers various relevant factors, including, but not limited to, the size and type of the transaction; the nature and character of the markets for the security to be purchased or sold; the execution efficiency, settlement capability and financial condition of the dealer; the dealer’s execution services rendered on a continuing basis; and the reasonableness of any dealer spreads.

Each portfolio’s sub-adviser(s) may use brokers or dealers for portfolio transactions who also provide brokerage and research services to the portfolio or other accounts over which the advisers exercise investment discretion. A portfolio may “pay up” for brokerage services, meaning that it is authorized to pay a broker or dealer who provides these brokerage and research services a commission for executing a portfolio transaction which is higher than the commission than may otherwise have been charged. However, a portfolio will “pay up” only if the applicable adviser determines in good faith that the higher commission is reasonable in relation to the brokerage and research services provided, viewed in terms of either the particular transaction or all of the accounts over which the adviser exercises investment discretion.

The research received from broker-dealers may be useful to the sub-adviser in rendering investment management services to the portfolio as well as other investment companies or other accounts managed by the sub-adviser. Conversely, such information provided by brokers or dealers who have executed transaction orders on behalf of such other accounts may be useful to the sub-adviser in carrying out its obligations to the portfolio. The receipt of such research enables the sub-adviser to avoid the additional expenses that might otherwise be incurred if it were to attempt to develop comparable information through its own staff.

Investment decisions for a portfolio will be made independently from those for any other account or investment company that is or may in the future become managed by the portfolio’s sub-adviser or its affiliates. If, however, the portfolio and other investment companies or accounts managed by the sub-adviser are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy might adversely affect the price paid or received by the portfolio or the size of the position obtainable for the portfolio. In addition, when purchases or sales of the same security for the portfolio and for other investment companies managed by the sub-advisers occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

The following portfolios paid the aggregate brokerage commissions indicated for the fiscal years noted below:

	Brokerage Commissions Paid (Including Affiliated Brokerage) December 31

Portfolio Name	2011	2010	2009

Balanced Portfolio	$150,474	$141,280	$24,814
Core Bond Portfolio	$557,023	$762,131	$277,828
High Quality Bond Portfolio	$0	$0	$0
High Yield Bond Portfolio	$0	$438	$318
Inflation-Protected Securities Portfolio	$30,666	$31,667	$33,613
International Equity Portfolio	$509,997	$768,265	$1,641,304
Large Core Portfolio	$101,281	$106,978	$217,330
Large Growth Portfolio	$643,634	$1,437,671	$1,477,897
Large Value Portfolio	$429,199	$623,778	$1,177,886
Mid Growth Portfolio	$658,724	$1,082,180	$1,315,551
Mid Value Portfolio	$1,237,943	$1,347,399	$1,200,524
Small Core Portfolio	$1,352,771	$1,320,174	$1,700,095
Small Growth Portfolio	$522,353	$616,759	$833,149
Small Value Portfolio	$53,918	$600,413	$271,981

For the year ended December 31, 2009, Large Growth Portfolio paid $14,200 in brokerage transactions to Oppenheimer and Co., an affiliate of OFI Institutional Asset Management, Inc.

For the year ended December 31, 2009, Mid Value Portfolio paid $34,323 in brokerage commission to JPMorgan, an affiliate of JPMorgan Investment Management.

For the year ended December 31, 2010, Balanced Portfolio paid $766 in brokerage commission to Goldman Sachs & Company, an affiliate of Goldman Sachs Asset Management, L.P. Goldman Sachs Asset Management, L.P. was the sub-adviser to the Portfolio through July 9, 2010, at which time it was replaced with BlackRock Financial Management, Inc.

International Equity Portfolio’s aggregate dollar amount of brokerage commissions decreased from $1,641,304 in 2009 to $768,265 in 2010 and $509,997 in 2011. This difference is related to continued market volatility that reduced trading activity, resulting in a lower portfolio turnover rate. Additionally, each year the sub-adviser increased its use of Electronic Communication Networks, resulting in lower commission costs.

Balanced Portfolio’s aggregate dollar amount of brokerage commissions increased from $24,814 in 2009 to $141,280 in 2010 and $150,474 in 2011. In July 2010, in connection with a sub-adviser change, the equity portion of Balanced Portfolio was rebalanced, resulting in increased portfolio turnover and brokerage commissions. The portfolio is actively managed.

Core Bond Portfolio’s aggregate dollar amount of brokerage commissions increased from $277,828 in 2009 to $762,131 in 2010 and then decreased to $557,023 in 2011. The increase in brokerage commissions in 2010 was attributable to, among other things, increased purchases and sales of securities to accommodate increased purchase and sales activity in shares of the portfolio.

No brokerage commissions were paid to affiliated brokers during the fiscal year ended December 31, 2011.

The following table provides brokerage commissions that were directed to brokers for brokerage and research services provided during the fiscal year ended December 31, 2011.

Fund Name	Dollar Amount of Transactions	Commissions Paid on Transactions

Transamerica Partners Balanced Portfolio	$12,153,409	$8,713
Transamerica Core Bond Portfolio	$0	$0
Transamerica High Quality Bond Portfolio	$0	$0
Transamerica High Yield Bond Portfolio	$0	$0
Transamerica Inflation-Protected Securities Portfolio	$0	$0
Transamerica Partners International Equity Portfolio	$294,005,981	$414,064
Transamerica Partners Large Core Portfolio	$0	$0
Transamerica Partners Large Growth Portfolio	$419,182,935	$354,638
Transamerica Partners Large Value Portfolio	$0	$0
Transamerica Partners Mid Growth Portfolio	$503,575,245	$554,253
Transamerica Partners Mid Value Portfolio	$602,299,248	$705,638
Transamerica Money Market Portfolio	$0	$0
Transamerica Partners Small Core Portfolio	$320,989,841	$1,241,669
Transamerica Partners Small Growth Portfolio	$195,682,214	$329,530
Transamerica Partners Small Value Portfolio	$21,182,703	$32,310

The estimates above are based upon custody data provided to CAPIS using the following methodology: Total Commissions minus transactions executed at discounted rates and/or directed to the funds’ commission recapture program equals total research commissions. USD transactions executed at $.02 and below and non-USD transactions executed at 8 basis points and below are considered to be executed at discounted rates. For example, Commission paid on USD transactions at rates greater than $.02 per share and not directed for commission recapture are assumed to be paid to brokers that provide research and brokerage services within the scope of Section 28(e) of the Securities and Exchange Act of 1934. Commissions paid on fixed price offerings and transactions in futures and options are not included in this analysis.

During the fiscal year ended December 31, 2011, the portfolios purchased securities issued by the following regular broker-dealers of the portfolios, which had the following values as of December 31, 2011.

Broker-Dealer	Value of Securities ($000)

JPMorgan Securities LLC	$133,192
Barclays Capital, Inc.	$67,650
Credit Suisse Securities (USA) LLC	$58,155
Citigroup, Inc.	$52,155
Bank of America Corporation	$46,430
Goldman Sachs Group, Inc.	$43,167
UBS Securities LLC	$37,768
Deutsche Bank Securities, Inc.	$35,725
Morgan Stanley & Co., Inc.	$30,933
Nomura Securities	$158
Royal Bank of Scotland (Lloyds Banking Group PLC)	$105

Item 22. Capital Stock and Other Securities.

Transamerica Partners Portfolios is organized as a trust under the law of the State of New York. Under Transamerica Partners Portfolios’ Declaration of Trust, the Trustees are authorized to issue beneficial interests in one or more series.

Series. Currently, there are fifteen active series of Transamerica Partners Portfolios, although additional series may be established from time to time. A holder’s interest in a Portfolio, as a series of a Trust, represents an interest in the portfolio only and not in the assets of any other series of the Trust. The Trustees may determine the rights and preferences, limitations and restrictions, including qualifications for ownership, conversion and exchange features, minimum purchase and account size, expenses and charges, and other features of the series. The Trustees may change any of those features or terminate any series, combine series with other series in the Trust.

Issuance and Redemption of Interests. Each portfolio may issue an unlimited amount of interests in the Portfolio for such consideration and on such terms as the Trustees may determine. Investors are not entitled to any appraisal, preemptive, conversion, exchange or similar rights, except as the Trustees may determine. The Portfolio may require a decrease of or a complete withdrawal of an investor’s interest in the Portfolio upon certain conditions as may be determined by the Trustees.

Disclosure of Investor Holdings. The Declaration of Trust of Transamerica Partners Portfolios specifically requires investors, upon demand, to disclose to a Portfolio information with respect to the direct and indirect ownership of interests in order to comply with various laws or regulations, and a Portfolio may disclose such ownership if required by law or regulation.

Voting. The Declaration of Trust of Transamerica Partners Portfolios provides for voting by interest holders of beneficial interests as required by the Investment Company Act of 1940 or other applicable laws but otherwise permits, consistent with New York law, actions by the Trustees without seeking the consent of interest holders. The Trustees may, without approval of interest holders, amend a Trust’s Declaration of Trust or authorize the merger or consolidation of the Trust into another trust or entity, reorganize the Trust, or any series into another trust or entity or a series of another entity, sell all or substantially all of the assets of the Trust or any series to another entity, or a series of another entity, or terminate the Trust or any series.

The Portfolios are not required to hold an annual meeting of interest holders, but will call special meetings of interest holders whenever required by the 1940 Act or by the terms of the applicable Declaration of Trust. The Declaration of Trust provides that each holder is entitled to a vote in proportion to the amount of its investment in each Portfolio. All interest holders of all series of the Trust vote together, except where required by the 1940 Act to vote separately by series, or when the Trustees have determined that a matter affects only the interests of one or more series.

Election and Removal of Trustees. The Declaration of Trust of Transamerica Partners Portfolios provides that the Trustees may establish the number of Trustees and that vacancies on the Board may be filled by the remaining Trustees, except when election of Trustees by the interest holders is required under the 1940 Act. Trustees are then elected by a plurality of votes cast by interest holders at a meeting at which a quorum is present. The Declaration of Trust also provides that a mandatory retirement age may be set by action of two-thirds of the Trustees and that Trustees may be removed, with or without cause, by a vote of interest holders holding two-thirds of the interests in the Trust, or by a vote of two-thirds of the remaining Trustees. The provisions of the Declaration of Trust relating to the election and removal of Trustees may not be amended without the approval of two-thirds of the Trustees.

Amendments to the Declaration of Trust. The Trustees are authorized to amend the Declaration of Trust without the vote of interest holders, but no amendment may be made that impairs the exemption from personal liability granted in the declaration to persons who are or have been interest holders, Trustees, officers or, employees of the Trust or that limit the rights to indemnification or insurance provided in the Declaration of Trust with respect to actions or omissions of persons entitled to indemnification under the Declaration of Trust prior to the amendment.

Interest holder, Trustee and Officer Liability. The Declaration of Trust provides that interest holders are not personally liable for the obligations of a Portfolio and requires the Portfolio to indemnify a holder against any loss or expense arising from any such liability. In addition, a Portfolio will assume the defense of any claim against a holder for personal liability at the request of the holder. The Declaration of Trust further provides that a Trustee acting in his or her capacity as Trustee is not personally liable to any person other than the Trust or its interest holders, for any act, omission, or obligation of the Trust. The Declaration of Trust also permits the limitation of a Trustee’s liability to the full extent permitted by law. The Declaration of Trust requires the Trust to indemnify any persons who are or who have been Trustees, officers or employees of the Trust for any liability for actions or failure to act except to the extent prohibited by applicable federal law. In making any determination as to whether any person is entitled to the advancement of expenses in connection with a claim for which indemnification is sought, such person is entitled to a rebuttable presumption that he or she did not engage in conduct for which indemnification is not available.

The Declaration of Trust provides that any Trustee who serves as Chair of the Board or of a committee of the Board, lead independent Trustee, or audit committee financial expert, or in any other similar capacity will not be subject to any greater standard of care or liability because of such position.

Derivative Actions. The Declaration of Trust provides a detailed process for the bringing of derivative actions by interest holders in order to permit legitimate inquiries and claims while avoiding the time, expense, distraction, and other harm that can be caused to a Portfolio or its interest holders as a result of spurious holder demands and derivative actions. Prior to bringing a derivative action, a demand by three unrelated interest holders must first be made on the Portfolio’s Trustees. The Declaration of Trust details various information, certifications, undertakings and acknowledgements that must be included in the demand. Following receipt of the demand, the Trustees have a period of 90 days, which may be extended by an additional 60 days, to consider the demand. If a majority of the Trustees who are considered independent for the purposes of considering the demand determine that maintaining the suit would not be in the best interests of the Portfolio, the Trustees are required to reject the demand and the complaining interest holders may not proceed with the derivative action unless the interest holders are able to sustain the burden of proof to a court that the decision of the Trustees not to pursue the requested action was not a good faith exercise of their business judgment on behalf of the Portfolio. The Declaration of Trust further provides that interest holders owning at least 5% of the interests in the affected Portfolio must join in bringing the derivative action. If a demand is rejected, the complaining interest holders will be responsible for the costs and expenses (including attorneys’ fees) incurred by the Portfolio in connection with the consideration of the demand, if in the judgment of the independent Trustees, the demand was made without reasonable cause or for an improper purpose. If a derivative action is brought in violation of the declaration, the interest holders bringing the action may be responsible for the Portfolio’s costs, including attorneys’ fees.

The Declaration of Trust further provides that a Portfolio shall be responsible for payment of attorneys’ fees and legal expenses incurred by a complaining holder only if required by law, and any attorneys’ fees that the Portfolio is obligated to pay shall be calculated using reasonable hourly rates. The Declaration of Trust requires that actions by interest holders against a Portfolio be brought only in federal court in the Southern District of New York, or if not permitted to be brought in federal court, then in the New York Supreme Court with assignment to the Commercial Division to the extent such assignment is permitted under the Uniform Civil Rules for the Supreme Court, including § 202.70 thereof. The Declaration of Trust also requires that the right to jury trial be waived to the full extent permitted by law.

Item 23. Purchase, Redemption and Pricing of Securities.

Beneficial interests in each portfolio are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in each portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

The net asset value per share of each portfolio is determined on each day during which the NYSE is open for trading. As of the date of this Part B, the NYSE is open for trading every weekday except for the following holidays (or the days on which they are observed):

New Year’s Day, Martin Luther King Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and during emergencies. This determination of net asset value is made once each day as of the close of regular trading on the New York Stock Exchange, normally 4:00 p.m., New York time, by dividing the total assets of a portfolio or the total assets attributable to a class less all of the liabilities attributable to that portfolio or class, by the total number of shares of that Portfolio or class outstanding at the time the determination is made. Purchases and redemptions will be effected at the time of determination of net asset value next following the receipt of any purchase or redemption order deemed to be in good order.

For purposes of calculating net asset value per share, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates or, if there are no market rates, at fair value at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities. portfolio securities listed on the NASDAQ National Market and NASDAQ Small Cap Market for which reliable market quotations are available are valued at the official closing price or, if there is no official closing price on that day, at the last sale price. Securities listed on a non-U.S. exchange are normally valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, the use of which has been approved by the Board of Trustees of the Trusts and Portfolio Trusts. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the value of such securities. If the pricing service is unable to supply a price, or if the price supplied is deemed by the manager to be unreliable, the market price may be determined by the manager, using quotations received from one or more brokers/dealers that make a market in the security. When such prices or quotations are not available or are believed to be unreliable, a Portfolio may price securities using fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which fairly reflects the market value as determined by the Board of Trustees of the applicable Trust or Portfolio Trust. Securities for which there are no such valuations are valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust.

Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the NYSE. Trading may also take place on days on which the NYSE is closed and on which it is not possible to purchase or redeem shares of a Portfolio. If events materially affecting the value of foreign securities occur between the time at which the market price is determined and the time when a Portfolio’s net asset value is calculated, such securities may be valued using fair value procedures established by and under the general supervision of the Board of Trustees of the applicable Trust or Portfolio Trust.

Interest income on long-term obligations held for a portfolio is determined on the basis of interest accrued plus amortization of “original issue discount” (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued plus amortization of any premiums.

Part A contains further information on the procedures, including the fair value procedures approved by the Board of Trustees of the Trusts and Portfolio Trusts, to be used to value each portfolio’s securities.

Each investor in each portfolio may add to or reduce its investment in the portfolio on each day that the New York Stock Exchange is open for trading. As of 4:00 p.m. (New York time) (or any earlier close of regular trading on the Exchange) on each such day, the value of each investor’s interest in a portfolio will be determined by multiplying the net asset value of the portfolio by the percentage representing that investor’s share of the aggregate beneficial interests in the portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the portfolio will then be recomputed as the percentage equal to the fraction (a) the numerator of which is the value of such investor’s investment in the portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor’s investment in the portfolio effected on such day, and (b) the denominator of which is the aggregate net asset value of the portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in the portfolio by all investors in the portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in a portfolio as of 4:00 p.m. (or the earlier close of regular trading on the Exchange) on the following day the Exchange is open for trading.

Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a portfolio more than seven days during any period when (a) trading in the markets the portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the portfolio’s investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.

Item 24. Taxation of each Portfolio.

The Trust has determined that each portfolio is properly treated as a separate partnership for federal income tax purposes. Neither the Trust nor the portfolios are subject to any income federal tax. Each portfolio’s taxable year ends December 31. Although the portfolios are not subject to federal income tax, they file appropriate federal income tax information returns.

A portfolio may be subject to non-U.S. withholding and other taxes, including taxes imposed with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. It is not possible to determine a portfolio’s effective rate of foreign tax in advance, since the allocation of the portfolio’s assets to be invested within various foreign countries is not known in advance. An investor qualifying as a regulated investment company under Section 851 of the Code (“RIC”) may elect to pass through to its shareholders a share of foreign income taxes paid by a portfolio if, at the end of the investor’s taxable year, the investor holds more than 50% of the value of its assets in stocks and securities of foreign corporations and meets applicable distribution requirements. The Trust does not anticipate that an investor qualifying as a RIC and investing substantially all of its assets in any portfolio other than the International Equity Portfolio will be able to pass through to its shareholders any share of foreign taxes paid by the portfolio, with the result that shareholders of such an investor will not include such taxes in their gross income and will not be entitled to a tax deduction or credit for such taxes on their own returns. An investor qualifying as a RIC and investing substantially all of its assets in the International Equity Portfolio may be able to pass through to its shareholders a share of certain foreign taxes paid by that portfolio.

Each investor in a portfolio must take into account its allocable share of that portfolio’s ordinary income, expense, capital gains and losses, credits, and other items in determining its federal income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the provisions of the Code, and regulations promulgated thereunder. Distributions to and withdrawals by an investor are generally not taxable. However, to the extent the cash proceeds of any withdrawal or distribution exceed the recipient investor’s adjusted tax basis in its partnership interest in the distributing portfolio, the investor will generally recognize gain for federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the portfolio) in exchange for solely cash, the investor’s adjusted tax basis in its partnership interest in the portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a capital loss for federal income tax purposes. An investor’s adjusted tax basis in its partnership interest in the portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from federal income tax) and by the investor’s share of portfolio debt, and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and expense and the amounts of any distributions received by the investor. This discussion does not address any distributions by the portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

In order to enable an investor in a portfolio that seeks to qualify as a RIC to so qualify, the Trust intends that each portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each portfolio’s gross income and the composition (diversification) of each portfolio’s assets as if those requirements were directly applicable to such portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that seeks to qualify as a RIC to comply with the qualification and distribution requirements imposed by the Code.

The Trust believes that, in the case of an investor in a portfolio that seeks to qualify as a RIC, the investor should be treated, in testing the investor’s qualification as a RIC, as an owner of an undivided interest in the assets and operations of the portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the portfolio and be entitled to treat as earned by it the portion of the portfolio’s gross income attributable to that share. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the portfolio, or whether a portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in portfolio assets or operations.

Unless certain non-U.S. entities holding interests in a portfolio comply with Internal Revenue Service requirements that will generally require them to report information regarding U.S. persons investing in, or holding accounts with, such entities, a 30% withholding tax may apply to distributions payable to such entities after December 31, 2013 and redemptions payable to such entities after December 31, 2014.

Foreign exchange gains and losses realized by a portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain “passive foreign investment companies” may be limited in order to enable an investor that is a RIC to avoid imposition of a tax.

A portfolio’s investment in zero-coupon bonds, deferred interest bonds, payment-in-kind bonds, certain stripped securities and certain securities purchased at a market discount will cause the portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss.

A portfolio’s short sales “against the box” and transactions in options, foreign currency forward contracts, and futures contracts, if any, will be subject to special tax rules that may affect the amount, timing, and character of portfolio income. For example, certain positions held for the portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute “straddles,” and may be subject to special tax rules that would cause deferral of portfolio losses and adjustments in the holding periods of portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which seeks to qualify as a RIC to meet the requirements of Subchapter M of the Code.

There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a portfolio. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a portfolio.

The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a portfolio.

The Trust is organized as a New York trust. It has been determined that each of its series is properly treated as a separate partnership for New York State income tax purposes. Accordingly, neither the Trust nor any portfolio is subject to any income or franchise tax in the State of New York.

Item 25. Underwriters.

The exclusive placement agent for the portfolios is Transamerica Capital, Inc. (“TCI”). TCI receives no compensation for serving as the exclusive placement agent for the portfolios.

Item 26. Calculation of Performance Data.

Not applicable.

Item 27. Financial Statements.

The financial statements of the Trust as of December 31, 2011, have been filed with the Securities and Exchange Commission as part of the Trust’s annual report Accession Number: 0001193125-12-104467 and are hereby incorporated by reference into this Part B.

Appendix A

TRANSAMERICA PARTNERS FUNDS GROUP
TRANSAMERICA PARTNERS FUNDS GROUP II
TRANSAMERICA PARTNERS PORTFOLIOS

PROXY VOTING POLICIES AND PROCEDURES

I. Statement of Principle

The Funds seek to assure that proxies received by the Funds are voted in the best interests of the Funds’ stockholders and have accordingly adopted these procedures.

II. Delegation of Proxy Voting/Adoption of Adviser and Sub-Adviser Policies

Each Fund delegates the authority to vote proxies related to portfolio securities to Transamerica Asset Management, Inc. (the “Adviser”), as investment adviser to each Fund, which in turn delegates proxy voting authority for most portfolios of the Fund to the Sub-Adviser retained to provide day-to-day portfolio management for that portfolio. The Board of Trustees/Directors of each Fund adopts the proxy voting policies and procedures of the Adviser and Sub-Advisers as the proxy voting policies and procedures (each a “Proxy Voting Policy”) that will be used by each of these respective entities when exercising voting authority on behalf of the Fund. These policies and procedures are attached hereto.

III. Annual Review of Proxy Voting Policies of Adviser and Sub-Advisers

No less frequently than once each calendar year, the Proxy Voting Administrator will request each Sub-Adviser to provide a current copy of its Proxy Voting Policy, or certify that there have been no material changes to its Proxy Voting Policy or that all material changes have been previously provided for review, and verify that such Proxy Voting Policy is consistent with those of the Funds and Adviser. Any inconsistency between the Sub-Adviser’s Proxy Voting Policy and that of the Funds or Adviser shall be reconciled by the Proxy Voting Administrator before presentation for approval by the Board.

The Proxy Voting Administrator will provide an electronic copy of each Board approved Proxy Voting Policy to Legal department for inclusion in applicable SEC filings.

IV. Securities on Loan

The Boards of Trustees/Directors of the Funds have authorized the Adviser, in conjunction with State Street Bank and Trust Company (“State Street”), to lend portfolio securities on behalf of the Funds. Securities on loan generally are voted by the borrower of such securities. Should a Sub-Adviser to the Fund wish to exercise its vote for a particular proxy, the Adviser will immediately contact State Street and terminate the loan.

Last Revised: November 13, 2009

Aronson Johnson Ortiz, LP

OVERVIEW

ARONSON JOHNSON ORTIZ (AJO) exercises proxy voting responsibilities on behalf of many of its clients pursuant to express or implied authorization in the client’s investment management agreement; other clients retain this authority. In the case of ERISA accounts, AJO, as adviser to the plan, must vote all proxies for the securities managed by AJO, unless the authority to vote proxies is retained by another plan fiduciary.

Each client account is voted by the firm’s Proxy Manager, and AJO’s proxy voting is overseen by the firm’s Proxy Oversight Committee. AJO has adopted and implemented policies and procedures reasonably designed to ensure proxies are voted in the best interests of clients, in accordance with AJO’s fiduciary duties and the requirements of ERISA and of SEC Rule 206(4)-6 under the Investment Advisers Act of 1940.

AJO uses a quantitative approach to investment management, using publicly available data and a proprietary investment model. AJO’s quantitative model does not include subjective analysis of companies and their officers and directors. Therefore, for detailed analyses of proxy issues, AJO will rely primarily on one or more independent third-party proxy voting services, and we will generally vote proxies in accordance with the recommendations we receive from these services. AJO has procedures in place to ensure the advice we receive is impartial and in the best interests of our clients. AJO votes each proxy individually and on rare occasions we will not follow the third-party recommendation. AJO will only vote against the recommendation where it is in the portfolio’s best interests to do so and where AJO has no material conflict of interest (see “Conflicts of Interest,” below).

In some instances AJO may abstain from voting a client proxy, particularly when the effect on the client’s economic interest or the value to the portfolio is insignificant or the cost of voting the proxy outweighs the benefit to the portfolio.

Conflicts of Interest

Actual and potential conflicts of interest, including conflicts of interest of our third- party proxy service, are monitored by AJO’s Proxy Oversight Committee. When a conflict is identified, the Committee first makes a determination as to whether the conflict is material. The Committee defines a material conflict as one reasonably likely to be viewed as important by the average shareholder. In the case of a material AJO conflict, we will vote the proxy in accordance with the recommendation of our proxy voting service, unless the client directs us otherwise or, in the case of an ERISA client, revokes our proxy voting authority in writing. If our primary proxy voting service has a conflict of interest that causes it to abstain from making a recommendation on the proxy, the Committee will determine how to vote the proxy. In making this determination the Committee may use the guidelines issued by our proxy voting service for similar proxy issues or may seek the recommendation of a secondary proxy voting service.

Record-Keeping

AJO will maintain all required proxy voting records for five years or for such longer time as applicable law or client guidelines require. AJO may satisfy some of its record-keeping obligations by utilizing third-party service providers or by relying on records available on EDGAR, the SEC’s online document filing and retention system.

Vote Disclosure

Each proxy voted by AJO for a client account is disclosed to the client quarterly. Clients may receive additional reports of proxies voted on their behalf by AJO by calling us collect at 215.546.7500.

AJO treats proxy votes as the property of the client and will generally not disclose proxy votes to third parties. AJO may be required by law or regulation to report or disclose to the SEC or to other regulatory bodies how AJO votes on certain proxy issues. Such disclosure may become publicly available.

BLACKROCK

GLOBAL CORPORATE GOVERNANCE & ENGAGEMENT PRINCIPLES
February 2011

Table of contents

1. INTRODUCTION TO BLACKROCK

2. PHILOSOPHY ON CORPORATE GOVERNACE

3. CORPORATE GOVERNANCE, ENGAGEMENT AND VOTING
Boards and directors
Accounting and audit-related issues
Capital structure, merger, asset sales and other special transactions
Remuneration and benefits
Social, ethical, and environmental issues
General corporate governance matters

4. BLACKROCK’S OVERSIGHT OF ITS CORPORATE GOVERNANCE ACTIVITIES
Oversight
Vote execution
Conflicts management
Voting guidelines
Reporting

Introduction to BlackRock

BlackRock is the world’s preeminent asset management firm and a premier provider of global investment management, risk management and advisory services to institutional and individual clients around the world. With more than $3.56 trillion3 in assets under management, BlackRock offers a wide range of investment strategies and product structures to meet clients’ needs, including individual and institutional separate accounts, mutual funds, and other pooled investment vehicles and the industry-leading iShares exchange traded funds. Through BlackRock Solutions®, we offer risk management, strategic advisory and enterprise investment system services to a broad base of clients.

Philosophy on corporate governance

BlackRock’s corporate governance program is focused on protecting and enhancing the economic value of the companies in which it invests on behalf of clients. We do this through engagement with boards and management of investee companies and, for those clients who have given us authority, through voting at shareholder meetings.

We believe that there are certain fundamental rights attached to share ownership: companies should be accountable to shareholders for the use of their money, companies and their boards should be structured with appropriate checks and balances to ensure that they operate in shareholders’ interests, effective voting rights are central to the rights of ownership and there should be one vote for one share. Key elements of shareholder protection include protection against excessive dilution, the election of directors and the appointment of auditors. Specifically, shareholders should have the right to elect, remove and nominate directors and to amend the corporate charter or by-laws. Shareholders should also be able to vote on matters that are material to the protection of their investment including but not limited to changes to the purpose of the business, the distribution of income and the capital structure. In order to exercise these rights in their own best interests, we believe shareholders have the right to sufficient and timely information to be able to take an informed view of the performance of the company and management.

3	Assets under management are approximate, as of December 31, 2010, and are subject to change.

Our focus is on the board of directors, as the agents of shareholders, who should set the company’s strategic aims within a framework of prudent and effective controls which enables risk to be assessed and managed. The board should provide direction and leadership to the management and oversee their performance. Our starting position is to be supportive of boards in their oversight efforts on our behalf and the items of business they put to a shareholder vote at shareholder meetings. Votes against or withheld from resolutions proposed by the board are a signal that we are concerned that the directors or management have either not acted in the interests of shareholders or have not responded adequately to shareholder concerns communicated to it regarding the strategy or management of a company.

These principles set out our approach to engaging with companies, provide guidance on our position on the key aspects of corporate governance and outline how these might be reflected in our voting decisions. Corporate governance practices vary internationally and our expectations in relation to individual companies are based on the legal and regulatory framework of each market. However, we do believe that there are some overarching principles of corporate governance that apply globally. We assess voting matters on a case-by-case basis and in light of a company’s unique circumstances. We are interested to understand from the company’s reporting the approach taken, particularly where it is different from the usual market practice and to understand how it benefits shareholders.

BlackRock also believes that shareholders are responsible for exercising oversight of, and promoting due care in, the stewardship of their investment in a company. These ownership responsibilities include, in our view, engaging in certain circumstances with management or board members on corporate governance matters, voting proxies in the best long-term economic interests of shareholders and engaging with regulatory bodies to ensure a sound policy framework consistent with promoting long-term shareholder value creation. Institutional shareholders also have responsibilities to their clients to have appropriate resources and oversight structures. BlackRock’s approach to oversight in relation to its corporate governance activities is set out in the section titled “BlackRock’s oversight of its corporate governance activities” below.

Corporate governance, engagement and voting

We recognize that accepted standards of corporate governance differ between markets but we believe that there are sufficient common threads globally to identify an overarching set of principles. The primary objective of our corporate governance activities is the protection and enhancement of our clients’ investments in public corporations. Thus, these principles focus on practices and structures that we consider to be supportive of long-term value creation. We discuss below the principles under six key themes. In our regional and market-specific voting guidelines we explain how these principles inform our voting decisions in relation to specific resolutions that may appear on the agenda of a shareholder meeting in the relevant market.

The six key themes are:

►	Boards and directors

►	Accounting and audit-related issues

►	Capital structure, mergers, asset sales and other special transactions

►	Remuneration and benefits

►	Social, ethical and environmental issues

►	General corporate governance matters

At a minimum we would expect companies to observe the accepted corporate governance standard in their domestic market or to explain why doing so is not in the interests of shareholders. Where company reporting and disclosure is inadequate or the approach taken is inconsistent with our view of what is in the best interests of shareholders we will engage with the company and/or use our vote to encourage better practice. In making voting decisions, we take into account research from external proxy advisors, other internal and external research and academic articles, information published by the company or provided through engagement and the views of our equity portfolio managers.

BlackRock views engagement as an important activity; engagement provides BlackRock with the opportunity to improve our understanding of investee companies and their governance structures, so that our voting decisions may be better informed. Engagement also allows us to share our philosophy and approach to investment and corporate governance with issuers to enhance their understanding of our objectives. There are a range of approaches we may take in engaging companies depending on the nature of the issue under consideration, the company and the market.

Boards and directors

The performance of the board is critical to the economic success of the company and to the protection of shareholders’ interests. Board members serve as agents of shareholders in overseeing the operation and strategic direction of the company. For this reason, BlackRock focuses on directors in many of its engagements and sees the election of directors as one of its most important responsibilities in the proxy voting context.

We expect the board of directors to promote and protect shareholder interests by:

►	establishing an appropriate corporate governance structure;

►	overseeing and supporting management in setting strategy;

►	ensuring the integrity of financial statements;

►	making decisions regarding mergers, acquisitions and disposals;

►	establishing appropriate executive compensation structures; and

►	addressing business issues including social, ethical and environmental issues when they have the potential to materially impact company reputation and performance.

There should be clear definitions of the role of the board, the sub-committees of the board and the senior management such that the responsibilities of each are well understood and accepted. Companies should report publicly the approach taken to governance (including in relation to board structure) and why this approach is in the interest of shareholders. We will engage with the appropriate directors where we have concerns about the performance of the board or the company, the broad strategy of the company or the performance of individual board members. Concerns about individual board directors may include their membership on the board of a different company where that board has performed poorly and failed to protect shareholder interests.

BlackRock believes that directors should stand for re-election on a regular basis. We assess directors nominated for election or re-election in the context of the composition of the board as a whole. There should be detailed disclosure of the relevant credentials of the individual directors in order that shareholders can assess the caliber of an individual nominee. We expect there to be a sufficient number of independent directors on the board to ensure the protection of the interests of all shareholders. Common impediments to independence include but are not limited to:

►	current employment at the company or a subsidiary;

►	former employment within the past several years as an executive of the company;

►	providing substantial professional services to the company and/or members of the company’s management;

►	having had a substantial business relationship in the past three years;

►	having, or representing a shareholder with, a substantial shareholding in the company;

►	being an immediate family member of any of the aforementioned; and

►	interlocking directorships.

BlackRock believes that the operation of the board is enhanced when there is a clearly independent, senior non-executive director to lead it. Where the chairman is also the CEO or is otherwise not independent the company should have an independent lead director. The role of this director is to enhance the effectiveness of the independent members of the board through shaping the agenda, ensuring adequate information is provided to the board and encouraging independent participation in board deliberations. The lead independent board director should be available to shareholders where they have concerns that they wish to discuss.

To ensure that the board remains effective, regular reviews of board performance should be carried out and assessments made of gaps in skills or experience amongst the members. BlackRock believes it is beneficial for new directors to be brought onto the board periodically to refresh the group’s thinking and to ensure both continuity and adequate succession planning. We believe that directors are in the best position to assess the optimal size for the board but we would be concerned if a board seemed too small to have an appropriate balance of directors or too large to be effective.

There are matters for which the board has responsibility that may involve a conflict of interest for executives or for affiliated directors. BlackRock believes that shareholders’ interests are best served when the independent members of the board form a sub-committee to deal with such matters. In many markets, these sub-committees of the board specialize in audit, director nominations and compensation matters. An ad hoc committee might also be formed to decide on a special transaction, particularly one with a related party.

Accounting and audit-related issues

BlackRock recognizes the critical importance of financial statements which provide a complete and accurate picture of a company’s financial condition. We will hold the members of the audit committee or equivalent responsible for overseeing the management of the audit function. We take particular note of cases involving significant financial restatements or ad hoc notifications of material financial weakness.

The integrity of financial statements depends on the auditor being free of any impediments to being an effective check on management. To that end, we believe it is important that auditors are, and are seen to be, independent. Where the audit firm provides services to the company in addition to the audit the fees earned should be disclosed and explained. Audit committees should also have in place a procedure for assuring annually the independence of the auditor.

Capital structure, merger, asset sales and other special transactions

The capital structure of a company is critical to its owners, the shareholders, as it impacts the value of their investment and the priority of their interest in the company relative to that of other equity or debt investors. Pre-emption rights are a key protection for shareholders against the dilution of their interests.

In assessing mergers, asset sales or other special transactions, BlackRock’s primary consideration is the long-term economic interests of shareholders. Boards proposing a transaction need to clearly explain the economic and strategic rationale behind it. We will review the transaction to determine the degree to which the proposed transaction enhances long term shareholder value. We would prefer that such transactions have the unanimous support of the board and have been negotiated at arm’s length. We may seek reassurance from the board that executive and/or board members’ financial interests in a given transaction have not affected their ability to place shareholders’ interests before their own. Where the transaction does involve related parties we would expect the recommendation to support it to come from the independent directors and would prefer only non-conflicted shareholders to vote on the proposal.

BlackRock believes that shareholders have a right to dispose of company shares in the open market without unnecessary restriction. In our view, corporate mechanisms designed to limit shareholders’ ability to sell their shares are contrary to basic property rights. Such mechanisms can serve to protect and entrench interests other than those of the shareholders. We believe that shareholders are broadly capable of making decisions in their own best interests. We would expect any so-called ‘shareholder rights plans’ being proposed by a board to be subject to shareholder approval on introduction and periodically thereafter for continuation.

Remuneration and benefits

BlackRock expects a company’s board of directors to put in place a compensation structure that incentivizes and rewards executives appropriately and is aligned with shareholder interests. We would expect the compensation committee to take into account the specific circumstances of the company and the key individuals the board is trying to incentivize. We encourage companies to ensure that their compensation packages incorporate appropriate and challenging performance conditions consistent with corporate strategy and market practice. We use third party research, in addition to our own analysis, to evaluate existing and proposed compensation structures. We hold members of the compensation committee or equivalent accountable for poor compensation practices or structures.

BlackRock believes that there should be a clear link between variable pay and company performance as reflected in returns to shareholders. We are not supportive of one-off or special bonuses unrelated to company or individual performance. We support incentive plans that payout rewards earned over multiple and extended time periods. We believe consideration should be given to building claw back provisions into incentive plans such that executives would be required to repay rewards where they were not justified by actual performance. Compensation committees should guard against contractual arrangements that would entitle executives to material compensation for early termination of their contract. Finally, pension contributions should be reasonable in light of market practice.

Outside directors should be compensated in a manner that does not risk compromising their independence or aligning their interests too closely with those of the management, whom they are charged with overseeing.

Social, ethical, and environmental issues

Our fiduciary duty to clients is to protect and enhance their economic interest in the companies in which we invest on their behalf. It is within this context that we undertake our corporate governance activities. We believe that well-managed companies will deal effectively with the social, ethical and environmental (SEE) aspects of their businesses.

BlackRock expects companies to identify and report on the key, business-specific SEE risks and opportunities and to explain how these are managed. This explanation should make clear how the approach taken by the company best serves the interests of shareholders and protects and enhances the long-term economic value of the company. The key performance indicators in relation to SEE matters should also be disclosed and performance against them discussed, along with any peer group benchmarking and verification processes in place. This helps shareholders assess how well management are dealing with the SEE aspects of the business. Any global standards adopted should also be disclosed and discussed in this context.

We may vote against the election of directors where we have concerns that a company might not be dealing with SEE issues appropriately. Sometimes we may reflect such concerns by supporting a shareholder proposal on the issue, where there seems to be either a significant potential threat or realized harm to shareholders’ interests caused by poor management of SEE matters. In deciding our course of action, we will assess whether the company has already taken sufficient steps to address the concern and whether there is a clear and substantial economic disadvantage to the company if the issue is not addressed.

More commonly, given that these are often not voting issues, we will engage directly with the board or management. The trigger for engagement on a particular SEE concern is our assessment that there is potential for material economic ramifications for shareholders.

We do not see it as our role to make social, ethical or political judgments on behalf of clients. We expect investee companies to comply, as a minimum, with the laws and regulations of the jurisdictions in which they operate. They should explain how they manage situations where such laws or regulations are contradictory or ambiguous.

General corporate governance matters

BlackRock believes that shareholders have a right to timely and detailed information on the financial performance and situation of the companies in which they invest. In addition, companies should also publish information on the governance structures in place and the rights of shareholders to influence these. The reporting and disclosure provided by companies forms the basis on which shareholders can assess the extent to which the economic interests of shareholders have been protected and enhanced and the quality of the board’s oversight of management. BlackRock considers as fundamental, shareholders’ rights to vote, including on changes to governance mechanisms, to submit proposals to the shareholders’ meeting and to call special meetings of shareholders.

BlackRock’s oversight of its corporate governance activities

Oversight

BlackRock holds itself to a very high standard in its corporate governance activities, including in relation to executing proxy votes. The Global Corporate Governance Group reports in to the equity business and is considered an investment function. BlackRock maintains regional oversight committees (“corporate governance committees”) for the Americas, Europe, Asia ex-Japan, Japan, and Australia/New Zealand, consisting of senior BlackRock investment professionals. All the regional committees report up to the Global Corporate Governance Committee which is composed of the Chair and Vice-Chair of each regional committee. The committees review and approve amendments to the BlackRock Guidelines and grant authority to the Global Head of Corporate Governance (“Global Head”), a dedicated BlackRock employee without sales responsibilities, to vote in accordance with the Guidelines. The Global Head leads a team of dedicated BlackRock employees without sales responsibilities (“Corporate Governance Group”) to carry out engagement, voting and vote operations in a manner consistent with the committees’ mandate. The Corporate Governance Group engages companies in conjunction with the portfolio managers in discussions of significant governance issues, conducts research on corporate governance issues and participates in industry discussions to keep abreast of the field of corporate governance. The Corporate Governance Group, or vendors overseen by the Corporate Governance Group, also monitor upcoming proxy votes, execute proxy votes and maintain records of votes cast. The Corporate Governance Group may refer complicated or particularly controversial matters or discussions to the appropriate investors and/or regional Corporate Governance Committees for their review, discussion and guidance prior to making a voting decision. The Committees likewise retain the authority to, among other things, deliberate or otherwise act directly on specific proxies as they deem appropriate. BlackRock’s Equity Investment Portfolio Oversight Committee (EIPOC) oversees certain aspects of the Global Corporate Governance Committee and the corporate governance function’s activities.

Vote execution

BlackRock carefully considers proxies submitted to funds and other fiduciary accounts (“Funds”) for which it has voting authority. BlackRock votes (or refrains from voting) proxies for each Fund for which it has voting authority based on BlackRock’s evaluation of the best long-term economic interests of shareholders, in the exercise of its independent business judgment, and without regard to the relationship of the issuer of the proxy (or any dissident shareholder) to the Fund, the Fund’s affiliates (if any), BlackRock or BlackRock’s affiliates.

When exercising voting rights, BlackRock will normally vote on specific proxy issues in accordance with its proxy voting guidelines (“Guidelines”) for the relevant market. The Guidelines are reviewed regularly and are amended consistent with changes in the local market practice, as developments in corporate governance occur, or as otherwise deemed advisable by BlackRock’s Corporate Governance Committees. The committees may, in the exercise of their business judgment, conclude that the Guidelines do not cover the specific matter upon which a proxy vote is requested or that an exception to the Guidelines would be in the best long-term economic interests of BlackRock’s clients.

In certain markets, proxy voting involves logistical issues which can affect BlackRock’s ability to vote such proxies, as well as the desirability of voting such proxies. These issues include but are not limited to: (i) untimely notice of shareholder meetings; (ii) restrictions on a foreigner’s ability to exercise votes; (iii) requirements to vote proxies in person; (iv) “shareblocking” (requirements that investors who exercise their voting rights surrender the right to dispose of their holdings for some specified period in proximity to the shareholder meeting); (v) potential difficulties in translating the proxy; and (vi) requirements to provide local agents with unrestricted powers of attorney to facilitate voting instructions. We are not supportive of impediments to the exercise of voting rights such as shareblocking or overly burdensome administrative requirements.

As a consequence, BlackRock votes proxies in these markets only on a “best-efforts” basis. In addition, the Corporate Governance Committees may determine that it is generally in the best interests of BlackRock clients not to vote proxies of companies in certain countries if the committee determines that the costs (including but not limited to opportunity costs associated with shareblocking constraints) associated with exercising a vote are expected to outweigh the benefit the client will derive by voting on the issuer’s proposal.

While it is expected that BlackRock, as a fiduciary, will generally seek to vote proxies over which BlackRock exercises voting authority in a uniform manner for all BlackRock clients, the relevant Corporate Governance Committee, in conjunction with the portfolio manager of an account, may determine that the specific circumstances of such an account require that such account’s proxies be voted differently due to such account’s investment objective or other factors that differentiate it from other accounts. In addition, BlackRock believes portfolio managers may from time to time legitimately reach differing but equally valid views, as fiduciaries for their funds and the client assets in those funds, on how best to maximize economic value in respect of a particular investment. Accordingly, portfolio managers retain full discretion to vote the shares in the funds they manage based on their analysis of the economic impact of a particular ballot item.

Conflicts management

BlackRock maintains policies and procedures that are designed to prevent undue influence on BlackRock’s proxy voting activity that might stem from any relationship between the issuer of a proxy (or any dissident shareholder) and BlackRock, BlackRock’s affiliates, a Fund or a Fund’s affiliates. Some of the steps BlackRock has taken to prevent conflicts include, but are not limited to:

►

BlackRock has adopted a proxy voting oversight structure whereby the Corporate Governance Committees oversee the voting decisions and other activities of the Global Corporate Governance Group, and particularly its activities with respect to voting in the relevant region of each committee’s jurisdiction.

►

The Corporate Governance Committees have adopted Guidelines for each region, which set forth the firm’s views with respect to certain corporate governance and other issues that typically arise in the proxy voting context. The Corporate Governance Committee reserves the right to review voting decisions at any time and to make voting decisions as necessary to ensure the independence and integrity of the voting process. In addition, the Committee receives periodic reports regarding the specific votes cast by the Corporate Governance Group and regular updates on material process issues, procedural changes and other matters of concern to the Committee.

►

BlackRock’s Global Corporate Governance Committee oversees the Global Head, the Corporate Governance Group and the Corporate Governance Committees. The Global Corporate Governance Committee conducts a review, at least annually, of the proxy voting process to ensure compliance with BlackRock’s risk policies and procedures.

►

BlackRock maintains a reporting structure that separates the Global Head and Corporate Governance Group from employees with sales responsibilities. In addition, BlackRock maintains procedures to ensure that all engagements with corporate issuers or dissident shareholders are managed consistently and without regard to BlackRock’s relationship with the issuer of the proxy or dissident shareholder. Within the normal course of business, the Global Head or Corporate Governance Group may engage directly with BlackRock clients, and with employees with sales responsibilities, in discussions regarding general corporate governance policy matters, and to otherwise ensure proxy-related client service levels are met. The Global Head or Corporate Governance Group does not discuss any specific voting matter with a client prior to the disclosure of the vote decision to all applicable clients after the shareholder meeting has taken place, except if the client is acting in the capacity as issuer of the proxy or dissident shareholder and is engaging through the established procedures independent of the client relationship.

►

In certain instances, BlackRock may determine to engage an independent fiduciary to vote proxies as a further safeguard to avoid potential conflicts of interest or as otherwise required by applicable law. The independent fiduciary may either vote such proxies, or provide BlackRock with instructions as to how to vote such proxies. In the latter case, BlackRock votes the proxy in accordance with the independent fiduciary’s determination. Use of an independent fiduciary has been adopted for voting the proxies related to any company that is affiliated with BlackRock, or any company that includes BlackRock employees on its board of directors.

With regard to the relationship between securities lending and proxy voting, BlackRock’s approach is driven by our clients’ economic interests. The evaluation of the economic desirability of recalling loans involves balancing the revenue producing value of loans against the likely economic value of casting votes. Based on our evaluation of this relationship, we believe that generally the likely economic value of casting most votes is less than the securities lending income, either because the votes will not have significant economic consequences or because the outcome of the vote would not be affected by BlackRock recalling loaned securities in order to ensure they are voted. Periodically, BlackRock analyzes the process and benefits of voting proxies for securities on loan, and will consider whether any modification of its proxy voting policies or procedures is necessary in light of future conditions. In addition, BlackRock may in its discretion determine that the value of voting outweighs the cost of recalling shares, and thus recall shares to vote in that instance.

Voting guidelines

The attached issue-specific voting Guidelines for each region/country in which we vote are intended to summarize BlackRock’s general philosophy and approach to issues that may commonly arise in the proxy voting context in each market where we invest. These Guidelines are not intended to be exhaustive. BlackRock applies the Guidelines on a case-by-case basis, in the context of the individual circumstances of each company and the specific issue under review. As such, these Guidelines do not provide a guide to how BlackRock will vote in every instance. Rather, they share our view about corporate governance issues generally, and provide insight into how we typically approach issues that commonly arise on corporate ballots.

Reporting

We report our proxy voting activity directly to clients and publically as required. In addition, we publish for clients a more detailed discussion of our corporate governance activities, including engagement with companies and with other relevant parties.

Columbus Circle Investors

PROXY VOTING POLICY
2011

I.	Procedures

Columbus Circle Investors (Columbus Circle) is generally authorized by its clients, as a term of its Investment Advisory Agreement, the authority to vote and give proxies for the securities held in clients’ investment accounts. At their election, however, clients may retain this authority, in which case Columbus Circle will consult with clients regarding proxy voting decisions as requested.

For those clients for whom Columbus Circle Investors (Columbus Circle) has undertaken to vote proxies, Columbus Circle retains the final authority and responsibility for such voting subject to any specific restrictions or voting instructions by clients.

In addition to voting proxies for clients, Columbus Circle:

1)

provides clients with a concise summary of its proxy voting policy, which includes information describing how clients may obtain a copy of this complete policy and information regarding how specific proxies related to each respective investment account are voted. Columbus Circle provides this summary to all new clients as part of its Form ADV Part 2 Brochure, which is available to any clients upon request;

2)	applies its proxy voting policy according to the following voting policies and keeps records of votes for each client through Institutional Shareholder Services;

3)

keeps records of proxy voting available for inspection by each client or governmental agencies - to both determine whether the votes were consistent with policy and to determine all proxies were voted;

4)	monitors such voting for any potential conflicts of interest and maintains processes to deal with these issues appropriately; and

5)	maintains this written proxy voting policy, which may be updated and supplemented from time to time;

Frank Cuttita, Columbus Circle’s Chief Administrative Officer and Chief Compliance Officer, will maintain Columbus Circle’s proxy voting process. Clients with questions regarding proxy voting decisions in their accounts should contact Mr. Cuttita.

II.	Voting Guidelines

Keeping in mind the concept that no issue is considered “routine,” outlined below are general voting parameters on various types of issues when there are no extenuating circumstances, i.e., company specific reason for voting differently. The Operating Committee of Columbus Circle has adopted the following voting parameters.

To assist in its voting process, Columbus Circle has engaged Institutional Shareholder Services (ISS), an independent investment advisor that specializes in providing a variety of fiduciary level proxy related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. ISS also provides Columbus Circle with reports that reflect proxy voting activities for Columbus Circle’s client portfolios which provide information for appropriate monitoring of such delegated responsibilities.

Columbus Circle has delegated to ISS the authority to vote Columbus Circle’s clients’ proxies consistent with the following parameters. ISS further has the authority to determine whether any extenuating specific company circumstances exist that would mandate a special consideration of the application of these voting parameters. If ISS makes such a determination, the matter will be forwarded to Mr. Frank Cuttita for review. Likewise, ISS will present to Columbus Circle any specific matters not addressed within the following parameters for consideration.

A.	Management Proposals:

1.	When voting on ballot items that are fairly common management sponsored initiatives certain items are generally, although not always, voted affirmatively.

	w	“Normal” elections of directors

	w	Approval of auditors/CPA

	w	Directors’ liability and indemnification

	w	General updating/corrective amendments to charter

	w	Elimination of cumulative voting

	w	Elimination of preemptive rights

2.	When voting items that have a potential substantive financial or best interest impact, certain items are generally, although not always, voted affirmatively:

	w	Capitalization changes that eliminate other classes of stock and voting rights

	w	Changes in capitalization authorization for stock splits, stock dividends, and other specified needs.

	w	Stock purchase plans with an exercise price of not less than 85% FMV

	w	Stock option plans that are incentive based and not excessive

	w	Reductions in supermajority vote requirements

	w	Adoption of antigreenmail provisions

3.	When voting items which have a potential substantive financial or best interest impact, certain items are generally not voted in support of the proposed management sponsored initiative:

	w	Capitalization changes that add classes of stock that are blank check in nature or that dilute the voting interest of existing shareholders

	w	Changes in capitalization authorization where management does not offer an appropriate rationale or that are contrary to the best interest of existing shareholders

	w	Anti-takeover and related provisions which serve to prevent the majority of shareholders from exercising their rights or effectively deter appropriate tender offers and other offers

	w	Amendments to bylaws that would require super-majority shareholder votes to pass or repeal certain provisions

	w	Classified or single-slate boards of directors

	w	Reincorporation into a state that has more stringent anti-takeover and related provisions

	w	Shareholder rights plans that allow appropriate offers to shareholders to be blocked by the board or trigger provisions which prevent legitimate offers from proceeding.

	w	Excessive compensation or non-salary compensation related proposals, always company specific and considered case-by-case

	w	Change-in-control provisions in non-salary compensation plans, employment contracts, and severance agreements that benefit management and would be costly to shareholders if triggered

	w	Amending articles to relax quorum requirements for special resolutions

	w	Re-election of director(s) directly responsible for a company’s fraudulent or criminal act

	w	Re-election of director(s) who holds offices of chairman and CEO

	w	Re-election of director(s) who serve on audit, compensation and nominating committees

	w	Election of directors with service contracts of three years, which exceed best practice and any change in control provisions

	w	Adoption of option plans/grants to directors or employees of related companies

	w	Lengthening internal auditors’ term in office to four years

4.	When voting on Say on Pay, Say on Frequency and Say on Golden Parachute issues generally vote affirmatively

	w	In support of annual advisory shareholder votes and in support of management compensation not deemed excessive

B.	Shareholder Proposals:

Traditionally shareholder proposals have been used mainly for putting social initiatives and issues in front of management and other shareholders. Under ERISA, it is inappropriate to use (vote) plan assets to carry out such social agendas or purposes. Thus, shareholder proposals are examined closely for their relationship to the best interest of shareholders, i.e., beneficiaries, and economic impact.

1.	When voting shareholder proposals, in general, initiatives related to the following items are supported:

	w	Auditors should attend the annual meeting of shareholders

	w	Election of the board on an annual basis

	w	Equal access to proxy process

	w	Submit shareholder rights plan poison pill to vote or redeem

	w	Undo various anti-takeover related provisions

	w	Reduction or elimination of super-majority vote requirements

	w	Anti-greenmail provisions

	w	Submit audit firm ratification to shareholder votes

	w	Audit firm rotations every five or more years

	w	Requirement to expense stock options

	w	Establishment of holding periods limiting executive stock sales

	w	Report on executive retirement benefit plans

	w	Require two-thirds of board to be independent

w	Separation of chairman and chief executive posts

2.		When voting shareholder proposals, in general, initiatives related to the following items are not supported:

	w	Requiring directors to own large amounts of stock before being eligible to be elected

	w	Restoring cumulative voting in the election of directors

w

Reports which are costly to provide or which would require duplicative efforts or expenditures which are of a non-business nature or would provide no pertinent information from the perspective of ERISA shareholders

w

Restrictions related to social, political or special interest issues which impact the ability of the company to do business or be competitive and which have a significant financial or best interest impact, such as specific boycotts or restrictions based on political, special interest or international trade considerations; restrictions on political contributions; and the Valdez principles.

	w	Restrictions banning future stock option grants to executives except in extreme cases

3.		Additional shareholder proposals require case-by-case analysis

w

Prohibition or restriction of auditors from engaging in non-audit services (auditors will be voted against if non-audit fees are greater than audit and audit-related fees, and permitted tax fees combined)

	w	Requirements that stock options be performance-based

	w	Submission of extraordinary pension benefits for senior executives under a company’s SERP for shareholder approval

	w	Shareholder access to nominate board members

	w	Requiring offshore companies to reincorporate into the United States

Another expression of active involvement is the voting of shareholder proposals. Columbus Circle evaluates and supports those shareholder proposals on issues that appropriately forward issues of concern to the attention of corporate management. Historically, many shareholder proposals received very little support, often not even enough to meet SEC refiling requirements in the following year although the SEC is considering relaxing the standards for the placement of shareholder initiatives on ballots. Support of appropriate shareholder proposals is becoming a more widespread and acknowledged practice and is viewed by many as a direct expression of concern on an issue to corporate management. It is noted, however, that the source (and motivation of the shareholder proposal proponent) can affect outcome on a shareholder proposal vote.

Columbus Circle has not, to date, actively considered filing shareholder proposals, writing letters to companies on a regular basis, or engaging numerous companies in a dialogue. These activities and others that could be considered expressions of activism are not under consideration at this time. Should a particular equity company’s policy become of concern, the evaluation and voting process will continue to be the first level of monitoring and communication. Columbus Circle’s staff participates in national forums and maintains contacts with corporate representatives.

III.	Conflicts of Interest

Columbus Circle will monitor its proxy voting process for material conflicts of interest. By maintaining the above-described proxy voting process, most votes are made based on overall voting parameters rather than their application to any particular company thereby eliminating the effect of any potential conflict of interest.

Columbus Circle has reviewed its business, financial and personal relationships to determine whether any conflicts of interest exist, and will at least annually assess the impact of any conflicts of interest. As of the date of this policy, Columbus Circle may have a conflict of interest related to voting certain securities of publicly held companies to which the firm provides investment advisory services.

In the event of a vote involving a conflict of interest that does not meet the specific outlined parameters above or requires additional company-specific decision-making, Columbus Circle will vote according to the voting recommendation of ISS. In the rare occurrence that ISS does not provide a recommendation, CCI may request client consent on the issue.

Cramer Rosenthal McGlynn, LLC

Proxy Voting Procedures

In most cases, CRM clients have delegated to the Firm the authority to vote proxies relating to equity securities on their behalf. In exercising its voting obligations, CRM is guided by general fiduciary principles. It must act prudently, solely in the interest of clients, and for the purpose of providing benefits to such clients. The CRM Compliance Committee (the “Compliance Committee”) has determined that these Policies and Procedures for Proxy Voting (these “Policies”) are reasonably designed to assure that CRM votes client proxies in the best interest of clients and to provide clients with information about how their proxies are voted. In addition, these Policies are designed to satisfy CRM’s obligations under Rule 206(4)-7 under the Advisers Act.

Proxy Voting Process

CRM’s policy seeks to monitor corporate actions, analyze proxy solicitation materials, and vote client proxies for stocks which are held in client accounts in a timely and appropriate manner. CRM will consider the factors that could affect the value of a Fund’s investment in its determination on a vote. CRM has identified certain significant contributors to shareholder value with respect to a number of common or routine matters that are often the subject of proxy solicitations for shareholder meetings. CRM’s proxy voting procedures address these considerations and establish a framework for its consideration of a vote that would be appropriate for a Fund. In particular, the proxy voting procedures outline principles and factors to be considered in the exercise of voting authority for proposals addressing many common or routine matters.

The Voting Process

Review of Proxy Solicitation Materials/Independent Recommendations

CRM receives proxy materials through an independent third party, Institutional Shareholder Services (“ISS”). ISS provides analyses and voting recommendations based on empirical research measuring the impact of proxy issues on shareholder value. ISS’s voting recommendations cover three categories: (i) voting recommendations for social and environmental shareholder proposals; (ii) voting recommendations for “Taft-Hartley” accounts that are in the best long-term economic interest of plan participants and beneficiaries conforming to AFL-CIO voting guidelines;4 and (iii) voting recommendations intended to generally maximize shareholder value.

In determining how to vote on a proxy issue, CRM will consider ISS analysis and recommendations, as well as the portfolio manager’s own knowledge of the company (including its management, operations, industry and the particular proxy issue) in rendering a decision, with the exception of separately-managed Taft-Hartley or accounts where the client specifically directs CRM to vote in a “socially responsible” manner; in these cases CRM would generally follow the particular ISS recommendations for that category.

ISS Standard Proxy Voting Guidelines Summary

The following is a summary of the ISS Standard Proxy Voting Guidelines (the “Guidelines), which form the substantive basis of CRM’s Policy on Proxy Voting.5 As described above, CRM may diverge from the Guidelines and a related ISS recommendation on any particular proxy vote or in connection with any individual investment decision.

Auditors

Vote for proposals to ratify auditors, unless any of the following apply:

An auditor has a financial interest in or association with the company, and is therefore not independent. Fees for non-audit services are excessive, or

[4]	CRM receives an analysis intended to protect plan assets as required by the U.S. Department of Labor and the Employees Retirement Income Security Act of 1974 (“ERISA”).

[5]	The full ISS recommendations are outlined in the ISS Proxy Guidelines, which are available to CRM clients upon request.

There is reason to believe that the independent auditor has rendered an opinion which is neither accurate nor indicative of the company’s financial position.

Board of Directors

Voting on Director Nominees in Uncontested Elections

Votes on director nominees should be made on a case-by-case basis, examining: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

Classification/Declassification of the Board

Vote against proposals to classify the board. Vote for proposals to repeal classified boards and to elect all directors annually.

Independent Chairman (Separate Chairman/CEO)

Vote on a case-by-case basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be considered in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CRO pay.

Majority of Independent Directors/Establishment of Committees

Vote for shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS’s definition of independence.

Vote for shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

Shareholder Rights

Shareholder Ability to Act by Written Consent

Vote against proposals to restrict or prohibit shareholder ability to take action by written consent.

Vote for proposals to allow or make shareholder action by written consent.

Shareholder Ability to Call Special Meeting

Vote against proposals to restrict or prohibit shareholder ability to call special meetings.

Vote for proposals that remove restrictions on the right of shareholder to act independently of management.

Supermajority Vote Requirements

Vote against proposals to require a supermajority shareholder vote.

Vote for proposals to lower supermajority vote requirements.

Cumulative Voting

Vote against proposals to eliminate cumulating voting.

Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company’s other governance provisions.

Confidential Voting

Vote for shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspector of election, as long as the proposal includes a provision for proxy contents as follows: IN the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived.

Vote for management proposals to adopt confidential voting.

Proxy Contests

Voting for Director Nominees in Contested Elections

Votes in a contested election of directors must be evaluated on a case-by-case basis, considering the factors that include the long-term financial performance, management’s track record, qualification of director nominees (both slates), and an evaluation of what each side is offering shareholders.

Reimbursing Proxy Solicitation Expenses

Vote case-by-case. Where ISS recommends in favor of the dissidents, ISS also recommends voting for reimbursing proxy solicitation expenses.

Poison Pills

Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company’s poison pill and management proposals to ratify a poison pill.

Mergers and Corporate Restructurings

Vote case-by-case on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

Reincorporation Proposals

Proposals to change a company’s state of incorporation should be evaluated on a case-by-case basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote for reincorporation when the economic factors outweigh any neutral or negative governance changes.

Capital Structure

Common Stock Authorization

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a case-by-case basis using a model developed by ISS. Vote against proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote for proposals to approve increases beyond the allowable increase when a company’s shares are in danger of being de-listed or if a company’s ability to continue to operate as a going concern is uncertain.

Preferred Stock

Vote against proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution and other rights (“blank check” preferred stock). Vote for proposals to create “decaled” blank check preferred stock (stock that cannot be used as a takeover defense).

Management Compensation

Director Compensation

Votes on compensation plans for directors are determined on a case-by-case basis, using a proprietary, quantitative model developed by ISS.

Employee, Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a case-by-case basis.

Shareholder Proposals regarding Executive and Director Pay

Generally, vote for shareholder proposals seeking additional disclosure of executive and director pay information, provided the information requested is relevant to shareholders’ needs, and would not put the company at a competitive disadvantage relative to its industry, and is not unduly burdensome to the company. Vote on a case-by-case basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

Management Proposals Seeking Approval to Reprice Options

Votes on management proposals seeking to reprice options are evaluated on a case-by-case basis giving consideration to: historic trading patterns rationale for repricing, value-for-value exchange, options vesting, term of the options, exercise price, and participation.

Employee Stock Purchase Plans

Votes on employee stock purchase plans should be determined on a case-by-case basis.

Shareholder Proposals on Compensation

Vote on a case-by-case basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long-term corporate outlook.

Social and Environmental Issues

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business and workplace diversity. In general, vote case-by-case. While a wide variety of factors are considered, the primary focus is on how the proposal will enhance the economic value of the company.

Securities on Loan

Securities over which CRM has voting authority in certain accounts are subject to being lent to other parties, including securities in private investment partnerships, registered mutual funds and certain other accounts. CRM has no role in the lending process; securities lending decisions are made by the custodian with the consent of and on behalf of the client. As a general matter, when a security is on “loan” as of the record date, CRM has no authority to vote, and shall not vote, a proxy for the security.

Clients Who Vote Their Own Proxies

CRM clients may retain the authority to vote their own proxies in their discretion.

Conflicts and Potential Conflicts of Interest

CRM’s proxy voting procedures establish a protocol for voting of proxies in cases in which it may have a potential conflict of interest arising from, among other things, a direct business relationship or financial interest in a company soliciting proxies. When a conflict or potential conflict has been identified, CRM will generally vote the proxy as recommended by ISS, subject to a review by the CRM Compliance Committee indicating the nature of the potential conflict of interest and how the determination of such vote was achieved.

Disclosure

CRM, in its written brochure required under Rule 204-3 (the “Form ADV”) shall describe: (i) these Policies; (ii) how a client can obtain information from CRM on how it voted the client’s proxies; and (iii) how a client can obtain a copy of these Policies and/or the ISS Proxy Voting Guidelines.

Recordkeeping

CRM shall retain the following books and records in, as appropriate, electronic or hard copy form: (i) a copy of each proxy statement received regarding client securities (which may be kept by relying on obtaining copies through the EDGAR system maintained by the Securities and Exchange Commission), (ii) a record of each vote cast on behalf of clients, (iii) internal documents created that were material to the decision on how to vote any proxies or that memorialize the basis for such a decision, including any documentation relating to decisions to vote proxies other than in accordance with ISS recommendations, (iv) copies of written client requests for proxy voting records and of the Firm’s written responses to either a written or oral request for information on how the Firm voted proxies on behalf of the requesting client, and (v) with respect to votes cast for securities held in any registered investment company, records of CUSIP numbers.

Records for the CRM Mutual Fund Trust shall be recorded and maintained by the Trust.

The above records shall be retained in an easily accessible place for a period of at least five (5) years from the end for the fiscal year during which the last entry was made on such record, the first two years in an appropriate office of CRM.

          Eaton Vance Management

EATON VANCE MANAGEMENT
BOSTON MANAGEMENT AND RESEARCH
EATON VANCE INVESTMENT COUNSEL
PROXY VOTING POLICIES AND PROCEDURES

I. Introduction

Eaton Vance Management, Boston Management and Research and Eaton Vance Investment Counsel (each an “Adviser” and collectively the “Advisers”) have each adopted and implemented policies and procedures that each Adviser believes are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with its fiduciary duties and Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended. The Advisers’ authority to vote the proxies of their clients is established by their advisory contracts or similar documentation, such as the Eaton Vance Funds Proxy Voting Policy and Procedures. These proxy policies and procedures reflect the U.S. Securities and Exchange Commission (“SEC”) requirements governing advisers and the long-standing fiduciary standards and responsibilities for ERISA accounts set out in the Department of Labor Bulletin 94-2 C.F.R. 2509.94-2 (July 29, 1994).

II. Overview

Each Adviser manages its clients’ assets with the overriding goal of seeking to provide the greatest possible return to such clients consistent with governing laws and the investment policies of each client. In pursuing that goal, each Adviser seeks to exercise its clients’ rights as shareholders of voting securities to support sound corporate governance of the companies issuing those securities with the principle aim of maintaining or enhancing the companies’ economic value.

The exercise of shareholder rights is generally done by casting votes by proxy at shareholder meetings on matters submitted to shareholders for approval (for example, the election of directors or the approval of a company’s stock option plans for directors, officers or employees). Each Adviser is adopting the formal written Guidelines described in detail below and will utilize such Guidelines in voting proxies on behalf of its clients. These Guidelines are designed to promote accountability of a company’s management and board of directors to its shareholders and to align the interests of management with those of shareholders.

Each Adviser will vote any proxies received by a client for which it has sole investment discretion through a third-party proxy voting service (“Agent”) in accordance with customized policies, as approved by the Boards of Trustees of the Eaton Vance Funds and, with respect to proxies referred back to the Adviser by the Agent pursuant to the Guidelines, in a manner that is reasonably designed to eliminate any potential conflicts of interest, as described more fully below. The Agent is currently Institutional Shareholder Services Inc. Proxies will be voted in accordance with client-specific guidelines and an Eaton Vance Fund’s sub-adviser’s proxy voting policies and procedures, if applicable.

No set of guidelines can anticipate all situations that may arise. In special cases, the Proxy Administrator (the person specifically charged with the responsibility to oversee the Agent and coordinate the voting of proxies referred back to the Adviser by the Agent) may seek insight from the Proxy Group established by the Advisers. The Proxy Group will assist in the review of the Agent’s recommendation when a proxy voting issue is referred to the Proxy Group through the Proxy Administrator. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may change at the Advisers’ discretion.

III. Roles and Responsibilities

A. Proxy Administrator

The Proxy Administrator will assist in the coordination of the voting of each client’s proxy in accordance with the Guidelines below and the Funds’ Proxy Voting Policy and Procedures. The Proxy Administrator is authorized to direct the Agent to vote a proxy in accordance with the Guidelines. Responsibilities assigned herein to the Proxy Administrator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers’ affiliates as are deemed appropriate by the Proxy Group.

B. Agent

An independent proxy voting service (the “Agent”), as approved by the Board of each Fund, shall be engaged to assist in the voting of proxies. The Agent is currently Institutional Shareholder Services Inc. The Agent is responsible for coordinating with the clients’ custodians and the Advisers to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. The Agent is required to vote and/or refer all proxies in accordance with the Guidelines below. The Agent shall retain a record of all proxy votes handled by the Agent. Such record must reflect all of the information required to be disclosed in a Fund’s Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act of 1940. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to an Adviser upon request.

Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by a conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

C. Proxy Group

The Adviser shall establish a Proxy Group which shall assist in the review of the Agent’s recommendations when a proxy voting issue has been referred to the Proxy Administrator by the Agent. The members of the Proxy Group, which may include employees of the Advisers’ affiliates, may be amended from time to time at the Advisers’ discretion.

For each proposal referred to the Proxy Group, the Proxy Group will review the (i) Guidelines, (ii) recommendations of the Agent, and (iii) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of the recommendation.

If the Proxy Group recommends a vote in accordance with the Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Administrator to so advise the Agent.

If the Proxy Group recommends a vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, or if the proxy statement relates to a conflicted company of the Agent, as determined by the Advisers, it shall follow the procedures for such voting outlined below.

The Proxy Administrator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event the Proxy Group cannot meet in a timely manner in connection with a voting deadline, the Proxy Administrator shall follow the procedures for such voting outlined below.

IV. Proxy Voting Guidelines (“Guidelines”)

A. General Policies

It shall generally be the policy of the Advisers to take no action on a proxy for which no client holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases except those highlighted below, it shall generally be the policy of the Advisers to vote in accordance with the recommendation by the Agent, Institutional Shareholder Services Inc.

When a fund client participates in the lending of its securities and the securities are on loan at the record date, proxies related to such securities generally will not be forwarded to the relevant Adviser by the fund’s custodian and therefore will not be voted. In the event that the Adviser determines that the matters involved would have a material effect on the applicable fund’s investment in the loaned securities, the fund will exercise its best efforts to terminate the loan in time to be able to cast such vote or exercise such consent.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject. The Guidelines relate to the types of proposals that are most frequently presented in proxy statements to shareholders. Absent unusual circumstances, each Adviser will utilize these Guidelines when voting proxies on behalf of its clients. The Guidelines may be revised at any time, provided such revisions are reported to the Boards of Trustees of the Eaton Vance Funds.

B. Proposals Regarding Mergers and Corporate Restructurings

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to Mergers and Corporate Restructurings.

C. Proposals Regarding Mutual Fund Proxies – Disposition of Assets/Termination/Liquidation and Mergers

The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Administrator for all proposals relating to the Disposition of Assets/Termination/Liquidation and Mergers contained in mutual fund proxies.

D. Corporate Structure Matters/Anti-Takeover Defenses

As a general matter, the Advisers will normally vote against anti-takeover measures and other proposals designed to limit the ability of shareholders to act on possible transactions (except in the case of closed-end management investment companies).

E. Social and Environmental Issues

The Advisers generally support management on social and environmental proposals.

F. Voting Procedures

Upon receipt of a referral from the Agent or upon advice from an Eaton Vance investment professional, the Proxy Administrator may solicit additional research from the Agent, as well as from any other source or service.

1. WITHIN-GUIDELINES VOTES: Votes in Accordance with the Guidelines and/or, where applicable, Agent Recommendation

In the event the Proxy Administrator recommends a vote within Guidelines and/or, where applicable, in accordance with the Agent’s recommendation, the Proxy Administrator will instruct the Agent to vote in this manner.

2. NON-VOTES: Votes in Which No Action is Taken The Proxy Administrator may recommend that a client refrain from voting under the following circumstances: (i) if the economic effect on shareholders’ interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of a client or proxies being considered on behalf of a client that is no longer in existence; or (ii) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Administrator may instruct the Agent not to vote such proxy.

Reasonable efforts shall be made to secure and vote all other proxies for the clients, but, particularly in markets in which shareholders’ rights are limited, Non-Votes may also occur in connection with a client’s related inability to timely access ballots or other proxy information in connection with its portfolio securities.

Non-Votes may also result in certain cases in which the Agent’s recommendation has been deemed to be conflicted, as provided for herein.

3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent’s Recommendation is Conflicted

If the Proxy Administrator recommends that a client vote contrary to the Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Guidelines are silent, or the Agent’s recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, the Proxy Administrator will forward the Agent’s analysis and recommendation and any research obtained from the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent as it deems necessary. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group. The Adviser will provide a report to the Boards of Trustees of the Eaton Vance Funds reflecting any votes cast contrary to the Guidelines or Agent Recommendation, as applicable, and shall do so no less than annually.

The Proxy Administrator will maintain a record of all proxy questions that have been referred by the Agent, all applicable recommendations, analysis and research received and any resolution of the matter.

V. Recordkeeping

The Advisers will maintain records relating to the proxies they vote on behalf of their clients in accordance with Section 204-2 of the Investment Advisers Act of 1940, as amended. Those records will include:

•	A copy of the Advisers’ proxy voting policies and procedures;
•	Proxy statements received regarding client securities. Such proxy statements received from issuers are either in the SEC’s EDGAR database or are kept by the Agent and are available upon request;
•	A record of each vote cast;
•	A copy of any document created by the Advisers that was material to making a decision on how to vote a proxy for a client or that memorializes the basis for such a decision; and
•	Each written client request for proxy voting records and the Advisers’ written response to any client request (whether written or oral) for such records.

All records described above will be maintained in an easily accessible place for five years and will be maintained in the offices of the Advisers or their Agent for two years after they are created.

VI. Assessment of Agent and Identification and Resolution of Conflicts with Clients

A. Assessment of Agent

The Advisers shall establish that the Agent (i) is independent from the Advisers, (ii) has resources that indicate it can competently provide analysis of proxy issues, and (iii) can make recommendations in an impartial manner and in the best interests of the clients and, where applicable, their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do so not less than annually as well as prior to engaging the services of any new proxy voting service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent’s independence, competence or impartiality.

B. Conflicts of Interest

As fiduciaries to their clients, each Adviser puts the interests of its clients ahead of its own. In order to ensure that relevant personnel of the Advisers are able to identify potential material conflicts of interest, each Adviser will take the following steps:

•

Quarterly, the Eaton Vance Legal and Compliance Department will seek information from the department heads of each department of the Advisers and of Eaton Vance Distributors, Inc. (“EVD”) (an affiliate of the Advisers and principal underwriter of certain Eaton Vance Funds). Each department head will be asked to provide a list of significant clients or prospective clients of the Advisers or EVD.

•	A representative of the Legal and Compliance Department will compile a list of the companies identified (the “Conflicted Companies”) and provide that list to the Proxy Administrator.

•

The Proxy Administrator will compare the list of Conflicted Companies with the names of companies for which he or she has been referred a proxy statement (the “Proxy Companies”). If a Conflicted Company is also a Proxy Company, the Proxy Administrator will report that fact to the Proxy Group.

•

If the Proxy Administrator expects to instruct the Agent to vote the proxy of the Conflicted Company strictly according to the Guidelines contained in these Proxy Voting Policies and Procedures (the “Policies”) or the recommendation of the Agent, as applicable, he or she will (i) inform the Proxy Group of that fact, (ii) instruct the Agent to vote the proxies and (iii) record the existence of the material conflict and the resolution of the matter.

•

If the Proxy Administrator intends to instruct the Agent to vote in a manner inconsistent with the Guidelines contained herein or the recommendation of the Agent, as applicable, the Proxy Group, in consultation with Eaton Vance senior management, will then determine if a material conflict of interest exists between the relevant Adviser and its clients. If the Proxy Group, in consultation with Eaton Vance senior management, determines that a material conflict exists, prior to instructing the Agent to vote any proxies relating to these Conflicted Companies the Adviser will seek instruction on how the proxy should be voted from:

o	The client, in the case of an individual or corporate client;
o

In the case of a Fund, its board of directors, any committee, subcommittee or group of Independent Trustees (as long as such committee, sub-committee or group contains at least two or more Independent Trustees); or

o	The adviser, in situations where the Adviser acts as a sub-adviser to such adviser.

The Adviser will provide all reasonable assistance to each party to enable such party to make an informed decision.

If the client, Fund board or adviser, as the case may be, fails to instruct the Adviser on how to vote the proxy, the Adviser will generally instruct the Agent, through the Proxy Administrator, to abstain from voting in order to avoid the appearance of impropriety. If however, the failure of the Adviser to vote its clients’ proxies would have a material adverse economic impact on the Advisers’ clients’ securities holdings in the Conflicted Company, the Adviser may instruct the Agent, through the Proxy Administrator, to vote such proxies in order to protect its clients’ interests. In either case, the Proxy Administrator will record the existence of the material conflict and the resolution of the matter.

The Advisers shall also identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers’ request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent’s proxy analysis or recommendations. Such information shall include, but is not limited to, a monthly report from the Agent detailing the Agent’s Corporate Securities Division clients and related revenue data. The Advisers shall review such information on a monthly basis. The Proxy Administrator shall instruct the Agent to refer any proxies for which a material conflict of the Agent is deemed to be present to the Proxy Administrator. Any such proxy referred by the Agent shall be referred to the Proxy Group for consideration accompanied by the Agent’s written analysis and voting recommendation. The Proxy Administrator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

Adopted June 6, 2003
As Revised January 20, 2005
As Revised August 8, 2005
As Revised February 1, 2006
As Revised August 10, 2009

Fort Washington Investment Advisors, Inc.

Proxy Voting Policies and Procedures

Fort Washington Investment Advisors, Inc., (the “Adviser”) shall vote proxies related to securities held by our clients for which we serve as the investment adviser in the best interest of our clients. All references in these Proxy Voting Policies and Procedures are limited solely to clients for which we have agreed to vote such proxies. A client may reserve to itself the right to vote proxies.

The Adviser’s authority to vote the proxies of certain clients is established by advisory contracts or comparable documents. In addition to requirements of the Securities and Exchange Commission (“SEC”) governing advisers, our proxy voting policies reflect the fiduciary standards and responsibilities for ERISA accounts.

The Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires us to act solely in the best interest of our clients at all times. We have adopted and implemented these Proxy Voting Policies and Procedures, which we believe are reasonably designed to ensure that proxies are voted in the best interest of clients, in accordance with our fiduciary duties and Rule 206(4)-6 under the Advisers Act.

Reflecting a basic investment philosophy that good management is shareholder focused, proxy votes will generally be cast in support of management on routine corporate matters and in support of any management proposal that is plainly in the interest of all shareholders. Specifically, proxy votes generally will be cast in favor of proposals that:

maintain or strengthen the shared interests of stockholders and management;
increase shareholder value; and
maintain or increase shareholder rights generally.

Proxy votes will generally be cast against proposals having the opposite effect of the above. Where we perceive that a management proposal, if approved, would tend to limit or reduce the market value of the company’s securities, we will generally vote against it. We believe that means for ensuring management accountability to shareholders, in the rare cases where is threatened, must not be compromised.

We generally support shareholder rights and recapitalization measures undertaken unilaterally by boards of directors properly exercising their responsibilities and authority, unless such measures could have the effect of reducing shareholder rights or potential shareholder value. In cases where shareholder proposals challenge such actions, our voting position will generally favor not interfering with the directors’ proper function in the interest of all shareholders.

We believe that proposals addressing strictly social or political issues are immaterial to the goal of maximizing the return on funds under our management. We will generally vote against such proposals, but will consider supporting proposals that seek to protect shareholder rights or minimize risks to shareholder value.

We may delegate our responsibilities under these Proxy Voting Policies and Procedures to a third party, provided that we retain final authority and fiduciary responsibility for proxy voting. If we so delegate our responsibilities, we shall monitor the delegate’s compliance with these Proxy Voting Policies and Procedures.

We (and our employees) and/or an independent third party provider shall vote in a prudent and timely fashion, only after careful evaluation of the issue(s) presented on the ballot.

We review proxies to assess the extent, if any, to which there may be a material conflict between the interests of our clients on the one hand and our interests (including those of our affiliates, directors, officers, employees and other similar persons) on the other hand (a “potential conflict”). If we determine that a potential conflict may exist, it shall be reported to our Proxy Voting Committee. The Proxy Voting Committee shall determine whether a potential conflict exists and is authorized to resolve any such conflict in a manner that is in the collective best interests of our clients (excluding any client that may have a potential conflict). Without limiting the generality of the foregoing, the Proxy Voting Committee may resolve a potential conflict in any of the following manners:

If the proposal that is the subject of the proposed conflict is specifically addressed in these Proxy Voting Policies and Procedures, we may vote the proxy in accordance with such pre-determined policies and guidelines; provided that such pre-determined policy involves little discretion on our part; we may engage an independent third-party to determine how the proxy should be voted; or we may establish an ethical wall or other informational barriers between the person(s) that are involved in the potential conflict and the person(s) making the voting decision in order to insulate the potential conflict from the decision maker.

We will use commercially reasonable efforts to determine whether a potential conflict may exist.

We may abstain from voting a client proxy if we conclude that the effect on shareholders’ economic interests or the value of the portfolio holding is indeterminable or insignificant.

We may abstain from voting a client proxy for cost reasons (e.g., costs associated with voting proxies of non-U.S. securities). In accordance with our fiduciary duties, we will weigh the costs and benefits of voting proxy proposals and make an informed decision with respect to whether voting a given proxy proposal is prudent. Our decision takes into account the effect that the vote of our clients, either by itself or together with other votes, is expected to have on the value of our client’s investment and whether this expected effect would outweigh the cost of voting.

Unless otherwise directed by a client in writing, we are responsible for voting all proxies related to securities that we manage for clients with respect to which we have accepted proxy-voting responsibility in writing. A client may from time to time direct us in writing to vote proxies in a manner that is different from the guidelines set forth in these Proxy Voting Policies and Procedures. We will follow such written direction for proxies received after our receipt of such written direction.

We shall maintain certain records required by applicable law in connection with proxy voting activities and shall provide proxy-voting information to a client for which we are responsible for voting proxies upon written request. Clients should contact our Director of Client Services to make such a request.

Our Proxy Voting Procedures and Policy will be reviewed annually. The Proxy Policy Committee will review present procedures and past decisions with the aim of developing the most coherent and understandable proxy voting policy possible. We believe that a careful and continually evolving policy is indispensable to the task of discharging our fiduciary duties as an investment adviser.

GE ASSET MANAGEMENT POLICIES AND PROCEDURES

Proxy Voting Policy

General
GE Asset Management Incorporated (and along with its investment advisory subsidiaries which will also leverage this policy, “GE Asset Management”) exercises its fiduciary responsibilities by carefully reviewing, voting and documenting proxies for all voting securities for which it has voting responsibility and acting solely in the best interest of its clients. Each proxy is reviewed individually, managed in accordance with this Proxy Voting Policy and voted consistent with the proxy guidelines (Proxy Guidelines) adopted by the Proxy Committee (as defined below) from time to time. In all cases the ultimate objective in voting proxies is to enhance shareholder value. The Proxy Voting Policy and Proxy Guidelines are provided to GE Asset Management personnel who have responsibility for managing the proxy voting process in an effort to maintain consistency and ensure compliance. Additionally, the Proxy Voting Policy has been adopted by the Board of Directors of GE Asset Management.

Certain clients expressly retain proxy voting responsibility or have entered into a relationship with another party who has been given authority to vote their proxies or to vote the proxies with respect to certain of their holdings. Such clients are not subject to this Proxy Voting Policy or the Proxy Guidelines. Additionally, certain other clients have instructed GE Asset Management to vote proxies in accordance with each such client’s proxy voting guidelines. In such cases GE Asset Management will still follow the procedure set forth in the Proxy Voting Policy though the Proxy Guidelines will not be applicable.

For purposes of clarification, with respect to GEAM sponsored mutual funds, the Fund’s Boards of Trustees have delegated the responsibility for voting proxies to GEAM for all Funds (or allocation of Fund assets) that are managed by GEAM. For those Funds (or allocation of Fund assets) that are managed by a sub-adviser, the Fund’s Board of Trustees has delegated proxy voting responsibilities to that sub-adviser.

Proxy Committee
The Proxy Committee is comprised of between five (5) and ten (10) individuals, including both the Chief Executive Officer and the General Counsel of GE Asset Management. Members of the Proxy Committee are appointed by the Board of Directors of GE Asset Management (Board) and will be evidenced by a resolution adopted by the Board. The Proxy Committee participates in the proxy voting process as detailed below and may amend the Proxy Guidelines at any time by majority written consent.

Proxies and Corporate Actions Analyst
The Proxy Analyst is an employee of GE Asset Management and has responsibility for facilitating the processing of all proxy votes for any annual or special meeting for all voting securities held in the various GE Asset Management portfolios and monitoring such process.

Annual Review of Proxy Voting Policy and Proxy Guidelines
The Proxy Committee will meet at least annually to review and analyze current issues and update, if necessary, the Proxy Guidelines and Proxy Voting Policy. Appropriate GE Asset Management personnel may also be requested to participate in this meeting.

Third Party Services
GE Asset Management currently utilizes the services of Institutional Shareholder Services, Inc. (“ISS”) for proxy research, voting, administrative and reporting.

Voting Procedure

1. ISS receives proxy material from custodial banks, Broadridge and directly from companies.

2. For every proxy ISS receives, ISS reviews all proxy material and provides the Proxy Analyst with an analysis of such material, including management’s recommendation of how to vote the proxy, and a vote recommendation based on the Proxy Guidelines or specific client guidelines.

3. The Proxy Analyst reviews each vote recommendation given by ISS and does the following:

a. Domestic and International Routine Corporate Governance Issues and Routine Social Issues: The Proxy Analyst votes in accordance with the ISS recommendation on routine issues.

b. Domestic and International Non-Routine Corporate Governance Issues and Non-Routine Social Issues; Vote with Management: If the issue is (a) determined to be non-routine by the Proxy Analyst or is (b) a “refer” issue as determined by ISS, due to the fact it is not addressed in the Proxy guidelines, a GE Asset Management securities analyst (“Securties Analyst”) or portfolio manager (“Portfolio Manager”) for the relevant asset class will review the proxy material and recommend how to vote such proxy. If the recommendation is to vote with management and not inconsistent with the Proxy Guidelines, the process will continue as provided in section (4) below.

c. Domestic and International Non-Routine Corporate Governance Issues and Non-Routine Social Issues; Voting Against Management: If the issue is (a) determined to be non-routine by the Proxy Analyst or is (b) a “refer” issue as determined by ISS due to the fact that it is not addressed in the Proxy Guidelines and either (i) the Portfolio Manager or Securities Analyst for the relevant asset class recommends a vote against management or (ii) the Portfolio Manager or Securities Analyst seeks in any case to vote contrary to the Proxy Guidelines (other than abstention votes), then at least three (3) Proxy Committee members will review the proxy material and determine how to vote such proxy. In certain circumstances, an independent third party will be engaged to determine how to vote the proxy (See Material Conflict of Interest below).

4. The vote decision is communicated to ISS. GE Asset Management may abstain from voting a proxy in a limited number of circumstances.

5. ISS votes the proxy through Broadridge, the solicitors, or the custodian banks, as the case may be.

6. Comprehensive reports of all proxy votes are reviewed semi-annually by the Proxy Analyst and annually by the Proxy Committee.

Issues Involving a Material Conflict of Interest
A material conflict of interest may arise in a situation where the Proxy Analyst, Portfolio Manager, or Securities Analyst when voting the proxy, has knowledge of a situation where either GE Asset Management or one of its affiliates would enjoy a substantial or significant benefit from casting its vote in a particular way. Examples of where a material conflict of interest may occur include, but are not limited to, the following examples:

General Electric Company, the parent of GE Asset Management, is soliciting proxies in connection with a transaction involving an issuer of securities that GE Asset Management holds in its client accounts.

A plan sponsor of a benefit plan to which GE Asset Management provides services is also the issuer of securities that GE Asset Management holds in its client accounts. However, absent extraordinary circumstances, this situation should not present a material conflict of interest and in no case would a material conflict of interest exist unless the assets of such benefit plan managed by GE Asset Management constituted more than 1% of GE Asset Management’s assets under management.

An officer or employee of GE Asset Management or one of its affiliates serves as a director of a company during a time when GE Asset Management has an opportunity to vote securities of that company.

If a material conflict of interest does arise, ISS will be solely responsible for determining how to vote the proxy based upon the Proxy Guidelines or specific client guidelines. Should this be impractical, another independent third party will be engaged to determine how to vote the proxy. Additionally, a material conflict of interest form in the form attached hereto (Material Conflict of Interest Form) will be completed and signed by the Proxy Analyst and at least one member of the Proxy Committee. Material Conflict of Interest Form(s), if any, will be provided to the Proxy Committee on an annual basis and, in the case of a mutual fund that holds the portfolio security in question, to the board of such mutual fund at its next regularly scheduled meeting.

Securities Lending Programs
Securities held by a client may be lent out to a borrower. In such an instance, the securities are typically transferred into the borrower’s name and are voted by the borrower, in its discretion. However, where a Portfolio Manager or a Securities Analyst determines that a proxy vote is materially important to a client’s interest and where it is feasible to recall the security on a timely basis, GE Asset Management may use its reasonable efforts to recall the security. GE Asset Management disclaims any responsibility for its inability to vote on proposals where, despite its reasonable efforts, it could not successfully recall the security before the record date and/or the deadline for voting, as applicable.

Record Retention Policy
GE Asset Management will maintain the following for a period of five (5) years:

•	Proxy Voting Policy
•	Proxy Guidelines
•	Written request for proxy voting records and a written response to such request.

•	Any document prepared by an analyst or Proxy Committee member that was material to the voting of a proxy.

GE Asset Management has hired ISS to maintain the following for a period of five (5) years:

•	Proxy statements received regarding client securities (unless available through the Securities and Exchange Commission’s EDGAR system).
•	Records of votes cast on behalf of clients.

Such records will be made available to GE Asset Management via a website hosted and maintained by ISS or upon request.

Other GE Advisory Businesses
Each GE advisory business is individually responsible for developing a proxy voting policy and for voting its proxies accordingly. GE Asset Management will not knowingly share any information regarding its voting decisions directly with any of the other GE advisory businesses, nor will it seek to obtain any information from them regarding their voting decisions.

Form N-PX
GE Asset Management will file a Form N-PX in accordance with the law.

Obtaining Proxy Policy, Proxy Guidelines and Voting Records
GE Mutual Funds Shareholders

If a GE mutual funds shareholder wants to obtain a summary of the Proxy Policy and Proxy Guidelines or a Form N-PX, such shareholder can (a) call a designated toll-free number during business hours, (b) view the GE mutual funds’ website, or (c) view the SEC’s website at www.sec.gov. If a request is received telephonically, the summary must be sent out within three (3) business days of receipt of the request by first-class mail or other means designed to ensure equally prompt delivery.

Advisory Clients

Non-mutual fund clients (Advisory Clients) are provided a summary of the Proxy Policy and Proxy Guidelines in Form ADV, Part II. Should an Advisory Client wish to obtain the Proxy Policy and/or Proxy Guidelines in full or information regarding how GE Asset Management voted proxies for their account, the Advisory Client can contact their account representative or the Proxy Analyst.

          March 20, 2012

          Invesco Advisers, Inc.

PROXY VOTING POLICIES AND PROCEDURES

January 2010

A. POLICY STATEMENT

Introduction

Our Belief
The Invesco Funds Boards of Trustees and Invesco’s investment professionals expect a high standard of corporate governance from the companies in our portfolios so that Invesco may fulfill its fiduciary obligation to our fund shareholders and other account holders. Well governed companies are characterized by a primary focus on the interests of shareholders, accountable boards of directors, ample transparency in financial disclosure, performance-driven cultures and appropriate consideration of all stakeholders. Invesco believes well governed companies create greater shareholder wealth over the long term than poorly governed companies, so we endeavor to vote in a manner that increases the value of our investments and fosters good governance within our portfolio companies.

In determining how to vote proxy issues, Invesco considers the probable business consequences of each issue and votes in a manner designed to protect and enhance fund shareholders’ and other account holders’ interests. Our voting decisions are intended to enhance each company’s total shareholder value over Invesco’s typical investment horizon.

Proxy voting is an integral part of Invesco’s investment process. We believe that the right to vote proxies should be managed with the same care as all other elements of the investment process. The objective of Invesco’s proxy-voting activity is to promote good governance and advance the economic interests of our clients. At no time will Invesco exercise its voting power to advance its own commercial interests, to pursue a social or political cause that is unrelated to our clients’ economic interests, or to favor a particular client or business relationship to the detriment of others.

B. OPERATING PROCEDURES AND RESPONSIBLE PARTIES

Proxy administration

The Invesco Retail Proxy Committee (the “Proxy Committee”) consists of members representing Invesco’s Investments, Legal and Compliance departments. Invesco’s Proxy Voting Guidelines (the “Guidelines”) are revised annually by the Proxy Committee, and are approved by the Invesco Funds Boards of Trustees. The Proxy Committee implements the Guidelines and oversees proxy voting.

The Proxy Committee has retained outside experts to assist with the analysis and voting of proxy issues. In addition to the advice offered by these experts, Invesco uses information gathered from our own research, company managements, Invesco’s portfolio managers and outside shareholder groups to reach our voting decisions.

Generally speaking, Invesco’s investment-research process leads us to invest in companies led by management teams we believe have the ability to conceive and execute strategies to outperform their competitors. We select companies for investment based in large part on our assessment of their management teams’ ability to create shareholder wealth. Therefore, in formulating our proxy-voting decisions, Invesco gives proper consideration to the recommendations of a company’s Board of Directors.

Important principles underlying the Invesco Proxy Voting Guidelines

I. Accountability
Management teams of companies are accountable to their boards of directors, and directors of publicly held companies are accountable to their shareholders. Invesco endeavors to vote the proxies of its portfolio companies in a manner that will reinforce the notion of a board’s accountability to its shareholders. Consequently, Invesco votes against any actions that would impair the rights of shareholders or would reduce shareholders’ influence over the board or over management.

The following are specific voting issues that illustrate how Invesco applies this principle of accountability.

•

Elections of directors. In uncontested director elections for companies that do not have a controlling shareholder, Invesco votes in favor of slates if they are comprised of at least a majority of independent directors and if the boards’ key committees are fully independent. Key committees include the Audit, Compensation and Governance or Nominating Committees.

Invesco’s standard of independence excludes directors who, in addition to the directorship, have any material business or family relationships with the companies they serve.

Contested director elections are evaluated on a case-by-case basis and are decided within the context of Invesco’s investment thesis on a company.

•

Director performance. Invesco withholds votes from directors who exhibit a lack of accountability to shareholders, either through their level of attendance at meetings or by enacting egregious corporate-governance or other policies. In cases of material financial restatements, accounting fraud, habitually late filings, adopting shareholder rights plan (“poison pills”) without shareholder approval, or other areas of poor performance, Invesco may withhold votes from some or all of a company’s directors. In situations where directors’ performance is a concern, Invesco may also support shareholder proposals to take corrective actions such as so-called “clawback” provisions.

•

Auditors and Audit Committee members. Invesco believes a company’s Audit Committee has a high degree of responsibility to shareholders in matters of financial disclosure, integrity of the financial statements and effectiveness of a company’s internal controls. Independence, experience and financial expertise are critical elements of a well-functioning Audit Committee. When electing directors who are members of a company’s Audit Committee, or when ratifying a company’s auditors, Invesco considers the past performance of the Committee and holds its members accountable for the quality of the company’s financial statements and reports.

•

Majority standard in director elections. The right to elect directors is the single most important mechanism shareholders have to promote accountability. Invesco supports the nascent effort to reform the U.S. convention of electing directors, and votes in favor of proposals to elect directors by a majority vote.

•

Classified boards. Invesco supports proposals to elect directors annually instead of electing them to staggered multi-year terms because annual elections increase a board’s level of accountability to its shareholders.

•

Supermajority voting requirements. Unless proscribed by law in the state of incorporation, Invesco votes against actions that would impose any supermajority voting requirement, and supports actions to dismantle existing supermajority requirements.

•	Responsiveness. Invesco withholds votes from directors who do not adequately respond to shareholder proposals that were approved by a majority of votes cast the prior year.

•

Cumulative voting. The practice of cumulative voting can enable minority shareholders to have representation on a company’s board. Invesco supports proposals to institute the practice of cumulative voting at companies whose overall corporate-governance standards indicate a particular need to protect the interests of minority shareholders.

•

Shareholder access. On business matters with potential financial consequences, Invesco votes in favor of proposals that would increase shareholders’ opportunities to express their views to boards of directors, proposals that would lower barriers to shareholder action and proposals to promote the adoption of generally accepted best practices in corporate governance.

II. Incentives
Invesco believes properly constructed compensation plans that include equity ownership are effective in creating incentives that induce managements and employees of our portfolio companies to create greater shareholder wealth. Invesco supports equity compensation plans that promote the proper alignment of incentives, and votes against plans that are overly dilutive to existing shareholders, plans that contain objectionable structural features, and plans that appear likely to reduce the value of an account’s investment.

Following are specific voting issues that illustrate how Invesco evaluates incentive plans.

•

Executive compensation. Invesco evaluates compensation plans for executives within the context of the company’s performance under the executives’ tenure. Invesco believes independent compensation committees are best positioned to craft executive-compensation plans that are suitable for their company-specific circumstances. We view the election of those independent compensation committee members as the appropriate mechanism for shareholders to express their approval or disapproval of a company’s compensation practices. Therefore, Invesco generally does not support shareholder proposals to limit or eliminate certain forms of executive compensation. In the interest of reinforcing the notion of a compensation committee’s accountability to shareholders, Invesco supports proposals requesting that companies subject each year’s compensation record to an advisory shareholder vote, or so-called “say on pay” proposals.

•

Equity-based compensation plans. When voting to approve or reject equity-based compensation plans, Invesco compares the total estimated cost of the plans, including stock options and restricted stock, against a carefully selected peer group and uses multiple performance metrics that help us determine whether the incentive structures in place are creating genuine shareholder wealth. Regardless of a plan’s estimated cost relative to its peer group, Invesco votes against plans that contain structural features that would impair the alignment of incentives between shareholders and management. Such features include the ability to reprice or reload options without shareholder approval, the ability to issue options below the stock’s current market price, or the ability to automatically replenish shares without shareholder approval.

•

Employee stock-purchase plans. Invesco supports employee stock-purchase plans that are reasonably designed to provide proper incentives to a broad base of employees, provided that the price at which employees may acquire stock is at most a 15 percent discount from the market price.

•

Severance agreements. Invesco generally votes in favor of proposals requiring advisory shareholder ratification of executives’ severance agreements. However, we oppose proposals requiring such agreements to be ratified by shareholders in advance of their adoption.

III. Capitalization
Examples of management proposals related to a company’s capital structure include authorizing or issuing additional equity capital, repurchasing outstanding stock, or enacting a stock split or reverse stock split. On requests for additional capital stock, Invesco analyzes the company’s stated reasons for the request. Except where the request could adversely affect the fund’s ownership stake or voting rights, Invesco generally supports a board’s decisions on its needs for additional capital stock. Some capitalization proposals require a case-by-case analysis within the context of Invesco’s investment thesis on a company. Examples of such proposals include authorizing common or preferred stock with special voting rights, or issuing additional stock in connection with an acquisition.

IV. Mergers, Acquisitions and Other Corporate Actions
Issuers occasionally require shareholder approval to engage in certain corporate actions such as mergers, acquisitions, name changes, dissolutions, reorganizations, divestitures and reincorporations. Invesco analyzes these proposals within the context of our investment thesis on the company, and determines its vote on a case-by-case basis.

V. Anti-Takeover Measures
Practices designed to protect a company from unsolicited bids can adversely affect shareholder value and voting rights, and they create conflicts of interests among directors, management and shareholders. Except under special issuer-specific circumstances, Invesco votes to reduce or eliminate such measures. These measures include adopting or renewing “poison pills”, requiring supermajority voting on certain corporate actions, classifying the election of directors instead of electing each director to an annual term, or creating separate classes of common or preferred stock with special voting rights. Invesco generally votes against management proposals to impose these types of measures, and generally votes for shareholder proposals designed to reduce such measures. Invesco supports shareholder proposals directing companies to subject their anti-takeover provisions to a shareholder vote.

VI. Shareholder Proposals on Corporate Governance
Invesco generally votes for shareholder proposals that are designed to protect shareholder rights if a company’s corporate-governance standards indicate that such additional protections are warranted.

VII. Shareholder Proposals on Social Responsibility
The potential costs and economic benefits of shareholder proposals seeking to amend a company’s practices for social reasons are difficult to assess. Analyzing the costs and economic benefits of these proposals is highly subjective and does not fit readily within our framework of voting to create greater shareholder wealth over Invesco’s typical investment horizon. Therefore, Invesco abstains from voting on shareholder proposals deemed to be of a purely social, political or moral nature.

VIII. Routine Business Matters
Routine business matters rarely have a potentially material effect on the economic prospects of fund holdings, so we generally support the board’s discretion on these items. However, Invesco votes against proposals where there is insufficient information to make a decision about the nature of the proposal. Similarly, Invesco votes against proposals to conduct other unidentified business at shareholder meetings.

Summary

These Guidelines provide an important framework for making proxy-voting decisions, and should give fund shareholders and other account holders insight into the factors driving Invesco’s decisions. The Guidelines cannot address all potential proxy issues, however. Decisions on specific issues must be made within the context of these Guidelines and within the context of the investment thesis of the funds and other accounts that own the company’s stock. Where a different investment thesis is held by portfolio managers who may hold stocks in common, Invesco may vote the shares held on a fund-by-fund or account-by-account basis.

Exceptions

In certain circumstances, Invesco may refrain from voting where the economic cost of voting a company’s proxy exceeds any anticipated benefits of that proxy proposal.

Share-lending programs
One reason that some portion of Invesco’s position in a particular security might not be voted is the securities lending program. When securities are out on loan and earning fees for the lending fund, they are transferred into the borrower’s name. Any proxies during the period of the loan are voted by the borrower. The lending fund would have to terminate the loan to vote the company’s proxy, an action that is not generally in the best economic interest of fund shareholders. However, whenever Invesco determines that the benefit to shareholders or other account holders of voting a particular proxy outweighs the revenue lost by terminating the loan, we recall the securities for the purpose of voting the fund’s full position.

“Share-blocking”
Another example of a situation where Invesco may be unable to vote is in countries where the exercise of voting rights requires the fund to submit to short-term trading restrictions, a practice known as “share-blocking.” Invesco generally refrains from voting proxies in share-blocking countries unless the portfolio manager determines that the benefit to fund shareholders and other account holders of voting a specific proxy outweighs the fund’s or other account’s temporary inability to sell the security.

International constraints
An additional concern that sometimes precludes our voting non-U.S. proxies is our inability to receive proxy materials with enough time and enough information to make a voting decision. In the great majority of instances, however, we are able to vote non-U.S. proxies successfully. It is important to note that Invesco makes voting decisions for non-U.S. issuers using these Guidelines as our framework, but also takes into account the corporate-governance standards, regulatory environment and generally accepted best practices of the local market.

Exceptions to these Guidelines
Invesco retains the flexibility to accommodate company-specific situations where strictly adhering to the Guidelines would lead to a vote that the Proxy Committee deems not to be in the best interest of the funds’ shareholders and other account holders. In these situations, the Proxy Committee will vote the proxy in the manner deemed to be in the best interest of the funds’ shareholders and other account holders, and will promptly inform the funds’ Boards of Trustees of such vote and the circumstances surrounding it.

Resolving potential conflicts of interest

A potential conflict of interest arises when Invesco votes a proxy for an issuer with which it also maintains a material business relationship. Examples could include issuers that are distributors of Invesco’s products, or issuers that employ Invesco to manage portions of their retirement plans or treasury accounts. Invesco reviews each proxy proposal to assess the extent, if any, to which there may be a material conflict between the interests of the fund shareholders or other account holders and Invesco.

Invesco takes reasonable measures to determine whether a potential conflict may exist. A potential conflict is deemed to exist only if one or more of the Proxy Committee members actually knew or should have known of the potential conflict.

If a material potential conflict is deemed to exist, Invesco may resolve the potential conflict in one of the following ways: (1) if the proposal that gives rise to the potential conflict is specifically addressed by the Guidelines, Invesco may vote the proxy in accordance with the predetermined Guidelines; (2) Invesco may engage an independent third party to determine how the proxy should be voted; or (3) Invesco may establish an ethical wall or other informational barrier between the persons involved in the potential conflict and the persons making the proxy-voting decision in order to insulate the potential conflict from the decision makers.

Because the Guidelines are pre-determined and crafted to be in the best economic interest of shareholders and other account holders, applying the Guidelines to vote client proxies should, in most instances, adequately resolve any potential conflict of interest. As an additional safeguard against potential conflicts, persons from Invesco’s marketing, distribution and other customer-facing functions are precluded from becoming members of the Proxy Committee.

On a quarterly basis, the Invesco Funds Boards of Trustees review a report from Invesco’s Internal Compliance Controls Committee. The report contains a list of all known material business relationships that Invesco maintains with publicly traded issuers. That list is cross-referenced with the list of proxies voted over the period. If there are any instances where Invesco’s voting pattern on the proxies of its material business partners is inconsistent with its voting pattern on all other issuers, they are brought before the Trustees and explained by the Chairman of the Proxy Committee.

Personal conflicts of interest. If any member of the Proxy Committee has a personal conflict of interest with respect to a company or an issue presented for voting, that Proxy Committee member will inform the Proxy Committee of such conflict and will abstain from voting on that company or issue.

Funds of funds. Some Invesco Funds offering diversified asset allocation within one investment vehicle own shares in other Invesco Funds. A potential conflict of interest could arise if an underlying Invesco Fund has a shareholder meeting with any proxy issues to be voted on, because Invesco’s asset-allocation funds or target-maturity funds may be large shareholders of the underlying fund. In order to avoid any potential for a conflict, the asset-allocation funds and target maturity funds vote their shares in the same proportion as the votes of the external shareholders of the underlying fund.

C. RECORDKEEPING

Records are maintained in accordance with Invesco’s Recordkeeping Policy.

Policies and Vote Disclosure

A copy of these Guidelines and the voting record of each Invesco Fund are available on our web site, www.invesco.com. In accordance with Securities and Exchange Commission regulations, all funds file a record of all proxy-voting activity for the prior 12 months ending June 30th. That filing is made on or before August 31st of each year.

Jennison Associates LLC

Proxy Voting Policy Summary

Conflicts of interest may also arise in voting proxies. Jennison Associates LLC (“Jennison”) has adopted a proxy voting policy to address these conflicts.

Jennison actively manages publicly traded equity securities and fixed income securities. It is the policy of Jennison that where proxy voting authority has been delegated to and accepted by Jennison, all proxies shall be voted by investment professionals in the best interest of the client without regard to the interests of Jennison or other related parties, based on recommendations as determined by pre-established guidelines either adopted by Jennison or provided by the client.. Secondary consideration is permitted to be given to the public and social value of each issue. For purposes of this policy, the “best interests of clients” shall mean, unless otherwise specified by the client, the clients’ best economic interests over the long term – that is, the common interest that all clients share in seeing the value of a common investment increase over time. Any vote that represents a potential material conflict is reviewed by Jennison Compliance and referred to the Proxy Voting Committee to determine how to vote the proxy if Compliance determines that a material conflict exists.

In voting proxies for international holdings, which we vote on a best efforts basis, we will generally apply the same principles as those for U.S. holdings. However, in some countries, voting proxies result in additional restrictions that have an economic impact or cost to the security, such as “share blocking”, where Jennison would be restricted from selling the shares of the security for a period of time if Jennison exercised its ability to vote the proxy. As such, we consider whether the vote, either itself or together with the votes of other shareholders, is expected to have an effect on the value of the investment that will outweigh the cost of voting. Our policy is to not vote these types of proxies when the costs outweigh the benefit of voting, as in share blocking.

In an effort to discharge its responsibility, Jennison has examined third-party services that assist in the researching and voting of proxies and development of voting guidelines. After such review, Jennison has selected an independent third party proxy voting vendor to assist it in researching and voting proxies. Jennison will utilize the research and analytical services, operational implementation and recordkeeping and reporting services provided by the proxy voting vendor. The proxy voting vendor will research each proxy and provide a recommendation to Jennison as to how best to vote on each issue based on its research of the individual facts and circumstances of the proxy issue and its application of its research findings. It is important to note while Jennison may review the research and analysis provided by the vendor, the vendor’s recommendation does not dictate the actual voting instructions nor Jennison’s Guidelines. The proxy voting vendor will cast votes in accordance with Jennison’s Guidelines, unless instructed otherwise by a Jennison Investment Professional, as set forth below, or if Jennison has accepted direction from a Client, in accordance with the Client’s Guidelines.

In voting proxies for quantitatively derived holdings and Jennison Managed Accounts (i.e., “wrap”) where the securities are not held elsewhere in the firm, Jennison has established a custom proxy voting policy with respect to the voting of these proxies. Proxies received in these circumstances will be voted utilizing the Jennison’s guidelines. Additionally, in those circumstances where no specific Jennison guideline exists, Jennison will vote using the recommendations of the proxy voting vendor.

For securities on loan pursuant to a client’s securities lending arrangement, Jennison will work with either custodian banks or the proxy voting vendor to monitor upcoming meetings and call stock loans, if possible, in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. In determining whether to call stock loans, the relevant investment professional shall consider whether the benefit to the client in voting the matter outweighs the benefit to the client in keeping the stock on loan. It is important to note that in order to recall securities on loan in time to vote, the process must be initiated PRIOR to the record date of the proxy. This is extremely difficult to accomplish as Jennison is rarely made aware of the record date in advance.

It is further the policy of Jennison that complete and accurate disclosure concerning its proxy voting policies and procedures and proxy voting records, as required by the Advisers Act, is to be made available to clients.

These procedures are intended to provide Jennison with the reasonable assurance that all clients’ accounts are being treated fairly so that no one client’s account is systematically advantaged.

J. P. Morgan Investment Management Inc.

J.P. MORGAN INVESTMENT MANAGEMENT INC. (“JPMorgan”)
PROXY VOTING PROCEDURES AND GUIDELINES

JPMorgan and its affiliated advisers are part of a global asset management organization with the capability to invest in securities of issuers located around the globe. JPMorgan may be granted by its clients the authority to vote the proxies of the securities held in client portfolios. To ensure that the proxies are voted in the best interests of its clients, JPMorgan has adopted detailed proxy voting procedures (“Procedures”) that incorporate detailed proxy guidelines (“Guidelines”) for voting proxies on specific types of issues. Because the regulatory framework and the business cultures and practices vary from region to region, the Guidelines are customized for each region to take into account such variations. Separate Guidelines cover the regions of (1) North America, (2) Europe, Middle East, Africa, Central America and South America, (3) Asia (ex-Japan) and (4) Japan, respectively.

Notwithstanding the variations among the Guidelines, all of the Guidelines have been designed with the uniform objective of encouraging corporate action that enhances shareholder value. As a general rule, in voting proxies of a particular security, JPMorgan and its affiliated advisers will apply the Guidelines of the region in which the issuer of such security is organized. Except as noted below, proxy voting decisions will be made in accordance with the Guidelines covering a multitude of both routine and non-routine matters that JPMorgan and its affiliated advisers have encountered globally, based on many years of collective investment management experience.

To oversee and monitor the proxy-voting process, JPMorgan has established a proxy committee and appointed a proxy administrator in each global location where proxies are voted. The primary function of each proxy committee is to review periodically general proxy-voting matters, review and approve the Guidelines annually, and provide advice and recommendations on general proxy-voting matters as well as on specific voting issues. The procedures permit an independent voting service, currently Institutional Shareholder Services Inc. (“ISS”) in the U.S., to perform certain services otherwise carried out or coordinated by the proxy administrator.

Although for many matters the Guidelines specify the votes to be cast, for many others, the Guidelines contemplate case-by-case determinations. In addition, there will undoubtedly be proxy matters that are not contemplated by the Guidelines. For both of these categories of matters and to override the Guidelines, the Procedures require a certification and review process to be completed before the vote is cast. That process is designed to identify actual or potential material conflicts of interest (between the Fund on the one hand, and the Fund’s investment adviser, principal underwriter or an affiliate of any of the foregoing, on the other hand) and ensure that the proxy vote is cast in the best interests of the Fund. When a potential material conflict of interest has been identified, the proxy administrator and a subgroup of proxy committee members (composed of a member from the Investment Department and one or more members from the Legal, Compliance, Operations or Risk Management Departments) will evaluate the potential conflict of interest and determine whether such conflict actually exists, and if so, will recommend how the Adviser will vote the proxy. In addressing any material conflict, JPMorgan may take one or more of the following measures (or other appropriate action): removing or “walling off” from the proxy voting process certain JPMorgan personnel with knowledge of the conflict, voting in accordance with any applicable Guideline if the application of the Guideline would objectively result in the casting of a proxy vote in a predetermined manner, or deferring the vote to ISS, which will vote in accordance with its own recommendation.

The following summarizes some of the more noteworthy types of proxy voting policies of the non-U.S. Guidelines:

• Corporate governance procedures differ among the countries. Because of time constraints and local customs, it is not always possible for JPMorgan to receive and review all proxy materials in connection with each item submitted for a vote. Many proxy statements are in foreign languages. Proxy materials are generally mailed by the issuer to the sub-custodian which holds the securities for the client in the country where the portfolio company is organized, and there may not be sufficient time for such materials to be transmitted to JPMorgan in time for a vote to be cast. In some countries, proxy statements are not mailed at all, and in some locations, the deadline for voting is two to four days after the initial announcement that a vote is to be solicited. JPMorgan also considers the cost of voting in light of the expected benefit of the vote.

• Where proxy issues concern corporate governance, takeover defense measures, compensation plans, capital structure changes and so forth, JPMorgan pays particular attention to management’s arguments for promoting the prospective change. JPMorgan’s sole criterion in determining its voting stance is whether such changes will be to the economic benefit of the beneficial owners of the shares.

• JPMorgan is in favor of a unitary board structure of the type found in the United Kingdom as opposed to tiered board structures. Thus, JPMorgan will generally vote to encourage the gradual phasing out of tiered board structures, in favor of unitary boards. However, since tiered boards are still very prevalent in markets outside of the United Kingdom, local market practice will always be taken into account.

• JPMorgan will use its voting powers to encourage appropriate levels of board independence, taking into account local market practice.

• JPMorgan will usually vote against discharging the board from responsibility in cases of pending litigation, or if there is evidence of wrongdoing for which the board must be held accountable.

• JPMorgan will vote in favor of increases in capital which enhance a company’s long-term prospects. JPMorgan will also vote in favor of the partial suspension of preemptive rights if they are for purely technical reasons (e.g., rights offers which may not be legally offered to shareholders in certain jurisdictions). However, JPMorgan will vote against increases in capital which would allow the company to adopt “poison pill” takeover defense tactics, or where the increase in authorized capital would dilute shareholder value in the long term.

• JPMorgan will vote in favor of proposals which will enhance a company’s long-term prospects. JPMorgan will vote against an increase in bank borrowing powers which would result in the company reaching an unacceptable level of financial leverage, where such borrowing is expressly intended as part of a takeover defense, or where there is a material reduction in shareholder value.

• JPMorgan reviews shareholder rights plans and poison pill proposals on a case-by-case basis; however, JPMorgan will generally vote against such proposals and vote for revoking existing plans.

• Where social or environmental issues are the subject of a proxy vote, JPMorgan will consider the issue on a case-by-case basis, keeping in mind at all times the best economic interests of its clients.

• With respect to Asia, for routine proxies (e.g., in respect of voting at the Annual General Meeting of Shareholders) JPMorgan’s position is to neither vote in favor or against. For Extraordinary General Meetings of Shareholders, however, where specific issues are put to a shareholder vote, these issues are analyzed by the respective country specialist concerned. A decision is then made based on his or her judgment.

The following summarizes some of the more noteworthy types of proxy voting policies of the U.S. Guidelines:

• JPMorgan considers votes on director nominees on a case-by-case basis. Votes generally will be withheld from directors who: (a) attend less than 75% of board and committee meetings without a valid excuse; (b) implement or renew a dead-hand poison pill; (c) are affiliated directors who serve on audit, compensation or nominating committees or are affiliated directors and the full board serves on such committees or the company does not have such committees; or (d) ignore a shareholder proposal that is approved for two consecutive years by a majority of either the shares outstanding or the votes cast.

• JPMorgan votes proposals to classify boards on a case-by-case basis, but will vote in favor of such proposal if the issuer’s governing documents contain each of eight enumerated safeguards (for example, a majority of the board is composed of independent directors and the nominating committee is composed solely of such directors).

• JPMorgan also considers management poison pill proposals on a case-by-case basis, looking for shareholder-friendly provisions before voting in favor.

• JPMorgan votes against proposals for a super-majority vote to approve a merger.

• JPMorgan considers proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan on a case-by-case basis, taking into account the extent of dilution and whether the transaction will result in a change in control.

• JPMorgan votes proposals on a stock option plan based primarily on a detailed, quantitative analysis that takes into account factors such as estimated dilution to shareholders’ equity and dilution to voting power. JPMorgan generally considers other management compensation proposals on a case-by-case basis.

• JPMorgan also considers on a case-by-case basis proposals to change an issuer’s state of incorporation, mergers and acquisitions and other corporate restructuring proposals and certain social and environmental issue proposals.

Merganser Capital Management, Inc.

Policies and Procedures

Proxy Voting Policy – Proxy Voting

Adopted:	October 5, 2004
Amended:	November 16, 2006

Purpose:
The purpose of this policy is to ensure that proxies are voted in accordance with our clients’ best interests or instructions.

Background:

Rule 275.206(4)-6 of the Investment Advisers Act of 1940 governs proxy voting by investment advisers. It requires advisers to implement written policies and procedures governing how they will vote proxies. It also requires them to disclose to clients, when requested, how they voted certain proxies and to furnish clients with a copy of the advisers’ policies and procedures on proxy voting.

Policy:

Merganser will notify the client giving them the opportunity to vote or instruct us how to vote their proxy. When a client specifically instructs Merganser not to contact them about proxies, Merganser will vote the proxy in a manner which in its best judgment reflects the client’s best economic interest and fosters good corporate governance. In other routine matters, Merganser will vote in accordance with management recommendations.

If requested, Merganser will offer our clients advice on proxy questions.

Merganser will facilitate the proxy voting so as to minimize the administrative burden on our clients.
If our contract assigns responsibility for proxy voting to the client or the client otherwise indicates a desire to vote proxies, Merganser will forward all materials to them for voting.

Procedures – Proxy Voting

Adopted:	October 5, 2004
Amended:	November 16, 2006

Definitions and Limitations:

Not applicable.

Procedures:

Receipt of proxies

Upon receipt of proxy material, Merganser will date stamp the ballot and forward all material to the Compliance Department (“Compliance”). Compliance will log the receipt on the Proxy Voting Control sheet. Document is in U:\POND\Compliance Documents\Compliance Testing Control Sheets\Proxy Voting Control Sheet.xls.

Review of proxy material

Compliance will review the proxy material. Compliance will then forward a copy of the ballot and other material to the Portfolio Manager (“PM”) for review and recommendation(s). Compliance will offer the PM recommendations where appropriate.

PM will review the proxy material and make recommendation(s) for the client’s consideration. The proxy material will be returned to Compliance with the PM’s recommendations.

Advising clients of our recommendations

Unless Merganser has been directed by the client to vote all proxies without consulting them, the Director of Client Service (“DCS”) will contact the client with our recommendations on voting the proxy and offer the opportunity to instruct us otherwise.

DCS will contact the client by telephone, letter or e-mail to review the proxy material and determine how the client wants to vote. If requested, the DCS, with assistance of the PM, may offer advice to the client. A letter with copies of proxy documents will be sent to the client upon request.

Voting proxies

The proxy material will be returned to Compliance for voting. The vote will be made via Internet whenever possible.

Recordkeeping

A record of the vote, PM recommendations and any client correspondence will be filed in the client legal folder. Compliance will update the Proxy Voting Control sheet.

Perimeter Capital Partners LLC

US
Proxy Paper Policy Guidelines

An Overview of the Glass Lewis Approach to
Proxy Advice for U.S. Companies for 2009

I. Election of Directors

Board of Directors

Boards are put in place to represent shareholders and protect their interests. Glass Lewis seeks boards with a proven record of protecting shareholders and delivering value over the medium- and long-term. We believe that boards working to protect and enhance the best interests of shareholders are independent, have directors with diverse backgrounds, have a record of positive performance, and have members with a breadth and depth of relevant experience.

Board Composition

We look at each individual on the board and examine his or her relationships with the company, the company’s executives and with other board members. The purpose of this inquiry is to determine whether pre-existing personal, familial or financial relationships are likely to impact the decisions of that board member.

We vote in favor of governance structures that will drive positive performance and enhance shareholder value. The most crucial test of a board’s commitment to the company and to its shareholders is the performance of the board and its members. The performance of directors in their capacity as board members and as executives of the company, when applicable, and in their roles at other companies where they serve is critical to this evaluation.

We believe a director is independent if he or she has no material financial, familial or other current relationships with the company, its executives or other board members except for service on the board and standard fees paid for that service. Relationships that have existed within the five years prior to the inquiry are usually considered to be “current” for purposes of this test.

In our view, a director is affiliated if he or she has a material financial, familial or other relationship with the company or its executives, but is not an employee of the company. This includes directors whose employers have a material financial relationship with the Company. This also includes a director who owns or controls 25% or more of the company’s voting stock.

We define an inside director as one who simultaneously serves as a director and as an employee of the company. This category may include a chairman of the board who acts as an employee of the company or is paid as an employee of the company.

Although we typically vote for the election of directors, we will recommend voting against directors (or withholding where applicable, here and following) for the following reasons:

•	A director who attends less than 75% of the board and applicable committee meetings.
•	A director who fails to file timely form(s) 4 or 5 (assessed on a case-by-case basis).
•	A director who is also the CEO of a company where a serious restatement has occurred after the CEO certified the pre-restatement financial statements.
•	All board members who served at a time when a poison pill was adopted without shareholder approval within the prior twelve months.

We also feel that the following conflicts of interest may hinder a director’s performance and will therefore recommend voting against a:

•	CFO who presently sits on the board.
•	Director who presently sits on an excessive number of boards
•	Director, or a director whose immediate family member, provides material professional services to the company at any time during the past five years.

•	Director, or a director whose immediate family member, engages in airplane, real estate or other similar deals, including perquisite type grants from the company.
•	Director with an interlocking directorship.

Board Committee Composition

All key committees including audit, compensation, governance, and nominating committees should be composed solely of independent directors and each committee should be focused on fulfilling its specific duty to shareholders. We typically recommend that shareholders vote against any affiliated or inside director seeking appointment to an audit, compensation, nominating or governance committee or who has served in that capacity in the past year.

Review of the Compensation Discussion and Analysis Report

We review the CD&A in our evaluation of the overall compensation practices of a company, as overseen by the compensation committee. In our evaluation of the CD&A, we examine, among other factors, the extent to which the company has used performance goals in determining overall compensation, how well the company has disclosed performance metrics and goals and the extent to which the performance metrics, targets and goals are implemented to enhance company performance. We would recommend voting against the chair of the compensation committee where the CD&A provides insufficient or unclear information about performance metrics and goals, where the CD&A indicates that pay is not tied to performance, or where the compensation committee or management has excessive discretion to alter performance terms or increase amounts of awards in contravention of previously defined targets.

Review of Risk Management Controls

We believe companies, particularly financial firms, should have a dedicated risk committee, or a committee of the board charged with risk oversight, as well as a chief risk officer who reports directly to that committee, not to the CEO or another executive. In cases where a company has disclosed a sizable loss or writedown, and where a reasonable analysis indicates that the company’s board-level risk committee should be held accountable for poor oversight, we would recommend that shareholders vote against such committee members on that basis. In addition, in cases where a company maintains a significant level of financial risk exposure but fails to disclose any explicit form of board-level risk oversight (committee or otherwise), we will consider recommending to vote against the chairman of the board on that basis.

Separation of the roles of Chairman and CEO

Glass Lewis believes that separating the roles of corporate officers and the chairman of the board is a better governance structure than a combined executive/chairman position. The role of executives is to manage the business on the basis of the course charted by the board. Executives should be in the position of reporting and answering to the board for their performance in achieving the goals set out by such board. This becomes much more complicated when management actually sits on, or chairs, the board.

We view an independent chairman as better able to oversee the executives of the company and set a pro-shareholder agenda without the management conflicts that a CEO and other executive insiders often face. This, in turn, leads to a more proactive and effective board of directors that is looking out for the interests of shareholders above all else.

We do not recommend voting against CEOs who serve on or chair the board. However, we do support a separation between the roles of chairman of the board and CEO, whenever that question is posed in a proxy.

In the absence of an independent chairman, we support the appointment of a presiding or lead director with authority to set the agenda for the meetings and to lead sessions outside the presence of the insider chairman.

Majority Voting for the Election of Directors

Glass Lewis will generally support proposals calling for the election of directors by a majority vote in place of plurality voting. If a majority vote standard were implemented, a nominee would have to receive the support of a majority of the shares voted in order to assume the role of a director. Thus, shareholders could collectively vote to reject a director they believe will not pursue their best interests. We think that this minimal amount of protection for shareholders is reasonable and will not upset the corporate structure nor reduce the willingness of qualified shareholder-focused directors to serve in the future.

Classified Boards

Glass Lewis favors the repeal of staggered boards in favor of the annual election of directors. We believe that staggered boards are less accountable to shareholders than annually elected boards. Furthermore, we feel that the annual election of directors encourages board members to focus on protecting the interests of shareholders.

Mutual Fund Boards

Mutual funds, or investment companies, are structured differently than regular public companies (i.e., operating companies). Members of the fund’s adviser are typically on the board and management takes on a different role than that of other public companies. As such, although many of our guidelines remain the same, the following differences from the guidelines at operating companies apply at mutual funds:

1.

We believe three-fourths of the boards of investment companies should be made up of independent directors, a stricter standard than the two-thirds independence standard we employ at operating companies.

2.

We recommend voting against the chairman of the nominating committee at an investment company if the chairman and CEO of a mutual fund is the same person and the fund does not have an independent lead or presiding director.

II. Financial Reporting

Auditor Ratification

We believe that role of the auditor is crucial in protecting shareholder value. In our view, shareholders should demand the services of objective and well-qualified auditors at every company in which they hold an interest. Like directors, auditors should be free from conflicts of interest and should assiduously avoid situations that require them to make choices between their own interests and the interests of the shareholders.

Glass Lewis generally supports management’s recommendation regarding the selection of an auditor. However, we recommend voting against the ratification of auditors for the following reasons:

•	When audit fees added to audit-related fees total less than one-third of total fees.
•

When there have been any recent restatements or late filings by the company where the auditor bears some responsibility for the restatement or late filing (e.g., a restatement due to a reporting error).

•	When the company has aggressive accounting policies.
•	When the company has poor disclosure or lack of transparency in financial statements.
•	When there are other relationships or issues of concern with the auditor that might suggest a conflict between the interest of the auditor and the interests of shareholders.
•

When the company is changing auditors as a result of a disagreement between the company and the auditor on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Auditor Rotation

We typically support audit related proposals regarding mandatory auditor rotation when the proposal uses a reasonable period of time (usually not less than 5-7 years).

Pension Accounting Issues

Proxy proposals sometimes raise the question as to whether pension accounting should have an effect on the company’s net income and therefore be reflected in the performance of the business for purposes of calculating payments to executives. It is our view that pension credits should not be included in measuring income used to award performance-based compensation. Many of the assumptions used in accounting for retirement plans are subject to the discretion of a company, and management would have an obvious conflict of interest if pay were tied to pension income.

III. Compensation

Equity Based Compensation Plans

Glass Lewis evaluates option and other equity-based compensation on a case-by-case basis. We believe that equity compensation awards are a useful tool, when not abused, for retaining and incentivizing employees to engage in conduct that will improve the performance of the company.

We evaluate option plans based on ten overarching principles:

•	Companies should seek additional shares only when needed.
•	The number of shares requested should be small enough that companies need shareholder approval every three to four years (or more frequently).
•	If a plan is relatively expensive, it should not be granting options solely to senior executives and board members.
•	Annual net share count and voting power dilution should be limited.
•	Annual cost of the plan (especially if not shown on the income statement) should be reasonable as a percentage of financial results and in line with the peer group.
•	The expected annual cost of the plan should be proportional to the value of the business.
•	The intrinsic value received by option grantees in the past should be reasonable compared with the financial results of the business.
•	Plans should deliver value on a per-employee basis when compared with programs at peer companies.
•	Plans should not permit re-pricing of stock options.

Option Exchanges

Option exchanges are reviewed on a case-by-case basis, although they are approached with great skepticism. Repricing is tantamount to a re-trade. We will support a repricing only if the following conditions are true:

•	Officers and board members do not participate in the program.
•	The stock decline mirrors the market or industry price decline in terms of timing and approximates the decline in magnitude.
•	The exchange is value neutral or value creative to shareholders with very conservative assumptions and a recognition of the adverse selection problems inherent in voluntary programs.
•	Management and the board make a cogent case for needing to incentivize and retain existing employees, such as being in a competitive employment market.

Performance Based Options

We generally recommend that shareholders vote in favor of performance-based option requirements. We feel that executives should be compensated with equity when their performance and that of the company warrants such rewards. We believe that boards can develop a consistent, reliable approach, as boards of many companies have, that would attract executives who believe in their ability to guide the company to achieve its targets.

Linking Pay with Performance

Executive compensation should be linked directly with the performance of the business the executive is charged with managing. Glass Lewis grades companies on an A to F scale based on our analysis of executive compensation relative to performance and that of the company’s peers and will recommend voting against the election of compensation committee members at companies that receive a grade of F.

Director Compensation Plans

Non-employee directors should receive compensation for the time and effort they spend serving on the board and its committees. In particular, we support compensation plans that include equity-based awards, which help to align the interests of outside directors with those of shareholders. Director fees should be competitive in order to retain and attract qualified individuals.

Advisory Votes on Compensation

We closely review companies’ compensation practices and disclosure as outlined in their CD&As and other company filings to evaluate management-submitted advisory compensation vote proposals. In evaluating these non-binding proposals, we examine how well the company has disclosed information pertinent to its compensation programs, the extent to which overall compensation is tied to performance, the performance metrics selected by the company and the levels of compensation in comparison to company performance and that of its peers. Glass Lewis will generally recommend voting in favor of shareholder proposals to allow shareholders an advisory vote on compensation.

Limits on Executive Compensation

Proposals to limit executive compensation will be evaluated on a case-by-case basis. As a general rule, we believe that executive compensation should be left to the board’s compensation committee. We view the election of directors, and specifically those who sit on the compensation committee, as the appropriate mechanism for shareholders to express their disapproval or support of board policy on this issue.

Limits on Executive Stock Options

We favor the grant of options to executives. Options are a very important component of compensation packages designed to attract and retain experienced executives and other key employees. Tying a portion of an executive’s compensation to the performance of the company also provides an excellent incentive to maximize share values by those in the best position to affect those values. Accordingly, we typically vote against caps on executive stock options.

IV. Governance Structure

Anti-Takeover Measures

Poison Pills (Shareholder Rights Plans)

Glass Lewis believes that poison pill plans generally are not in the best interests of shareholders. Specifically, they can reduce management accountability by substantially limiting opportunities for corporate takeovers. Rights plans can thus prevent shareholders from receiving a buy-out premium for their stock.

We believe that boards should be given wide latitude in directing the activities of the company and charting the company’s course. However, on an issue such as this where the link between the financial interests of shareholders and their right to consider and accept buyout offers is so substantial, we believe that shareholders should be allowed to vote on whether or not they support such a plan’s implementation.

In certain limited circumstances, we will support a limited poison pill to accomplish a particular objective, such as the closing of an important merger, or a pill that contains what we believe to be a reasonable ‘qualifying offer’ clause.

Right of Shareholders to Call a Special Meeting

We will vote in favor of proposals that allow shareholders to call special meetings. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting such a meeting.

Shareholder Action by Written Consent

We will vote in favor of proposals that allow shareholders to act by written consent. In order to prevent abuse and waste of corporate resources by a very small minority of shareholders, we believe that such rights should be limited to a minimum threshold of at least 15% of the shareholders requesting action by written consent.

Authorized Shares

Proposals to increase the number of authorized shares will be evaluated on a case-by-case basis. Adequate capital stock is important to the operation of a company. When analyzing a request for additional shares, we typically review four common reasons why a company might need additional capital stock beyond what is currently available:

1.	Stock split
2.	Shareholder defenses
3.	Financing for acquisitions
4.	Financing for operations

Unless we find that the company has not disclosed a detailed plan for use of the proposed shares, or where the number of shares far exceeds those needed to accomplish a detailed plan, we typically recommend in favor of the authorization of additional shares.

Voting Structure

Cumulative Voting

Glass Lewis will vote for proposals seeking to allow cumulative voting. Cumulative voting is a voting process that maximizes the ability of minority shareholders to ensure representation of their views on the board. Cumulative voting generally operates as a safeguard for by ensuring that those who hold a significant minority of shares are able to elect a candidate of their choosing to the board.

Supermajority Vote Requirements

Glass Lewis favors a simple majority voting structure. Supermajority vote requirements act as impediments to shareholder action on ballot items that are critical to our interests. One key example is in the takeover context where supermajority vote requirements can strongly limit shareholders’ input in making decisions on such crucial matters as selling the business.

Shareholder Proposals

Shareholder proposals are evaluated on a case-by-case basis. We generally favor proposals that are likely to increase shareholder value and/or promote and protect shareholder rights. We typically prefer to leave decisions regarding day-to-day management of the business and policy decisions related to political, social or environmental issues to management and the board except when we see a clear and direct link between the proposal and some economic or financial issue for the company.

Transamerica Asset Management, Inc.

PROXY VOTING POLICIES AND PROCEDURES (“TAM Proxy Policy”)

I. Purpose
The TAM Proxy Policy is adopted in accordance with Rule 206(4)-6 under the Investment Advisers Act of 1940 (the “Advisers Act”) and TAM’s fiduciary and other duties to its clients. The purpose of the TAM Proxy Policy is to ensure that where TAM exercises proxy voting authority with respect to client securities it does so in the best interests of the client, and that Sub-Advisers (as defined below) to TAM clients exercise voting authority with respect to TAM client securities in accordance with policies and procedures adopted by the Sub-Advisers under Rule 206(4)-6 and approved by the TAM client.

II. TAM’s Advisory Activities
TAM acts as investment adviser to Transamerica Funds, Transamerica Income Shares, Inc., Transamerica Partners Portfolios, Transamerica Asset Allocation Variable Funds, The Transamerica Partners Funds Group, The Transamerica Partners Funds Group II and Transamerica Series Trust (collectively, the “Funds”). For most of the investment portfolios comprising the Funds, TAM has delegated day-to-day management of the portfolio, including the authority to buy, sell, or hold securities in the portfolio and to exercise proxy voting authority with respect to those securities, to one or more investment sub-advisers, pursuant to sub-advisory agreements entered into between TAM and each sub-adviser (each, a “Sub-Adviser” and collectively, the “Sub-Advisers”) and approved by the Board of Trustees/Directors of the client Fund (the “Board”). TAM serves as a “manager of managers” with respect to the Sub-Advisers and monitors their activities in accordance with the terms of an exemptive order granted by the Securities and Exchange Commission (Release No. IC-23379, August 5, 1998).

III. Summary of the TAM Proxy Policy
TAM delegates the responsibility to exercise voting authority with respect to securities held in the Funds’ portfolios for which one or more Sub-Advisers has been retained to the Sub-Adviser(s) for each such portfolio, in accordance with each applicable Sub-Adviser Proxy Policy (as defined below). TAM will collect and review each Sub-Adviser Proxy Policy, together with a certification from the Sub-Adviser that the Sub-Adviser Proxy Policy complies with Rule 206(4)-6, and submit these materials to the Board for approval. In the event that TAM is called upon to exercise voting authority with respect to client securities, TAM generally will vote in accordance with the recommendation of Institutional Shareholder Services, Inc. (“ISS”) or another qualified independent third party, except that if TAM believes the recommendation would not be in the best interest of the relevant portfolio and its shareholders, TAM will consult the Board of the relevant Fund (or a Committee of the Board) and vote in accordance with instructions from the Board or Committee.

IV. Delegation of Proxy Voting Authority to Sub-Advisers
TAM delegates to each Sub-Adviser the responsibility to exercise voting authority with respect to securities held by the portfolio(s), or portion thereof, managed by the Sub-Adviser. Each Sub-Adviser is responsible for monitoring, evaluating and voting on all proxy matters with regard to investments the Sub-Adviser manages for the Funds in accordance with the Sub-Adviser’s proxy voting policies and procedures adopted to comply with Rule 206(4)-6 (each, a “Sub-Adviser Proxy Policy” and collectively, the “Sub-Adviser Proxy Policies”).

V. Administration, Review and Submission to Board of Sub-Adviser Proxy Policies

          A. Appointment of Proxy Administrator

          TAM will appoint an officer to be responsible for collecting and reviewing the Sub-Adviser Proxy Policies and carrying out the other duties set forth herein (the “Proxy Administrator”).

          B. Initial Review

1. The Proxy Administrator will collect from each Sub-Adviser:
a) its Sub-Adviser Proxy Policy;

                              b) a certification from the Sub-Adviser that (i) its Sub-Adviser Proxy Policy is reasonably designed to ensure that the Sub-Adviser votes client securities in the best interest of clients, and that the Sub-Adviser Proxy Policy includes an explanation of how the Sub-Adviser addresses material conflicts that may arise between the Sub-Adviser’s interests and those of its clients, (ii) the Sub-Adviser Proxy Policy has been adopted in accordance with Rule 206(4)-6, and (iii) the Sub-Adviser Proxy Policy complies the terms of Rule 206(4)-6; and

c) a summary of the Sub-Adviser Proxy Policy suitable for inclusion in the client Fund’s registration statement, in compliance with Item 13(f) of Form N-1A, and a certification to that effect.

                              d) The Proxy Administrator will review each Sub-Adviser Proxy Policy with a view to TAM making a recommendation to the Board. In conducting its review, TAM recognizes that the Securities and Exchange Commission has not adopted specific policies or procedures for advisers, or provided a list of approved procedures, but has left advisers the flexibility to craft policies and procedures suitable to their business and the nature of the conflicts they may face. As a consequence, Sub-Adviser Proxy Policies are likely to differ widely. Accordingly, the Proxy Administrator’s review of the Sub-Adviser Proxy Policies will be limited to addressing the following matters:

e) whether the Sub-Adviser Proxy Policy provides that the Sub-Adviser votes solely in the best interests of clients;

                              f) whether the Sub-Adviser Proxy Policy includes a description of how the Sub-Adviser addresses material conflicts of interest that may arise between the Sub-Adviser or its affiliates and its clients; and

                              g) whether the Sub-Adviser Proxy Policy includes both general policies and procedures as well as policies with respect to specific types of issues (for this purpose general policies include any delegation to a third party, policies relating to matters that may substantially affect the rights or privileges of security holders, and policies regarding the extent of weight given to the view of the portfolio company management; specific issues include corporate governance matters, changes to capital structure, stock option plans and other management compensation issues, and social corporate responsibility issues, among others).

                    2. The Proxy Administrator will review the certification provided pursuant to paragraph 1(b) above for completeness, and will review the summary provided pursuant to paragraph 1(c) above for compliance with the requirements of Form N-1A.

                    3. TAM will provide to the Board (or a Board Committee), the materials referred to in Section V.B.1. and a recommendation pursuant to the Proxy Administrator’s review of the Sub-Adviser Proxy Policy provided for in Section V.B.2.

4. TAM will follow the same procedure in connection with the engagement of any new Sub-Adviser.

C. Subsequent Review

          TAM will request that each Sub-Adviser provide TAM with prompt notice of any material change in its Sub-Adviser Proxy Policy. TAM will report any such changes at the next quarterly Board meeting of the applicable Fund. No less frequently than once each calendar year, TAM will request that each Sub-Adviser provide TAM with its current Sub-Adviser Proxy Policy, or certify that there have been no material changes to its Sub-Adviser Proxy Policy or that all material changes have been previously provided for review by TAM and approval by the relevant Board(s), and that the Sub-Adviser Proxy Policy continues to comply with Rule 206(4)-6.

D. Record of Proxy Votes Exercised by Sub-Adviser

          The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a record of any proxy votes (including the information called for in Items 1(a) through (i) of Form N-PX) exercised by the Sub-Adviser on behalf of a portfolio of the Funds. The Proxy Administrator, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), will maintain a complete proxy voting record with respect to each Fund. If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.

VI. TAM Exercise of Proxy Voting Authority

A. Use of Independent Third Party

          If TAM is called upon to exercise voting authority on behalf of a Fund client, TAM will vote in accordance with the recommendations of ISS or another qualified independent third party (the “Independent Third Party”), provided that TAM agrees that the voting recommendation issued by the Independent Third Party reflects the best interests of the relevant portfolio and its shareholders.

B. Conflict with View of Independent Third Party

          If, in its review of the Independent Third Party recommendation, TAM believes that the recommendation is not in the best interests of the Fund client, TAM will submit to the Board (or a Board Committee) its reasons for disagreeing with the Independent Third Party, as well as full disclosure of any conflict of interest between TAM or its affiliates and the Fund in connection with the vote, and seek consent of the Board (or Committee) with respect to TAM’s proposed vote.

C. Asset Allocation Portfolios

          For any asset allocation portfolio managed by TAM and operated, in whole or in part, as a “fund of funds”, TAM will vote proxies in accordance with the recommendations of the Board(s) of the Fund(s). If any such asset allocation portfolio holds shares of a registered investment company that is not a portfolio of a Fund, TAM will seek Board (or Committee) consent with respect to TAM’s proposed vote in accordance with the provisions of Section VI.B.

VII. Conflicts of Interest Between TAM or Its Affiliates and the Funds

The TAM Proxy Voting Policy addresses material conflicts that may arise between TAM or its affiliates and the Funds by, in every case where TAM exercises voting discretion, either (i) providing for voting in accordance with the recommendation of the Independent Third Party or Board(s); or (ii) obtaining the consent of the Board (or a Board Committee) with full disclosure of the conflict.

VIII. Recordkeeping
A. Records Generally Maintained
In accordance with Rule 204-2(c)(2) under the Advisers Act, the Proxy Administrator shall cause TAM to maintain the following records:

1. the TAM Proxy Voting Policy; and
2. records of Fund client requests for TAM proxy voting information.

B. Records for TAM Exercise of Proxy Voting Authority

          In accordance with Rule 204-2(c)(2) under the Advisers Act, if TAM exercises proxy voting authority pursuant to Section VI above, TAM, or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), shall make and maintain the following records:

1. proxy statements received regarding matters it has voted on behalf of Fund clients;
2. records of votes cast by TAM; and
3. copies of any documents created by TAM that were material to deciding how to vote proxies on behalf of Fund clients or that memorialize the basis for such a decision.

If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.

C. Records Pertaining to Sub-Adviser Proxy Policies
The Proxy Administrator will cause TAM and/or a third party as permitted by regulations issued by the Securities and Exchange Commission (such as ISS), to maintain the following records:

1. each Sub-Adviser Proxy Policy; and
2. the materials delineated in Article V above.

If TAM utilizes the services of a third party for maintaining the records above specified, TAM shall obtain an undertaking from the third party that it will provide the records promptly upon request.

D. Time Periods for Record Retention

          All books and records required to maintain under this Section VIII will be maintained in an easily accessible place for a period of not less than five years from the end of the fiscal year during which the last entry was made on the record, the first two years in an appropriate office of TAM.

IX. Provision of TAM Proxy Policy to Fund Clients
The Proxy Administrator will provide each Fund’s Board (or a Board Committee) a copy of the TAM Proxy Policy at least once each calendar year.

Last Revised: November 13, 2009

Thornburg Investment Management, Inc.

THORNBURG INVESTMENT MANAGEMENT, INC.
THORNBURG INVESTMENT TRUST
Proxy Voting Policy
March 2011

Policy Objectives
This Policy has been adopted by Thornburg Investment Management, Inc. (“TIM”) and Thornburg Investment Trust (the “Trust”) to facilitate the voting of proxies relating to portfolio securities in what it perceives to be the best interests of persons for whom TIM performs investment management services and is authorized and required to vote or consider voting proxies.

The Trust has delegated to TIM the authority to vote proxies relating to its portfolio securities in accordance with this Policy.

This Policy is intended by TIM to constitute “written policies and procedures” as described in Rule 206(4)-6 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). This Policy is intended by the Trust to constitute proxy voting policies and procedures referred to in Item 13 of Form N-1A adopted under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

Please see the Glossary of Terms for definitions of terms used in this Policy.

Voting Objectives
This Policy defines procedures for voting securities in each Account managed by TIM, for the benefit of and in the best interest of the Investment Client. The objective of voting a security in each case under this Policy is to seek to enhance the value of the security, or to reduce potential for a decline in the security’s value. This Policy does not prescribe voting requirements or specific voting considerations.

Instead, this Policy provides procedures for assembling voting information and applying the informed expertise and judgment of TIM’s personnel on a timely basis in pursuit of the above stated voting objectives.

A further element of this Policy is that while voting on all issues presented should be considered, voting on all issues is not required by this Policy unless specifically directed or required by an Investment Client. Some issues presented for a vote of security holders may not be relevant to this Policy’s voting objectives, or it may not be reasonably possible to ascertain what effect, if any, a vote on a given issue may have on the value of an investment. Accordingly, unless an Investment Client and TIM have agreed that TIM shall vote a specific security or all securities in an Account, TIM may abstain from voting or decline to vote in those cases where there appears to be no relationship between the issue and the enhancement or preservation of an investment’s value, when TIM believes the costs of voting exceed the likely benefit to the Investment Client, or when TIM believes other factors indicate that the objectives of the Policy are less likely to be realized by voting a security. It is also important to the pursuit of the Policy’s voting objectives that TIM be able to substitute its judgment in any specific situation for a presumption in this Policy where strict adherence to the presumption could reasonably be expected by TIM, based upon the information then available (including but not limited to media and expert commentary and outside professional advice and recommendations sought by TIM on the issue), to be inconsistent with the objectives of this Policy.

Accordingly, TIM understands that it may substitute its judgment in a specific voting situation described Thornburg Investment Management, Inc. in the preceding sentence, except where explicitly prohibited by agreement with the Investment Client or this Policy.

TIM is not responsible for voting proxies relating to proxy materials that are not forwarded on a timely basis, nor does TIM control the setting of record dates, shareholder meeting dates, or the timing of distribution of proxy materials and ballots relating to shareholder votes. In addition, administrative matters beyond TIM’s control may at times prevent TIM from voting proxies in certain non-US markets (see “Voting Restrictions in Certain Non-US Markets,” below).

ERISA Accounts
Portfolio managers should recognize, in considering proxy votes for ERISA Accounts:

(a) Plan trustees are ordinarily responsible for voting securities held by a plan, unless the plan documents direct TIM or another person to vote the proxies;
(b) If TIM is delegated authority to vote proxies, voting may be subject to specific written guidelines issued by the plan’s trustees or other officials; and
(c) TIM may not delegate authority to vote proxies, unless the plan documents or other written agreement expressly permit delegation.

Proxy Voting Coordinator
The President shall appoint a Proxy Voting Coordinator. The Proxy Voting Coordinator shall discharge the following functions in effectuating this Policy:

(a) Collecting and assembling proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions, and providing those materials to the appropriate portfolio managers to permit timely voting of proxies;
(b) Collecting recommendations, analysis, commentary and other information respecting subjects of proxy votes, from service providers engaged by TIM and other services specified by portfolio managers, and providing this information to the President or the appropriate portfolio managers to permit evaluation of proxy voting issues;
(c) Providing to appropriate portfolio managers any specific voting instructions from Investment Clients;
(d) Collecting proxy votes or instructions from portfolio managers, and transmitting the votes or instructions to the appropriate custodians, brokers, nominees or other persons (which may include proxy voting services or agents engaged by TIM);
(e) Accumulating Voting Results as set forth in this Policy (which may be performed by proxy voting services or agents engaged by TIM) and transmitting or arranging for the transmission of that information in accordance with “Communicating Votes,” below; and
(f) Recordkeeping in accordance with “Recordkeeping”, below.

The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of any one or more of these functions to one or more other individuals employed by TIM. Any portion or all of any one or more of these functions may be performed by service providers engaged by TIM.

Assembling Voting Information
The Proxy Voting Coordinator shall obtain proxy statements and other communications pertaining to proxy voting, together with proxies or other means of voting or giving voting instructions to custodians, brokers, nominees, tabulators or others in a manner to permit voting on relevant issues in a timely manner. TIM may engage service providers and other third parties to assemble this information, digest or abstract the information where necessary or desirable, and deliver it to the portfolio managers or others to evaluate proxy voting issues.

Portfolio Managers
The portfolio manager responsible for management of a specific Account is responsible for timely voting (or determining not to vote in appropriate cases) proxies relating to securities in the Account in accordance with this Policy. The President may exercise this authority in any instance. The portfolio manager or President may delegate voting responsibilities to one or more other portfolio managers or other individuals. Persons exercising voting authority under this paragraph are authorized to consider voting recommendations and other information and analysis from service providers (including proxy voting services) engaged by TIM.

Accumulating Voting Results
The Proxy Voting Coordinator is responsible for accumulating the following information as to each matter relating to a portfolio security held by any Account, considered at any shareholder meeting, and with respect to which the Account was entitled to vote:

(a) The name of the issuer of the portfolio security;
(b) The exchange ticker symbol of the portfolio security;
(c) The CUSIP number for the portfolio security;
(d) The shareholder meeting date;
(e) A brief identification of the matter voted on;
(g) Whether a vote was cast on the matter;
(h) How we cast the vote (e.g., “for,” “against,” “abstain,” or “withhold regarding election of directors”); and
(i) Whether we cast the vote for or against management.

TIM may use service providers to record and cumulate the foregoing information. The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of these functions to one or more other individuals employed by TIM.

Resolution of Conflicts of Interest
In any case where a portfolio manager determines that a proxy vote involves an actual Conflict of Interest, and the proxy vote relates to the election of a director in an uncontested election or ratification of selection of independent accountants, the portfolio manager shall vote the proxy in accordance with the recommendation of any proxy voting service engaged by TIM. If no such recommendation is available, or if the proxy vote involves any other matters, the portfolio manager shall immediately refer the vote to the Investment

Client (or in the case of any Investment Company as to which TIM is the adviser or subadviser and is authorized to vote proxies, to the chairman of its audit committee) for direction on the voting of the proxy or consent to vote in accordance with the portfolio manager’s recommendation. In all cases where such a vote is referred to the Investment Client, TIM shall disclose the Conflict of Interest to the Investment Client.

Communicating Votes
The Proxy Voting Coordinator shall (i) communicate to TIM’s fund accounting department proxy voting information respecting votes on portfolio securities held by Investment Clients which are Investment Companies, sufficient to permit fund accounting to prepare Form N-PX filings for the Investment Companies; and (ii) provide in writing to any Investment Client requesting information on voting of proxies with respect to portfolio securities, the information described under the caption “Accumulating Voting Results,” for the period or periods specified by the Investment Client. If the information requested by the Investment Client pertains to a period which is not readily available, or is not described above under the caption “Accumulating Voting Results,” the Proxy Voting Coordinator will confer with the Chief Compliance Officer. The Proxy Voting Coordinator may, with the President’s approval, delegate any portion or all of this function to one or more individuals employed by TIM. TIM may engage one or more service providers to facilitate timely communication of proxy votes.

Record of Voting Delegation
The Proxy Voting Coordinator shall maintain a list of all Accounts, with a specification as to each Account whether or not TIM is authorized to vote proxies respecting the Account’s portfolio securities.

Comment on Voting
It is the Policy of TIM not to comment on specific proxy votes with respect to securities in an Accounting response to inquiries from persons who are not specifically authorized representatives as to the Account. Attention is directed in this regard to the Thornburg Investment Management Internal Confidentiality and Privacy Protection Policy and the Thornburg Investment Trust Policy and Procedures for Disclosure of Portfolio Securities Holdings, as in effect from time to time. Customer service representatives and other persons who may receive such inquiries should advise persons presenting the inquiries that TIM does not comment on proxy voting, and that as to Investment Companies for which TIM is required to disclose proxy votes, the information is available on the Investment Company’s website and filed with the SEC. The President may authorize comments in specific cases, in his discretion.

Joining Insurgent or Voting Committees
It is the policy of TIM, for itself and the Accounts, not to join any insurgent or voting committee or similar group. The President may approve participation in any such committee or group in his discretion, and shall advise the authorized representatives for the Account of any such action.

Social Issues
It is the presumption of this Policy that proxies shall not be voted on Social Issues except that TIM may substitute its judgment in any specific situation involving a Social Issue as provided in the third paragraph under the caption “Voting Objectives.”

Voting Restrictions in Certain Non-US Markets
Proxy voting in certain countries requires “share blocking.” During a “share blocking” period, shares that will be voted at a meeting may not be sold until the meeting has taken place and the shares are returned to the Investment Client’s custodian bank. TIM may choose not to vote an Investment Client’s shares in a “share blocking” market if TIM believes that the benefit to the Investment Client of being able to sell the shares during this “share blocking” period outweighs the benefit of exercising the vote. TIM will exercise its judgment subject to any specific voting instructions agreed to between TIM and the Investment Client.

Certain non-US markets require that TIM provide a power of attorney to give local agents authority to carry out TIM’s voting instructions. While TIM will make efforts to comply with relevant local market rules, TIM frequently does not provide a power of attorney for the following reasons that include but are not limited to: (i) TIM may not have the required Investment Client information that the local market requires, (ii) TIM may deem the expense too great, or (iii) TIM may determine not to provide a power of attorney based upon advice of legal counsel. Failure to provide an effective power of attorney in a particular non-US market may prevent TIM from being able to vote an Investment Client’s shares in that market.

Annual Review of Policy Function
Pursuant to the review requirements of Rule 206(4)-7 under the Advisers Act and Rule 38a-1 under the Investment Company Act, the Chief Compliance Officer, or a Designated Compliance Officer, shall conduct a periodic review, no less often than annually, which shall comprise the following elements:

(a) Review a sample of the record of voting delegation maintained by the Proxy Voting Coordinator against Voting Results to determine if TIM is exercising its authority to vote proxies on portfolio securities held in the selected Accounts;
(b) Request and review voting data to determine if timely communication of proxy votes is reasonably accomplished during the period reviewed;
(c) Meet with the Proxy Voting Coordinator to review the voting of proxies, communication of proxy votes, accumulation of Voting Results and the general functioning of this Policy;
(d) Evaluate the performance of any proxy voting services or agents employed by TIM, including whether or not the service or agent maintains its independence with respect to companies the securities of which are the subject of voting recommendations, information or analysis from the service or agent; and
(e) Prepare written reports respecting the foregoing items to the President, the Trustees of the Trust, and any Investment Company Clients for which such a report is required.

Recordkeeping
The Proxy Voting Coordinator shall maintain the following records:

(a) Copies of this Policy as from time to time revised or supplemented;
(b) A copy of each proxy statement that TIM receives regarding Investment Client securities. In maintaining a record of proxy statements referred to in this item, the Proxy Voting Coordinator may rely on obtaining copies from the Securities and Exchange Commission’s EDGAR system or similar accessible database;
(c) Voting Results for each Investment Client;
(d) A copy of any document created by TIM that was material to making a decision how to vote proxies on behalf of an Investment Client or that memorializes the basis for that decision;
(e) A copy of each written Investment Client request for information on how TIM voted proxies on behalf of the Investment Client, and a copy of any written response by TIM to any (written or oral) Investment Client request for information on how TIM voted proxies on behalf of the requesting Investment Client; and
(f) Communications to Investment Clients respecting Conflicts of Interest.

The Chief Compliance Officer shall maintain the following records:
(a) All written reports arising from annual reviews of policy function; and
(b) Chronological record of proxy voting records reviewed by quarter.
All records shall be maintained and preserved pursuant to the separately adopted Document Retention and Destruction Policy for the time period indicated in the current Books and Records Matrix.

The President may authorize the Proxy Voting Coordinator to engage one or more service providers to perform any portion of this recordkeeping function provided (1) the function is performed in compliance with then applicable governmental regulations, and (2) each service provider provides a written undertaking to furnish the records to TIM promptly upon request.

Glossary of Terms
“Account” means any discrete account or portfolio as to which TIM has discretionary investment authority. An Investment Client may have multiple Accounts. Each series of any Investment Company as to which TIM is the adviser or subadviser is an Account.

Wellington Management Company, LLP
Global Proxy Policy and Procedures

Introduction
Wellington Management Company, LLP (“Wellington Management”) has adopted and implemented policies and procedures that it believes are reasonably designed to ensure that proxies are voted in the best economic interests of its clients around the world.

Wellington Management’s Proxy Voting Guidelines (the “Guidelines”), which are incorporated by reference to these Global Proxy Policy and Procedures, set forth the sets of guidelines that Wellington Management uses in voting specific proposals presented by the boards of directors or shareholders of companies whose securities are held in client portfolios for which Wellington Management has voting discretion. While the Guidelines set forth general sets of guidelines for voting proxies, it should be noted that these are guidelines and not rigid rules. Many of the Guidelines are accompanied by explanatory language that describes criteria that may affect our vote decision. The criteria as described are to be read as part of the guideline, and votes cast according to the criteria will be considered within guidelines. In some circumstances, the merits of a particular proposal may cause us to enter a vote that differs from the Guidelines.

Statement of Policy
As a matter of policy, Wellington Management:

1. Takes responsibility for voting client proxies only upon a client’s written request.

2. Votes all proxies in the best interests of its clients as shareholders, i.e., to maximize economic value.

3. Develops and maintains broad guidelines setting out positions on common proxy issues, but also considers each proposal in the context of the issuer, industry, and country or countries in which its business is conducted.

4. Evaluates all factors it deems relevant when considering a vote, and may determine in certain instances that it is in the best interest of one or more clients to refrain from voting a given proxy ballot.

5. Identifies and resolves all material proxy-related conflicts of interest between the firm and its clients in the best interests of the client.

6. Believes that sound corporate governance practices can enhance shareholder value and therefore encourages consideration of an issuer’s corporate governance as part of the investment process.

7. Believes that proxy voting is a valuable tool that can be used to promote sound corporate governance to the ultimate benefit of the client as shareholder.

8. Provides all clients, upon request, with copies of these Global Proxy Policy and Procedures, the Guidelines, and related reports, with such frequency as required to fulfill obligations under applicable law or as reasonably requested by clients.

9. Reviews regularly the voting record to ensure that proxies are voted in accordance with these Global Proxy Policy and Procedures and the Guidelines; and ensures that procedures, documentation, and reports relating to the voting of proxies are promptly and properly prepared and disseminated.

Responsibility and Oversight
Wellington Management has a Corporate Governance Committee, established by action of the firm’s Executive Committee, that is responsible for the review and approval of the firm’s written Global Proxy Policy and Procedures and the Guidelines, and for providing advice and guidance on specific proxy votes for individual issuers. The firm’s Legal and Compliance Group monitors regulatory requirements with respect to proxy voting on a global basis and works with the Corporate Governance Committee to develop policies that implement those requirements. Day-to-day administration of the proxy voting process at Wellington Management is the responsibility of the Global Research Services Group. In addition, the Global Research Services Group acts as a resource for portfolio managers and research analysts on proxy matters, as needed.

Statement of Procedures
Wellington Management has in place certain procedures for implementing its proxy voting policy.

General Proxy Voting

Authorization to Vote

Wellington Management will vote only those proxies for which its clients have affirmatively delegated proxy-voting authority.

Receipt of Proxy
Proxy materials from an issuer or its information agent are forwarded to registered owners of record, typically the client’s custodian bank. If a client requests that Wellington Management votes proxies on its behalf, the client must instruct its custodian bank to deliver all relevant voting material to Wellington Management or its voting agent. Wellington Management, or its voting agent, may receive this voting information by mail, fax, or other electronic means.

Reconciliation
To the extent reasonably practicable, each public security proxy received by electronic means is matched to the securities eligible to be voted and a reminder is sent to any custodian or trustee that has not forwarded the proxies as due. Although proxies received for private securities, as well as those received in non-electronic format, are voted as received, Wellington Management is not able to reconcile these proxies to holdings, nor does it notify custodians of non-receipt.

Research
In addition to proprietary investment research undertaken by Wellington Management investment professionals, the firm conducts proxy research internally, and uses the resources of a number of external sources to keep abreast of developments in corporate governance around the world and of current practices of specific companies.

Proxy Voting
Following the reconciliation process, each proxy is compared against the Guidelines, and handled as follows:

•

Generally, issues for which explicit proxy voting guidance is provided in the Guidelines (i.e., “For”, “Against”, “Abstain”) are reviewed by the Global Research Services Group and voted in accordance with the Guidelines.

•

Issues identified as “case-by-case” in the Guidelines are further reviewed by the Global Research Services Group. In certain circumstances, further input is needed, so the issues are forwarded to the relevant research analyst and/or portfolio manager(s) for their input.

•

Absent a material conflict of interest, the portfolio manager has the authority to decide the final vote. Different portfolio managers holding the same securities may arrive at different voting conclusions for their clients’ proxies.

Material Conflict of Interest Identification and Resolution Processes
Wellington Management’s broadly diversified client base and functional lines of responsibility serve to minimize the number of, but not prevent, material conflicts of interest it faces in voting proxies. Annually, the Corporate Governance Committee sets standards for identifying material conflicts based on client, vendor, and lender relationships, and publishes those standards to individuals involved in the proxy voting process. In addition, the Corporate Governance Committee encourages all personnel to contact the Global Research Services Group about apparent conflicts of interest, even if the apparent conflict does not meet the published materiality criteria. Apparent conflicts are reviewed by designated members of the Corporate Governance Committee to determine if there is a conflict, and if so whether the conflict is material.

If a proxy is identified as presenting a material conflict of interest, the matter must be reviewed by designated members of the Corporate Governance Committee, who will resolve the conflict and direct the vote. In certain circumstances, the designated members may determine that the full Corporate Governance Committee should convene. Any Corporate Governance Committee member who is himself or herself subject to the identified conflict will not participate in the decision on whether and how to vote the proxy in question.

Other Considerations
In certain instances, Wellington Management may be unable to vote or may determine not to vote a proxy on behalf of one or more clients. While not exhaustive, the following list of considerations highlights some potential instances in which a proxy vote might not be entered.

Securities Lending
Wellington Management may be unable to vote proxies when the underlying securities have been lent out pursuant to a client’s securities lending program. In general, Wellington Management does not know when securities have been lent out and are therefore unavailable to be voted. Efforts to recall loaned securities are not always effective, but, in rare circumstances, Wellington Management may recommend that a client attempt to have its custodian recall the security to permit voting of related proxies.

Share Blocking and Re-registration
Certain countries require shareholders to stop trading securities for a period of time prior to and/or after a shareholder meeting in that country (i.e., share blocking). When reviewing proxies in share blocking countries, Wellington Management evaluates each proposal in light of the trading restrictions imposed and determines whether a proxy issue is sufficiently important that Wellington Management would consider the possibility of blocking shares. The portfolio manager retains the final authority to determine whether to block the shares in the client’s portfolio or to pass on voting the meeting.

In certain countries, re-registration of shares is required to enter a proxy vote. As with share blocking, re-registration can prevent Wellington Management from exercising its investment discretion to sell shares held in a client’s portfolio for a substantial period of time. The decision process in blocking countries as discussed above is also employed in instances where re-registration is necessary.

Lack of Adequate Information, Untimely Receipt of Proxy Materials, or Excessive Costs
Wellington Management may be unable to enter an informed vote in certain circumstances due to the lack of information provided in the proxy statement or by the issuer or other resolution sponsor, and may abstain from voting in those instances. Proxy materials not delivered in a timely fashion may prevent analysis or entry of a vote by voting deadlines. In addition, Wellington Management’s practice is to abstain from voting a proxy in circumstances where, in its judgment, the costs exceed the expected benefits to clients. Requirements for Powers of Attorney and consularization are examples of such circumstances.

Additional Information
Wellington Management maintains records of proxies voted pursuant to Section 204-2 of the Investment Advisers Act of 1940 (the “Advisers Act”), the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other applicable laws.

Wellington Management’s Global Proxy Policy and Procedures may be amended from time to time by Wellington Management. Wellington Management provides clients with a copy of its Global Proxy Policy and Procedures, including the Guidelines, upon written request. In addition, Wellington Management will make specific client information relating to proxy voting available to a client upon reasonable written request.

Dated: July 8, 2009

Wellington Management Company, llp

Global Proxy Voting Guidelines

Introduction

Upon a client’s written request, Wellington Management Company, llp (“Wellington Management”) votes securities that are held in the client’s account in response to proxies solicited by the issuers of such securities. Wellington Management established these Global Proxy Voting Guidelines to document positions generally taken on common proxy issues voted on behalf of clients.

These guidelines are based on Wellington Management’s fiduciary obligation to act in the best economic interest of its clients as shareholders. Hence, Wellington Management examines and votes each proposal so that the long-term effect of the vote will ultimately increase shareholder value for our clients. Because ethical considerations can have an impact on the long-term value of assets, our voting practices are also attentive to these issues and votes will be cast against unlawful and unethical activity. Further, Wellington Management’s experience in voting proposals has shown that similar proposals often have different consequences for different companies. Moreover, while these Global Proxy Voting Guidelines are written to apply globally, differences in local practice and law make universal application impractical. Therefore, each proposal is evaluated on its merits, taking into account its effects on the specific company in question, and on the company within its industry. It should be noted that the following are guidelines, and not rigid rules, and Wellington Management reserves the right in all cases to vote contrary to guidelines where doing so is judged to represent the best economic interest of its clients.

Following is a list of common proposals and the guidelines on how Wellington Management anticipates voting on these proposals. The “(SP)” after a proposal indicates that the proposal is usually presented as a Shareholder Proposal.

Voting Guidelines	Composition and Role of the Board of Directors

•	☐	Election of Directors:	Case-by-Case

•

                    We believe that shareholders’ ability to elect directors annually is the most important right shareholders have. We generally support management nominees, but will withhold votes from any director who is demonstrated to have acted contrary to the best economic interest of shareholders. We may also withhold votes from directors who failed to implement shareholder proposals that received majority support, implemented dead-hand or no-hand poison pills, or failed to attend at least 75% of scheduled board meetings.

•	☐	Classify Board of Directors:	Against

•		We will also vote in favor of shareholder proposals seeking to declassify boards.

•	☐	Adopt Director Tenure/Retirement Age (SP):	Against

•	☐	Adopt Director & Officer Indemnification:	For

•	We generally support director and officer indemnification as critical to the attraction and retention of qualified candidates to the board. Such proposals must incorporate the duty of care.

•	☐	Allow Special Interest Representation to Board (SP):	Against

•	☐	Require Board Independence:	For

•

          We believe that, in the absence of a compelling counter-argument or prevailing market norms, at least 65% of a board should be comprised of independent directors, with independence defined by the local market regulatory authority. Our support for this level of independence may include withholding approval for non-independent directors, as well as votes in support of shareholder proposals calling for independence.

•	☐	Require Key Board Committees to be Independent.	For

•	Key board committees are the Nominating, Audit, and Compensation Committees. Exceptions will be made, as above, in respect of local market conventions.

•	☐	Require a Separation of Chair and CEO or Require a Lead Director (SP):	Case-by-Case

•		We will generally support management proposals to separate the Chair and CEO or establish a Lead Director.

•	☐	Approve Directors’ Fees:	For

•	☐	Approve Bonuses for Retiring Directors:	Case-by-Case

•	☐	Elect Supervisory Board/Corporate Assembly:	For

•	☐	Elect/Establish Board Committee:	For

•	☐	Adopt Shareholder Access/Majority Vote on Election of Directors (SP):	Case-by-Case

We believe that the election of directors by a majority of votes cast is the appropriate standard for companies to adopt and therefore generally will support those proposals that seek to adopt such a standard. Our support for such proposals will extend typically to situations where the relevant company has an existing resignation policy in place for directors that receive a majority of “withhold” votes. We believe that it is important for majority voting to be defined within the company’s charter and not simply within the company’s corporate governance policy.

•

                    Generally we will not support proposals that fail to provide for the exceptional use of a plurality standard in the case of contested elections. Further, we will not support proposals that seek to adopt a majority of votes outstanding (i.e., total votes eligible to be cast as opposed to actually cast) standard.

Management Compensation

•	☐	Adopt/Amend Stock Option Plans:	Case-by-Case

•	☐	Adopt/Amend Employee Stock Purchase Plans:	For

•	☐	Approve/Amend Bonus Plans:	Case-by-Case

In the US, Bonus Plans are customarily presented for shareholder approval pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1992 (“OBRA”). OBRA stipulates that certain forms of compensation are not tax-deductible unless approved by shareholders and subject to performance criteria. Because OBRA does not prevent the payment of subject compensation, we generally vote “for” these proposals. Nevertheless, occasionally these proposals are presented in a bundled form seeking 162 (m) approval and approval of a stock option plan. In such cases, failure of the proposal prevents the awards from being granted. We will vote against these proposals where the grant portion of the proposal fails our guidelines for the evaluation of stock option plans.

•	☐	Approve Remuneration Policy:	Case-by-Case

•	☐	To approve compensation packages for named executive Officers:	Case-by-Case

•	☐	To determine whether the compensation vote will occur every1, 2 or 3 years:	1 Year

•	☐	Eliminate or Limit Severance Agreements (Golden Parachutes):	Case-by-Case

We will oppose excessively generous arrangements, but may support agreements structured to encourage management to negotiate in shareholders’ best economic interest.

•	☐	To approve golden parachute arrangements in connection with certain corporate transactions:	Case-by-Case

•	☐	Shareholder Approval of Future Severance Agreements Covering Senior Executives (SP):	Case-by-Case

We believe that severance arrangements require special scrutiny, and are generally supportive of proposals that call for shareholder ratification thereof. But, we are also mindful of the board’s need for flexibility in recruitment and retention and will therefore oppose limitations on board compensation policy where respect for industry practice and reasonable overall levels of compensation have been demonstrated.

•	☐	Expense Future Stock Options (SP):	For

•	☐	Shareholder Approval of All Stock Option Plans (SP):	For

	☐	Disclose All Executive Compensation (SP):	For

•	Reporting of Results

•	☐	Approve Financial Statements:	For

•	☐	Set Dividends and Allocate Profits:	For

•	☐	Limit Non-Audit Services Provided by Auditors (SP):	Case-by-Case

We follow the guidelines established by the Public Company Accounting Oversight Board regarding permissible levels of non-audit fees payable to auditors.

•	☐	Ratify Selection of Auditors and Set Their Fees:	Case-by-Case

•		We will generally support management’s choice of auditors, unless the auditors have demonstrated failure to act in shareholders’ best economic interest.

•	☐	Elect Statutory Auditors:	Case-by-Case

•	☐	Shareholder Approval of Auditors (SP):	For

Shareholder Voting Rights

	☐	Adopt Cumulative Voting (SP):	Against

We are likely to support cumulative voting proposals at “controlled” companies (i.e., companies with a single majority shareholder), or at companies with two-tiered voting rights.

•	☐	Shareholder Rights Plans	Case-by-Case

Also known as Poison Pills, these plans can enable boards of directors to negotiate higher takeover prices on behalf of shareholders. However, these plans also may be misused to entrench management. The following criteria are used to evaluate both management and shareholder proposals regarding shareholder rights plans.

		-	We generally support plans that include:
		-	Shareholder approval requirement
		-	Sunset provision

		-	Permitted bid feature (i.e., bids that are made for all shares and demonstrate evidence of financing must be submitted to a shareholder vote).

Because boards generally have the authority to adopt shareholder rights plans without shareholder approval, we are equally vigilant in our assessment of requests for authorization of blank check preferred shares (see below).

•	☐	Authorize Blank Check Preferred Stock:	Case-by-Case

We may support authorization requests that specifically proscribe the use of such shares for anti-takeover purposes.

•	☐	Eliminate Right to Call a Special Meeting:	Against

•	☐	Establish Right to Call a Special Meeting or Lower Ownership Threshold to Call a Special Meeting (SP):	Case-by-Case

•	☐	Increase Supermajority Vote Requirement:	Against

We likely will support shareholder and management proposals to remove existing supermajority vote requirements.

•	☐	Adopt Anti-Greenmail Provision:	For

•	☐	Adopt Confidential Voting (SP):	Case-by-Case

•	We require such proposals to include a provision to suspend confidential voting during contested elections so that management is not subject to constraints that do not apply to dissidents.

•	☐	Remove Right to Act by Written Consent:	Against

Capital Structure

•	☐	Increase Authorized Common Stock:	Case-by-Case

We generally support requests for increases up to 100% of the shares currently authorized. Exceptions will be made when the company has clearly articulated a reasonable need for a greater increase. Conversely, at companies trading in less liquid markets, we may impose a lower threshold.

•	☐	Approve Merger or Acquisition:	Case-by-Case

•	☐	Approve Technical Amendments to Charter:	Case-by-Case

•	☐	Opt Out of State Takeover Statutes:	For

•	☐	Authorize Share Repurchase:	For

•	☐	Authorize Trade in Company Stock:	For

•	☐	Approve Stock Splits:	Case-by-Case

•	We approve stock splits and reverse stock splits that preserve the level of authorized, but unissued shares.

•	☐	Approve Recapitalization/Restructuring:	Case-by-Case

•	☐	Issue Stock with or without Preemptive Rights:	Case-by-Case

•	☐	Issue Debt Instruments:	Case-by-Case

Environmental and Social Issues

We expect portfolio companies to comply with applicable laws and regulations with regards to environmental and social standards. We evaluate shareholder proposals related to environmental and social issues on a case-by-case basis.

•	☐	Disclose Political and PAC Gifts (SP):	Case-by-Case

•	☐	Report on Sustainability (SP):	Case-by-Case

Miscellaneous

•	☐	Approve Other Business:	Against

•	☐	Approve Reincorporation:	Case-by-Case

•	☐	Approve Third-Party Transactions:	Case-by-Case

•		Dated: March 8, 2012

Investment Adviser

Transamerica Asset Management, Inc.
570 Carillon Parkway
St Petersburg, FL 33716

Investment Sub-Advisers of the Portfolios

Balanced Portfolio:
BlackRock Financial Management, Inc.
55 East 52nd Street
New York, NY 10055

J.P. Morgan Investment Management Inc.
270 Park Avenue
New York, NY 10017

Core Bond Portfolio:
BlackRock Financial Management, Inc.
55 East 52nd Street
New York, NY 10055

High Quality Bond Portfolio:
Merganser Capital Management, Inc.
99 High Street
Boston, MA 02110

High Yield Bond Portfolio:
Eaton Vance Management
Two International Place
Boston, MA 02110

Inflation-Protected Securities Portfolio:
BlackRock Financial Management, Inc.
55 East 52nd Street
New York, NY 10055

International Equity Portfolio:
Thornburg Investment Management, Inc.
2300 North Ridgetop Road
Santa Fe, NM 87506

Large Core Portfolio:
Aronson Johnson Ortiz, LP
230 South Broad Street, 20th Floor
Philadelphia, PA 19102

Large Growth Portfolio:
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017

Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210

Large Value Portfolio:
Aronson Johnson Ortiz, LP
230 South Broad Street, 20th Floor
Philadelphia, PA 19102

Mid Growth Portfolio:
Columbus Circle Investors
One Station Place
Stamford, CT 06902

Mid Value Portfolio:
Cramer, Rosenthal, McGlynn, LLC
520 Madison Avenue
New York, NY 10022

J.P. Morgan Investment Management Inc.
270 Park Avenue
New York, NY 10017

Money Market Portfolio:
GE Asset Management Incorporated
3001 Summer Street, P.O. Box 7900
Stamford, CT 06904

Small Core Portfolio:
Invesco Advisers, Inc.
1555 Peachtree St. NE
Atlanta, GA 30309

Fort Washington Investment Advisors, Inc.
303 Broadway, Suite 1200
Cincinnati, OH 45202

Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210

Small Growth Portfolio:
Perimeter Capital Partners, LLC
Six Concourse Parkway, Suite 3300
Atlanta, GA 30328

Small Value Portfolio:
Wellington Management Company, LLP
280 Congress Street
Boston, MA 02210

Administrator and Transfer Agent

Transamerica Fund Services, Inc.
570 Carillon Parkway
St. Petersburg, Florida 33716

Distributor

Transamerica Capital, Inc.
4600 South Syracuse Street, Suite 1100
Denver, CO 80237

Custodian

State Street Bank & Trust Company
200 Clarendon Street
Boston, MA 02116

Independent Registered Public Accounting Firm

Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116

PART C

OTHER INFORMATION

Item 28. Exhibits.

(a)(1)	Amended and Restated Declaration of Trust of the Registrant.

(a)(b)	By-Laws of the Registrant.

(d)(1)	Investment Advisory Agreement between the Registrant and Transamerica Asset Management, Inc. (“TAM”).

(d)(2)	Form of Investment Subadvisory Agreement with Eaton Vance Management pertaining to the High Yield Bond Portfolio.(3)

(d)(3)	Form of Investment Subadvisory Agreement with Marsico Capital Management pertaining to the Large Growth Portfolio.

(d)(4)	Form of Investment Subadvisory Agreement with AllianceBernstein LP pertaining to the Large Value Portfolio.(3)

(d)(5)	Form of Investment Subadvisory Agreement with Cramer, Rosenthal, McGlynn, LLC pertaining to the Mid Value Portfolio.(4)

(d)(6)	Form of Investment Subadvisory Agreement with BlackRock Financial Management, Inc., pertaining to the Core Bond Portfolio.(8)

(d)(7)	Form of Investment Subadvisory Agreement with INVESCO Institutional (N.A.), Inc. pertaining to the Small Core Portfolio.(4)

(d)(8)	Form of Investment Subadvisory Agreement with Wellington Management Company LLP pertaining to the Small Core Portfolio.(4)

(d)(9)	Form of Investment Subadvisory Agreement with Merganser Capital Management Limited Partnership pertaining to the High Quality Bond Portfolio.(2)

(d)(10)	Form of Investment Subadvisory Agreement with RS Investment Management Co. LLC pertaining to the Small Core Portfolio.(8)

(d)(11)	Form of Investment Subadvisory Agreement with BlackRock Financial Management, Inc. pertaining to the Inflation–Protected Securities Portfolio.(8)

(d)(12)	Form of Investment Subadvisory Agreement between Diversified and LSV Asset Management pertaining to the International Equity Portfolio.(5)

(d)(13)	Form of Investment Subadvisory Agreement between Diversified and Wellington Management Company, LLP pertaining to the International Equity Portfolio.(5)

(d)(14)	Form of Investment Subadvisory Agreement with Aronson+Johnson+Ortiz, LP pertaining to the Large Core Portfolio.(6)

(d)(15)	Form of Investment Subadvisory Agreement with Wellington Management Company LLP pertaining to the Large Growth Portfolio.

(d)(16)	Form of Investment Subadvisory Agreement with GE Asset Management, Incorporated pertaining to the Money Market Portfolio.(6)

(d)(17)	Form of Investment Subadvisory Agreement with Turner Investment Partners, Inc. pertaining to the Growth Portfolio.(6)

(d)(18)	Form of Investment Subadvisory Agreement with Columbus Circle Investors pertaining to the Mid Growth Portfolio.(6)

(d)(19)	Form of Investment Subadvisory Agreement with Hotchkis and Wiley Capital Management, LLC pertaining to the Value Portfolio.(6)

(d)(20)	Form of Investment Subadvisory Agreement with Western Asset Management Company (WAMCO) pertaining to the Total Return Bond Portfolio.(7)

(d)(21)	Form of Investment Subadvisory Agreement with Western Asset Management Company Limited (WAML) pertaining to the Total Return Bond Portfolio.(7)

(d)(22)	Form of Investment Subadvisory Agreement with Goldman Sachs Asset Management, L.P. pertaining to the Balanced Portfolio.(7)

(d)(23)	Form of Investment Subadvisory Agreement with Western Asset Management Company (WAMCO) pertaining to the Balanced Portfolio.(7)

(d)(24)	Form of Investment Subadvisory Agreement with Western Asset Management Company Limited (WAML) pertaining to the Balanced Portfolio.(7)

(d)(25)	Form of Investment Subadvisory Agreement with TCW Investment Management Company pertaining to the Large Value Portfolio.(7)

(d)(26)	Form of Investment Subadvisory Agreement with LSV Asset Management pertaining to the Mid Value Portfolio.(7)

(d)(27)	Form of Investment Subadvisory Agreement with Mazama Capital Management pertaining to the Small Core Portfolio.(7)

(d)(28)	Investment Subadvisory Agreement, dated September 30, 2011, with Perimeter Capital Partners, LLC pertaining to the Small Growth Portfolio.(14)

(d)(29)	Form of Investment Subadvisory Agreement with RiverSource Investments LLC pertaining to the Mid Value Portfolio.(8)

(d)(30)	Form of Investment Subadvisory Agreement with Mesirow Financial Management, Inc. pertaining to the Small Value Portfolio.(8)

(d)(31)	Form of Investment Subadvisory Agreement Amendment with Wellington Management Company pertaining to the Small Core Portfolio.(8)

(d)(32)	Investment Subadvisory Agreement with BlackRock Financial Management, Inc. pertaining to the Large Core Portfolio.(9)

(d)(33)	Investment Subadvisory Agreement with OFI Institutional Asset Management, Inc. pertaining to the Large Growth Portfolio.(9)

(d)(34)	Investment Subadvisory Agreement with OFI Institutional Asset Management, Inc. pertaining to the Small Value Portfolio.(9)

(d)(35)	Amended Schedule A, effective: May 1, 2008, to the Investment Advisory Agreement dated November 1, 2007 between the Registrant and TAM(11)

(d)(36)	Investment Subadvisory Agreement with Aronson+Johnson+Ortiz, LP (AJO) pertaining to the Large Value Portfolio (11).

(d)(37)	Investment Subadvisory Agreement with Thornburg Investment Management, Inc. pertaining to the International Equity Portfolio(11).

(d)(38)	Investment Subadvisory Agreement with Fort Washington Investment Advisors, Inc. pertaining to the Small Core Portfolio(11).

(d)(39)	Investment Subadvisory Agreement with Merganser Capital Management, Inc. pertaining to the High Quality Bond Portfolio(11).

(d)(40)	Investment Subadvisory Agreement with Jennison Associate LLC pertaining to the Large Growth Portfolio(12)

(d)(41)	Investment Subadvisory Agreement with J.P. Morgan Investment Management Inc. pertaining to Mid Value Portfolio(12)

(d)(42)	Amendment to Investment Subadvisory Agreement with Cramer, Rosenthal, McGlynn pertaining To Mid Value Portfolio(12)

(d)(43)	Amendment to Sub-Advisory Agreement with Jennison Associates LLC pertaining to Large Growth Portfolio(12)

(d)(44)	Amendment to Sub-Advisory Agreement with OFI Institutional Asset Management, Inc. pertaining to Large Growth Portfolio(12)

(d)(45)	Amendment to Sub-Advisory Agreement with Aronson+Johnson+Ortiz, L.P. pertaining to Large Value Portfolio(12)

(d)(46)	Investment Sub-Advisory Agreement with J.P. Morgan Investment Management, Inc., dated July 9, 2010, pertaining to Partners Balanced Portfolio(13)

(d)(47)	Amendment to Sub-Advisory Agreement with .JP. Morgan Investment Management Inc., dated March 22, 2011, pertaining to Partners Balanced Portfolio(13)

(d)(48)	Investment Sub-Advisory Agreement with BlackRock Financial Management, Inc., dated July 9, 2010, pertaining to Partners Balanced Portfolio(13)

(d)(49)	Amendment to Sub-Advisory Agreement with Jennison Associates LLC, dated November 18, 2010, pertaining to Partners Large Growth Portfolio(13)

(d)(50)	Amendment to Sub-Advisory Agreement with Wellington Management Company, LLP, dated April 9, 2010, pertaining to Partners Large Growth Portfolio(13)

(d)(51)	Amendment to Sub-Advisory Agreement with Wellington Management Company, LLP, dated March 22, 2011, pertaining to Partners Large Growth Portfolio(13)

(d)(52)	Investment Sub-Advisory Agreement with Wellington Management Company, LLP, dated July 9, 2010, pertaining to Partners Small Value Portfolio(13)

(f)	Amended and Restated Board Members Deferred Compensation Plan dated January 1, 2010(12)

(g)(1)	Custodian Contract between the Registrant and State Street Bank & Trust Company.(1)

(g)(2)	Amendment to Contract Fee Schedule dated February 1, 2008(10)

(l)	Investment representation letters from initial investors.(1)

(p)(1)	Code of Ethics, dated January 3, 2012, of TAM and the Registrant(14)

(p)(2)	Code of Ethics of Aronson+Johnson+Ortiz(12)

(p)(3)	Code of Ethics for BlackRock Affiliated Companies(12)

(p)(4)	Code of Ethics for Columbus Circle Investors(14)

(p)(5)	Code of Ethics for Cramer, Rosenthal, McGlynn, LLC(14)

(p)(6)	Code of Ethics for Eaton Vance Management(14)

(p)(7)	Code of Ethics for Fort Washington Investment Advisors, Inc.(12)

(p)(8)	Code of Ethics for GE Asset Management, Inc.(14)

(p)(9)	Code of Ethics for Goldman Sachs Asset Management, L.P.(12)

(p)(10)	Code of Ethics for Invesco Advisers, Inc.(12)

(p)(11)	Code of Ethics for Jennison Associates, LLC(13)

(p)(12)	Code of Ethics for J.P. Morgan Investment Management, Inc.(12)

(p)(13)	Code of Ethics for Merganser Capital Management L.P.(12)

(p)(14)	Code of Ethics for Mesirow Financial Management, Inc.(12)

(p)(15)	Code of Ethics for OFI Institutional Asset Management, Inc.(12)

(p)(16)	Code of Ethics for Perimeter Capital Partners(14)

(p)(17)	Code of Ethics for Thornburg Investment Management, Inc.(14)

(p)(18)	Code of Ethics for Wellington Management Company, LLP(14)

(p)(19)	Code of Ethics for Western Asset Management and Western Asset Management Company(12)

(q)(1)	Powers of Attorney(14)

(1)	Incorporated herein by reference from the Registrant’s Registration Statement (the “Registration Statement”) on Form N-1A (File No. 811-8272) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 1997.
(2)	Incorporated herein by reference from the Registrant’s Registration Statement on Form N-1A as filed with the U.S. Securities and Exchange Commission on April 6, 2000.
(3)	Incorporated herein by reference from Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on March 2, 2001.
(4)	Incorporated herein by reference from Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A (File No. 33-61810) as filed with the Commission on February 14, 2002.
(5)	Incorporated herein by reference from the Post-Effective No. 12 to the Registration Statement on Form N-1A (811-08272) as filed with the Commission on April 30, 2004.
(6)	Incorporated herein by reference from the Post-Effective No. 13 to the Registration Statement on Form N-1A (811-08272) as filed with the Commission on April 29, 2005.
(7)	Incorporated herein by reference from the Post-Effective No. 31 to the Registration Statement on Form N-1A (File No. 033-61810) as filed with the Commission on March 1, 2006.
(8)	Incorporated herein by reference from Amendment No. 15 to the Registration Statement on Form N-1A (File No. 811-08272) as filed with the Commission on April 30, 2007.
(9)	Incorporated by reference from Amendment No. 16 to the Registration Statement on Form N-1A (File No. 811-08272) as filed with the Commission on April 29, 2008.

(10)	Incorporated by reference to the Transamerica Funds Registration Statement, Post-Effective Amendment No. 95 on Form N-1A (File No. 811-04556) as filed with the Commission on February 27, 2009.
(11)	Incorporated by reference from Amendment No. 17 to the Registration Statement on Form N-1A (File No. 811-08272) as filed with the Commission on April 28, 2009.
(12)	Incorporated by reference from Amendment No. 18 to the Registration Statement on Form N-1A (File No. 811-08272) as filed with the Commission on April 30, 2010.
(13)	Incorporated by reference from Amendment No. 19 to the Registration Statement on Form N-1A (File No. 811-08272) as filed with the Commission on April 29, 2011.
(14)	Filed herein.

Item 29. Persons Controlled by or Under Common Control with Registrant.

To the knowledge of the Registrant, neither the Registrant nor any series thereof controls or is under common control with any other person. The Registrant has no subsidiaries.

Item 30 Indemnification.

Reference is made to Article IX of the Registrant’s Declaration of Trust, previously filed as an Exhibit to the Registration Statement.

Insofar as indemnification for liability arising under the Securities Act of 1933, as amended (the “1933 Act”), may be permitted to Trustees, officers and controlling persons of the Trust pursuant to the Trust’s Declaration of Trust, or otherwise, the Trust has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.

Item 31. Business and Other Connections of Investment Advisers.

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant
Transamerica Asset Management, Inc. (“TAM”) 570 Carillon Parkway St. Petersburg, FL 33716	Investment Adviser to Registrant

Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
John K. Carter, Director, Chairman of the Board, President and Chief Executive Officer	N/A
Christopher A. Staples, Director, Senior Vice President, N/A Investment Management and Chief Investment Officer-Advisory Services	N/A
Dennis P. Gallagher, Director, Senior Vice President, General Counsel, Secretary and Operations	N/A
Karen D. Heburn, Senior Vice President, Chief Financial Officer and Treasurer	N/A
T. Gregory Reymann, II, Vice President, Chief Compliance Officer and Chief Risk Officer	N/A

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Aronson Johnson Ortiz 230 South Broad Street 20th Floor Philadelphia, PA 19102	Investment advisor

Theodore R. Aronson

Stefani Cranston

Joseph F. Dietrick

Daniel J. DiSanto

Douglas D. Dixon

Paul Dodge

Shafiq K. Ebrahim

Gina Marie N. Moore

Martha E. Ortiz

Gregory J. Rogers

R. Brian Wenzinger

Christopher J. W. Whitehead

None

* * *

Barclays Fund Advisors (“BFA”), a wholly-owned subsidiary of BlackRock Institutional Trust Company, N.A. BTC, located at 400 Howard Street, San Francisco, California 94105, serves as adviser to S&P 500 Stock Master Portfolio in which Transamerica Partners Stock Index invests in. BFA’s business is that of a registered investment adviser to certain open-end, management investment companies and various other institutional investors.

The information required by this Item 31 about officers and directors of BFA, together with information as to an other business profession, vocation or employment of a substantial nature engaged in by such officer and directors during the past two years, is incorporated by reference to Schedule A and D of Form ADV, filed by BFA pursuant to the Investment Advisers Act of 1940 (File No. 801-22609).

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock Investment Management, LLC (“BlackRock”) 1 University Square Drive, Princeton, NJ 08540-6455	Sub-adviser to Transamerica BlackRock Global Allocation VP, Transamerica	Ann Marie Petach, Chief Financial Officer and Managing Director	BAA Holdings, LLC, Wilmington, DE, BlackRock, Inc., New York, NY, BlackRock Advisors, LLC,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock Financial Management, Inc. (“BlackRock Financial”) 55 East 52nd Street New York, NY 10055	BlackRock Large Cap Value VP and Transamerica BlackRock Tactical Allocation VP Co-Sub-adviser to Transamerica Multi-Managed Balanced VP

Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Financial Management, Inc., New York, NY, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Holdco 4, LLC, Wilmington, DE, BlackRock Holdco 6, LLC, Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock Institutional Trust Company, National Association, San Francisco, CA, BlackRock International Holdings, Inc., New York, NY, BlackRock Lux Finco S.a.r.l., Luxembourg, Luxembourg, BlackRock Operations (Luxembourg) S.a.r.l., Luxembourg, Luxembourg, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio

Investment, LLC,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Wilmington, DE, BlackRock UK 1 LP, London, England, State Street Research & Management Company, Boston, MA, SSRM Holdings, Inc., Boston, MA

		Robert P. Connolly, General Counsel, Managing Director and Secretary	BAA Holdings, LLC, Wilmington, DE, BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Execution Services, San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Distribution Company, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Investments, LLC, Wilmington, DE, BlackRock Lux Finco

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
S.a.r.l, Luxembourg, Luxembourg,
BlackRock Operations
(Luxembourg) S.a.r.l.,
Luxembourg, Luxembourg,
BlackRock Portfolio Holdings,
Inc., Wilmington, DE, BlackRock
Portfolio Investments, LLC,
Wilmington, DE, BlackRock UK
1 LP, London, England, State
Street Research & Management
Company, Boston, MA, SSRM
Holdings, Inc., Boston, MA

		Laurence D. Fink, Chief Executive Officer	Director, BAA Holdings, LLC, Wilmington, DE, Director, BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Advisors Singapore Pte, Ltd., Singapore, Director, BlackRock Asset Management International, Inc., London, England, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, Director, BlackRock Capital Markets, LLC, Wilmington, DE, Director, BlackRock Corporation US, Inc., San Francisco, CA, Director, BlackRock Delaware

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Holdings, Inc., San Francisco, CA, Director, BlackRock Execution Services, San Francisco, CA, Director, BlackRock Financial Management, Inc., New York, NY, Director, BlackRock Fund Advisors San Francisco, CA, Director, BlackRock Fund Distribution Company, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, Director, BlackRock Funding International, Ltd., Cayman Islands, Director, BlackRock Growth Partners, Inc., San Francisco, CA, Director, BlackRock Holdo 2, Inc., Wilmington, DE, Director, BlackRock HPB Management, LLC, New York, NY, BlackRock Institutional Management Corporation, Wilmington, DE, Director, BlackRock International Holdings, Inc., New York, NY, Director, BlackRock Investments, LLC, Wilmington, DE, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, Director, IShares Delaware Trust Sponsor, LLC, Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Director, State Street Research & Management Company, Boston, MA, Director, State Street Research Investment Services, Inc., Boston, MA, Director, SSRM Holdings, Inc., Boston, MA

		Robert S. Kapito, President and Director	Director, BAA Holdings, LLC, Wilmington, DE, Director, BlackRock, Inc., New York, NY, Director, BlackRock Advisors, LLC, Wilmington, DE, Director, BlackRock Advisors Holdings, Inc., New York, NY, President, BlackRock Advisors Singapore Pte. Ltd., Singapore, Director, BlackRock Asset Management International, Inc., London, England, Director, BlackRock Capital Holdings, Inc., Wilmington, DE, Director, BlackRock Capital Management, Inc., Wilmington, DE, Director, BlackRock Capital Markets, LLC, Wilmington, DE, Director, BlackRock Corporation US, Inc., San Francisco, CA, Director, BlackRock Delaware Holdings, Inc., San Francisco, CA, Director, BlackRock Financial Management, Inc., New York, NY, Director, BlackRock

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Fund Advisors, San Francisco, CA, Director, BlackRock Fund Distribution Company, San Francisco, CA, Director, BlackRock Funding, Inc., Wilmington, DE, Director, BlackRock Funding International, Ltd., Cayman Islands, Director, BlackRock Growth Partners, Inc., San Francisco, CA, Director, BlackRock Holdco 2, Inc., Wilmington, DE, Director, BlackRock (Institutional) Canada Ltd., Toronto, Ontario, Director, BlackRock Institutional Management Corporation, Wilmington, DE, Director, BlackRock International Holdings, Inc., New York, NY, Director, BlackRock Investments, LLC, Wilmington, DE, Director, BlackRock Portfolio Holdings, Inc., Wilmington, DE, Director, BlackRock Portfolio Investments, LLC, Wilmington, DE, Director, Carbon Capital III, Inc., New York, NY, Director, iShares Delaware Trust Sponsor, LLC, Wilmington, DE, Director, State Street Research & Management Company, Boston, MA,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Director, State Street Research Investment Services, Inc., Boston, MA, Director, SSRM Holdings, Inc., Boston, MA

		Paul Audet, Vice Chairman	Director, BAA Holdings, LLC, Wilmington, DE, BlackRock, Inc., New York, NY, Director, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NE, Director, BlackRock Capital Holdings, Inc., Wilmington, DE, Director, BlackRock Capital Management, Inc., Wilmington, DE, Director, BlackRock Cayco Limited, Cayman Islands, Director, BlackRock Cayman Company, Cayman Islands, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, Director, BlackRock Finco, LLC, Wilmington, DE, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, Director, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, Director, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Lux Finco S.a.r.l., Luxembourg, Luxembourg, BlackRock Operations (Luxembourg) S.a.r.l, Luxembourg, Luxembourg, Director, BlackRock Portfolio Holdings, Inc., Wilmington, DE, Director, BlackRock Portfolio Investments, LLC, Wilmington, DE, Director, BlackRock Realty Advisors, Inc., Florham Park, NJ, BlackRock UK 1 LP, London, England, State Street Research & Management Company, Boston, MA, SSRM Holdings, Inc., Boston, MA

		Charles Hallac, Vice Chairman and Co-Chief Operating Officer	BlackRock, Inc., New York, NY, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, Black Rock Fund Advisors, San Francisco, CA, BlackRock Fund, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, Director, BlackRock India Private Ltd., Mumbai, India, BlackRock Institutional Management Corporation, Wilmington, DE, Director, BlackRock Institutional Trust Company, National Association, San Francisco, CA, BlackRock International Holdings, Inc., New York, NY, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, State Street Research & Management Company, Boston, MA, SSRM Holdings, Inc., Boston, MA

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
		Barbara Novick, Vice Chairman	BlackRock Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, SSRM Holdings, Inc., Boston, MA

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
		Scott Amero, Vice Chairman	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Director, Anthracite Capital Inc., New York, NY, State Street Research & Management Company, Boston, MA, SSRM Holdings, Inc., Boston, MA

		Susan Wagner, Vice Chairman and Chief Operating Officer	BAA Holdings, LLC, Wilmington, DE, BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock International Holdings, Inc., New York, NY, BlackRock Mortgage Ventures, LLC, Wilmington, DE, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, State Street Research & Management Company, Boston, MA

		Robert Doll, Vice Chairman	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, Portfolio Administration & Management Ltd., Cayman Islands, Rock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY

		Robert Fairbairn, Vice Chairman	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock International Holdings, Inc., New York, NY, BlackRock Lux Finco S.a.r.l, Luxembourg, Luxembourg, BlackRock Operations (Luxembourg) S.a.r.l, Luxembourg, Luxembourg, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, BlackRock UK 1 LP, London, England, Rock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Francisco, CA, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY

		Bennett Golub, Vice Chairman and Chief Risk Officer	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Growth Partners, Inc., San Francisco, CA, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock Portfolio

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, SSRM Holdings, Inc., Boston, MA, State Street Research & Management Company, Boston, MA

		Richard Kishel, Vice Chairman	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, Director, BlackRock Asset Management Deutschland AG, Munich, Germany, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Corporation US, Inc., San Francisco, CA, BlackRock Delaware Holdings, Inc., San Francisco, CA, BlackRock Financial Management, Inc., New York, NY, BlackRock Fund Advisors, San Francisco, CA, BlackRock Funding, Inc., Wilmington, DE, BlackRock Growth Partners, Inc., San Francisco, CA, Director, BlackRock Holdco 5, LLC, Wilmington, DE, BlackRock Institutional Management Corporation,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, Director, BlackRock Japan Co., Ltd., Tokyo, Japan, BlackRock Portfolio Holdings, Inc., Wilmington, DE, BlackRock Portfolio Investments, LLC, Wilmington, DE, Director, BlackRock Securities Co., Ltd., Tokyo, Japan, SSRM Holdings, Inc., Boston, MA, State Street Research & Management Company, Boston, MA, Director, BlackRock Advisors Singaport Pte. Ltd., Singapore, BlackRock Asset Management UK Limited London, England, BlackRock Group Limited, London, England, Director, BlackRock (Hong Kong) Limited, Hong Kong, SAR, China, Director, BlackRock International Limited, Edinburgh, Scotland, Director, BlackRock Investment Management (Australia) Limited, Melbourne, Australia, Director, BlackRock Investment Management International Limited, London, England, Director, BlackRock Investment Management (Korea) Limited, Seoul,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Korea, Director, BlackRock Investment Management (Singaport) Limited, Singapore. Director, BlackRock Investment Management (UK) Limited, London, England, Director, BlackRock (Taiwan) Limited, Taipei, Taiwan, Director, Impact Investing Pty Ltd., Melbourne, Australia, Director, PSN Pty Ltd, Melbourne, Australia

		Amy Engel, Treasurer and Managing Director	BlackRock, Inc., New York, NY, BlackRock Advisors, LLC, Wilmington, DE, BlackRock Advisors Holdings, Inc., New York, NY, BlackRock Capital Holdings, Inc., Wilmington, DE, BlackRock Capital Management, Inc., Wilmington, DE, BlackRock Financial Management, Inc., New York, NY, BlackRock Funding International, Ltd., Cayman Islands, BlackRock Funding, Inc., Wilmington, DE, BlackRock Holdco 2, Inc., Wilmington, DE, BlackRock Institutional Management Corporation, Wilmington, DE, BlackRock International Holdings, Inc., New York, NY, BlackRock Portfolio Holdings, Inc., Wilmington, DE,

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
BlackRock Portfolio Investments, LLC, Wilmington, DE, SSRM Holdings, Inc., Boston, MA, SSRM Holdings, Inc., Boston, MA, State Street Research & Management Company, Boston, MA

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Columbus Circle Investors Metro Center One Station Place Stamford, CT 06902		Anthony Rizza, CFA Clifford Fox, CFA Karl Anderson Oliver Marti Michael Iacono, CFA	None.

* * *

Cramer Rosenthal McGlynn LLC, 520 Madison Avenue, 20th Floor, New York, NY 10022, serves as sub-adviser to Transamerica Partners Mid Value. Ronald H. McGlynn, Chairman; Jay B. Abramson, CEO and Chief Investment Officer; Christopher C. Barnett, President; Carlos A. Leal, Chief Financial Officer, Director of Operations and Executive Vice President; Michael Pinto, Member of Board of Managers; Mark Czarnecki, Member of Board of Managers; Steven A. Yadegari, Chief Legal Officer, Chief Compliance Officer and Executive Vice President

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Eaton Vance Management (Eaton Vance)[1] Two International Place Boston, MA 02110	Sub-adviser	Thomas E. Faust Jr.	Chief Executive Officer and President of Eaton Vance. Chief Executive Officer, President and Chairman of the Board of Eaton Vance Corp. (“EVC”). Director and President of Eaton Vance, Inc. (“EV”). Director of Eaton Vance Distributors, Inc. (“EVD”). Trustee of EVC Voting Trust. Trustee and/or officer of 177 registered investment companies and 1 private investment company managed by Eaton Vance or its subsidiaries.

		Paul O’Neil	Chief Compliance Officer and Vice President of Eaton Vance. Officer of 177 registered investment companies managed by EVM or its subsidiaries.

		Frederick S. Marius	Chief Legal Officer, Vice President and Secretary of EVM. Chief Legal Officer, Vice President and Secretary of EVC, EV and EVD. Director of EV. Trustee of EVC Voting Trust.

		Robert J. Whelan	Chief Financial Officer, Vice President and Treasurer of EVM. Chief Financial Officer, Vice President and Treasurer of EVC. Vice President, Treasurer and Director of EV. Vice President and Director of EVD. Trustee of EVC Voting Trust.

		Duncan W. Richardson	Executive Vice President and Chief Equity Investment Officer of EVM. Executive Vice President, Chief Equity Investment Officer and Director of EVC. Trustee of EVC Voting Trust. Officer of 95 registered investment companies managed by EVM or its subsidiaries.

		Jeffrey P. Beale	Vice President of EVM and EVC. Trustee of EVC Voting Trust.

		Maureen A. Gemma	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 177 registered investment companies managed by EVM or its subsidiaries.

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officeror Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
		Payson F. Swaffield	Vice President and Chief Income Investment Officer of EVM. Chief Income Investment Officer of EVC. Trustee of EVC Voting Trust. Officer of 130 registered investment companies managed by EVM or its subsidiaries.

		Scott H. Page	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 5 registered investment companies managed by EVM or its subsidiaries.

		Walter A. Row, III	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 8 registered investment companies managed by EVM or its subsidiaries.

		Michael W. Weilheimer	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 4 registered investment companies managed by EVM or its subsidiaries.

		Cynthia J. Clemson	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 26 registered investment companies managed by EVM or its subsidiaries.

		Michael R. Mach	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 2 registered investment companies managed by EVM or its subsidiaries.

		Judith A. Saryan	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 5 registered investment companies managed by EVM or its subsidiaries.

		Thomas M. Metzold	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 30 registered investment companies managed by EVM or its subsidiaries.

		G. West Saltonstall	Vice President of EVM and Trustee of EVC Voting Trust.

		Brian D. Langstraat	Managing Director and Chief Executive Officer of Parametric Portfolio Associates.

		David M. Stein	Managing Director and Chief Investment Officer of Parametric Portfolio Associates.

		Mark S. Venezia- Vice President of EVM and Trustee of EVC Voting Trust	Vice President of EVM and Trustee of EVC Voting Trust. Officer of 7 registered investment companies managed by EVM or its subsidiaries.

		Matthew J. Witkos- Chief Executive Officer, President and Director of EVD and Trustee of EVC Voting Trust	Chief Executive Officer, President and Director of EVD. Trustee of EVC Voting Trust.

[1]

Eaton Vance is a business trust organized under the laws of The Commonwealth of Massachusetts. Eaton Vance, Inc. (“EV”) serves as trustee of Eaton Vance. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corporation (“EVC”), a

Maryland corporation and publicly-held holding company. EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey P. Beale, Cynthia J. Clemson, Maureen A. Gemma, Brian D. Langstraat, Michael R. Mach, Frederick S. Marius, Thomas M. Metzold, Scott H. Page, Mr. Richardson, Walter A. Row, III, G. West Saltonstall, Judith A. Saryan, David M. Stein, Payson F. Swaffield, Mark S. Venezia, Michael W. Weilheimer, Robert J. Whelan and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates).

* * *

Fort Washington Investment Advisors, Inc., 303 Broadway, Suite 1200, Cincinnati, OH 45202, serves as sub-adviser to Transamerica Partners Small Core. The business and other connections of Fort Washington Investment Advisors, Inc.’s directors and principal executive officers are set forth below.

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	President and Director	(1) Maribeth S. Rahe

(a) Chairman of the Board Capital Analysts Incorporated, Eagle Realty Group, LLC, Eagle Realty Investments, Inc., Cincinnati USA Regional Chamber, Advisory Council Center for Women’s Business Research, Life Trustee, New York Landmarks Conservancy, Life Trustee, Rush-Presbyterian-St. Luke’s Medical center, Board Member, Consolidated Communications Illinois Holdings Inc., Vice Chairman, Cincinnati Arts Association, Advisory Board, Sisters of Notre Dame de Namur, Advisory Board, Xavier University, Advisory Board CincyTech USA, Investment Committee, United Way of Cincinnati, Board Member, First Financial Bank Corp.

(b) Senior Vice President of The Western and Southern Life Insurance Company

(c) Manager of Peppertree Partners, LLC

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Chief Investment Officer and Director	(2) Nicholas P. Sargen

(a) Senior Vice President & Chief Investment Officer of TheWestern and Southern Life Insurance Company, Columbus

Life Insurance Company, Integrity Life Insurance Company

and National Integrity Life Insurance Company

(b) Manager of Peppertree Partners LLC

(c) Board of Trustees, Good Samaritan Hospital Foundation

(d) Chairman-Xavier Department of Finance Advisory Board

Western & Southern Financial Group 400 Broadway Cincinnati, OH 45202	Chairman and Director	(3) John F. Barrett

(a) President, Director and Chief Executive Officer of The

Western and Southern Life Insurance Company, Western-Southern Life Assurance Company and Western & Southern Financial Group

(c) Director and Chairman of Columbus Life Insurance Company, Integrity Life Insurance Company, National Integrity Life Insurance Company and Lafayette Life Insurance Company.

(d) Director of Eagle Realty Group LLC, Eagle Realty Investments, Inc., Capital Analysts, Inc. and Convergys Corp.

(e) Director, Chairman & CEO of WestAd, Inc.

(f) President & Director of Western & Southern Financial Fund

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(4) Brendan M. White	(a) Director of The Friars Club

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(5) James A. Markley	(a) Trustee and Board Member, Corbett Foundation

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(6) Roger M. Lanham	(a) Chief Investment Officer of Fort Washington Savings Company

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(7) John J. O’Connor	(a) Director of Friars Club Foundation and SC Ministry Foundation (b) Investment Committee Member, Province of St John the Baptist

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(8) Timothy J. Policinski

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Chief Compliance Officer & Managing Director	(9) Michele Hawkins	(a) Advisory Board Member-Cintas Institute for Business Ethics

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(10) Margaret C. Bell

Western & Southern Financial Group 400 Broadway Cincinnati, OH 45202	Director	(11) Robert L. Walker

(a) Director of Eagle Realty Group, LLC, Eagle Realty Investments, Inc., Integrity Life Insurance Company, National Integrity Life, Lafayette Life Insurance, Columbus Life Insurance Company, Insurance Profillment Solutions, LLC, Computer Services, Inc. and Tri-Health

(b) Chief Financial Officer of The Western and Southern Life Insurance Company

(c) Board of Trustees, Bethesda Inc.

Fort Washington Investment Advisors, Inc. The Huntington Center, Suite 2495 41 South High Street Columbus, OH 43215	Managing Director	(12) Richard Jandrain III

Western & Southern Financial Group 400 Broadway Cincinnati, OH 45202	Senior Vice President and Chief Financial Officer	(13) Terrie A. Wiedenheft

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Western & Southern Financial Group 400 Broadway Cincinnati, OH 45202	Vice President & Treasurer	(14) James J. Vance

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(15) Stephen A. Baker

(a) Board of Trustees of Walnut Hills High School Alumni Foundation, Greater Cincinnati Rowing Foundation, Fortis Security Products, LLC, CH Mack, Inc., and Laboratory Partners, Inc.

(b) Manager of Peppertree Partners, LLC

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(16) Christopher L. Baucom	(a) Director of Cincinnati Opera (b) Manager of Peppertree Partners, LLC

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(17) John P. Bessone	(a) Board Member, Aspen Avionics, Lumidign, Inc.

Fort Washington Capital Partners 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(18) Paul D. Cohn

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(19) Rance G. Duke	(a) Board Member, Spring Grove Cemetery, Bethesda Foundation, Bethesda, Inc. and YMCA of Greater Cincinnati

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(20) Thomas L. Finn	(a) Director of The Cincinnati Foundation for the Aged and Beechwood Foundation.

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Managing Director	(21) Mark A. Frietch

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(22) John J. Goetz

Fort Washington Investment Advisors, Inc. The Huntington Center, Suite 2495 41 South High Street Columbus, OH 43215	Vice President	(23) Daniel J. Kapusta

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(24) Howard R. Lodge

Fort Washington Investment Advisors, Inc. The Huntington Center, Suite 2495 41 South High Street Columbus, OH 43215	Vice President	(25) Bihag N. Patel

Fort Washington Investment Advisors, Inc. The Huntington Center, Suite 2495 41 South High Street Columbus, OH 43215	Vice President	(26) David K. Robinson

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(27) Charles A. Ulbricht

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(28) Scott D. Weston	(a) Financial Advisory Board, Mariemont School District

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(29) Stephen Ball

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(30) Marty Flesher

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(31) Jeff Meek	(a) Officer of Peppertree Partners, LLC

Western & Southern Financial Group 400 Broadway Cincinnati, OH 45202	Senior Vice President & General Counsel	(32) Jonathan Niemeyer	(a) Board of Directors, The Pro Foundation Inc., Board of Advisors, David Pollack’s Empower Foundation (b) Officer of Peppertree Partners, LLC

Fort Washington Investment Advisors, Inc. 303 Broadway Suite 1200 Cincinnati, OH 45202	Vice President	(33) Jamie Wilhelm

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
GE Asset Management Incorporated 1600 Summer Street PO Box 7900 Stamford, CT 06905	Sub-Adviser

Dmitri Stockton (President, CEO & Director)

Tracie Winbigler (Executive Vice President, CFO)

Ralph R. Layman (Executive Vice President and CIO Emeritus)

Paul M. Colonna (President and CIO - Public Investments)

Donald W. Torey (President and CIO - Alternative Assets)

David Wiederecht (President and CIO - Investment Solutions)

Matthew J. Simpson (Executive Vice President,General Counsel and Secretary)

Michael J. Cosgrove (President of Mutual Funds and Global Investment Programs)

Maureen Mitchell (President of Global Sales and Marketing)

George A. Bicher (Chief Risk Officer)

Cheryl H. Beacock (Senior Vice President - Human Resources)

Gregory B. Hartch (Senior Vice President – Strategy and Business Development Leader)

Steven M. Rullo (Senior Vice President – Services and Technology)

Dudley Williams (Citizenship and Diversity Leader)

President and CEO, GE Capital - Global Banking

* * *

Invesco Advisers, Inc. - The only employment of a substantial nature of the Advisor’s directors and officers is with Invesco Advisers and its affiliated companies. For information as to the business, profession, vocation or employment of a substantial nature of each of the officers and directors of Invesco Asset Management Deutschland GmbH, Invesco Asset Management Ltd., Invesco Asset Management (Japan) Limited, Invesco Australia Limited, Invesco Hong Kong Limited,

Invesco Senior Secured Management, Inc. and Invesco Trimark Ltd. (each a “Sub-Adviser”, collectively the “Sub-Advisers”) reference is made to Form ADV filed under the Investment Advisers Act of 1940 by each Sub-Adviser herein incorporated by reference. Reference is also made to the caption “Fund Management - The Adviser” in the Prospectus which comprises Part A of the Registration Statement, and to the caption “Investment Advisory and Other Services” of the Statement of Additional Information which comprises Part B of the Registration Statement, and to Item 32(b) of the Part C.

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Jennison Associates LLC (“Jennison”)* 466 Lexington Avenue New York, NY 10017	Sub-adviser to Transamerica Jennison Growth VP	Dennis M. Kass, Director and Chairman.	Chairman and Manager, Quantitative Management Associates LLC. Director, Senior Managing Director and Vice President, Prudential Investment Management, Inc.

		Mehdi A. Mahmud, Director and Chief Executive Officer.	N/A

		Spiros Segalas, Director, President and Chief Investment Officer.	N/A

		Kathleen A. McCarragher, Director and Managing Director	Vice President, Prudential Trust Company.

		Jonathan R. Longley, Director and Managing Director.	Vice President, Prudential Trust Company.

		Ronald K. Andrews, Director**	Senior Vice President, Prudential Investments LLC. Manager, Quantiative Management Associates LLC.

		Judy Rice, Director**	President, Manager, Chief Executive Officer and Chief Operating Officer, PIFM Holdco, LLC. Manager, Pruco Securities, LLC. President and Chief Executive Officer, Prudential Investment Management Services LLC. Chairman, Officer-in-Charge, Chief Executive Officer and Chief Operating Officer, Prudential Investments LLC. President, Officer-in-Charge and Chief Executive Officer, Prudential Mutual Fund Services LLC.

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
		Joel Allen Smith**, Director.	President and Chief Operating Officer, 745 Property Investments. Vice President-Investments, PIM Foreign Investments, Inc. Vice President, PIM Investments, Inc. Director and President, PIM Warehouse, Inc. Director and President, PREI Acquisition I, Inc. Director and President, PREI Acquisition II, Inc. President, PREI HYDG, LLC. Director, Chairman and Chief Executive Officer, Prudential Home Building Investors, Inc. Vice President, Prudential Investment Management Services LLC. Vice President, Prudential Investment Management, Inc. President, TMW Real Estate Group, LLC. Vice President, PLA Retail Fund I Manager, LLC.

		Debra Hope Wedgeworth, Director**	Manager, Quantatative Management Associates LLC.

		Joseph M. Carrabes, Executive Vice President.	Vice President, Prudential Trust Company.

		Mirry Hwang, Secretary, Senior Vice President and Chief Legal Officer.	Assistant Secretary, Prudential Trust Company.

		Kenneth Moore, Treasurer, Executive Vice President and Chief Operating Officer	Vice President, PIM Warehouse, Inc. Director and Executive Vice President, Prudential Trust Company. Vice President, Prudential Investment Management, Inc.

		Leslie S. Rolison, Executive Vice President	Vice President, QM.

*	Except as otherwise indicated, the address of each person is 466 Lexington Avenue, New York, NY 10017.
**	The address of the Director, Officer or Partner of the Sub-Adviser is Gateway Center Three, 100 Mulberry Street, New York, NY 07102.

* * *

J.P. Morgan Investment Management Inc., 270 Park Avenue, New York, NY 10017, serves as sub-adviser to Transamerica Partners Balanced and Transamerica Partners Mid Value. The business and other connections of J.P. Morgan Investment Management, Inc.’s directors and principal executive officers are set forth below.

Name and Position with Investment Adviser Company	Name of Other Company	Connection with Other
George C.W. Gatch	—	—
Director, Managing Director, CEO, President
Seth P. Bernstein	—	—
Director, Global Head of Fixed Income, Managing Director
Lawrence M. Unrein	—	—
Director, Managing Director, CIO-Global Head of Private Equity
Martin R. Porter	—	—
CIO-Global Head of Equities & Balanced Group, Managing Director
Scott E. Richter	—	—
Managing Director, Secretary, Chief Legal Officer
Joseph K. Azelby	—	—
Director, Managing Director, CIO-Global Head of Real Estate
Joseph J. Bertini	—	—
Chief Compliance Officer, Managing Director
Robert L. Young	—	—
Director, Managing Director, COO
Craig M. Sullivan	—	—
Director, Managing Director, Chief Financial Officer
James Broderick
Director, Managing Director
Clive Brown
Director, Managing Director
Catherine Ann Keating
Director, CEO, Managing Director
Paul Quinsee
Director, Managing Director

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Merganser Capital Management, Inc. 99 High Street 28th Floor Boston, MA 02110	Subadvisor	Merganser is a wholly-owned subsidiary of Annaly Capital Management, Inc.	Merganser’s sole business is institutional asset management.

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Perimeter Capital Management LLC Six Concourse Pkwy, Suite 3300 Atlanta, GA 30328	Investment Adviser to Registrant	George Bradley Ball, President & CEO	Perimeter Concourse Capital

		Mark D. Garfinkel, Chief Investment Officer	Perimeter Concourse Capital

		Adam C. Stewart, Chief Compliance Officer	Perimeter Concourse Capital

		Chris Paolella, Director of Marketing and Consultant Relations	Perimeter Concourse Capital

		Teri Benson, Director of Third-Party Distribution and Client Relations	Perimeter Concourse Capital

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
Thornburg Investment Management, Inc. 2300 North Ridgetop Road Santa Fe, NM 87506	Investment Adviser to Registrant	Garrett Thornburg, Chairman	Chairman – Thornburg Securities Corp.; Chairman – Thornburg Mortgage Advisory Corp.

		Brian McMahon, President, Chief Executive Officer, Chief Investment Officer	V.P – Thornburg Securities Corp.

		Laura Hillstrom, Managing Director, Chief Administrative Officer	N/A

,Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of each Director, Officer or Partner of the Adviser	Any other Business, Profession, Vocation or Employment of a Substantial Nature of the Adviser (and each director, officer or partner of the adviser thereof) within the Last Two Fiscal Years
		Carolyn Dobbs, Managing Director, Corporate Controller	Secty/Treasurer – Thornburg Investment Management, Thornburg Securities Corp. and Thornburg Mortgage Advisory Corp.

		Stephen Velie, Chief Compliance Officer	N/A

		Brian Lawson, Chief Security Officer, Director of IT	N/A

		Bill Fries, Managing Director, Co-portfolio Manager	V.P – Thornburg Investment Management

		Wendy Trevisani, Managing Director, Co-portfolio Manager	N/A

		Lei Wang, Managing Director, Co-portfolio Manager	N/A

		Pete Trevisani, Managing Director, Director of Institutional Group	N/A

		Bettie Kroutil, Managing Director, Director of Institutional Operations	N/A

* * *

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of Each Director, Officer or Partner of the Adviser	Any Other Business or Profession, Vocation or Employment of a Substantial Nature of the Adviser (and Each Director, Officer or Partner of the Adviser thereof) within the Last Two Fiscal Years
Wellington Management Company, LLP (“Wellington Management”) 280 Congress Street Boston, MA 02110	Sub-Adviser to Transamerica WMC Diversified Growth VP and Transamerica WMC Diversified Growth II VP	Saul J. Pannell, Partner and Executive Committee Member	N/A

Name and Business Address of the Adviser	Connection of the Adviser to the Registrant	Name of Each Director, Officer or Partner of the Adviser	Any Other Business or Profession, Vocation or Employment of a Substantial Nature of the Adviser (and Each Director, Officer or Partner of the Adviser thereof) within the Last Two Fiscal Years
		Perry M. Traquina, Partner, President, CEO And Executive Committee Member	N/A

		Cynthia M. Clarke, Partner And Chief Legal Officer	N/A

		Phillip H. Perelmuter, Partner And Executive Committee Member	N/A

		Selwyn J. Notelovitz, Partner And Chief Compliance Officer	N/A

		Edward J. Steinborn, Partner And Chief Financial Officer	N/A

		Partner And Executive Committee Member	N/A

		Brendan J. Swords, Partner And Executive Committee Member	N/A

		Edward P. Bousa, Partner And Executive Committee Member	N/A

		James W. Valone, Partner And Executive Committee Member	N/A

		Charles S. Argyle, Partner And Executive Committee Member	N/A

		Vera M. Trojan, Partner And Executive Committee Member	N/A

Item 32. Principal Underwriter.

(a)	Transamerica Capital, Inc. (“TCI”), 4600 South Syracuse Street, Denver, Colorado 80237-2719, is the exclusive placement agent for the portfolios. TCI is also the principal underwriter for Transamerica Funds, Transamerica Series Trust, Transamerica Partners Funds Group and Transamerica Partners Funds Group II.

(b)	Directors and Officers of TCI:

Name	Location	Positions and Offices with Underwriter	Positions and Offices with Registrant
David W. Hopewell	(1)	Director	N/A
David R. Paulsen	(1)	Director, Chief Sales Officer and Chief Executive Officer	N/A
Thomas A. Swank	(1)	Director	N/A
Michael Brandsma	(2)	Director, President and Chief Financial Officer	N/A
Blake S. Bostwick	(2)	Chief Operations Officer and Chief Marketing Officer	N/A
Carrie N. Powicki	(1)	Secretary	N/A
Karen R, Wright	(4)	Treasurer	N/A
Courtney John	(2)	Vice President and Chief Compliance Officer	N/A

Name	Location	Positions and Offices with Underwriter	Positions and Offices with Registrant
Karen D. Heburn	(3)	Vice President	N/A
Wesley J. Hodgson	(2)	Vice President	N/A
Amy Angle	(1)	Assistant Vice President	N/A
Dennis P. Gallagher	(3)	Assistant Vice President	Vice President, General Counsel and Secretary
Elizabeth Belanger	(5)	Assistant Vice President	N/A
John Fischer	(3)	Assistant Vice President	N/A
Shelley Mossman	(5)	Assistant Vice President	N/A
Margaret A. Cullem-Fiore	(3)	Assistant Vice President	Assistant Secretary
Christy Post-Rissin	(3)	Assistant Vice President	N/A
Brenda L. Smith	(3)	Assistant Vice President	N/A
Darin D. Smith	(1)	Assistant Vice President	N/A
Arthur D. Woods	(3)	Assistant Vice President	N/A
Lisa Wachendorf	(1)	Assistant Vice President	N/A
Erin K. Burke	(1)	Assistant Secretary	N/A

(1)	4333 Edgewood Road, N.E., Cedar Rapids, IA 52499-0001
(2)	4600 S. Syracuse Street, Suite 1100, Denver, CO 80237-2719
(3)	570 Carillon Parkway, St. Petersburg, FL 33716
(4)	1111 N. Charles Street, Baltimore, MD 21202
(5)	440 Mamaroneck Avenue, Harrison, NY 10528

Item 33. Location of Accounts and Records.

The accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the rules promulgated thereunder are maintained as follows:

(a)	Shareholder records are maintained by the Registrant’s transfer agent, Transamerica Fund Services, Inc., 570 Carillon Parkway, St. Petersburg, FL 33716.

(b)	Certain shareholder and accounting records are maintained by a sub-transfer agent, Diversified Investment Advisors, Inc.

(c)	All other accounting records of the Registrant are maintained at the offices of the Registrant at 570 Carillon Parkway, St. Petersburg, FL 33716 and are in the physical possession of the officers of the Trust, or at the offices of the Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110.

Item 34. Management Services.

Not applicable.

Item 35. Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of St. Petersburg and the state of Florida, on the 27th day of April, 2012.

TRANSAMERICA PARTNERS PORTFOLIOS

By:	/s/ Dennis P. Gallagher
Dennis P. Gallagher
Secretary

WASHINGTON, DC 20549

SECURITIES AND EXCHANGE COMMISSION

Transamerica Partners Portfolios

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 28.

(d)(28)	Investment Subadvisory Agreement, dated September 30, 2011, with Perimeter Capital Partners, LLC pertaining to the Small Growth Portfolio.

(p)(1)	Code of Ethics, dated January 3, 2012, of TAM and the Registrant

(p)(4)	Code of Ethics for Columbus Circle Investors

(p)(5)	Code of Ethics for Cramer, Rosenthal, McGlynn, LLC

(p)(6)	Code of Ethics for Eaton Vance Management

(p)(8)	Code of Ethics for GE Asset Management, Inc.

(p)(16)	Code of Ethics for Perimeter Capital Partners

(p)(17)	Code of Ethics for Thornburg Investment Management, Inc.

(p)(18)	Code of Ethics for Wellington Management Company, LLP

(q)(1)	Powers of Attorney